UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. _)

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Innovate Biopharmaceuticals, Inc.
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INNOVATE BIOPHARMACEUTICALS, INC.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
(919) 275-1933
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON February 14, 2020
Dear Stockholder:
You are cordially invited to attend the Special Meeting of Stockholders of Innovate Biopharmaceuticals, Inc., a Delaware corporation (the “Company”). The meeting will be held on February 14, 2020, at 11:00 a.m. Eastern Time at the offices of Sheppard, Mullin, Richter & Hampton LLP, 30 Rockefeller Plaza, New York, NY 10112, to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting or adjournment or postponement thereof:

1.
To authorize, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of our common stock, pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated October 6, 2019, by and among the Company, RDD Pharma Ltd and the other parties thereto, as amended by Amendment No. 1, dated December 17, 2019, in an amount in excess of 20% of our common stock outstanding before the issuance of such common stock (the “Merger Consideration Proposal”).

2.
To approve the potential issuance of 20% or more of the Company’s issued and outstanding common stock pursuant to a proposed reduction in the exercise price of outstanding warrants (including an exchange of warrants for shares of common stock) (the “Warrants Proposal”).

3.	To approve an amendment to the amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock (the “Reverse Stock Split Proposal”).
These items of business are more fully described in the Proxy Statement. The Board of Directors unanimously recommends that you vote “FOR” the Merger Consideration Proposal, “FOR” the Warrants Proposal and “FOR” the Reverse Stock Split Proposal.
The record date for the Special Meeting of Stockholders is December 20, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Whether or not you expect to attend the Special Meeting, it is important that your shares be represented and voted. Please complete, date, sign and return the proxy card enclosed with these materials, or vote over the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Only stockholders and authorized guests of the Company may attend the meeting, and all attendees will be required to show a valid form of ID (such as a government-issued form of photo identification). Please note, however, that, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Instructions on how to vote are found in the section entitled “How Do I Vote” starting on page 6 of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on
February 14, 2020, at 11:00 a.m. Eastern Time at
30 Rockefeller Plaza, New York, NY 10112, 39th Floor
Whether or not you attend the meeting in person, please vote by internet, or, if you receive a paper copy of the proxy materials, please sign, date and promptly mail the enclosed proxy card or use the internet voting procedures described on the proxy card.

By Order of the Board of Directors

/s/ Sandeep Laumas, M.D.
Sandeep Laumas, M.D.
Executive Chairman and Chief Executive Officer
Raleigh, North Carolina
January 22, 2020

INNOVATE BIOPHARMACEUTICALS, INC.
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON February 14, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?
The Board of Directors (the “Board” or the “Board of Directors”) of Innovate Biopharmaceuticals, Inc. is soliciting your proxy to vote at the Special Meeting of Stockholders (the “Special Meeting”), including at any adjournments or postponements of the Special Meeting. On or about January 23, 2020, we will mail the proxy materials to all stockholders entitled to vote at the Special Meeting. You are invited to attend the Special Meeting to vote on the three proposals described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return a proxy card, or follow the instructions below to submit your proxy over the Internet. Additional information on how you may vote can be found below under “How do I vote?”
How do I attend the Special Meeting?
The Special Meeting will be held on February 14, 2020, at 11:00 a.m. Eastern Time at the offices of Sheppard, Mullin, Richter & Hampton LLP, 30 Rockefeller Plaza, New York, NY 10112. Information regarding directions to the Special Meeting may be found at the end of this proxy statement. Information on how to vote in person at the Special Meeting is provided below. Only stockholders and authorized guests of the Company may attend the meeting, and all attendees will be required to show a valid form of ID (such as a government-issued form of photo identification). If you hold your shares in street name (i.e., through a bank or broker), you must also provide proof of share ownership, such as a letter from your bank or broker or a recent brokerage statement.
Who can vote at the Special Meeting?
Only stockholders of record at the close of business on December 20, 2019, will be entitled to vote at the Special Meeting. On this record date, there were 35,883,953 shares of our common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on December 20, 2019, your shares were registered directly in your name with Innovate’s transfer agent, Corporate Stock Transfer, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on December 20, 2019, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting in person. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
There are three matters scheduled for a vote:

1.
To authorize, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of our common stock, pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated October 6, 2019, by and among the Company, RDD Pharma Ltd (“RDD”) and the other parties thereto, as amended by Amendment No. 1, dated December 17, 2019 (the “Merger Agreement”), in an amount in excess of 20% of our common stock outstanding before the issuance of such common stock (the “Merger Consideration Proposal”).

2.
To approve the potential issuance of 20% or more of the Company’s issued and outstanding common stock pursuant to a proposed reduction in the exercise price of outstanding warrants (including an exchange of warrants for shares of common stock) (the “Warrants Proposal”).

3.	To approve an amendment to the amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock (the “Reverse Stock Split Proposal”).

What if another matter is properly brought before the Special Meeting?
Our Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may vote “For” or “Against” or “Abstain”, by checking the related box. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Special Meeting, vote by proxy using the proxy card enclosed with your mailed proxy materials or vote over the Internet. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Special Meeting with proper ID, and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the proxy card (which is enclosed in your mailed proxy materials), and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

•
To vote over the Internet, follow the instructions on your proxy card. You will be asked to provide the control number enclosed with your proxy materials. Your Internet vote must be received by 11:59 p.m. Eastern Time on February 13, 2020, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with your proxy materials containing voting instructions from that organization rather than from Innovate. Simply complete and mail the voting instruction form or follow the voting instructions in the proxy materials to ensure that your vote is counted. Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with your mailed proxy materials, or contact your broker or bank, to request a proxy form.
We provide Internet proxy voting to allow you to vote your shares with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your use of the Internet, such as usage charges from Internet providers.

How many votes do I have?
On the matters to be voted upon, you have one vote for each share of common stock you own as of December 20, 2019.

What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, over the Internet or in person at the Special Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
Under the applicable New York Stock Exchange (“NYSE”) rule, brokers, banks and nominees are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. Proposals 1, 2 and 3 are considered to be “non-routine” matters and therefore, brokers, banks and other nominees do not have discretionary voting power on these matters and such entity will only vote your shares of common stock if you provide instructions on how to vote by complying with the voter instruction form sent to you by your broker, bank or other nominee with the proxy materials.
In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, over the telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We also will reimburse brokerage firms, banks, nominees and other persons holding shares for others for the cost of forwarding proxy materials to beneficial owners and obtaining their proxies.

What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•
You may send a timely written notice that you are revoking your proxy to Innovate’s Corporate Secretary at Innovate Biopharmaceuticals, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615. A revocation must be received no later than the beginning of voting at the Special Meeting.

•	You may attend the Special Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or Internet proxy received before the beginning of voting is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank, custodian or other nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. Under our Bylaws, a quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. Abstentions and broker non-votes will also be considered present for purposes of determining the existence of a quorum. On the record date, there were 35,883,953 shares outstanding and entitled to vote. Thus, the holders of 17,941,977 shares must be present in person or represented by proxy at the meeting to have a quorum.
How many votes are needed to approve each proposal?
Votes will be counted by the inspector of elections appointed for the Special Meeting, who will separately count votes “For,” “Against,” and “Abstain” and, if applicable, broker non-votes.
The following table describes the voting requirements for Proposals 1, 2 and 3, including the vote required to approve the proposal and the effect that abstentions will have on the outcome of the proposal:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions
1	Merger Consideration Proposal	“For” votes from the holders of a majority of the votes cast at the meeting	None
2	Warrants Proposal	“For” votes from the holders of a majority of the votes cast at the meeting	None
3	Reverse Stock Split Proposal	“For” votes from the holders of a majority of outstanding shares of common stock entitled to vote at the meeting	the same effect as a vote “AGAINST” the Reverse Stock Split Proposal.
Your shares will be counted towards the quorum only if you are present and entitled to vote in person at the meeting or you properly submitted a proxy card. If you are present in person or by proxy at the special meeting, but withhold your vote or abstain from voting on any or all proposals, your shares are also still counted as present and entitled to vote. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

Where can I find more information about Innovate?
We file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports and other information regarding issuers that file electronically. Our filings with the SEC are also available without charge on our website (http://www.innovatebiopharma.com) as soon as reasonably practicable after filing. The contents of the Company’s Internet site are not incorporated by reference herein and are not deemed to be part of this proxy statement.
Who should I contact if I have questions or need assistance voting?
If you have any questions or need assistance with voting, please contact our Corporate Secretary at Innovate Biopharmaceuticals, Inc. Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, or contact us at (919) 275-1933.

QUESTIONS AND ANSWERS ABOUT THE MERGER, THE MERGER CONSIDERATION PROPOSAL AND THE REVERSE STOCK SPLIT

What follows are questions that you, as a stockholder of the Company, may have regarding the Merger, and the answers to those questions. Additional important information is contained in the annexes to this proxy statement and our Annual Report on Form 10-K which accompanies this proxy statement.

Background: On October 6, 2019, we entered into an Agreement and Plan of Merger and Reorganization (as amended on December 17, 2019, the “Merger Agreement”) with INNT Merger Sub 1 Ltd., a company organized under the laws of Israel and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), RDD Pharma Ltd., a company organized under the laws of Israel (“RDD”) and Orbimed Israel Partners, Limited Partnership, as the Shareholder Representative.

Q:	What is the effect of the proposed Merger?

A:
The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into RDD (the “Merger”), with RDD continuing as the surviving corporation and a direct wholly-owned subsidiary of the Company.
At the effective time of the Merger (the “Effective Time”), and if the Merger Consideration Proposal is approved, all outstanding ordinary and preferred shares of RDD, nominal value of NIS 0.01 each, will be converted into the right to receive such number of validly issued, fully paid and non-assessable shares of common stock of the Company (“Company Common Shares”) as defined in the Merger Agreement (the “Consideration Allocation”).
Additionally, each outstanding RDD stock option will be converted into and become an option exercisable for Company Shares with the number and exercise price adjusted in a manner consistent with the Consideration Allocation. Each outstanding RDD warrant will be exercised or cancelled prior to the Effective Time. Following completion of the Merger and on an as-converted basis, the Innovate stockholders will own up to approximately 62.0% of the combined company’s capital stock and the former RDD stockholders will own approximately 38.0% of the combined company’s capital stock, each on a fully diluted basis (the “RDD Ownership Ratio”). The Merger Agreement also includes, as a closing condition, a minimum funding requirement of $10,000,000 (the “Financing”), which will dilute the Innovate stockholders and former RDD shareholders pro rata.
If the Merger Consideration Proposal is not approved, we will issue to the RDD shareholders (a) Company Common Shares representing approximately 19.5% (or such amount as permitted pursuant to the restrictions of Nasdaq Listing Rule 5635(d)) of Innovate’s issued and outstanding shares of common stock (calculated prior to the issuance of those new shares of common stock) and (b) validly issued, fully paid and non-assessable shares of a newly created non-voting convertible preferred stock (“Company Preferred Shares”, and collectively with the Company Common Shares, the “Company Shares”) that will be convertible into Company Common Shares if approved by the Company’s stockholders at a later date.

See the sections entitled “The Merger” and “Merger Agreement” in this proxy statement for a detailed explanation of the terms and conditions of the Merger, the Merger Agreement, and the transactions and agreements contemplated by the Merger Agreement, and the section entitled “Information About RDD” for detailed information about RDD.

Q:	Why are the Company’s stockholders being asked to approve the Merger Consideration Proposal?

A:
Because the Company’s common stock is listed on the Nasdaq Capital Market (“Nasdaq”), we are subject to Nasdaq listing rules (the “Nasdaq Listing Rules”). We are required under Nasdaq Listing Rules 5635(a)(1) and 5635(d) to seek stockholder approval of the proposed issuance of the Company Common Shares at the closing of the Merger and in the transactions contemplated by the Merger Agreement. If the Merger Consideration Proposal is not approved, we anticipate that the Merger will still be consummated and we will instead issue to the RDD shareholders a mix of Company Common Shares and Company Preferred Shares as Merger consideration.

Q:	What if the Company’s stockholders fail to approve the Merger Consideration Proposal?

A:
If the Merger Consideration Proposal is not approved, we anticipate that the Merger will still be consummated and we will instead issue to the RDD shareholders (a) Company Common Shares representing approximately 19.5% (or such amount as permitted pursuant to the restrictions of Nasdaq Listing Rule 5635(d)) of Innovate’s issued and outstanding shares of common stock (calculated prior to the issuance of those new shares of common stock) and (b) validly issued, fully paid Company Preferred Shares that will be convertible into Company Common Shares if approved by the Company’s stockholders at a later date.

Q:	When do you expect the Merger to be completed?

A:
It is currently anticipated that the Merger will close as soon as possible after all requisite approvals are obtained and all conditions have been satisfied, or where not prohibited by applicable law, waived. Either the Company or RDD may terminate the Merger Agreement if the Merger is not completed by April 6, 2020, subject to certain exceptions, including if the terminating party has breached the Merger Agreement.

The Company’s Board of Directors reserves the right to cancel, subject to payment of the break-up fee in certain circumstances, or defer the timing of the Merger, even if the other conditions to completion of the Merger are satisfied or waived, if the Board of Directors determines that the Merger is no longer advisable and in the best interests of the Company and its stockholders.

Q:	Is completion of the Merger subject to any other conditions?

A:
Yes. The Merger Agreement contains customary covenants and conditions precedent, including the approval by Nasdaq of the listing of the shares of the Company’s common stock issuable in connection with the Merger.
The Merger Agreement also includes, as a closing condition, a minimum Financing of $10,000,000. A Financing in the amount of $10,000,000 will dilute the Innovate stockholders and former RDD shareholders pro rata.

Q:	Are there risks I should consider in deciding whether to vote for the proposals?

A:
Yes. Risk factors that you should consider in connection with each of the proposals to be voted on at the Special Meeting, the Merger, and the transactions contemplated by the Merger Agreement are described in the section entitled “Risk Factors” in this proxy statement.

Q:	How many shares of the Company’s common stock will be issued in connection with the Merger and in the transactions contemplated by the Merger Agreement?

A:
Following completion of the Merger and on an as-converted basis, the Innovate stockholders will own up to approximately 62.0% of the combined company’s capital stock and the former RDD stockholders will own approximately 38.0% of the combined company’s capital stock, each on a fully diluted basis. The Merger Agreement also includes, as a closing condition, a minimum Financing of $10,000,000, which will dilute the Innovate stockholders and former RDD shareholders pro rata.

The actual number of shares issued and reserved for issuance in connection with the Merger and the transactions contemplated by the Merger Agreement will be impacted by a number of circumstances and variables that the Company cannot predict or control.

Q:	Are the shares of the Company’s common stock being issued in connection with the Merger and in the transactions completed by the Merger Agreement registered under the Securities Act?

A:
No. The Company Shares to be issued as consideration for the Merger will be issued in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act, as amended (the “Securities Act”).

Q:	Will the shares of the Company’s common stock issuable in connection with the Merger and in the transactions contemplated by the Merger Agreement be listed on a stock exchange?

A:
It is a condition to the closing of the Merger that the Company Shares issuable at the closing of the Merger (including Company Common Shares issuable upon conversion of Company Preferred Shares, if applicable) and in the transactions contemplated by the Merger Agreement be approved for listing on the Nasdaq Capital Market or the Nasdaq Global Market. Although we have applied to list the shares of the combined, post-Merger company on Nasdaq, we can provide no assurance that Nasdaq will approve our listing application. If Nasdaq does not approve our listing application, we may be unable to complete the Merger or, even if we are able to complete the Merger, the shares of the combined, post-Merger company may not be approved for listing on Nasdaq, in which case our shares may have limited trading volume and liquidity. See the risk factor entitled “Nasdaq may not approve the Company’s listing application in connection with the Merger.” The trading symbol for the Company’s shares on Nasdaq is “INNT.”

Q:	What will happen to my ownership percentage and voting power in the Company?

A:	You will also experience immediate dilution in your economic and voting interest in the Company upon the closing of the Merger.

Q:	What impact will the Merger have on the Company’s business?

A:
The Company’s Board of Directors believes that the acquisition of RDD is in the best interests of the Company and its stockholders because the combined company is expected to have enhanced future growth prospects, a stronger balance sheet, and a management team with a proven track record.

Q:	What impact will the Merger have on the composition of the Company’s Board of Directors and Management?

A:
At the closing of the Merger, the Board will consist of six (6) directors and will be comprised of three (3) members designated by RDD and three (3) members designated by the Company. Immediately following the Effective Time, the Board will appoint John Temperato, the Chief Executive Officer of RDD, as the Chief Executive Officer of the Company.

Q:	Do the Company’s directors support the Merger Consideration Proposals and the Merger?

A:
The Merger was proposed by and has the support of the Company’s Board of Directors. The Board of Directors unanimously approved the Merger and the Merger Agreement. The Board of Directors recommends that you vote “FOR” the Merger Consideration Proposal.

Q:	Am I entitled to vote on the Merger?

A:
Not directly. However, although we are not asking for your vote directly on the Merger, we are asking you to vote to approve the Merger Consideration Proposal, which affects what consideration the RDD shareholders receive at the Effective Time.

Q:	What happens if the Merger is not completed?

A:
If the Merger is not completed for any reason, RDD will not become a wholly-owned subsidiary of the Company. Instead, RDD will continue to be independently owned by its shareholders and the Company will remain as a public company and the Company’s common stock will continue to be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company and RDD are required to pay termination fees in certain circumstances pursuant to the Merger Agreement.

Q:	Do I have the right to dissent and obtain the “fair value” for my shares?

A:	No. Under Delaware law, Innovate stockholders are not entitled to appraisal rights or dissenters’ rights in connection with the Merger.

Q:	What is the reverse stock split and why is it necessary?

A:    If approved, our Board will be granted discretion to implement a Reverse Stock Split wherein the outstanding shares of Company common stock will be combined into a lesser number of shares within the range approved pursuant to the Reverse Stock Split Proposal. The Board of Directors believes that a reverse stock split may be desirable for a number of reasons. The Company’s common stock is currently, and will be following the completion of the Merger, listed on Nasdaq. According to applicable Nasdaq Listing Rules, in order for the common stock to continue to be listed on Nasdaq, the combined company must satisfy certain requirements established by Nasdaq. The Board of Directors expects that a reverse stock split of common stock will increase the market price of the common stock so that the combined company is able to maintain compliance with the Minimum Bid Price requirement of the Nasdaq Listing Rules for the foreseeable future.

SUMMARY
This summary highlights selected information from this proxy statement. It might not contain all of the information that is important to you. You are urged to read carefully the entire proxy statement and the other documents referred to in this proxy statement and our Annual Report on Form 10-K which accompanies this proxy statement in order to fully understand the Merger Agreement, the Merger, and the other matters to be considered and voted upon at the Special Meeting.
The Companies

Innovate Biopharmaceuticals, Inc. (See page 25)

The Company is a clinical-stage biopharmaceutical company developing novel medicines for autoimmune and inflammatory diseases with unmet medical needs, including drug candidates for celiac disease, nonalcoholic steatohepatitis (NASH), alcoholic steatohepatitis (ASH), Crohn’s disease and ulcerative colitis (UC). The Company started the Phase 3 clinical trial for its lead drug candidate, larazotide acetate or larazotide (INN-202), for the treatment of celiac disease in June 2019.

The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “INNT.” The Company is subject to the reporting requirements of the Exchange Act, and, as such, it files or furnishes reports and other information with the SEC from time to time. See the section of this proxy statement entitled “Where You Can Find Additional Information.” For additional information with respect to the Company, please see the Annual Report on Form 10-K which accompanies this proxy statement.

 The Company is a Delaware corporation. The Company’s principal executive offices are located at 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, and its telephone number is (919) 275-1933. The Company’s Internet website is http://www.innovatebiopharma.com/. The contents of the Company’s Internet site are not incorporated by reference herein and are not deemed to be part of this proxy statement.

RDD Pharma LTD. (See page 25)

RDD is a privately held specialty pharmaceutical company focused on development and commercialization of orphan and innovative therapies for gastrointestinal disorders. RDD has exclusively developed drug candidates that are new therapeutic entities based on known or approved molecules with established safety and toxicology profiles.

RDD’s executive offices are located at 31 Habarzel St., Ramat Hachayal, Tel-Aviv 69710 Israel, and its telephone number is +972-722419061. RDD’s Internet website is http://www.rddpharma.com/. The contents of RDD’s Internet site are not incorporated by reference herein and are not deemed to be part of this proxy statement.

Risk Factors (See page 20)

Before voting on any of the proposals described in this proxy statement, you should carefully consider all of the information contained in this proxy statement, as well as the specific risk factors under the heading “Risk Factors” in this proxy statement and the accompanying Annual Report on Form 10-K.

The Merger (See page 27)

The Company and RDD have agreed to consummate the Merger under the terms and subject to the conditions of the Merger Agreement.

 Upon completion of the Merger, RDD will be a wholly-owned subsidiary of the Company. The Merger Agreement, as amended, is attached as Annex B to this proxy statement. We urge you to read the Merger Agreement carefully as it is the legal document that governs the Merger.

Reasons for the Merger (See page 27)

The Board of Directors of the Company believes that the Merger is in the best interests of the Company and its stockholders because, following completion of the Merger, the combined company will have enhanced future growth prospects, a stronger balance sheet, and a management team with a proven track record.

Conditions to Completion of the Merger (See page 30)

The closing of the Merger is subject to certain conditions, including, among others, (i) that Financing has been completed, (ii) the absence of certain laws, orders, judgments and injunctions that restrain, enjoin or otherwise prohibit the consummation of the Merger, (iii) subject to certain exceptions, the accuracy of representations and warranties with respect to the businesses of the Company and RDD and compliance in all material respects by the Company, RDD and Merger Sub with their respective covenants contained in the Merger Agreement, (iv) the absence of a material adverse effect on the Company’s or RDD’s businesses, (v) the approval by Nasdaq to list the Company Shares to be issued in the Merger, (vi) the expiration of statutory waiting periods required under Israeli law and (vii) the receipt of certain tax rulings from the Israeli Tax Authorities.

In addition, the obligation of the Company and RDD to effect the Merger is subject to the satisfaction or waiver, at or prior to the closing of the Merger, of certain additional conditions.

Conduct of the Company’s Business and RDD’s Business Prior to Closing (See page 30)

In the Merger Agreement, the Company and RDD have agreed that, between the date of the Merger Agreement and the closing of the proposed Merger, they will continue to carry on their respective businesses in the ordinary course and will work to preserve the attendant goodwill and assets of their respective businesses.

Completion of the Merger

It is currently anticipated that the Merger will close as soon as possible after all requisite approvals are obtained and all conditions have been satisfied, or where not prohibited by applicable law, waived.

The Company’s Board of Directors reserves the right to cancel or defer the timing of the Merger, even if the Company’s stockholders vote to approve the Merger Consideration Proposal and the other conditions to completion of the Merger are satisfied or waived, if the Board of Directors determines that the Merger is no longer advisable and in the best interests of the Company and its stockholders.

Effect of the Merger on the Company’s Stockholders (See page 28)

Upon the closing of the Merger, the Company’s stockholders would own approximately 62% of the voting power of the Company. A Financing in the amount of $10,000,000 will dilute the Company’s stockholders and former RDD shareholders pro rata.

Agreements Entered into in Connection with the Merger (See page 30)

The following agreements have been entered into in connection with the Merger or will be entered into at the closing of the Merger:

Support Agreements

Certain stockholders of the Company have entered into support agreements with the Company and RDD covering approximately 43.2% of the outstanding Company Common Shares, as of the date of the Merger Agreement (the “Support Agreements”). The Support Agreements provide, among other things, that each stockholder party to the Support Agreements will vote all of the Company Common Shares held by them in favor of the Merger Consideration Proposal, the Warrants Proposal and the Reverse Stock Split Proposal.

Lock-Up Agreements

Prior to closing, certain executive officers and directors of the Company will enter into lock-up agreements (the “Company Lock-Up Agreements”), pursuant to which they have agreed to certain restrictions on transfers of any shares of the Company for the 180-day period following the Effective Time of the Merger, with such restrictions being subject to customary exceptions.

Prior to closing, certain holders of RDD securities, will enter into RDD Lock-Up Agreements, pursuant to which they have agreed to certain restrictions on transfers of any shares of the Company for the 180-day period following the Effective Time of the Merger, with such restrictions being subject to customary exceptions.

Composition of the Company’s Board of Directors

At the closing of the Merger, the Board will consist of six (6) directors and will be comprised of three (3) members designated by RDD and three (3) members designated by the Company. Immediately following the Effective Time, the Board will appoint John Temperato, the Chief Executive Officer of RDD, as the Chief Executive Officer of the Company.

Mr. Temperato has served as the Chief Executive Officer of RDD since March 2019. Prior to joining RDD, Mr. Temperato held various leadership roles including most notably U.S. President & Chief Operating Officer with Atlantic Healthcare, President & Chief Operating Officer/Chief Commercial Officer with Melinta Therapeutics, and Senior Vice President of Sales and Managed Markets with Salix Pharmaceuticals. Notably, at Salix Pharmaceuticals (Salix), Mr. Temperato played a critical role in the successful commercialization and growth of their broad GI portfolio and executed over ten launches during his tenure at the company driving growth of company revenues from $119 million in 2004 to $2 billion in 2015. Across his career, Mr. Temperato has been instrumental in defining and executing capital efficient go-to-market strategies, business development strategy and overseeing the commercialization and life-cycle management for small molecules, devices, and biologics. Additionally, he has developed strategies for reimbursement and external healthcare policy.

Accounting Treatment of the Merger

The Merger will be accounted for as an asset acquisition under ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. For the purpose of these unaudited pro forma condensed combined financial statements, management of the Company has estimated a preliminary estimated purchase price. The net tangible and intangible assets acquired, and liabilities assumed in connection with the transaction are recorded at their estimated acquisition date fair values. Any excess of purchase price over fair value of identified assets acquired and liabilities assumed will be expensed as in-process research and development. A final determination of these estimated fair values will be based on the actual net tangible and intangible assets of RDD that exist as of the date of completion of the transaction.

Termination of the Merger Agreement (See page 31)

The Merger Agreement contains certain customary termination rights by either the Company or RDD, including if the Merger is not consummated by April 6, 2020. The Company and RDD are required to pay termination fees in certain circumstances pursuant to the Merger Agreement.

Financial Statements of RDD (See page F-A-1)

For the historical audited financial statements of RDD for its fiscal years ended December 31, 2018 and 2017 and unaudited financial statements for the three and nine months ended September 30, 2019, see “Index to RDD Consolidated Financial Statements” on Page F-A-1.

Financial Statements of Innovate (See page F-B-1)

For the historical audited financial statements of Innovate for its fiscal years ended December 31, 2018 and 2017, please see the Annual Report on Form 10-K which is being mailed together with this proxy statement. For the unaudited financial statements for the three and nine months ended September 30, 2019, see “Index to Innovate Consolidated Financial Statements” on page F-B-1.

Pro Forma Financial Statements of the Combined Company (See Annex A)

For the pro forma financial statements of the combined company that will result from the Merger, see “Unaudited Pro Forma Condensed Combined Financial Statements” in Annex A.

Recommendation of the Company Board of Directors

The Company’s Board of Directors has unanimously determined that the Merger is in the best interests of the Company and its stockholders and has approved the Merger, the Merger Agreement, and the Merger Consideration Proposal set forth in this proxy statement. The Board of Directors recommends that the Company stockholders vote “FOR” the Merger Consideration Proposal and the other Proposals.

Stockholders Entitled to Vote (See page 5)

The Board of Directors has fixed the close of business on December 20, 2019 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Special Meeting.

Selected Historical Financial Data of Innovate

You should read the following selected historical financial data in conjunction with the audited financial statements of Innovate as of December 31, 2018 and 2017 and for each of the years in the two year period ended December 31, 2018 and the unaudited condensed financial statements of Innovate as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018. The selected historical statements of operations data for the two-year period ended December 31, 2018 and the selected historical balance sheet data as of December 31, 2018 and 2017 have been derived from the audited financial statements of Innovate, which are included in Innovate’s Annual Report on Form 10-K which accompanies this proxy statement. The selected historical statement of operations data for the nine months ended September 30, 2019 and 2018 and the selected historical balance sheet data as of September 30, 2019 have been derived from the unaudited condensed financial statements of Innovate. See “Index to Innovate Consolidated Financial Statements” on page F-B-1. The unaudited condensed financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, which Innovate considers necessary for a fair presentation of the information set forth therein. The historical results are not necessarily indicative of results to be expected in any future period.

	Year Ended December 31,		Nine Months Ended September 30,
	2018	2017	2019	2018
Operating expenses:			(unaudited)
Research and development	$7,559,077	$4,007,911	$8,215,079	$5,815,580
General and administrative	10,664,991	7,161,612	8,728,714	8,669,455
Total operating expenses	18,224,068	11,169,523	16,943,793	14,485,035

Loss from operations	(18,224,068)	(11,169,523)	(16,943,793)	(14,485,035)

Other income (expense):
Interest income	163,832	—	156,945	127,560
Interest expense	(6,152,043)	(436,294)	(1,330,923)	(5,593,751)
Loss on extinguishment of convertible note payable	—	—	(1,049,166)	—
Change in fair value of derivative liability and extinguishment of derivative liability	50,000	—	881,000	—
Change in fair value of warrant liabilities	—	—	141,700	—
Total other expense, net	(5,938,211)	(436,294)	(1,200,444)	(5,466,191)

Loss before income taxes	(24,162,279)	(11,605,817)	(18,144,237)	(19,951,226)
Benefit from income taxes	—	—	—	—

Net loss	$(24,162,279)	$(11,605,817)	$(18,144,237)	$(19,951,226)

Net loss per common share, basic and diluted	$(0.98)	$(0.98)	$(0.56)	$(0.82)

Weighted-average common shares, basic and diluted	24,762,151	11,888,240	32,401,624	24,269,266

	As of
Balance Sheet Data:	September 30, 2019	December 31, 2018
	(unaudited)
Cash and cash equivalents	$8,863,796	$5,728,900
Total assets	9,810,209	6,454,188
Warrant liabilities	3,188,300	—
Total liabilities	13,125,132	10,113,252
Accumulated deficit	(61,660,207)	(43,515,970)
Total stockholders’ deficit	(3,314,923)	(3,659,064)

RISK FACTORS

In addition to the other information contained in this proxy statement (including the risk factors applicable to the Company contained under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which accompanies this proxy statement), the following factors should be considered carefully when considering risks related to the Merger, the proposals described in this proxy statement, and the combined company. These risks and uncertainties are not the only risks the Company, RDD, and the combined company may face, nor do they include all of the risks and uncertainties associated with the Merger. If any such risks actually occur, the business, prospects, financial condition, cash flows, and operating results of the Company, RDD, and the combined company could be materially adversely affected.

RISKS RELATED TO THE MERGER

The Merger is subject to conditions to closing that could result in the Merger being delayed or not consummated and can be terminated in certain circumstances, each of which could negatively impact the Company’s stock price and future business and operations.

The Merger is subject to conditions to closing as set forth in the Merger Agreement. In addition, each of the Company and RDD has the right, in certain circumstances, to terminate the Merger Agreement. If the Merger Agreement is terminated or any of the conditions to the Merger are not satisfied and, where permissible, not waived, the Merger will not be consummated. Failure to consummate the Merger or any delay in the consummation of the Merger or any uncertainty about the consummation of the Merger may adversely affect the Company’s stock price or have an adverse impact on the Company’s future business operations.

If the Merger is not completed, the Company’s ongoing business may be adversely affected and, without realizing any of the benefits of having completed the Merger, it would be subject to a number of risks, including the following:

•	negative reactions from the financial markets and from persons who have or may be considering business dealings with the Company;

•	financial difficulties that the Company may experience;

•	the Company will be required to pay certain costs relating to the Merger, whether or not the Merger is completed; and

•	the Company has agreed to pay a break-up fee if the Merger Agreement is terminated in certain circumstances.

In addition, the Company could be subject to litigation related to any failure to complete the Merger or related to any proceeding commenced against the Company seeking to require the Company to perform its obligations under the Merger Agreement.

The Merger will present challenges associated with integrating operations, personnel, and other aspects of the companies and assumption of liabilities that may exist at RDD and which may be known or unknown by the Company.

The results of the combined company following the Merger will depend in part upon the Company’s ability to integrate RDD’s business with the Company’s business in an efficient and effective manner. The Company’s attempt to integrate two companies that have previously operated independently may result in significant challenges, and the Company may be unable to accomplish the integration smoothly or successfully. In particular, the necessity of coordinating geographically dispersed organizations and addressing possible differences in corporate cultures and management philosophies may increase the difficulties of integration. The integration may require the dedication of significant management resources, which may temporarily distract management’s attention from the day-to-day operations of the businesses of the combined company. In addition, the combined company may adjust the way in which RDD or the Company has conducted its operations and utilized its assets, which may require retraining and development of new procedures and methodologies. The process of integrating operations and making such adjustments after the Merger could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company’s businesses and the loss of key personnel. Employee uncertainty, lack of focus, or turnover during the integration process may also disrupt the businesses of the combined company. Any inability of management to integrate the operations of the Company and RDD successfully could have a material adverse effect on the business and financial condition of the combined company.

In addition, the Merger will subject the Company to contractual or other obligations and liabilities of RDD, some of which may be unknown. Although the Company and its legal and financial advisors have conducted due diligence on RDD and its business, there can be no assurance that the Company is aware of all obligations and liabilities of RDD. These liabilities, and any additional risks and uncertainties related to RDD’s business and to the Merger not currently known to the Company or that the Company may currently be aware of, but that prove to be more significant than assessed or estimated by the Company, could negatively impact the business, financial condition, and results of operations of the combined company following consummation of the Merger.

The pro forma financial statements are presented for illustrative purposes only and might not be an indication of the combined company’s financial condition or results of operations following the Merger.
The pro forma financial statements contained in this proxy statement are presented for illustrative purposes only and might not be an indication of the combined company’s financial condition or results of operations following the Merger for several reasons. For example, the pro forma financial statements have been derived from the historical financial statements of the Company and RDD and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the Merger. For example, the impact of any incremental costs incurred in integrating the Company and RDD is not reflected in the pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information might not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the Merger. The Company’s stock price may be adversely affected if the actual results of the combined company fall short of the pro forma financial statements contained in this proxy statement. See the Unaudited Pro Forma Condensed Combined Financial Statements attached as Annex A to this proxy statement.

Completion of the Merger would result in the issuance of a significant number of additional shares of the Company’s common stock, which would reduce the voting power of the Company’s current stockholders and may depress the trading price of the Company’s common stock.

Completion of the Merger would result in the issuance of a significant number of shares of the Company’s common stock. As a result, the Company’s existing stockholders will not exert the same degree of voting power with respect to the combined company that they did before the consummation of the Merger. Further, the issuance of such a significant amount of common stock, and its potential sale in the public market from time to time, could depress the trading price of the Company’s common stock and you may lose all or a part of your investment.

The Company has incurred and will continue to incur significant transaction, combination-related and restructuring costs in connection with the Merger.

The Company has incurred and will continue to incur transaction fees and other expenses related to the Merger, including filing fees, legal and accounting fees, soliciting fees, regulatory fees, and printing and mailing costs. The Company also expects to incur significant costs associated with combining the operations of the two companies. It is difficult to predict the amount of these costs before we begin the integration process. The combined company may incur additional unanticipated costs as a consequence of difficulties arising from efforts to integrate the operations of the two companies. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, can offset incremental transaction, combination-related, and restructuring costs over time, we may not be able to achieve this net benefit in the near term, or at all. If the Merger is not completed, the Company would have to recognize these expenses without realizing the expected benefits of the Merger.

RISKS RELATED TO RDD’S BUSINESS

The combined company might not be able to successfully or timely complete its proposed acquisition of Naia, which could materially impact the market price of the combined company’s common stock, financial condition, results of operations and cash flows.

On November 12, 2019, RDD entered into a nonbinding letter of intent with Naia Rare Diseases (“Naia”) to acquire all of the outstanding capital stock of privately-held Naia in exchange for a combination of cash and shares of the combined company, as well as certain earn-out payments (the “Naia Acquisition”). The terms of the Naia Acquisition are subject to further negotiation and the transaction is currently expected to close following the Merger. The Naia Acquisition might not be completed, or might not be completed in the timeframe, on the terms or in the manner currently anticipated. The completion of the Naia Acquisition is subject to further negotiation of a binding agreement. There can be no assurance that the combined company will negotiate the Naia Acquisition on satisfactory terms and enter into a binding agreement, or that other events will not intervene to delay or result in the failure to close the Naia Acquisition. The non-binding letter of intent might be terminated by the parties for any reason prior to the execution of a definitive and binding agreement. If there are delays in negotiating a definitive and binding agreement or delays in closing the transaction, or a failure to close the transaction, the combined company’s ongoing business could be materially adversely affected, including without limitation, as follows:

•	the combined company might incur significant additional costs in connection with such delay or termination;

•	the combined company might experience negative reactions from financial markets and the stock price could decline;

•	the combined company might experience negative reactions from employees, suppliers or other third parties; and

•	the combined company’s management’s focus would have been diverted from pursuing other valuable opportunities.

Additionally, if the combined company is unable to consummate the transaction with Naia, the combined company will have incurred significant due diligence, legal, accounting and other transaction costs in connection with the transaction without realizing the anticipated benefits.

If the Merger closes, and we are unable to successfully integrate the RDD and Naia portfolio of products into our existing business operations, or if we do not realize the anticipated benefits of the Merger with RDD or Naia, our business could be adversely affected.

We will need to successfully integrate RDD’s pipeline of products, which includes drug candidates for fecal incontinence (RDD-0315), pruritis ani (RDD-1609), radiation colitis (RDD-2007), pediatric short bowel syndrome (NB1001) and short bowel syndrome (NB1002), with our other business operations. Integrating the RDD products with our existing business will be a complex and time-consuming process. There might be substantial difficulties, costs and delays involved in any integration of the RDD products. These might include:

•	distracting management and key functional areas from day-to-day operations;

•	difficulties with respect to the timing and results of ongoing and future clinical trials in the RDD products; and

•	diversion of financial resources that would otherwise be available for the ongoing development or commercialization of our existing programs.

Any one or all of these factors might increase our operating costs and capital needs or lower our anticipated financial performance. Certain of these factors are outside of our control. Achieving the potential benefits underlying our reasons for the merger with RDD will depend on a successful, timely and efficient integration of RDD’s pipeline of products.

Even if the integration of RDD’s portfolio is successful, the Merger might fail to further our business strategy as anticipated or to achieve anticipated benefits and success. We have made assumptions relating to the impact of the RDD pipeline on our financial results relating to numerous matters, including:

•	transaction and integration costs;

•	the cost of development and commercialization of RDD products; and

•	the other financial and strategic risks related to the Merger.

Further, we might incur higher than expected operating, transaction and integration costs, and we might encounter general economic and business conditions that adversely affect us following the completion of the Merger. If one or more of our assumptions are incorrect, it could have an adverse effect on our business and operating results, and the benefits from the Merger might not be realized or be of the magnitude expected.

RDD does not have any products that are approved for commercial sale and therefore the combined company will remain subject to many of the same risks regarding the clinical, regulatory and commercial success of these product candidates as the Company was subject to prior to the closing of the Merger.

RDD currently does not have any therapeutic products approved for commercial sale. Provided that the anticipated Merger closes, the combined company would have ten product candidates at various phases of clinical drug development and will therefore remain subject to the same risks regarding the clinical, regulatory and commercial success of the combined company’s product candidates as the Company was subject to prior to the closing of the Merger. In addition, the combined company will have to determine how best to allocate limited financial resources between the ten therapeutic products, none of which currently generate revenue. The combined company will incur significant costs related to the clinical trials and regulatory approval of our existing therapeutic products, as well as the therapeutic products in RDD’s pipeline. The combined company might not receive within the next several years, if at all, any revenues from the commercialization of any of our product candidates, even if a product candidate is approved. Additionally, in the event one or more of our product candidates is approved for commercial sale, the combined company will incur significant costs in connection with commercializing any approved product candidate and the combined company might not generate significant revenue from sales of such products, which would impact our ability to become profitable and maintain profitability.

Many of RDD’s products rely on patent and/or regulatory exclusivity and the combined company’s success will depend in part on obtaining and maintaining effective patent and other intellectual property protection for the product candidates and proprietary technology.

As with the Company’s current pipeline of products, the products in the RDD product portfolio rely on patent and regulatory exclusivity. The intellectual property rights protecting the RDD products might not afford the combined company with meaningful protection from third parties infringing on the proprietary rights of RDD. Competitors could also design around any of RDD’s intellectual property or otherwise design competitive products that do not infringe RDD’s intellectual property. If a product is approved for commercial sale and competitors are successful in such designs, it could have an adverse impact on the combined company’s revenue or results of operations.

If RDD or the combined company fails to comply with obligations under any license, collaboration or other agreements, the combined company could lose intellectual property rights that are necessary for developing and commercializing product candidates.

RDD’s intellectual property relating to the nifedipine capository for anal fissure program is licensed from Mor Research Applications Ltd. RDD’s intellectual property relating to the pregabalin for pruritus Ani program is licensed from Dr. Eli D. Ehrenpreis. RDD’s license agreements with Mor Research Applications Ltd. and Dr. Eli D. Ehrenpreis impose, and any future licenses or collaboration agreements the combined company might enter into are likely to impose, various development, commercialization, funding, milestone, royalty, diligence, sublicensing, patent prosecution and enforcement and other obligations. These type of agreements and related obligations are complex and subject to contractual disputes. If RDD (and the combined company following the closing of the Merger) breach any of these imposed obligations, or use the intellectual property licensed to RDD in an unauthorized manner, RDD (and the combined company following the closing of the Merger) might be required to pay damages or the licensor might have the right to terminate the license, which could result in the loss of the intellectual property rights and RDD (and the combined company following the closing of the Merger) being unable to develop, manufacture and sell drugs that are covered by the licensed technology.

Intense competition might render RDD’s GI products noncompetitive or obsolete.

Competition in the GI business is intense and characterized by extensive research efforts and rapid technological progress. Technological developments by competitors, regulatory approval for marketing competitive products, including potential generic or Over The Counter products, or superior marketing resources possessed by competitors could adversely affect the commercial potential of the combined company’s GI products and could have a material adverse effect on the combined company’s future revenue and results of operations. We believe that there are numerous pharmaceutical and biotechnology companies, as well as academic research groups throughout the world, engaged in research and development efforts with respect to pharmaceutical products targeted at GI diseases and conditions addressed by RDD’s product pipeline. In particular, we are aware of products in research or development by competitors that address the diseases being targeted by RDD’s products. Developments by others might render RDD’s product pipeline obsolete or noncompetitive. Competitors might be able to complete the development and regulatory approval process sooner and, therefore, market their GI products earlier than the combined company can.

Many of RDD’s current competitors have significant financial, marketing and personnel resources and development capabilities. For example, many large, well-capitalized companies already offer GI products in the United States and Europe that target the indications for: fecal incontinence including over-the-counter bulking agents such as psyllium or methylcellulose; antidiarrheals such as loperamide, diphenoxylate plus atropine, bismuth subsalicylate or bile acid binders such as cholestyramine; biofeedback involving cognitively retraining pelvic floor and abdominal wall musculature; injectable anal bulking agents such as dextranomer-hyaluronic acid (Solesta®); sacral nerve stimulation and anal sphincteroplasty surgery. For pruritis ani including barrier cream such as those containing zinc oxide in conjunction with or without hydrocortisone cream; antihistamines such as diphenhydramine; topical capsaicin; anal tattooing with intradermal injection of methylene blue; topical formulations containing tacrolimus or other agents involving mechanisms believed to target pruritic mechanisms. For radiation colitis including short chain fatty acid enemas; sucralfate enemas; oral sulfasalazine with or without prednisolone enemas or other mesalamine enemas with or without glucocorticoids; argon plasma coagulation; cryoablation; bipolar electrocoagulation and heater probe; radiofrequency ablation; usage of formalin particularly in colitis with significant bleeding; band ligation; hyperbaric oxygen; hormonal therapy including estrogen with or without progesterone; antioxidants including vitamin E and C; vitamin A or retinoid formulations; stool softeners; metronidazole; pentosan polysulfate; aloe vera; and mesenchymal stem cell therapy. For short bowel syndrome including acid suppressive therapies such as H2 blockers or proton pump inhibitors; antidiarrheals such as loperamide; antibiotics to prevent small intestinal bacterial overgrowth; octrotide for patient with IV fluid requirements greater than 3 L per day; clonidine; GLP-1 analogues including exenatide with or without GLP-2 analogues such as teduglutide (Gattex®); human growth hormone or somatropin analogues (Zorptive®); bile acid binders such as cholestyramine or pancreatic enzymes to aid in digestion of nutrients. In addition, other GI products are in research or development by competitors that address the diseases and diagnostic procedures being targeted by RDD’s product pipeline.

INFORMATION ABOUT THE COMPANY AND RDD

About the Company

The Company is a clinical-stage biopharmaceutical company developing novel medicines for autoimmune and inflammatory diseases with unmet medical needs, including drug candidates for celiac disease, nonalcoholic steatohepatitis (NASH), alcoholic steatohepatitis (ASH), Crohn’s disease and ulcerative colitis (UC). The Company started the Phase 3 clinical trial for its lead drug candidate, larazotide acetate or larazotide (INN-202), for the treatment of celiac disease in June 2019.

The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “INNT.” As of January 21, 2020, the closing price of the Company’s common stock on the Nasdaq Capital Market was $0.6546 and there was a total of 41,204,976 shares of the Company’s common stock outstanding.

The Company is subject to the reporting requirements of the Exchange Act, and, as such, it files or furnishes reports and other information with the SEC from time to time. See the section of this proxy statement entitled “Where You Can Find Additional Information.” For additional information with respect to the Company, please see the Annual Report on Form 10-K which accompanies this proxy statement.

The Company is a Delaware corporation. The Company’s principal executive offices are located at 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, and its telephone number is (919) 275-1933. The Company’s Internet website is http://www.innovatebiopharma.com/. The contents of the Company’s Internet site are not incorporated by reference herein and are not deemed to be part of this proxy statement.

Legal Proceedings

There was a claim filed in the Superior Court of the State of Delaware regarding a former consultant of the Company who was compensated in cash and stock options for his services, demanding damages of up to approximately $3.6 million plus punitive damages in connection with a delay in such consultant’s ability and timing to exercise options and sell shares of our common stock related to past consulting services. The Company strongly denies any wrongdoing alleged in the threatened litigation and firmly believes the allegations in the complaint are entirely without merit and intends to defend against them vigorously. On October 15, 2019, the court granted our motion to dismiss and concluded the plaintiff failed to sufficiently assert claims. On November 6, 2019, the plaintiff filed a notice of appeal to the Delaware Supreme Court. We are unable to estimate the amount of a potential loss or range of potential loss, if any.

Other than as described above, the Company is not currently a party to any legal or governmental regulatory proceedings, nor is its management aware of any pending or threatened legal or government regulatory proceedings proposed to be initiated against us that would have a material adverse effect on our business, financial condition or operating results.

Properties

The Company’s main office is located in Raleigh, North Carolina, where it leases approximately 2,480 square feet of office space under a lease that expires on September 30, 2020. The lease contains a two-year renewal option.

The Company believes that its existing facilities are adequate to support its near-term needs and believes that suitable alternative space would be available if required in the future on commercially reasonable terms.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

About RDD Pharma LTD.

RDD is a privately held specialty pharmaceutical company focused on development and commercialization of orphan and innovative therapies for gastrointestinal disorders. RDD has exclusively developed drug candidates that are new therapeutic entities based on known or approved molecules with established safety and toxicology profiles. By choosing medications that are already approved for other indications and combining them with a proprietary drug-delivery technology, RDD benefits from a short regulatory route while maintaining patent protection.

RDD has three clinical stage products which serve significant unmet needs in the anorectal region. RDD’s pipeline includes drug candidates for fecal incontinence in patients with spinal cord injury (RDD-0315), pruritis ani (RDD-1609), and short bowel syndrome (NB1001). RDD recently completed a successful Phase 2a study in Europe of RDD-0315 in fecal incontinence, which reached the primary endpoint (lowered frequency of incontinence events). Additionally, RDD-0315 has received Orphan Drug status in the E.U. and Fast Track designation in the U.S. There are no approved therapies for this indication. RDD received IRB approval for Phase 2a clinical trials for RDD-1609 and expects the study to be complete in the second half of 2020.

In November 2019, RDD entered into a non-binding letter of intent to acquire Naia Rare Diseases (“Naia”), a privately held biopharmaceutical company developing drugs for Short Bowel Syndrome and other rare gastrointestinal diseases. Closing of the transaction is anticipated to occur after the consummation of the Merger. In exchange, it is anticipated that Naia will receive a combination of cash and shares in the combined company, subject to closing of the Merger.

Through the transaction, the combined company would acquire Naia’s investigational therapeutic, NB-1001, a long-acting glucagon-like peptide-1 (GLP-1) receptor agonist that combines exenatide with a proprietary extended half-life technology for treatment of short bowel syndrome. Long-acting NB-1001 extends the half-life of GLP-1 and allows for up to once-per-month dosing, considerably increasing administration convenience with a potentially improved safety profile versus other GLP-1 agonists secondary to lower overall exposure and dose required. The proposed acquisition includes a glucagon-like peptide 2 (GLP-2) analogue with improved serum half-life compared with short-acting versions, which RDD intends to progress through a clinical and regulatory pathway in an undisclosed orphan and rare gastrointestinal indication.

NB-1001 has demonstrated efficacy and an extended half-life up to 30 days in a 70-patient clinical study and received orphan drug designation by the U.S. Food and Drug Administration. The companies, along with Cedars-Sinai Medical Center, plan to initiate a clinical program in short bowel syndrome in 2020, with the goal of developing a safer, more efficacious and convenient therapy.

RDD Pharma Ltd. was founded in Israel in 2008. RDD has two wholly-owned subsidiaries, RDD Pharma Limited, founded in England in 2015, and RDD Pharma Inc., founded in Delaware in 2013.

RDD’s executive offices are located at 31 Habarzel St., Ramat Hachayal, Tel-Aviv 69710 Israel, and its telephone number is +972-722419061. RDD’s Internet website is http://www.rddpharma.com/. The contents of RDD’s Internet site are not incorporated by reference herein and are not deemed to be part of this proxy statement.
Employees

As of January 21, 2020, RDD had four (4) employees and approximately ten (10) consultants.

Legal Proceedings

RDD is not currently a party to any legal proceedings. From time to time, RDD may be involved in legal proceedings or subject to claims incident to the ordinary course of business. Regardless of the outcome, such proceedings or claims can have an adverse impact on RDD because of defense and settlement costs, diversion of resources and other factors, and there can be no assurances that favorable outcomes will be obtained.

THE MERGER
General

The Company and RDD have agreed to consummate the Merger under the terms and subject to the conditions of the Merger Agreement. The Company’s Board unanimously approved the Merger and the Merger Agreement.

Upon completion of the Merger, RDD will be a wholly-owned subsidiary of the Company. The Merger Agreement, as amended, is attached as Annex B to this proxy statement. We urge you to read the Merger Agreement carefully as it is the legal document that governs the Merger.

Background of the Merger

In August 2019, RDD and the Company commenced preliminary discussions regarding RDD’s technology and a possible transaction between the companies. Shortly thereafter, the Company began conducting due diligence on RDD. During August 2019 the Company reviewed various scientific, financial and corporate information provided by RDD. Additional calls were held to answer questions on said material. The dates of these calls included, but were not limited to: August 15, August 16 and August 25, 2019.

On August 31, 2019, the Company’s management and Board of Directors met to discuss the status of the RDD due diligence and a potential path forward. At the end of that meeting, the Board of Directors authorized management to commence negotiations with RDD regarding a proposed merger.

On September 6, 2019 Dr. Sandeep Laumas, Chief Executive Officer of the Company, and Mr. Edward Sitar, Chief Financial Officer of the Company, met in person in Raleigh, North Carolina with Mr. John Temperato, Chief Executive Officer of RDD and Mr. Mark Sirgo, Chairman of RDD, to advance merger negotiations. On September 8, 2019, members of the Company’s Board of Directors voted to proceed with the Merger and authorized management to finalize terms. On September 10, 2019, the Company’s Board of Directors approved the signing of a term sheet with RDD. Telephonic meetings continued throughout September 2019 and the Company’s Board of Directors met on September 18, 2019 and September 24, 2019 to get updates on the negotiations. At both meetings the Board of Directors instructed management to continue the negotiating process. On October 3, 2019 the Company’s Board of Directors adopted resolutions approving the Merger Agreement.

On October 7, 2019, the Company filed a Current Report on Form 8-K to announce the entering into of the Merger Agreement.

During October, November and December 2019, the Company and RDD continued discussions to advance the closing of the Merger. On December 17, 2019, the Company filed a Current Report on Form 8-K to announce an amendment to the Merger Agreement.

Reasons for the Proposed Merger

Basis for the Approval of the Company’s Board of Directors

The Board of Directors of the Company has unanimously determined that the consideration to be issued pursuant to the Merger Agreement is fair to, and in the best interests of, the Company stockholders. The Board of Directors considered a number of factors, including, among others, the facts discussed in the following paragraphs. Although the foregoing discussion sets forth the material factors considered by the Company Board of Directors in reaching its conclusion, it may not include all the factors considered by the Company Board of Directors. In light of the number and wide variety of factors considered in connection with its evaluation of the acquisition, the Company Board of Directors did not consider it practicable to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The Company Board of Directors viewed its position and determinations as being based on all of the information available and the factors presented to it and considered by it. In addition, individual directors may have given different weight to different factors.

In reaching its decision, the Company Board of Directors consulted with its senior management, financial advisors and outside legal counsel. These consultations included discussions regarding strategic and operational matters, the historical and future price for Company common stock, past and current business operations and financial condition and performance.

The decision of the Board of Directors to enter into the Merger Agreement was the result of careful consideration by the Board of Directors of numerous factors, including that the Company will realize synergistic benefits upon the acquisition of RDD along with the benefits of a new investment by an experienced institutional healthcare investor.

Interests of Innovate Directors and Executive Officers in the Merger

The Company’s directors and executive officers have no interests in the Merger other than their interests as stockholders of the Company generally, except that Drs. Johnson, Laumas and Proujansky are expected to continue to serve on the Company’s Board of Directors following the Merger, for which they would receive cash and equity compensation.

Securities to be Issued by the Company in the Proposed Merger

At the Effective Time, and if the Merger Consideration Proposal is approved, all outstanding ordinary and preferred shares of RDD, nominal value of NIS 0.01 each, will be converted into the right to receive such number of validly issued, fully paid and non-assessable Company Common Shares as set forth in the Consideration Allocation.
Additionally, each outstanding RDD stock option will be converted into and become an option exercisable for Company Shares with the number and exercise price adjusted in a manner consistent with the Consideration Allocation. Each outstanding RDD warrant will be exercised or cancelled prior to the Effective Time. Following completion of the Merger and on an as-converted basis, the Innovate stockholders will own up to approximately 62.0% of the combined company’s capital stock and the former RDD stockholders will own approximately 38.0% of the combined company’s capital stock, each on a fully diluted basis. The Merger Agreement also includes, as a closing condition, a required Financing of $10,000,000, which will dilute the Innovate stockholders and former RDD stockholders pro rata.
If the Merger Consideration Proposal is not approved, we anticipate that the Merger will still be consummated and we will instead issue to the RDD shareholders (a) Company Common Shares representing approximately 19.5% (or such amount as permitted pursuant to the restrictions of Nasdaq Listing Rule 5635(d)) of the Company’s issued and outstanding shares of common stock (calculated prior to the issuance of those new shares of common stock) and (b) validly issued, fully paid and non-assessable shares of a newly created non-voting convertible Company Preferred Shares that will be convertible into Company Common Shares if approved by the Company’s stockholders at a later date.

Israeli Regulatory Matters

Registrar of Companies

The consummation of the Merger is subject to the approval and registration of the Merger by the Israeli Registrar of Companies (the “RoC”), which shall be given not earlier than the date which is (i) 50 days from the date of filing of a “Merger Proposal” by the Company and RDD (the parties intend to file the proposal as soon as possible); and (ii) 30 days from the date of approval of the Merger by the sole shareholder of Merger Sub (i.e. the Company) and the shareholders of RDD.

Israel Innovation Authority

Intellectual property of RDD was developed using funding provided by the Israeli National Technological Innovation Authority (the “IIA”) under the provisions of the Israeli Encouragement of Industrial Research, Development and Innovation Law, 5744 - 1984 (together with applicable regulations, rules, procedures and benefit plans the “Innovation Law”). Amongst other things, Innovation Law places constraints on the transfer of know-how and/or production rights with respect to IP that was developed with the support of the IIA.

The Company shall be required to execute a standard form undertaking to the IIA that it will (i) observe and comply with all the requirements of the Innovation Law, particularly those requirements relating to the prohibitions on the transfer of know-how and/or production rights; and (ii) make all reasonable efforts as a shareholder, to ensure that RDD observes and complies with such requirements.

Material U.S. Federal Income Tax Consequences

There are no material U.S. federal income tax consequences to the Company’s current stockholders that will result from the Company’s acquisition of RDD or the issuance of Company Shares in connection with the Merger and in the transactions contemplated by the Merger Agreement.

Pro Forma Financial Information

Pro forma financial information for the Merger is included in Annex A to this proxy statement.

MERGER AGREEMENT

On October 6, 2019, the Company entered the Merger Agreement with Merger Sub, RDD and Orbimed Israel Partners, Limited Partnership, as the Shareholder Representative. The Merger Agreement and the Merger have been approved by the Board of Directors of the Company and the Board of Directors of RDD. On December 17, 2019, the parties entered into a First Amendment to the Merger Agreement.

The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into RDD, with RDD continuing as the surviving corporation and a direct wholly-owned subsidiary of the Company following the Merger.

At the Effective Time, and if the Merger Consideration Proposal is approved, all outstanding ordinary and preferred shares of RDD, nominal value of NIS 0.01 each, will be converted into the right to receive such number of validly issued, fully paid and non-assessable Company Common Shares as set forth in the Consideration Allocation. Additionally, each outstanding RDD stock option will be converted into and become an option exercisable for Company Common Shares with the number and exercise price adjusted in a manner consistent with the Consideration Allocation. Each outstanding RDD warrant will be exercised or cancelled prior to the Effective Time. Following completion of the Merger and on an as-converted basis, the Innovate stockholders will own up to approximately 62.0% of the combined company’s capital stock and the former RDD stockholders will own approximately 38.0% of the combined company’s capital stock, each on a fully diluted basis.

If the Merger Consideration Proposal is not approved, we anticipate that the Merger will still be consummated and we will instead issue to the RDD shareholders (a) Company Common Shares representing approximately 19.5% (or such amount as permitted pursuant to the restrictions of Nasdaq Listing Rule 5635(d)) of Innovate’s issued and outstanding shares of common stock (calculated prior to the issuance of those new shares of common stock) and (b) validly issued, fully paid and non-assessable Company Preferred Shares that will be convertible into Company Common Shares if approved by the Company’s stockholders at a later date.

A certificate of designation creating Company Preferred Shares has been approved by the Board of Directors of Innovate (the “Innovate Board”) and, if necessary, will be filed and be effective as of the time of closing (the “Certificate of Designation”).

Following the Effective Time, the Board will consist of six (6) directors and will be comprised of three (3) members designated by RDD and three (3) members designated by the Company. One of the Company directors will resign upon receipt of approval of the three Proposals described in this proxy statement. Immediately following the Effective Time, the Board will appoint John Temperato, the Chief Executive Officer of RDD, as the Chief Executive Officer of the Company.

At the Effective Time, it is anticipated that the Company will change its name to 9 Meters Biopharma, Inc.

Each of the Company and RDD have made customary representations, warranties and covenants in the Merger Agreement. The Company has made covenants, among others, relating to the conduct of its business prior to the closing of the Merger, including with respect to incurring debt, issuing stock, certain litigation matters, and restrictions on employee compensation.

The Company is not permitted to solicit, initiate, propose, seek or knowingly encourage, facilitate or support any alternative transaction proposals from third parties or to engage in discussions or negotiations with third parties regarding any alternative transaction proposals. Notwithstanding this limitation, prior to the Effective Time, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited alternative transaction proposal that the Board has determined in good faith is or would reasonably be expected to lead to a superior proposal.

Additionally, the Company has agreed, that from and after the date of the Merger Agreement, it will use its reasonable best efforts to cause all of the outstanding warrants of the Company to be exercised.

The Merger Agreement also contains covenants regarding the Company and RDD using their respective reasonable best efforts to obtain all required governmental and regulatory consents and approvals.

The Merger Agreement also includes, as a closing condition, a minimum Financing of $10,000,000. A Financing in the amount of $10,000,000 will dilute the Innovate stockholders and former RDD shareholders pro rata.
The closing of the Merger is subject to certain other conditions, unless such conditions are waived, including, among others, (i) the absence of certain laws, orders, judgments and injunctions that restrain, enjoin or otherwise prohibit the consummation of the Merger, (ii) subject to certain exceptions, the accuracy of representations and warranties with respect to the businesses of the Company and RDD and compliance in all material respects by the Company, RDD and Merger Sub with their respective covenants contained in the Merger Agreement, (iii) the absence of a material adverse effect on the Company’s or RDD’s businesses, (iv) the approval by Nasdaq to list the Company Shares to be issued in the Merger, (v) the expiration of statutory waiting periods required under Israeli law and (vi) the receipt of certain tax rulings from the Israeli Tax Authorities.

The Merger Agreement contains certain customary termination rights by either the Company or RDD, including if the Merger is not consummated by April 6, 2020.

If the Merger Agreement is terminated under certain circumstances, including termination by the Company to enter into a superior alternative transaction, the Company will be obligated to pay to RDD a termination fee equal to $1,000,000 in cash. RDD is required to pay termination fees in an amount up to $1,000,000 in certain circumstances pursuant to the Merger Agreement.

The RDD shareholders have agreed to indemnify and hold harmless the Company and their respective successors and assigns, but only to the extent of the Indemnity Shares (as defined below), from and against all losses arising out of or resulting from the inaccuracy or breach of any representation or warranty of RDD or the non-fulfillment or breach of any covenant or agreement of RDD contained in the Merger Agreement. The Company has agreed to indemnify and hold harmless RDD and their respective successors and assigns, from and against all losses arising out of or resulting from the inaccuracy or breach of any representation or warranty of, or the non-fulfillment or breach of any covenant or agreement of, the Company or Merger Sub contained in the Merger Agreement. Indemnification claims will be paid by delivery of shares of Company Common Stock.

To provide a fund for satisfaction of the Company’s post-Closing rights to indemnification under the Merger Agreement, an aggregate of 10% of the Company Shares to be issued to RDD (the “Indemnity Shares”) will be placed in escrow, in accordance with an escrow agreement for a period of six (6) months. The RDD shareholders’ right to indemnification will be satisfied through the issuance of additional Company Shares.

Support Agreements

Certain stockholders of the Company have entered into Support Agreements with the Company and RDD covering approximately 43.2% of the outstanding Company Common Shares, as of the date of the Merger Agreement. The Support Agreements provide, among other things, that each stockholder party to the Company Support Agreement will vote all of the Company Common Shares held by them in favor of the Merger Consideration Proposal, the Warrants Proposal and the Reverse Stock Split Proposal.

Lock-Up Agreements

Prior to closing, certain executive officers and directors of the Company will enter into the Company Lock-Up Agreements, pursuant to which they have agreed to certain restrictions on transfers of any shares of the Company for the 180-day period following the Effective Time, with such restrictions being subject to customary exceptions.

Prior to closing, certain holders of RDD securities, will enter into RDD Lock-Up Agreements, pursuant to which they have agreed to certain restrictions on transfers of the Company Shares for the 180-day period following the Effective Time, with such restrictions being subject to customary exceptions.

PROPOSAL 1
APPROVAL OF THE ISSUANCE OF OUR COMMON STOCK AS MERGER CONSIDERATION
PURSUANT TO NASDAQ LISTING RULE 5635

Background

The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into RDD, with RDD continuing as the surviving corporation and a direct wholly-owned subsidiary of the Company following the Merger.

At the Effective Time, and if this Merger Consideration Proposal is approved, all outstanding ordinary and preferred shares of RDD, nominal value of NIS 0.01 each, will be converted into the right to receive such number of validly issued, fully paid and non-assessable Company Common Shares as set forth in the Consideration Allocation.

Additionally, each outstanding RDD stock option will be converted into and become an option exercisable for Company Common Shares with the number and exercise price adjusted by the Exchange Ratio. Each outstanding RDD warrant will be exercised or cancelled prior to the Effective Time. Following completion of the Merger and on an as-converted basis, the Innovate stockholders will own up to approximately 62.0% of the combined company’s capital stock and the former RDD stockholders will own approximately 38.0% of the combined company’s capital stock, each on a fully diluted basis. A Financing in the amount of $10,000,000 will dilute the Innovate stockholders and former RDD stockholders pro rata.

If the Merger Consideration Proposal is not approved, we anticipate that the Merger will still be consummated and we will instead issue to the RDD Shareholders (a) Company Common Shares representing approximately 19.5% (or such amount as permitted pursuant to the restrictions of NASDAQ Listing Rule 5635(d)) of Innovate’s issued and outstanding shares of common stock (calculated prior to the issuance of those new shares of common stock) and (b) validly issued, fully paid and non-assessable Company Preferred Shares that will be convertible into Company Common Shares if approved by the Company’s stockholders at a later date.

See the sections entitled “The Merger” and “Merger Agreement” in this proxy statement for a detailed explanation of the terms and conditions of the Merger, the Merger Agreement, and the transactions and agreements contemplated by the Merger Agreement, and the section entitled “Information About RDD” for detailed information about RDD.

Nasdaq Listing Rules

The Company’s common stock is listed on the Nasdaq Capital Market and we are subject to the Nasdaq Listing Rules. Although we are not required to obtain stockholder approval in connection with the Merger, we are required under Nasdaq Listing Rules 5635(a)(1) and 5635(d) to seek stockholder approval of the Company’s proposed issuance of Company Common Shares in connection with the Merger and in the transactions contemplated by the Merger Agreement.

Nasdaq Listing Rule 5635(a)(1) requires stockholder approval prior to the issuance of securities “in connection with” the acquisition of the stock or assets of another company, where due to the present or potential issuance of common stock (or securities convertible into or exercisable for common stock), other than a public offering for cash, the common stock to be issued (a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be in excess of 20% of the outstanding common stock prior to the issuance.

In addition, under Nasdaq Listing Rule 5635(d), prior stockholder approval is required for the issuance, other than in a public offering, of securities convertible into common stock at a price less than the greater of book or market value of the common stock if the securities are convertible into 20% or more of a company’s common stock. We anticipate that if this Merger Consideration Proposal is approved, we will issue Company Common Shares in an amount equal to at least 38% of the combined company’s capital stock, on a fully-diluted basis. A Financing in the amount of $10,000,000 will dilute the Company’s stockholders and former RDD shareholders pro rata as the result of the issuance of additional Company Common Shares and is expected to reduce the percentage of the combined company’s capital stock, and we would therefor issue Company Common Shares in an amount greater than 38%, but less than 50%, of the combined company’s capital stock, on a fully-diluted basis.

Reasons for Seeking Stockholder Approval

We are required under Nasdaq Listing Rules 5635(a)(1) and 5635(d) to seek stockholder approval of the proposed issuance of the Company Common Shares at the closing of the Merger and in the transactions contemplated by the Merger Agreement.

Consequences of Not Approving this Proposal

If the Merger Consideration Proposal is not approved, we anticipate that the Merger will still be consummated and we will instead issue to the RDD shareholders (a) Company Common Shares representing approximately 19.5% (or such amount as permitted pursuant to the restrictions of Nasdaq Listing Rule 5635(d)) of the Company’s issued and outstanding shares of common stock (calculated prior to the issuance of those new shares of common stock) and (b) validly issued, fully paid and non-assessable Company Preferred Shares that will be convertible into Company Common Shares if approved by the Company’s stockholders at a later date.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of common stock, except that Drs. Johnson, Laumas and Proujansky are expected to continue to serve on the Company’s Board of Directors following the Merger, for which they would receive cash and equity compensation.

Support Agreements

Following the execution of the Merger Agreement, certain stockholders of the Company, owning an aggregate of approximately 43.2% of the outstanding shares of Company common stock, entered into Support Agreements with the Company and RDD. The Support Agreements provide, among other things, that each stockholder party to the Support Agreements will vote all of their Company Common Shares in favor of this Proposal 1 and/or any proposal that would reasonably be expected to further implement or carry into effect the purposes and intent of the transactions contemplated by the Merger Agreement. Therefore, 15,515,167 shares of our common stock will vote in favor of this Proposal 1 pursuant to the Support Agreements.

Vote Required

If a quorum is present, the approval of Proposal 1 requires the affirmative vote of a majority of the votes cast. Abstentions will have no direct effect on the outcome of this proposal.

Recommendation of the Board of Directors
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE MERGER CONSIDERATION PROPOSAL.

PROPOSAL 2
APPROVAL OF THE POTENTIAL ISSUANCE
OF 20% OR MORE OF THE COMPANY’S COMMON STOCK
PURSUANT TO THE EXCHANGE OR REDUCTION IN THE EXERCISE PRICE OF OUTSTANDING WARRANTS

Background of Merger Agreement
Pursuant to the Merger Agreement, the Company has agreed, that from and after the date of the Merger Agreement, it will use its reasonable best efforts to cause all of the outstanding warrants of the Company to be exercised.
Background of Warrants

Pursuant to certain financing transactions effected by the Company prior to the date of this proxy statement, the Company has issued and outstanding 12,446,631 warrants to purchase shares of common stock at exercise prices ranging from $2.13 to $4.00 per share, as noted in the table below.

Issue Date	Number of Warrants	Exercise Price	Expiration Date
1/29/2018	1,410,364	$3.18	1/29/2023
1/29/2018	349,555	$2.54	1/29/2023
3/18/2019	2,508,634	$2.56	3/18/2024
3/18/2019	4,181,068	$4.00	3/18/2020
5/1/2019	100,000	$2.13	11/1/2024
5/17/2019	3,897,010	$2.13	5/17/2024

These warrants are together known as the “Warrants.”

The primary purpose of this Proposal 2 is to obtain Nasdaq approval prior to the issuance or potential issuance of common stock equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. We are obligated under the Merger Agreement to use our reasonable best efforts to cause all of the Warrants to be exercised.

As of the close of the Nasdaq Capital Market on January 21, 2020, the price of our common stock was $0.6546, causing all of the Warrants to be “out of-the-money” and thus extremely unlikely to be exercised.

We plan to extend to holders of record of outstanding Warrants offers to either amend and exercise Warrants or exchange the Warrants for shares of common stock (together the “Warrant Offer”). Pursuant to the Warrant Offer, the Warrants of such eligible holders who elect to participate in the Warrant Offer will either be (a) exchanged for shares of common stock or will be (b) amended to (i) shorten the exercise period so that they expire concurrently with the expiration of the Warrant Offer and (ii) reduce the exercise price. This reduced exercise price is known as the “Revised Exercise Price”.

We believe providing this mechanism is necessary to provide an incentive to our holders of Warrants to exercise their Warrants and thereby reduce the overhang on the market for our common stock caused by the Warrants being outstanding.

While not the primary purpose, the exercise of the Warrants could potentially be an additional source of capital for the Company. However, we can provide no assurance that the Warrants will be exercised in whole or in part or that the Warrants will not be exchanged for shares of common stock, upon which we would receive no additional consideration.

The terms of the proposed Warrant Offer are complex and only briefly summarized above. We will file a Schedule TO-I with the SEC in connection with the Warrant Offer.

Reasons for Requesting Stockholder Approval

Because our common stock is traded on the Nasdaq Capital Market, we are subject to the Nasdaq Listing Rules, including Listing Rule 5635(d). Pursuant to Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

Since the Reduced Exercise Price was below “market” at the time we launched the Warrant Offer, any securities issued for greater than the book or market value of our common stock at the time of the exercise of the Warrants will be included in the calculation of the 20% beneficial ownership limitation cap set forth in Listing Rule 5635(d). Additionally, if we exchange the Warrants for shares of common stock, we will be deemed to have issued such shares below “market.” If our stockholders approve this Proposal 2, the Company will not be subject to the issuance of beneficial ownership limitation cap set forth in Listing Rule 5635(d) and we would be able to adjust the exercise price of the Warrants to the Revised Exercise Price and issue the shares further to the Warrant Offer.

We are seeking stockholder approval to permit adjustments to the exercise price of the Warrants or an exchange of the Warrants and to allow us to make such issuances of our common stock described above in accordance with Nasdaq Listing Rule 5635(d).

If stockholder approval of this Proposal 2 is not obtained, no shares will be issued pursuant to the Warrant Offer and terms of the Warrants will be unaffected.

Support Agreements

Following the execution of the Merger Agreement, certain stockholders of the Company, owning an aggregate of approximately 43.2% of the outstanding shares of Company common stock, entered into Support Agreements with the Company and RDD. The Support Agreements provide, among other things, that each stockholder party to the Support Agreements will vote all of their Company Common Shares in favor of this Proposal 2 and/or any proposal that would reasonably be expected to further implement or carry into effect the purposes and intent of the transactions contemplated by the Merger Agreement. Therefore, 15,515,167 shares of our common stock will vote in favor of this Proposal 2 pursuant to the Support Agreements.

Vote Required

If a quorum is present, the approval of Proposal 2 requires the affirmative vote of a majority of the votes cast. Abstentions will have no direct effect on the outcome of this proposal.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE WARRANTS PROPOSAL.

PROPOSAL 3
APPROVAL OF THE REVERSE STOCK SPLIT

The Board deems it advisable and in the best interest of the Company that the Board be granted the discretionary authority to amend the Company’s certificate of incorporation to effect a Reverse Stock Split of the Company’s issued and outstanding common stock as described below (the “Reverse Stock Split Amendment”).

The form of Reverse Stock Split Amendment to be filed with the Delaware Secretary of State is set forth in Annex C.

Approval of the proposal would permit (but not require) our Board to effect one or more reverse stock splits of our issued and outstanding common stock by a ratio of not less than one-for-five and not more than one-for-twenty, with the exact ratio to be set at a number within this range as determined by our Board in its sole discretion, provided that the Company effects the Reverse Stock Split no later than one year following the approval of this proposal by stockholders. The Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds one-for-twenty. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders.  In determining a ratio, if any, our Board may consider, among other things, factors such as the effects of the Merger, among other factors.

Our Board reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board, no less than five (5) and no more than twenty (20) shares of outstanding common stock, as determined by our Board, will be combined into one share of common stock. The Company shall not effect Reverse Stock Splits that, in the aggregate, exceed one-for-twenty. Our Board will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by holders entitled thereto, to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or to entitle holders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number. The amendment to our certificate of incorporation to effect a Reverse Stock Split, if any, will include only the reverse split ratio determined by our Board to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The Company’s primary reasons for approving and recommending the Reverse Stock Split are to increase the per share price and bid price of our common stock to help the Company regain compliance with the continued listing requirements of Nasdaq.

On December 4, 2019, we received a letter from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common stock was below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Nasdaq letter had no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

In accordance with Nasdaq Listing Rules, the Company was provided an initial period of 180 calendar days, or until June 1, 2020, to regain compliance with the Minimum Bid Price Requirement.

If, at any time during this 180-day period, the closing bid price of the Company’s common stock is at least $1.00 for a minimum of 10 consecutive business days, unless the Staff exercises its discretion to extend such 10-day period, the Staff will provide the Company written confirmation of compliance with the Minimum Bid Price Requirement and the matter will be closed.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of our common stock. Although the intent of the Reverse Stock Split is to increase the price of our common stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the bid price of the Company’s common stock will be sufficient for the Company to regain compliance with Nasdaq’s Minimum Bid Price Requirement.

In addition, on December 4, 2019, the Company was also notified by Nasdaq that for the last 30 consecutive business days, the market value of the Company's listed securities has been below the minimum requirement of $35 million for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) and that the Company also does not meet the alternative requirements of Nasdaq Listing Rule 5550(b)(1), which would require the Company to have minimum stockholders' equity of $2.5 million, or Nasdaq Listing Rule 5550(b)(3), which would require the Company to have had net income from continuing operations of at least $500,000 in its latest fiscal year or in two of its last three fiscal years. The Reverse Stock Split will not cure either of the above deficiencies.

In addition, the Company believes the Reverse Stock Split will make its common stock more attractive to a broader range of investors, as it believes that the current market price of its common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock.  The Company believes that the Reverse Stock Split will make its common stock a more attractive and cost-effective investment for many investors, which in turn would enhance the liquidity of the holders of common stock.

There can be no assurance that the Reverse Stock Splits, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Splits, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing or such later time as specified in the filing (the “Split Effective Time”) of the Reverse Stock Split Amendment with the Delaware Secretary of State. The form of the Reverse Stock Split Amendment is attached hereto as Annex C. The exact timing of the filing of the Reverse Stock Split Amendment and the ratio of the Reverse Stock Split (within the approved range) will be determined by our Board based on its evaluation as to when such action and at what ratio will be the most advantageous to the Company and our stockholders.  In addition, our Board  reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Amendment, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.  If the Reverse Stock Split Amendment has not been filed with the Delaware Secretary of State by the date that is one year following the approval of this proposal by our stockholders, our Board will abandon the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

The reverse stock split will be effected simultaneously for all outstanding shares of Company common stock. The reverse stock split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any stockholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect the Company’s continuing to be subject to the periodic reporting requirements of the Exchange Act.

As of the Split Effective Time, the Company will adjust and proportionately decrease the number of shares of common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire shares of common stock. In addition, as of the Split Effective Time, the Company will adjust and proportionately decrease the total number of shares of common stock that may be the subject of the future grants under stock option plans.

As an example, the following table illustrates the effects of a 20-for-1 and a 5-for-1 reverse stock split (without giving effect to the treatment of fractional shares) as of September 30, 2019:

	Prior to Reverse Stock Split	After 20-for-1 Reverse Stock Split	After 5-for-1 Reverse Stock Split
Common stock outstanding	35,883,953	1,794,197	7,176,790
Common stock issuable pursuant to outstanding equity awards	8,536,713	426,835	1,707,342
Common stock issuable pursuant to outstanding warrants	17,035,214	851,760	3,407,042

Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of the Company’s common stock under the Company’s certificate of incorporation. Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for issuance will increase. Currently, under our certificate of incorporation, our authorized capital stock consists of 350,000,000 shares of common stock.

Subject to limitations imposed by Nasdaq, the additional shares available for issuance may be issued without stockholder approval at any time, in the sole discretion of our Board. The authorized and unissued shares may be issued for cash, for acquisitions or for any other purpose that is deemed in the best interests of the Company.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split.  Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the common stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.
Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Split Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.  If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  No service charges will be payable by holders of shares of common stock in connection with the exchange of certificates.  All of such expenses will be borne by the Company.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Board will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number.

If the Board determines to arrange for the disposition of fractional interests by stockholders entitled thereto or to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the ratio ultimately selected by the Board will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from either: (i) the Company, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon due surrender of any certificate previously representing a fractional share, in an amount equal to such holder’s fractional share based upon the closing sale price of the common stock on the trading day immediately prior to the Split Effective Time as reported on the Nasdaq Capital Market, or other principal market of the common stock, as applicable, as of the date the Reverse Stock Split is effected; or (ii) the transfer agent, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the transfer agent of all fractional shares otherwise issuable. If the Board determines to dispose of fractional interests pursuant to clause (ii) above, the Company expects that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. In this event, such holders would be entitled to an amount equal to their pro rata share of the proceeds of such sale. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s open market sales of shares that would otherwise be fractional shares.

The ownership of a fractional share interest following the Reverse Stock Split will not give the holder any voting, dividend or other rights, except to receive the cash payment, or, if the Board so determines, to receive the number of shares rounded up to the next whole number, as described above.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Split Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

Effect of the Reverse Stock Split on Employee and Consultant Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants and convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants and convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.  The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

The Reverse Stock Split Amendment will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share.  As a result, as of the Split Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet, in the aggregate, will not change due to the Reverse Stock Split.  Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”).  A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.  This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this information statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR

PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes.  Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.
Support Agreements
Following the execution of the Merger Agreement, certain stockholders of the Company, owning an aggregate of approximately 43.2% of the outstanding shares of Company common stock, entered into Support Agreements with the Company and RDD. The Support Agreements provide, among other things, that each stockholder party to the Support Agreements will vote all of their Company Common Shares in favor of this Proposal 3 and/or any proposal that would reasonably be expected to further implement or carry into effect the purposes and intent of the transactions contemplated by the Merger Agreement. Therefore, 15,515,167 shares of our common stock will vote in favor of this Proposal 3 pursuant to the Support Agreements.

Vote Required

The affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting is required for approval of Proposal 3. A failure to submit a proxy card or to vote at the Special Meeting, or an abstention for Proposal 3 will have the same effect as a vote against the approval of Proposal 3.

Recommendation of Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE REVERSE STOCK SPLIT PROPOSAL.

EXECUTIVE COMPENSATION
The following table provides information regarding our named executive officers for the years ended December 31, 2019 and 2018.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Restricted Stock Awards(2) ($)	Option Awards (3) ($)	Non-equity Incentive Plan Compensation (4) ($)	Other Compensation ($)	Total ($)
Sandeep Laumas, M.D.	2019	275,000	—	—	200,152	—	—	475,152
Executive Chairman(5)	2018	256,250	96,250	—	—	335,000	—	687,500

Christopher Prior, Ph.D.	2019	49,617	—	—	—	—	259,039	308,656
Chief Executive Officer(6)	2018	295,000	—	—	—	310,000	—	605,000

Jay P. Madan, M.S.	2019	285,000	—	—	100,076	—	—	385,076
President and Chief Business Officer	2018	273,333	99,750	—	—	315,000	—	688,083

Patrick Griffin, M.D., F.A.C.P.	2019	328,125	75,000	183,375	448,441	—	—	1,034,941
Chief Medical Officer(7)	2018	—	—	—	—	—	—	—

(1)
During March 2019, the Compensation Committee awarded cash bonuses to certain executives and senior employees for 2018 performance (the “2018 Bonus”). The 2018 Bonus was determined as a percentage of the executive’s annual base salary. The Compensation Committee has not awarded performance bonuses for 2019 to date. See section entitled “Employment Agreements” below for further details of discretionary bonuses awarded.

(2)
The amount in the “Restricted Stock Awards” column reflect the grant date fair value of restricted stock units granted during the calendar year computed in accordance with the provisions of Accounting Standards Codification (ASC) 718, Compensation—Stock Compensation. The grant date fair value, which is based on the value of the underlying common stock on the date of grant, does not reflect the actual economic value that will be realized by Dr. Griffin upon the vesting of the restricted stock units or the sale of the common stock underlying the award.

(3)
The amounts in the “Option Awards” column reflect the aggregate Black-Scholes grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of Accounting Standards Codification (ASC) 718, Compensation—Stock Compensation. The assumptions that were used to calculate the value of these awards are discussed in Notes 1 and 9 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 18, 2019. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(4)
As described below under the heading “Employment Agreements,” pursuant to the terms of each executive officer’s employment agreement with Private Innovate, further amended upon completion of the Monster Merger, bonus payments would be made if Private Innovate reached specific financial milestones prior to March 15, 2018. Amounts reflected for 2018 represent bonus payments awarded for achievement of milestones 2 and 3 related to 2018 performance.

(5)	Dr. Laumas was appointed as Chief Executive Officer effective February 19, 2019. Dr. Laumas will continue in his role as Executive Chairman, which he also served during 2018.

(6)	Dr. Prior resigned as Chief Executive Officer effective February 19, 2019. Other compensation represents severance payments to Dr. Prior in accordance with his employment agreement.

(7)
Dr. Griffin was appointed as Chief Medical Officer effective February 16, 2019. Dr. Griffin received a discretionary bonus of $75,000 upon dosing the first patient in our Phase 3 clinical trial for celiac disease.

Narrative Disclosure to Summary Compensation Table
The primary elements of compensation for our named executive officers consisted of base salary, annual performance bonus, equity-based compensation awards and other compensation such as discretionary bonuses and milestone-based bonuses. Our named executive officers were also able to participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis.
Base Salary
The base salary payable to our named executive officers was intended to provide a fixed component of compensation that reflected the executive’s skill set, experience, role and responsibilities.
Bonus
Although we did not have a written bonus plan, the board of directors had the authority, in its discretion, to award bonuses to its executive officers on a case-by-case basis. The 2018 awards were granted as a percentage of the executive’s base salaries to reward the executive officers for company and individual success in 2018.
Equity Awards
We currently have two equity incentive plans, the 2015 Stock Incentive Plan and the 2012 Omnibus Incentive Plan, as amended. Prior to the Monster Merger, we awarded stock options under the 2015 Stock Incentive Plan to our employees, including certain of the named executive officers. In conjunction with the Monster Merger, we adopted the 2012 Omnibus Incentive Plan, as amended, and will no longer award options under the 2015 Stock Incentive Plan. For information about stock option awards granted to our named executive officers, see the “Outstanding Equity Awards at Year-end” table below. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention by incentivizing executives to continue employment during the vesting period.
Health, Welfare and Additional Benefits
Each of our named executive officers was eligible to participate in our employee benefit plans and programs, including medical, dental and vision benefits, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.
2019 Outstanding Equity Awards at Year-End
The following table presents the outstanding equity awards held by our named executive officers as of December 31, 2019 and reflect the conversion and reverse stock split that occurred in connection with the Monster Merger.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise price	Option Expiration date	Number of Restricted Stock Units that Have Not Vested	Market Value of Restricted Stock Units that Have Not Vested
Sandeep Laumas, M.D.	86,679	26,380	$2.08	3/20/2027	—	$—
	80,450	19,419	$2.34	8/29/2027	—	$—
	162,500	237,500	$0.89	8/19/2029	—	$—

Christopher Prior, Ph.D.	1,356,717	—	$0.30	11/1/2025	—	$—
	578,358	—	$0.30	11/1/2025	—	$—
	86,679	26,380	$2.08	3/20/2027	—	$—
	60,717	14,656	$2.34	8/29/2027	—	$—

Jay P. Madan, M.S.	86,679	26,380	$2.08	3/20/2027	—	$—
	72,860	17,587	$2.34	8/29/2027	—	$—
	81,250	118,750	$0.89	8/19/2029	—	$—

Patrick Griffin, M.D., F.A.C.P.	203,125	296,875	$1.65	5/16/2029	12,500	$0.56

Employment Agreements with our Named Executive Officers
Innovate entered into employment agreements with each of its named executive officers as described below. Each of the agreements described below relates to the information appearing in the tables in this “Executive Compensation” section.
Sandeep Laumas, M.D.
 Innovate entered into an executive employment agreement with Dr. Laumas in October 2015, which was subsequently amended in February 2016, March 2017 and August 2017.
Commencing January 1, 2017, $75,000 of Dr. Laumas’s annual base salary was subjected to deferral, with such deferral and salary accrual continuing until the Minimum Financial Milestone Event occurred, so long as the Minimum Financial Milestone Event occurred on or prior to March 15, 2018. If the Minimum Financial Milestone Event did not occur on or before March 15, 2018, Dr. Laumas agreed to forfeit such 2017 deferred salary for the period of January 1, 2017, through December 31, 2017. As the Minimum Milestone Event was achieved in April 2017, all deferred 2017 annual base salary was paid.
After the occurrence of the Minimum Milestone Event, Dr. Lauma’s annual base salary increased to $150,000 and was not subject to deferral. Upon the occurrence of the Second and Third Financial Milestone Event, which was achieved in conjunction with the Equity Issuance in January 2018, Dr. Lauma’s annual base salary was increased to $160,000 and $175,000, respectively. Upon the occurrence of the Fourth Financial Milestone Event, defined as the sale by Innovate of its equity securities in a bona fide equity financing or the sale of assets or entry into out-licensing and/or partnering agreements in which Innovate receives gross proceeds of no less than $45,000,000 (including proceeds from the Minimum

Financial Milestone Event, the Second Milestone Financial Event and the Third Milestone Financial Event), Dr. Laumas’s annual base salary was to increase to $300,000.
The agreement also provided that Dr. Laumas would be eligible to receive a one-time lump sum cash bonus in the amount of $25,000 upon the occurrence of the Minimum Milestone Event, a one-time lump sum cash bonus in the amount of $110,000 upon the occurrence of the Second Financial Milestone Event, a one-time lump sum cash bonus in the amount of $175,000 upon the occurrence of the Third Milestone Event, and a one-time lump sum cash bonus in the amount of $175,000 upon the occurrence of the Fourth Milestone Event. The Minimum Milestone Event was achieved in April 2017 and paid in 2017. The Second and Third Milestone Events were achieved in January 2018 upon closing of the Equity Issuance. The bonus amounts associated with the Second and Third Milestone Events were included in Innovate’s accrued liabilities as of December 31, 2017 and paid in 2018.
If a Minimum Financial Milestone Event had not occurred by March 15, 2017, Dr. Laumas was eligible for a discretionary bonus of $75,000, awarded in Innovate’s discretion upon the achievement of certain corporate objectives on or before December 31, 2017. Dr. Laumas also received an additional discretionary bonus of $65,000. These discretionary bonuses were earned during 2017; however, the bonus of $65,000 was not paid until 2018. Dr. Laumas also earned a discretionary bonus of $32,500 during 2017 as compensation for his board of director services, which was paid in 2017.
During 2017, 2018 and 2019, Dr. Laumas was also eligible to receive periodic stock option awards at the discretion of the board.
Christopher P. Prior, Ph.D.
Innovate entered into an executive employment agreement with Dr. Prior in November 2015, which was subsequently amended in February 2016, twice in March 2017, and in August 2017.
Upon the occurrence of the Minimum Financial Milestone Event, Dr. Prior was entitled to an annual base salary of $240,000. Upon the occurrence of the Second and Third Financial Milestone Events, Dr. Prior’s annual base salary increased to $260,000 and $300,000, respectively. Effective with the consummation of the Equity Issuance in January 2018, the Second and Third Milestone Events were achieved. Upon the occurrence of the Fourth Financial Milestone Event, Dr. Prior’s annual base salary was to increase to $425,000.
The agreement also provided that Dr. Prior will be eligible to receive a one-time lump sum cash bonus in the amount of $60,000 upon the occurrence of the Minimum Financial Milestone Event, a one-time lump sum cash bonus in the amount of $125,000 upon the occurrence of the Second Financial Milestone Event, a one-time lump sum cash bonus in the amount of $175,000 upon the occurrence of the Third Milestone Event, and a one-time lump sum cash bonus in the amount of $175,000 upon the occurrence of the Fourth Milestone Event. The Minimum Milestone Event was achieved and paid in 2017, and the Second and Third Milestone Events were achieved effective with the consummation of the Equity Issuance in January 2018. The bonus amounts associated with the Second and Third Milestone Events were included in Innovate’s other accrued liabilities as of December 31, 2017 and paid in 2018.
Dr. Prior was eligible for a discretionary bonus of $40,000 awarded in Innovate’s discretion upon achievement of certain corporate objectives on or before December 31, 2017. This discretionary bonus was earned in 2017 and paid in 2018.
The agreement provided that following the completion of the Minimum Financial Milestone Event, Dr. Prior became eligible for an annual grant of restricted stock for each year of service subject to the completion of certain milestones and the approval of the Innovate Board. Such grants would vest with respect to 25% of the restricted stock on the one-year anniversary of the date of grant and thereafter with respect to 75% of the stock over the following three years. Upon a change of control, 100% of the unvested shares of restricted stock would vest.
During 2017 and 2018, Dr. Prior was also eligible to receive periodic stock option awards at the discretion of the board. See below for an amendment to Dr. Prior’s employment agreement following the Monster Merger and further information regarding the resignation of Dr. Prior effective February 19, 2019.
Jay P. Madan, M.S.
Innovate entered into an executive employment agreement with Mr. Madan in October 2015, which was subsequently amended in February 2016, March 2017 and August 2017.
Commencing January 1, 2017, $90,000 of Mr. Madan’s annual base salary was subjected to deferral, with such deferral and salary accrual continuing until the Minimum Financial Milestone Event occurred. So long as the Minimum Financial Milestone Event did not occur on or before March 15, 2018, Mr. Madan agreed to forfeit such 2017 deferred salary for the period of January 1, 2017 through December 31, 2017. As the First Milestone Event was achieved in April 2017, all deferred 2017 annual base salary was paid.
After the occurrence of the First Milestone Event, Mr. Madan’s annual base salary increased to $180,000 and was not subject to deferral. Upon the occurrence of the Second and Third Financial Milestone Events, Mr. Madan’s annual base salary increased to $210,000 and $250,000, respectively. Effective with the consummation of the Equity Issuance in January 2018, the Second and Third Milestone Events were achieved. Upon the occurrence of the Fourth Financial Milestone Event, Mr. Madan’s annual base salary was to increase to $350,000.
The agreement also provided that Mr. Madan was eligible to receive a one-time lump sum cash bonus in the amount of $30,000 upon the occurrence of the Minimum Financial Milestone Event, a one-time lump sum cash bonus in the amount of $115,000 upon the occurrence of the Second Financial Milestone Event, a one-time lump sum cash bonus in the amount of $150,000 upon the occurrence of the Third Milestone Event, and a one-time lump sum cash bonus in the amount of $125,000 upon the occurrence of the Fourth Milestone Event. The Minimum Milestone Event was achieved and paid in 2017, and the Second and Third Milestone Events were achieved effective with the consummation of the Equity Issuance in January 2018. The bonus amounts associated with the Second and Third Milestone Events were included in other accrued liabilities as of December 31, 2017 and paid in 2018.
If a Minimum Financial Milestone Event had not occurred by March 15, 2017, Mr. Madan was eligible for a discretionary bonus of $90,000, awarded at Innovate’s discretion upon the achievement of certain corporate objectives on or before December 31, 2017. Mr. Madan also received an additional discretionary bonus of $50,000. These discretionary bonuses were earned in 2017; however, the discretionary bonus of $50,000 was paid in 2018. Mr. Madan also received a discretionary bonus of $20,000 during 2017 as compensation for his board of director services.
 During 2017 and 2018, Mr. Madan was also eligible to receive periodic stock option awards at the discretion of the board.

Patrick Griffin, M.D., F.A.C.P.

Dr. Griffin was appointed as Chief Medical Officer effective February 15, 2019, after joining as head of clinical development in November 2018. The Company entered into an executive employment agreement with Dr. Griffin in February 2019.

Pursuant to the executive employment agreement with Dr. Griffin, Dr. Griffin receives an annual base salary of $375,000 and received a performance bonus of $75,000 upon dosing the first patient in our Phase 3 clinical trial in celiac disease. Dr. Griffin is also eligible to receive an annual performance bonus as approved by the Company’s board of directors. Dr. Griffin is eligible to participate in the Company’s employee benefit program.

Dr. Griffin received an initial grant of options to purchase 500,000 shares of the Company’s common stock, with 25% vesting on the date of grant and the remainder vesting over four years. In addition, Dr. Griffin received an initial grant of 100,000 restricted stock units, with 25% vesting immediately on the date of grant and the remainder vesting over one year.

If we terminate Dr. Griffin’s executive employment agreement for any reason other than “for cause,” or if Dr. Griffin terminates his executive employment agreement for “Good Reason,” the terms of the agreement require us to pay Dr. Griffin 12 months of his then-current base salary and up to 12 months of continuation of health insurance benefits, provided that Dr. Griffin executes and does not revoke a release and settlement agreement in a form satisfactory to us. Dr. Griffin is entitled to receive his annual bonus for the year of termination as determined by the board, pro-rated based on the number of days Dr. Griffin was employed during the year of termination.

Amended and Restated Executive Employment Agreements with Drs. Laumas, Dr. Prior and Mr. Madan

On March 11, 2018, we entered into amended and restated executive employment agreements with Dr. Laumas, Dr. Prior and Mr. Madan (the “Executive Agreements”). Under the Executive Agreements, Dr. Laumas, Dr. Prior and Mr. Madan are entitled to receive annual base salaries of $275,000, $300,000 and $285,000, respectively, subject to periodic adjustment as we may determine. They are each generally eligible to participate in employee benefit and bonus programs established by the Company from time to time that may be applicable to our executives.

If we terminate any of the Executive Agreements other than “for cause,” or if Dr. Laumas, Dr. Prior or Mr. Madan terminates his respective agreement for “Good Reason,” the Executive Agreements provide that such executive will receive 12 months of his then-current base salary and up to 12 months of continuation of health insurance benefits, provided that such executive executes and does not revoke a release and settlement agreement in a form satisfactory to us.
On February 18, 2019, Dr. Prior resigned as Chief Executive Officer and as a director, effective February 19, 2019. In connection with Dr. Prior’s resignation, we entered into a Separation and Release Agreement with Dr. Prior pursuant to which Dr. Prior will be entitled to the severance payments set forth in his amended and restated employment agreement, dated March 11, 2018, including an amount equal to 12 months of his current base salary and certain health care reimbursement benefits, and, additionally, continued vesting of his outstanding time-based equity awards for the 12-month period following the separation. On February 19, 2019, we also entered into a Consulting Agreement with Dr. Prior pursuant to which he will provide advisory services as requested by us for a 12-month term at a rate of $350 per hour.
On February 18, 2019, the Board appointed our current Executive Chairman, Dr. Laumas, to the additional position of Chief Executive Officer, effective upon the resignation of Dr. Prior. Dr. Laumas will not be entitled to any additional compensation as a result of his appointment as Chief Executive Officer. In connection with this appointment, we entered into an amendment to the Amended and Restated Executive Employment Agreement, dated March 11, 2018, by and between us and Dr. Laumas to provide that any subsequent cessation of Dr. Laumas’s status as Chief Executive Officer will not constitute “Good Reason” under Dr. Laumas’s Employment Agreement.
2019 Director Compensation
The following table provides compensation information regarding our non-employee directors for the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash (1) ($)	Option Awards (2) ($)	Total ($)
Lorin K. Johnson, Ph.D.	70,000	18,913	88,913
Roy Proujansky, M.D.	40,000	18,913	58,913
Anthony E. Maida III, Ph.D., M.A., M.B.A.	80,000	18,913	98,913
Saira Ramasastry, M.S., M. Phil.	70,000	18,913	88,913

(1)	Fees earned or paid in cash reflect the non-employee director compensation earned during the year ended December 31, 2019.

(2)
The amounts in the “Option Awards” column reflect the aggregate Black-Scholes grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of ASC 718, Compensation—Stock Compensation. The assumptions that were used to calculate the value of these awards are discussed in Notes 1 and 9 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 18, 2019. These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

The table below shows the aggregate number of option awards held as of December 31, 2019 by each of our current non-employee directors who was serving as of that date.

Name	Options Outstanding as of December 31, 2019
Lorin K. Johnson, Ph.D.	351,492
Roy Proujansky, M.D.	100,000
Anthony E. Maida III, Ph.D., M.A., M.B.A.	163,059
Saira Ramasastry, M.S., M. Phil.	100,000

Non-Employee Director Compensation Policy

On September 21, 2018, we adopted a policy with respect to compensation of our non-employee directors, the Non-Employee Director Compensation Policy. Each non-employee director is eligible to receive annual cash and equity compensation for his or her service without further action by the board, subject to continued service on our board. Our non-employee directors receive the following annual retainers:

Position	Retainer
Board member	$40,000
Chairman of the Board	35,000
Audit Committee Chair	25,000
Audit Committee member	7,500
Compensation Committee Chair	15,000
Compensation Committee member	7,500
Nominating and Corporate Governance Chair	15,000
Nominating and Corporate Governance member	7,500

In addition, each non-employee director who serves on the Board as of the date of any annual meeting of our stockholders (the “Annual Meeting”) will automatically be granted on the date of such Annual Meeting, options to purchase 25,000 shares of our common stock. The annual equity awards will vest monthly over a period of three years, subject to continued service on our Board. Except as otherwise determined by the Board, each non-employee director who is initially elected or appointed to the Board on any date other than the date of the Annual Meeting will automatically be granted options to purchase 50,000 shares of our common stock. 10% of the underlying shares will vest immediately on the date of grant, with the remainder of shares vesting over 36 equal monthly installments.

Directors may be reimbursed for travel, food, lodging and other expenses directly related to their service as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and by-laws.

DESCRIPTION OF CAPITAL STOCK

This section summarizes our authorized and outstanding securities and certain of the provisions of our amended and restated certificate of incorporation, or Certificate of Incorporation, and our amended and restated bylaws, or Bylaws.

General

The Company’s authorized capital stock consists of 360,000,000 shares of capital stock, par value $0.0001 per share, of which 350,000,000 shares are common stock, par value $0.0001 per share and 10,000,000 are preferred stock, par value $0.0001 per share. As of January 21, 2020, the Company had 41,204,976 shares of common stock outstanding held by approximately 255 shareholders of record, and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Reference is made to our Certificate of Incorporation, Bylaws, and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our common stock.

Preferred Stock

The Company has authorized 10,000,000 shares of preferred stock. There is no preferred stock outstanding.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, meaning that the holders of 50.1% of our outstanding shares of common stock, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

We have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other relevant conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

As of the date of this proxy statement, the Company has warrants outstanding, that entitle their holders to purchase 12,601,034 shares of common stock, with exercise prices ranging from $2.13 to $55.31. Such warrants contain certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, and similar business combinations.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Charter and Bylaw Provisions

Certain provisions in our Certificate of Incorporation and Bylaws may make it difficult for a third party to acquire, or attempt to acquire, control of our company, even if a change in control was considered favorable by our stockholders. For example, our board of directors has the authority to issue up to 10,000,000 shares of preferred stock. The board of directors can fix the price, rights, preferences, privileges and restrictions of the preferred stock without any further vote or action by our stockholders. The issuance of shares of preferred stock may delay or prevent a change in control transaction. As a result, the market price of our common stock and the voting and other rights of our stockholders may be adversely affected. An issuance of shares of preferred stock may result in the loss of voting control to other stockholders.

Our organizational documents also contain other provisions that could have an anti-takeover effect, including provisions that:

•	provide for a classified board of directors;

•	provide that vacancies on the board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	eliminate cumulative voting in the election of directors;

•
prohibit director removal without cause and only allow removal with cause, and allow amendment of certain provisions of our Certificate of Incorporation and our Bylaws, only by the vote of the holders of at least two-thirds of all then-outstanding shares of our common stock;

•	grant our board of directors the exclusive authority to increase or decrease the size of the board of directors;

•	permit stockholders to only take actions at a duly called annual or special meeting and not by written consent;

•	prohibit stockholders from calling a special meeting of stockholders;

•	require that stockholders give advance notice to nominate directors or submit proposals for consideration at stockholder meetings; and

•	authorize our board of directors, by a majority vote, to amend the Bylaws.

In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also have the effect of discouraging others from making tender offers for our common stock, including transactions that may be in your best interests. These provisions may also prevent changes in our management or limit the price that certain investors are willing to pay for our common stock.

Certain Limitations on Stockholder Actions. Our bylaws also impose some procedural requirements on stockholders who wish to:

•	make a nomination in the election of directors;

•	propose that a director be removed;

•	propose any repeal or change in our bylaws; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

•
a description of the business or nomination to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder submitting such proposal;

•	the text of the proposal or business;

•	the stockholder’s name and address;

•	any material interest of the stockholder in the proposal;

•	the number of shares beneficially owned by the stockholder and evidence of such ownership; and

•
the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons, and the number of shares such persons beneficially own.

To be timely, a stockholder must generally deliver notice not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.

In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as certain other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Innovate Management’s Discussion and Analysis of Financial Condition and Results of Operations

Except as otherwise noted or where the context otherwise requires, as used in this report, the words “we,” “us,” “our,” the “Company” and “Innovate” refer to Innovate Biopharmaceuticals, Inc. as of and following the closing of the merger of Monster and Innovate (the “Monster Merger”) on January 29, 2018, and, where applicable, the business of Innovate prior to the Monster Merger. All references to “Monster” refer to Monster Digital, Inc. prior to the closing of the Monster Merger.

The following analysis reflects the historical financial results of Innovate prior to the Monster Merger and that of Innovate following the Monster Merger and does not include the historical financial results of Monster. All share and per share disclosures have been retroactively adjusted to reflect the exchange of shares in the Monster Merger.

Company Overview

We are a clinical-stage biopharmaceutical company developing novel medicines for autoimmune and inflammatory diseases with unmet medical needs, including drug candidates for celiac disease, nonalcoholic steatohepatitis (NASH), alcoholic steatohepatitis (ASH), Crohn’s disease and ulcerative colitis (UC). We started the Phase 3 clinical trial for our lead drug candidate, larazotide acetate or larazotide (INN-202), for the treatment of celiac disease in June 2019. Larazotide has the potential to be the first-to-market therapeutic for celiac disease, an unmet medical need affecting an estimated 1% of the U.S. population or more than 3 million individuals. Celiac patients have no treatment alternative other than a strict lifelong adherence to a gluten-free diet which is difficult to maintain and can be deficient in key nutrients. In celiac disease, larazotide is the only drug which has successfully met its primary endpoint with statistical significance in a Phase 2b efficacy trial, which was comprised of 342 patients. We completed the End of Phase 2 meeting with the FDA for the treatment of celiac disease with larazotide and received Fast Track designation. Larazotide has been shown to be safe and effective after being tested in several clinical trials involving nearly 600 patients, most recently in the Phase 2b trial for celiac disease.

We are also developing larazotide for the treatment of NASH, a type of liver disease stemming from the most common liver disorder in the world, fatty liver disease. NASH is an unmet medical need affecting approximately 5% to 6% of the U.S. adult population, or more than 15 million individuals. We are developing a proprietary formulation of larazotide for NASH for efficient delivery to the intestine. Larazotide has the potential to reduce the transport of bacterial toxins and immunogenic antigens, including lipopolysaccharide (LPS). Larazotide may be the first drug with this novel mechanism to potentially show improvements in validated NASH biomarkers and endpoints. In a 12-week preclinical study of larazotide combined with obeticholic acid (OCA), data demonstrated statistically significant reductions in plasma total cholesterol, absolute and relative liver weights, relative and total liver cholesterol, and relative and absolute liver triglycerides. These data suggest a synergistic effect between larazotide and OCA.

Intestinal permeability is compromised in numerous diseases where a disruption of the epithelial barrier that separates the lumen from the host’s immune system may contribute to uncontrolled inflammation. Larazotide is a gut-restricted peptide which has been shown to re-normalize intestinal permeability in various inflammatory and metabolic preclinical models. During 2019, we initiated a research collaboration with Institut Gustave Roussy’s Laurence Zitovogel, MD, Ph.D., Department of Immuno-oncology. Through this collaboration, we seek to understand how the therapeutic effect of immune checkpoint inhibitors, such as antibodies to CTLA-4 and PD-1, are modulated by blocking translocation of certain metabolites and bacterial antigens and toxins from interacting with the host immune system in pre-clinical oncology models. Building on previous research that showed a type of permeability known as “leaky gut” that may cause microbial translocation of toxic products into circulation of the bloodstream, we are expanding our work in liver disease. Initial in vitro data suggests the potential use of larazotide in alcoholic liver diseases. We entered into a research collaboration with Massachusetts General Hospital to explore larazotide in animal models for the treatment of ASH.

INN-108 is a novel oral small molecule therapeutic for UC, which plagues up to 1.4 million individuals in the U.S. alone. With the combination of an immunomodulator, INN-108 could lead to a more efficacious drug than the current 5-ASA/mesalamine formations being used to treat UC. A Phase 1 trial was successfully completed in the U.S. with 24 subjects. We expect to enter Phase 2 trials for mild to moderate UC and an adult orphan indication, subject to the receipt of additional financing.

Financial Overview

Since our inception, we have focused our efforts and resources on identifying and developing our research and development programs. We have not had any products approved for commercial sale and have incurred operating losses in each year since inception. Substantially all of our operating losses resulted from expenses incurred in connection with our research and development programs and from general and administrative costs associated with our operations.

As of September 30, 2019, we had an accumulated deficit of $61.7 million. We incurred net losses of $9.2 million and $0.8 million for the three months ended September 30, 2019 and 2018, respectively, and $18.1 million and $20.0 million for the nine months ended September 30, 2019 and 2018, respectively. We expect to continue to incur significant expenses and increase our operating losses for the foreseeable future, which may fluctuate significantly between periods. We anticipate that our expenses will increase substantially as and to the extent we:

•	continue research and development, including preclinical and clinical development of our future and existing product candidates, including INN-202;

•	complete the proposed RDD Merger and advance late-stage drugs in RDD’s current pipeline;

•	potentially seek regulatory approval for our product candidates;

•	commercialize any product candidates for which we obtain regulatory approval;

•	maintain and protect our intellectual property rights;

•	add operational, financial and management information systems and personnel; and

•	continue to incur additional legal, accounting, regulatory, tax-related and other expenses required to operate as a public company.

As such, we will need substantial additional funding to support our operating activities. Adequate funding may not be available to us on acceptable terms, or at all. We currently anticipate that we will seek to fund our operations through equity or debt financings, strategic alliances or licensing arrangements, or other sources of financing. Our failure to obtain sufficient funds on acceptable terms could have a material adverse effect on our business, results of operations and financial condition.

Recent Developments

Agreement and Plan of Merger and Reorganization with RDD Pharma, Ltd.

On October 6, 2019, we entered into an Agreement and Plan of Merger and Reorganization (as amended on December 17, 2019, the “Merger Agreement”) with INNT Merger Sub 1 Ltd., a company organized under the laws of Israel and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), RDD Pharma Ltd., a company organized under the laws of Israel (“RDD”) and Orbimed Israel Partners, Limited Partnership, as the Shareholder Representative. See “The Merger Agreement” in this proxy statement for further information regarding the Merger.

Additional Warrant Issuance

On April 25, 2019, we entered into an amendment (the “Amendment”) to the Purchase Agreement dated as of March 17, 2019 between us and each purchaser. The Amendment (i) deleted Section 4.12 of the Purchase Agreement, which generally prohibited us from issuing, entering into agreements to issue, announcing proposed issuances, selling or granting certain securities between the date of the Purchase Agreement and the date that was 45 days following the closing date thereunder and (ii) gave each purchaser the right to purchase, for $0.125 per underlying share, an additional warrant to purchase shares of our common stock having an exercise price per share of $2.13 and otherwise having the terms of the March Long-Term Warrants (collectively, the “New Warrants”) pursuant to a securities purchase agreement (the “New Securities Purchase Agreement”) entered into among us and each purchaser on May 17, 2019.

We issued New Warrants exercisable for an aggregate of 3,897,010 shares of our common stock and the New Warrants are exercisable for five years beginning on the six-month anniversary of the date of issuance. The New Warrants have an initial exercise price equal to $2.13 per share, subject to certain adjustments. If not previously exercised in full, at the expiration of their applicable terms, the New Warrants will be automatically exercised via cashless exercise, in which case the holder would receive upon such exercise the net number of shares, if any, of common stock determined according to the formula set forth in the New Warrant.

April 2019 Offering

On April 29, 2019, we entered into a Securities Purchase Agreement (the “April Purchase Agreement”) with certain institutional and accredited investors providing for the sale of up to 4,318,272 shares of our common stock at a purchase price of $2.025 per share.

Pursuant to the April Purchase Agreement, we agreed to issue unregistered warrants (the “April Warrants”) to purchase up to 4,318,272 shares of our common stock. Subject to certain ownership limitations, the April Warrants are exercisable beginning on the date of their issuance until the five-and-a-half-year anniversary of their date of issuance at an initial exercise price of $2.13. The exercise price of the April Warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the April Warrants. The April Warrants may be exercisable on a “cashless” basis while there is no effective registration statement or current prospectus available for the shares of common stock issuable upon exercise of the April Warrants. A holder will not have the right to exercise any portion of the April Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the April Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in such percentage shall not be effective until 61 days after such notice. If not previously exercised in full, at the expiration of their terms, the April Warrants will be automatically exercised via cashless exercise.

The net proceeds from the offering and the private placement are approximately $7.9 million, after deducting commissions and estimated offering costs. We also granted the placement agent warrants to purchase up to 215,914 shares of our common stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the April Warrants, except that the Placement Agent Warrants have an exercise price of $2.53 and a term of 5 years from the effective date of the offering. We will also pay the placement agent a reimbursement for non-accountable expenses in the amount of $35,000 and a reimbursement for legal fees and expenses of the placement agent in the amount of $25,000. We refer to the March Long-term Warrants, the New Warrants, the April Warrants and the Placement Agent Warrants collectively as the Long-term Warrants.

Corporate Updates

In June 2019, we expanded our senior management team by appointing Edward J. Sitar, CPA, to Chief Financial Officer. Mr. Sitar has extensive experience in finance and the life sciences industry. Mr. Sitar is responsible for developing and implementing our financial strategy and growth plans.

Senior Convertible Note

On October 4, 2018, we entered into an Amendment and Exchange Agreement and Senior Convertible Note, or Senior Convertible Note. The Senior Convertible Note was convertible into shares of our common stock at certain conversion prices depending on certain factors, which include the volume weighted average price (“VWAP”) of our common stock for a period of time prior to conversion. In addition, the Senior Convertible Note was redeemable by the noteholder or by us under certain qualifying conditions. The principal balance of the Senior Convertible Note was $5.2 million with a stated interest rate of 8.0% per annum and a maturity date of October 4, 2020. In January 2019, the noteholder issued a redemption notice and we repaid the noteholder $1.1 million of principal and accrued interest. During January 2019, we entered into an Option to Purchase Senior Convertible Note, or Option Agreement, with the noteholder. The Option Agreement provided us with the ability to repay the Senior Convertible Note prior to March 31, 2019, which we exercised in March 2019. We paid the noteholder of the Senior Convertible Note approximately $5.3 million, which was the full purchase amount, including interest, of the Senior Convertible Note pursuant to the terms of the Option Agreement. There are no further amounts outstanding under the Senior Convertible Note and the Senior Convertible Note has been canceled.

Unsecured Convertible Promissory Note

On March 8, 2019, we entered into a Securities Purchase Agreement and an unsecured Convertible Promissory Note, or the Unsecured Convertible Note, in the principal amount of $5.5 million. The holder of the Unsecured Convertible Note, or the Convertible Noteholder, may elect to convert all or a portion of the Unsecured Convertible Note at any time and from time to time into our common stock at a conversion price of $3.25 per share, subject to adjustment for stock splits, dividends, combinations and similar events. We may prepay all or a portion of the Unsecured Convertible Note at any time for an amount equal to 115% of then outstanding obligations or the portion of the obligations we are prepaying. The purchase price of the Unsecured Convertible Note was $5.0 million and the Unsecured Convertible Note carries an original issuance discount of $0.5 million, which is included in the principal amount of the Unsecured Convertible Note.

Research and Development

During the third quarter of 2019, we dosed the first patient in our Phase 3 clinical trial for INN-202, after completing key study start-up activities for the study of adult patients with celiac disease who have persistent abdominal symptoms while on a gluten-free diet. We have initiated over 100 clinical trial sites, and we currently anticipate that our first Phase 3 trial will have approximately 600 subjects, with three treatment groups (0.25 mg of larazotide, 0.5 mg of larazotide and a placebo arm). We currently anticipate a top-line readout from the trial in 2021.

Recent research and development milestones include:

•
continued research collaboration with Institut Gustave Roussy to study regulation of intestinal permeability and the gut microbiota using larazotide in immuno-oncology checkpoint inhibitor failure preclinical models;

•	continuation of data analysis from pre-clinical models in NASH after successful initial data from studying larazotide in both ex vivo and animal models;

•	continued research collaboration with Dr. Anthony Blikslager of North Carolina State University to explore life-cycle extension of our lead molecule larazotide acetate;

•	initiated research collaboration with Dr. Younggeon Jin of University of Maryland, College Park to understand tight junction biology;

•	continued research collaboration with Dr. James Nataro of the University of Virginia, Charlottesville to study larazotide’s effect on Environmental Enteric Dysfunction; and

•
continued research collaboration with Dr. Jay Luther and Dr. Raymond Chung at the Gastroenterology Division at Massachusetts General Hospital in order to research the effects of larazotide on certain forms of alcoholic liver disease, such as ASH.

Critical Accounting Policies and Use of Estimates

Use of Estimates

Our management’s discussion and analysis of financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Changes in estimates are reflected in reported results for the period in which they become known. Actual results may differ materially from these estimates under different assumptions or conditions.

Critical Accounting Policies

Areas of the financial statements where estimates may have the most significant effect include fair value measurements, accrued expenses, share-based compensation, income taxes and management’s assessment of our ability to continue as a going concern. Changes in the facts or circumstances underlying these estimates could result in material changes and actual results could differ from these estimates. Except as noted below, there have been no material changes to our critical accounting policies described in "Critical Accounting Policies and Use of Estimates" of the Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 18, 2019.

The Short-Term Warrants, March Long-Term Warrants, New Warrants, April Warrants and Placement Agent Warrants that we issued during the nine months ended September 30, 2019 are freestanding financial instruments that contain net settlement options and may require the Company to settle these warrants in cash under certain circumstances. We have classified these warrants as liabilities on the accompanying condensed balance sheets. The warrant liabilities are initially recorded at fair value on the date of grant and will be subsequently re-measured to fair value at each balance sheet date until the warrant liabilities are settled. Changes in the fair value of the warrants are recognized as a non-cash component of other income and expense in the accompanying condensed statements of operations and comprehensive loss.

Upon a fundamental transaction (as defined in the applicable warrant agreement), each holder of Short-Term Warrants and Long-Term Warrants can elect to require us or a successor entity to purchase such holder’s outstanding, unexercised warrants for a cash payment (or under certain circumstances other consideration) equal to the Black-Scholes value of the warrants on the date of consummation of the fundamental transaction, calculated in accordance with the terms and using the assumptions specified in the applicable warrant agreement. Due to the proposed RDD Merger, management has assumed that warrant holders would elect to receive cash payments under the applicable warrant agreements following the completion of the transaction. As such, the fair value of the warrants as of September 30, 2019, was determined, for financial reporting purposes, through the use of the Black-Scholes model, which resulted in a significant change in the fair value estimate compared to prior periods. The estimates underlying the assumptions used in both the Monte Carlo simulation technique, or MCS, model and Black-Scholes model are subject to risks and uncertainties and may change over time, and the assumptions used in both the MCS model and the Black-Scholes model for financial reporting purposes generally differ from the assumptions that would be applied in determining a payout under the applicable warrant agreements. These valuation techniques involve management’s estimates and judgment based on unobservable inputs and are classified in Level 3.

We adopted ASU No. 2016-02, Leases (Topic 842), as amended, as of January 1, 2019 using the modified retrospective approach at the beginning of the period of adoption. Under this approach, the reporting for comparative periods presented in the financial statements are presented in accordance with the legacy lease standard. In addition, we elected the available practical expedients permitted under the transition guidance within the new lease standard.

Under the new leases standard, we recognize a right-of-use (“ROU”) asset and lease liability upon commencement of a lease. The ROU asset represents our right to use an underlying asset for the lease term and is included in right-of-use asset on the accompanying condensed balance sheets. Lease liabilities represent our obligation to make lease payments arising from the lease and are included in current and non-current lease liability on the accompanying condensed balance sheets. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. In the absence of an implicit rate, we use their incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. All leases with a term of less than 12 months are not recognized on the balance sheet. Adoption of the new leases standard resulted in us recognizing a ROU asset and lease liability of less than $0.1 million as of January 1, 2019. The adoption of ASU 2016-02 did not result in a cumulative adjustment to accumulated deficit.

We adopted ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting effective January 1, 2019. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from non-employees. Beginning on the adoption date, we changed our expense recognition for share-based payments to non-employees to an amount determined at the grant or modification date instead of a variable amount to be re-measured each reporting period. We calculated the fair value of our non-employee grants as of the adoption date and determined that there was no impact to our accumulated deficit or other components of equity upon adoption of ASU 2018-07. The unamortized expense for non-employee grants will be recognized on a straight-line basis over the remaining contractual term of the respective non-employee option agreements.

Results of Operations

Comparison of the Three Months Ended September 30, 2019 and 2018

The following table sets forth the key components of our results of operations for the three months ended September 30, 2019 and 2018:

	Three Months Ended September 30,
	2019	2018	$ Change	% Change
Operating expenses:	(unaudited)	(unaudited)
Research and development	$3,943,420	$(1,785,645)	$5,729,065	(321)%
General and administrative	2,564,508	1,565,992	998,516	64%
Total operating expenses	6,507,928	(219,653)	6,727,581	(3,063)%

Income (loss) from operations	(6,507,928)	219,653	(6,727,581)	3,063%
Other income (expense), net	(2,713,304)	(995,583)	(1,717,721)	(173)%

Net loss	$(9,221,232)	$(775,930)	$(8,445,302)	(1,088)%

Research and Development Expense

Research and development expense for the three months ended September 30, 2019, increased approximately $5.7 million, or 321%, as compared to the three months ended September 30, 2018. The increase was driven primarily by progress in our Phase 3 clinical trial in celiac disease during the three months ended September 30, 2019, which represented an increase of approximately $2.2 million. In addition, non-cash share-based compensation expense increased by approximately $3.3 million primarily due to re-measurement of non-employee stock options during the three months ended September 30, 2018, which resulted in a decrease in expense as a result of the decline in the fair value of options vested during the prior period. Research and development license fees increased by approximately $0.3 million during the three months ended September 30, 2019, due to a milestone payment due upon dosing the first patient in our Phase 3 clinical trial in celiac disease.

General and Administrative Expense

General and administrative expense for the three months ended September 30, 2019, increased approximately $1.0 million, or 64%, as compared to the three months ended September 30, 2018. The increase was driven primarily by an increase in non-cash share-based compensation expense of approximately $0.8 million. The increase in non-cash share-based compensation expense was due to $0.3 million related to options granted since September 30, 2018, $0.3 million in modification expense related to options extended during the period and an increase of approximately $0.2 million due to re-measurement of non-employee stock options during the three months ended September 30, 2018, which resulted in negative expense due to the decline in fair value of the underlying stock. In addition, business development, patent protection of our intellectual property and other general corporate costs increased approximately $0.2 million.

Other income (expense), net

Other income (expense), net for the three months ended September 30, 2019, changed by approximately $1.7 million, or (173)%, as compared to the three months ended September 30, 2018. Other expense increased by approximately $2.5 million due to an unrealized loss from the change in fair value of the warrant liabilities. This increase was offset by a decrease in non-cash interest expense of $0.6 million and an unrealized gain from the change in fair value of the Unsecured Convertible Note derivative liability of $0.2 million.

Comparison of the Nine Months Ended September 30, 2019 and 2018

The following table sets forth the key components of our results of operations for the nine months ended September 30, 2019 and 2018:

	Nine Months Ended September 30,
	2019	2018	$ Change	% Change
Operating expenses:	(unaudited)	(unaudited)
Research and development	$8,215,079	$5,815,580	$2,399,499	41%
General and administrative	8,728,714	8,669,455	59,259	1%
Total operating expenses	16,943,793	14,485,035	2,458,758	17%

Income (loss) from operations	(16,943,793)	(14,485,035)	(2,458,758)	(17)%
Other income (expense), net	(1,200,444)	(5,466,191)	4,265,747	78%

Net loss	$(18,144,237)	$(19,951,226)	$1,806,989	9%

Research and Development Expense

Research and development expense for the nine months ended September 30, 2019, increased approximately $2.4 million, or 41%, as compared to the nine months ended September 30, 2018. The increase was primarily driven by an increase of approximately $3.5 million associated with the progression of our Phase 3 clinical trial in celiac disease. In addition, research and development license fees increased by approximately $0.3 million due to a milestone payment associated with dosing the first patient in our Phase 3 clinical trial in celiac disease. Compensation costs and personnel benefits also increased approximately $0.3 million due to an increase in research and development personnel. These increases were offset by a decrease of approximately $1.7 million in non-cash share-based compensation expense which is primarily due to a decrease in the options granted and vested during the nine months ended September 30, 2019. Non-cash share-based compensation expense also decreased during the nine months ended September 30, 2019, due to the decrease in fair value of options as a result of the decline in our stock price.

General and Administrative Expense

General and administrative expense for the nine months ended September 30, 2019, increased approximately $0.1 million, or 1%, as compared to the nine months ended September 30, 2018. The increase was driven primarily by increases in (i) general and administrative personnel costs of $0.3 million, which represents severance costs for our former chief executive officer, (ii) costs associated with operating as a public company of approximately $0.8 million, including directors’ and officers’ liability insurance premiums, investor relations and regulatory fees, (iii) business development, patent protection of our intellectual property and other general corporate costs of $0.4 million and (iv) non-cash share-based compensation expense of $0.1 million due to option modifications that extended the exercise periods of certain outstanding options. These increases were offset by a decrease in accounting and legal fees associated with the Monster Merger of approximately $0.5 million and a decrease of $1.0 million in transaction advisory fees associated with the Monster Merger.

Other income (expense), net

Other income (expense), net for the nine months ended September 30, 2019, changed by approximately $4.3 million, or 78%, as compared to the nine months ended September 30, 2018. The change primarily consists of (i) a non-cash charge of $3.1 million for the beneficial conversion feature that was triggered when our convertible debt and accrued interest converted to our common stock at a 25% discount on January 29, 2018, (ii) an unrealized gain from the change in fair value of the warrant liabilities of $0.1 million, (iii) an unrealized gain from the change in fair value of the Unsecured Convertible Note derivative liability of $0.9 million and (iv) non-cash interest expense of $1.2 million. These changes were offset by $1.0 million for the loss on extinguishment of debt in March 2019.

 Comparison of the Years Ended December 31, 2018 and 2017

The following table sets forth the key components of our results of operations for the years ended December 31, 2018 and 2017:

	Year Ended December 31,
	2018	2017	$ Change	% Change
Operating expenses:
Research and development	$7,559,077	$4,007,911	$3,551,166	89%
General and administrative	10,664,991	7,161,612	3,503,379	49%
Total operating expenses	18,224,068	11,169,523	7,054,545	63%

Loss from operations	(18,224,068)	(11,169,523)	(7,054,545)	(63)%
Total other expense, net	(5,938,211)	(436,294)	(5,501,917)	(1,261)%

Net loss	$(24,162,279)	$(11,605,817)	$(12,556,462)	(108)%

Research and Development Expense

Research and development expense for the year ended December 31, 2018 increased approximately $3.6 million, or 89%, as compared to the year ended December 31, 2017. The increase was driven primarily by: (i) an increase of approximately $2.3 million associated with preparation for our Phase 3 clinical trials in INN-202; (ii) an increase of approximately $0.8 million in compensation costs related to an increase in research and development personnel, (iii) an increase of approximately $0.4 million in non-cash share-based compensation expense primarily due to an increase in stock option awards granted to our research and development personnel during the year ended December 31, 2018; and (iv) an increase of approximately $0.1 million related to manufacturing, consulting and further development of our product candidate pipeline.

General and Administrative Expense

General and administrative expense for the year ended December 31, 2018 increased approximately $3.5 million, or 49%, as compared to the year ended December 31, 2017. The increase was driven primarily by: (i) an increase of approximately $1.3 million in accounting and legal fees associated with the Merger, SEC filings and outsourced accounting personnel; (ii) an increase of approximately $1.0 million in transaction advisory fees associated with the Merger; (iii) an increase of approximately $1.1 million for increased costs associated with operating as a public company, including directors’ and officers’ liability insurance premiums, investor relations costs and regulatory fees and services associated with maintaining compliance with Nasdaq exchange listing and SEC regulations; (iv) an increase of $1.5 million in compensation costs for our general and administrative personnel, (v) an increase of approximately $0.2 million in board compensation; and (vi) an increase of approximately $1.0 million for market research and business development, patent protection of our intellectual property and other general corporate costs. These increases were offset by a decrease of approximately $2.6 million in non-cash stock compensation expense. The decrease in stock compensation expense is primarily due to the fact that the majority of the stock options granted in 2017 were fully vested as of December 31, 2017, and there was a decrease in the number of stock options granted in 2018.

Other income (expense), net

Other expense, net, for the year ended December 31, 2018, increased by approximately $5.5 million, or (1,261)%, as compared to the year ended December 31, 2017. The increase was primarily due to: (i) a non-cash charge of $3.1 million for the beneficial conversion feature that was triggered when our convertible debt and accrued interest were converted to common stock at a 25% discount on January 29, 2018; (ii) non-cash interest expense of approximately $2.5 million for the amortization of debt discount; and (iii) $0.2 million in cash interest expense associated with our Senior Note Payable issued on January 29, 2018. The interest expense increases were offset by an increase of $0.1 million associated with the change in fair value of the derivative liability and an increase of $0.2 million in interest income on our money market account due to an increase in our cash balance as a result of the equity financing in January 2018.

Liquidity and Capital Resources

Sources of Liquidity

As of September 30, 2019, we had cash and cash equivalents of approximately $8.9 million, compared to approximately $5.7 million as of December 31, 2018. The increase in cash was primarily due to the net proceeds from the March 2019 Offering and April 2019 Offering, in addition to the issuance of convertible debt, net of expenditures for business operations, research and development and clinical trial preparations, further described below. We expect to incur substantial expenditures in the foreseeable future for the continued development and clinical trials of our product candidates. We will continue to require additional financing to develop our product candidates and fund operations for the foreseeable future. We plan to seek funds through debt or equity financings, strategic alliances and licensing arrangements, and other collaborations or sources of financing, including the RDD Merger Financing. However, there can be no assurance that we will be able to raise the additional capital needed to continue our pipeline of research and development programs on terms acceptable to us, on a timely basis or at all. If we are unable to raise additional funds when needed, our ability to develop our product candidates will be impaired. We may also be required to delay, reduce or terminate some or all of our development programs and clinical trials.

March 2019 Offering

On March 17, 2019, we entered into the Purchase Agreement with SDS Capital Partners II, LLC and certain other accredited investors, pursuant to which we sold, on March 18, 2019, 4,181,068 shares of our common stock and issued Short-Term Warrants to purchase up to 4,181,068 shares of our common stock and Long-Term Warrants to purchase up to 2,508,634 shares of common stock. Pursuant to the Purchase Agreement, we issued the shares of common stock and warrants at a purchase price per share of $2.33 for aggregate gross proceeds of approximately $9.7 million.

April 2019 Offering

On April 29, 2019, we entered into the April Purchase Agreement pursuant to which we sold, on May 1, 2019, 4,318,272 shares of our common stock at a purchase price of $2.025 per share for aggregate gross proceeds of approximately $7.9 million, after deducting commissions and estimated offering costs. Pursuant to the April Purchase Agreement, we issued warrants to purchase up to 4,318,272 shares of common stock at an initial exercise price of $2.13. Additionally, we granted the placement agent warrants to purchase up to 215,914 shares of common stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the April warrants, except that the Placement Agent Warrants have an exercise price of $2.53 and a term of 5 years from the effective date of the offering.

January 2018 Equity Issuance

Immediately prior to the closing of the Monster Merger, accredited investors purchased shares of Innovate common stock in a private placement for gross proceeds of approximately $18.1 million, or $16.5 million, net of approximately $1.6 million in placement agent fees and $80,000 in non-accountable expense costs (the “Equity Issuance”). Additionally, Innovate issued five-year warrants to each cash purchaser of common stock, or an aggregate of approximately 1.4 million warrants, with an exercise price of $3.18 per share after giving effect to the Exchange Ratio. Innovate also issued 349,555 five-year warrants with an exercise price of $2.54 per share and 279,862 five-year warrants with an exercise price of $3.18 per share (after giving effect of the Exchange Ratio) to the respective placement agents and their affiliates.

Concurrently with the Equity Issuance, convertible promissory notes issued by Innovate in the aggregate principal amount of approximately $8.6 million plus accrued interest of $0.6 million were converted into shares of Innovate common stock at an exercise price per share of $0.72, prior to the Exchange Ratio (the “Conversion”), which reflected a 25% discount relative to the shares issued pursuant to the Equity Issuance (the “Conversion Discount”). The Conversion Discount represented a beneficial conversion feature of approximately $3.1 million which was recorded as a charge to interest expense and a credit to additional paid-in capital.

H.C. Wainwright & Co., LLC (“HCW”) and GP Nurmenkari Inc. (“GPN”) were retained as the placement agents for the Equity Issuance. HCW was paid a flat fee of $0.3 million, a cash fee of $0.3 million (equal to 10% of the gross proceeds of the Equity Issuance up to a certain cap) and non-accountable expense allowance of approximately $30,000. GPN was paid a cash fee of $0.9 million (equal to 10% of the gross proceeds of certain investors in the Equity Issuance) and non-accountable expense allowance of $50,000. IB Pharmaceuticals issued to affiliates of HCW five-year warrants to purchase 209,951 shares of common stock with an exercise price per share equal to $3.18 (after giving effect to the Exchange Ratio). IB Pharmaceuticals issued to GPN five-year warrants to purchase 349,555 shares of common stock with an exercise price per share equal to $2.54 and five-year warrants to purchase 69,911 shares of common stock with an exercise price of $3.18 (after giving effect to Exchange Ratio). Upon the closing of the Monster Merger, the outstanding shares of IB Pharmaceuticals’ common stock were exchanged for shares of common stock of Monster at an exchange ratio of one share of IB Pharmaceuticals common stock to 0.37686604 shares of Monster common stock (the “Exchange Ratio”). Immediately following the closing of the Monster Merger, after giving effect to the Equity Issuance and applying the Exchange Ratio, Monster’s securityholders owned approximately 5.8% of our outstanding common stock on a fully-diluted basis and IB Pharmaceuticals’ securityholders owned approximately 94.2% of our outstanding common stock.

Senior Convertible Note and Exchange Agreement

On January 29, 2018, we entered into a Note Purchase Agreement and Senior Note Payable (the “Note”) with a lender. The principal amount of the Note was $4.8 million. The Note was issued at a discount of $1.8 million and net of financing costs, for total proceeds of $3.0 million. Interest on the Note accrued from January 29, 2018, at a rate of 12.5% per annum and quarterly payments of interest only were due beginning on March 30, 2018 and compounded quarterly. On October 4, 2018, we entered into an Amendment and Exchange Agreement, or Exchange Agreement, with the noteholder exchanging the Note for the Senior Convertible Note.

The principal amount of the Senior Convertible Note was $5.2 million and bore interest at a rate of eight percent (8%) per annum payable quarterly in cash, with a scheduled maturity date of October 4, 2020. The interest rate would automatically increase if there was an event of default to 18% per annum during the default period.

During January 2019, the noteholder issued a redemption notice requiring us to repay the noteholder $1.1 million of principal and accrued interest. On January 7, 2019, we entered into the Option Agreement with the noteholder. We paid the noteholder $0.3 million in consideration for the noteholder entering into the Option Agreement with us, which was recorded as interest expense in our accompanying condensed statements of operations and comprehensive loss. The Option Agreement provided us with the ability to repay (purchase) the outstanding principal and accrued interest of the Senior Convertible Note any time from January 7, 2019 until March 31, 2019, or the Option Period. On March 11, 2019, we exercised our repurchase rights from the Option Agreement and paid the noteholder of the Senior Convertible Note approximately $5.3 million, which was the full purchase amount, including accrued interest, of the Senior Convertible Note pursuant to the terms of the Option Agreement. There are no further amounts outstanding under the Senior Convertible Note and the Senior Convertible Note has been canceled.

Amortization of debt discount for the Note and Senior Convertible Note recorded as interest expense for the Note and the Senior Convertible Note totaled approximately $0.9 million and $2.1 million for the three and nine months ended September 30, 2018. There was no such expense related to the Note and the Senior Convertible Note during the three and nine months ended September 30, 2019.

Unsecured Convertible Promissory Note

On March 8, 2019, we entered into the Note Purchase Agreement with the Convertible Noteholder. Pursuant to the Note Purchase Agreement, we issued the Convertible Noteholder the Unsecured Convertible Note in the principal amount of $5,500,000. The Convertible Noteholder may elect to convert all or a portion of the Unsecured Convertible Note at any time and from time to time into our common stock at a conversion price of $3.25 per share, subject to adjustment for stock splits, dividends, combinations and similar events. We may prepay all or a portion of the Unsecured Convertible Note at any time for an amount equal to 115% of any then outstanding obligations or the portion of the obligations we are prepaying. The purchase price of the Unsecured Convertible Note was $5,000,000, and the Unsecured Convertible Note carries an OID of $500,000, which is included in the principal amount of the Unsecured Convertible Note. In addition, we agreed to pay $20,000 of transaction expenses, which were netted out of the purchase price of the Unsecured Convertible Note. We also incurred additional transactions costs of approximately $37,000, which were recorded as debt issuance costs. As a result of the redemption features of the Unsecured Convertible Note, we are amortizing the debt issuance costs and accreting the OID to interest expense over the estimated redemption period of 15 months, using the effective interest method.

The various conversion and redemption features contained in the Unsecured Convertible Note are embedded derivative instruments, which were recorded as a debt discount and derivative liability at the issuance date at their estimated fair value of $1.3 million. Amortization of debt discount and accretion of the OID for the Unsecured Convertible Note recorded as interest expense was approximately $0.3 million and $0.7 million for the three and nine months ended September 30, 2019.

The Unsecured Convertible Note bears interest at the rate of 10% (which will increase to 18% upon and during the continuance of an event of default) per annum, compounding on a daily basis. All principal and accrued interest on the Unsecured Convertible Note is due on the second-year anniversary of the Unsecured Convertible Note’s issuance. During the three and nine months ended September 30, 2019, we made principal payments of $0.5 million under the Unsecured Convertible Note.

At any time after the six-month anniversary of the issuance of the Unsecured Convertible Note, (i) if the average volume weighted average price over twenty trading dates exceeds $10.00 per share, we may generally require that the Unsecured Convertible Note convert into shares of its common stock at the $3.25 (as adjusted) conversion price, and (ii) the Convertible Noteholder may elect to require all or a portion of the Unsecured Convertible Note be redeemed by us. If the Convertible Noteholder requires a redemption, we, at our discretion, may pay the redeemed portion of the Unsecured Convertible Note in cash or in our common stock at a conversion rate equal to the lesser of (i) the $3.25 (as adjusted) conversion rate or (ii) 80% of the average of the five lowest volume weighted average price of our Common Stock over the preceding twenty trading days. The Convertible Noteholder may not redeem more than $500,000 per calendar month during the period between the six-month anniversary of the date of issuance until the first-year anniversary of the date of issuance and $750,000 per calendar month thereafter. The obligation or right of us to deliver our shares upon the conversion or redemption of the Unsecured Convertible Note is subject to a 19.99% cap and subject to a floor price trading price of $3.25 (unless waived by us). Any amounts redeemed or converted once the cap is reached or if the market price is less than the $3.25 floor price must be paid in cash.

If there is an Event of Default under the Unsecured Convertible Note, the Convertible Noteholder may accelerate our obligations or elect to increase the outstanding obligations under the Unsecured Convertible Note. The amount of the increase ranges from 5% to 15% depending on the type of default (as defined in the Unsecured Convertible Note). In addition, the Unsecured Convertible Note obligations will be increased if there are delays in our delivery requirements for the shares or cash issuable upon the conversion or redemption of the Unsecured Convertible Note in certain circumstances.

If we issue convertible debt in the future with any terms, including conversion terms, that are more favorable to the terms of the Unsecured Convertible Note, the Convertible Noteholder may elect to incorporate the more favorable terms into the Unsecured Convertible Note.

At-the-market Offering

On October 26, 2018, we entered into a common stock sales agreement with H.C. Wainwright & Co., LLC and Ladenburg Thalmann & Co. Inc. and filed a prospectus with the SEC related to such offering. We previously filed a Form S-3 that became effective on July 13, 2018 that included the registration of $40 million of our shares of common stock in connection with a potential “at-the-market” offering. Pursuant to the sales agreement, we may issue and sell shares having an aggregate gross sales price of up to $40 million. During the nine months ended September 30, 2019, we sold 705,714 shares under the “at the market” offering for net proceeds of approximately $1.7 million. We voluntarily suspended the ATM facility as of June 24, 2019, and it has remained suspended since that time.

Cash Flows

The following table sets forth the primary sources and uses of cash for the nine months ended September 30, 2019 and 2018:

	Nine Months Ended September 30,
	2019	2018
Net cash (used in) provided by:
Operating activities	$(14,744,311)	$(12,760,698)
Investing activities	(9,475)	61,057
Financing activities	17,888,682	20,455,760
Net increase in cash and cash equivalents	$3,134,896	$7,756,119

Operating Activities

For the nine months ended September 30, 2019, our net cash used in operating activities of approximately $14.7 million primarily consisted of a net loss of $18.1 million and a non-cash gain of $1.0 million for the extinguishment of the Senior Convertible Note derivative liability and changes in the fair value of the warrant liabilities and the Unsecured Convertible Note derivative liability. These decreases were offset by adjustments for non-cash share-based compensation of approximately $2.3 million, a non-cash loss of $1.0 million on the extinguishment of debt, non-cash interest expense of approximately $1.0 million and write-off of deferred offering costs associated with the ATM facility of $0.1 million.

For the nine months ended September 30, 2018, our net cash used in operating activities of approximately $12.8 million primarily consisted of a net loss of $20.0 million, offset by adjustments for share-based compensation of approximately $3.9 million, non-cash interest expense of approximately $5.3 million and decreases in accounts payable and accrued expenses of approximately $2.0 million.

Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2019 represents purchases of property and equipment. Net cash provided by investing activities for the nine months ended September 30, 2018 primarily represented loan payments received from a related party of $75,000 offset by the purchase of office furniture and computer equipment of approximately $14,000.

Financing Activities

For the nine months ended September 30, 2019, net cash provided by financing activities of approximately $17.9 million primarily consisted of the proceeds of $20.7 million received from the sale of our common stock and warrants, including proceeds of $0.5 million from the purchase of additional warrants, and $5.0 million from the issuance of the Unsecured Convertible Note. These increases were offset by approximately $6.7 million in debt repayments, $1.0 million in stock issuance costs and $0.1 million in debt issuance costs.

For the nine months ended September 30, 2018, net cash provided by financing activities of approximately $20.5 million primarily consisted of the proceeds of (i) $18.1 million received from the sale of our common stock and warrants in the Equity Issuance, (ii) $3.3 million from the issuance of a note payable and (iii) $0.9 million from the exercise of warrants. These increases were offset by approximately $1.7 million in stock issuance costs and $0.3 million in debt repayments.

The following table sets forth the primary sources and uses of cash for the years ended December 31, 2018 and 2017:

	Year Ended December 31,
	2018	2017
Net cash (used in) provided by:
Operating activities	$(15,169,330)	$(5,096,546)
Investing activities	(13,943)	(38,727)
Financing activities	20,556,610	5,130,025
Net increase (decrease) in cash and cash equivalents	$5,373,337	$(5,248)

Operating Activities

For the year ended December 31, 2018, net cash used in operating activities of approximately $15.2 million primarily consisted of a net loss of $24.2 million, offset by adjustments for non-cash share-based compensation of approximately $3.8 million, beneficial conversion feature of $3.1 million, non-cash interest expense of approximately $2.8 million offset by the change in fair value of derivative liability of $0.1 million and a net change totaling approximately $0.7 million due to increases in prepaid expense and other current assets and accounts payable and decreases in accrued expenses.

For the year ended December 31, 2017, net cash used in operating activities of approximately $5.1 million primarily consisted of a net loss of $11.6 million, offset by adjustments for non-cash share-based compensation of approximately $6.0 million, non-cash interest expense of approximately $0.4 million and a net increase in prepaid expense, accounts payable and accrued expenses of less than $0.1 million.

Investing Activities

For the year ended December 31, 2018, net cash used in investing activities of approximately $14,000 represented the purchase of office furniture and computer equipment of approximately $14,000. In addition, we received loan payments from a related party of $75,000 which was offset by an investment in a certificate of deposit of $75,000. Net cash used in investing activities for the year ended December 31, 2017 represented the purchase of office furniture, computer equipment and leasehold improvements.

Financing Activities

For the year ended December 31, 2018, net cash provided by financing activities of approximately $20.6 million primarily consisted of: (i) the proceeds of $18.1 million received from the sale of our common stock and warrants in the Equity Issuance; (ii) $3.0 million from the issuance of a note payable; (iii) $0.9 million from the exercise of warrants and (iv) $0.2 million in proceeds from the exercise of stock options. These increases were offset by approximately $1.5 million in stock issuance costs and $0.2 million in payment of deferred offering costs.

For the year ended December 31, 2017, net cash provided by financing activities of approximately $5.1 million primarily consisted of borrowings from convertible debt.

Capital Requirements

We have not generated any revenue from product sales or any other activities. We do not expect to generate significant revenue unless and until we obtain regulatory approval of and commercialize, or out-license, one or more of our product candidates and do not know when, or if, these will occur. In addition, we expect our expenses to increase in connection with our ongoing development activities, particularly as we continue the research, development and clinical trials of, and seek regulatory approval for, our product candidates. In addition, subject to obtaining regulatory approval of our product candidates, we expect to incur significant commercialization expenses for product sales, marketing, manufacturing and distribution. We anticipate that we will need substantial additional funding in connection with our continuing operations, including increased costs associated with being a public company.

Our financial statements have been prepared on a basis which assumes that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Based on our limited operating history and recurring operating losses, there is substantial doubt that we will continue as a going concern for at least one year following the date of our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019, without additional financing. Management’s plans with regard to these matters include entering into strategic partnerships or seeking additional debt or equity financing arrangements or a combination of these activities, including the RDD Merger and RDD Merger Financing. The failure to obtain sufficient financing or strategic partnerships or complete the RDD Merger and RDD Merger Financing could adversely affect our ability to achieve our business objectives and continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and the related notes present information on the beneficial ownership of shares of our capital stock as of December 20, 2019, (except where otherwise indicated) by:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who are known by us to beneficially own more than 5% of the outstanding shares of our capital stock on an as converted basis.
Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of December 20, 2019, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each stockholder listed is: c/o Innovate Biopharmaceuticals, Inc., 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Outstanding(1)
Principal Stockholders:
BrynMawr Technology Holdings (2)	1,885,440	5.3%
Moonstar Family Group (3)	2,688,217	7.5%
The Sea Island Partnership (4)	2,892,298	8.1%
Directors and Named Executive Officers:
Christopher Prior, Ph.D. (5)	2,095,552	5.5%
Jay P. Madan, M.S. (6)	1,280,859	3.5%
Sandeep Laumas, M.D. (7)	1,115,684	3.1%
Ed Sitar (8)	26,250	*
Lorin K. Johnson, Ph.D. (9)	292,274	*
Anthony E. Maida III, Ph.D., M.A., M.B.A. (10)	103,841	*
Roy Proujansky, M.D. (11)	50,428	*
Saira Ramasastry, M.S., M. Phil. (12)	44,028	*
All directors and executive officers as a group (7 persons) (13)	2,913,364	7.9%

* Represents beneficial ownership of less than 1% of the shares of common stock outstanding

(1)	The percentage of beneficial ownership is based on 35,883,953 shares of common stock outstanding as of December 20, 2019.

(2)	Consists of 1,885,440 shares of common stock held by BrynMawr Technology Holdings. The manager of BrynMawr Technology Holdings is Mark Costley.

(3)	Consists of 2,688,217 shares of common stock held by Moonstar Family Group. The managing member of Moonstar Family Group is Chris Durant.

(4)	Consists of 2,892,298 shares of common stock held by The Sea Island Partnership. The manager of The Sea Island Partnership is Michael Huter.

(5)	Consists of (i) 7,009 shares of common stock held by Dr. Prior and (ii) options to purchase 2,088,543 shares of common stock held by Dr. Prior that are exercisable within 60 days of December 20, 2019.

(6)
Consists of (i) 84,131 shares of common stock held by Mr. Madan, (ii) 129,593 shares of common stock held by Madan Global, Inc., (iii) 122,104 shares of common stock held by OM Healthcare Partners LLC, (iv) 122,104 shares of common stock held by OM Healthcare Partners II LLC, (v) 122,104 shares of common stock held by OM Healthcare Partners III LLC, (vi) 450,000 shares of common stock held by MGI Holdings II LLC and (vii) options to purchase 250,823 shares of common stock held by Mr. Madan that are exercisable within 60 days of December 20, 2019, 2019. Mr. Madan is affiliated with Madan Global, Inc., MGI Holdings II LLC and with each of the named OM Healthcare Partners companies, and has voting and investment power over these shares. Mr. Madan disclaims beneficial ownership of the shares of Madan Global, Inc., MGI Holdings II LLC and the OM Healthcare Partners companies except to the extent of his pecuniary interest therein.

(7)
Consists of (i) 14,000 shares of common stock held by Dr. Laumas, (ii) 758,373 shares held by Bearing Circle Capital LLC and (iii) options to purchase 343,311 shares of common stock held by Dr. Laumas that are exercisable within 60 days of December 20, 2019. Dr. Laumas is affiliated with Bearing Circle Capital and has voting and investment power over the shares held by Bearing Circle Capital. Dr. Laumas disclaims beneficial ownership of the shares held by Bearing Circle Capital LLC except to the extent of his pecuniary interest therein.

(8)	Consists of options to purchase 26,250 shares of common stock held by Edward J. Sitar that are exercisable within 60 days of December 20, 2019.

(9)	Consists of options to purchase 292,274 shares of common stock held by Dr. Johnson that are exercisable within 60 days of December 20, 2019.

(10)	Consists of options to purchase 103,841 shares of common stock held by Dr. Maida that are exercisable within 60 days of December 20, 2019.

(11)
Consists of (i) 1,400 shares of common stock held by Dr. Proujansky and (ii) options to purchase 49,028 shares of common stock held by Dr. Proujansky that are exercisable within 60 days of December 20, 2019.

(12)	Consists of options to purchase 44,028 shares of common stock held by Ms. Ramasastry that are exercisable within 60 days of December 20, 2019.

(13)	Includes 2,913,364 shares owned or issuable upon the exercise of options held by the Company’s current directors and executive officers that are exercisable within 60 days of December 20, 2019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transaction Policy and Procedures
The Company’s board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, in which the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. Notwithstanding anything therein to the contrary, the policy is to be interpreted only in such a manner as to comply with Item 404 of Regulation S-K.

Certain Related Person Transactions
Described below are transactions occurring since January 1, 2017, and any currently proposed transactions to which we were a participant and in which:

•	The amounts involved exceeded or will exceed one percent of the average of our total assets at year-end for the last two completed fiscal years; and

•
Any director, executive officer, beneficial owner of more than five percent of our outstanding capital stock, or any member of such person’s immediate family that had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements that are described under the section titled “Executive Compensation.”

Unless otherwise noted below, each of these transactions was approved pursuant to the related transaction policies in place at the time each transaction was approved.

Loans:
On June 7, 2017, GSB Holdings, Inc., a family owned company of David Clarke, the then CEO and Chairman of the Board of the Company, loaned the Company $100,000 in the form of a promissory note and issued 10,204 three-year warrants at an exercise price of $20.00 in lieu of interest. On June 23, 2017, the Company issued 17,241 shares of common stock at $5.80 per share in exchange for the promissory note. The issuance price was $0.50 greater than the closing price of our common stock on the issuance date.

Restricted Shares:
In March 2017, the Company issued 7,000 shares of restricted common stock to David Clarke, the then Chairman of the Board, at a purchase price of $15.00 per share pursuant to a Private Placement Memorandum. The Company issued 10,000 shares of restricted common stock to the then Chairman of the Board in November 2017, and 2,500 shares of restricted stock in January 2018.
In November 2017, the Company issued 185,042 shares of restricted common stock to Strategic Planning Assets, LTD, a Hong Kong company, at a purchase price of $6.50 pursuant to a stock purchase agreement dated September 12, 2017. The purchase agreement called for the invested funds to be used to settle a debt owed by the Company below the amount recorded in its financial records. The number of shares to be issued was calculated using the full amount of the debt and at a share price equal to the average closing price of our common stock during the ten-day period prior to the stockholder approval of the transaction as voted on November 9, 2017.
Unless otherwise noted below, each of these transactions was approved pursuant to our Related Person Transaction Policy.

Consulting Agreements:

In connection with the departure of Chris Prior, former Chief Executive Officer of Innovate, we entered into a consulting agreement with Dr. Prior, pursuant to which he will provide advisory services as requested by us for a 12-month term at a rate of $350 per hour. To date, we have not incurred any consulting fees with Dr. Prior under this agreement.
Equity Financing:
Pursuant to a securities purchase agreement (the “Purchase Agreement”) with SDS Capital Partners II, LLC and certain other accredited investors, in March 2019, we issued an aggregate of 4,181,068 shares of common stock at a price of $2.33 per share. In a concurrent private placement, we issued warrants to purchase 6,689,702 shares of common stock, of which 4,181,068 are exercisable immediately.
Of the shares and warrants issued in March 2019, 50,000 shares of common stock and warrants to purchase 80,000 shares of common stock were issued to GSB Holdings, Inc., a family-owned company of David Clarke, who previously served as Chief Executive Officer and Chairman of the Board of the Company prior to the Monster Merger. The aggregate purchase price of the common stock shares issued to GSB Holdings, Inc. was $116,500. In addition, warrants to purchase 50,000 shares of common stock are exercisable immediately, have an expiration date of March 18, 2020 and have an exercise price of $4.00. Warrants to purchase 30,000 shares of common stock will be exercisable on the six-month anniversary of March 18, 2019, have an expiration date of March 18, 2024 and have an exercise price of $2.56.
In April 2019, we entered into an amendment to the Purchase Agreement, between us and each purchaser, including GSB Holdings, Inc. (the “Amendment”). The Amendment gave each purchaser the right to purchase, for $0.125 per underlying share, an additional warrant to purchase shares of our common stock having an exercise price per share of $2.13 and otherwise having the terms of the long-term warrants issued in the March 2019 transaction (collectively, the “New Warrants”) pursuant to a securities purchase agreement (the “New Securities Purchase Agreement”) entered into among us and each purchaser on May 17, 2019.
We issued New Warrants exercisable for an aggregate of 3,897,010 shares of our common stock and the New Warrants are exercisable for five years beginning on the six-month anniversary of the date of issuance. The New Warrants have an initial exercise price equal to $2.13 per share, subject to certain adjustments. Pursuant to the New Securities Purchase Agreement, GSB Holdings, Inc. received New Warrants to purchase an additional 46,638 shares of our common stock.

OTHER MATTERS

Other Matters
Our Board does not know of any other matters that are to be presented for action at the Special Meeting. However, if any other matters properly come before the Special Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are Company stockholders will be householding Company’s proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker or the Company. Direct your written request to our Corporate Secretary at Innovate Biopharmaceuticals, Inc. Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, or contact her at (919) 500-0658. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request householding of their communications should contact their brokers.

Availability of Annual Report on Form 10-K
A copy of our Annual Report on Form 10-K is being mailed to you along with this proxy statement. Additionally, copies of our Annual Report (exclusive of exhibits and documents incorporated therein by reference) may be obtained for free by directing written requests to: Corporate Secretary at Innovate Biopharmaceuticals, Inc. Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615. Copies of exhibits and documents incorporated by reference into the Annual Report will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report over the Internet at the SEC’s website, www.sec.gov, or at www.innovatebiopharma.com.

Stockholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement for consideration at our next Annual Meeting of stockholders. To be eligible for inclusion in the 2020 proxy statement, your proposal must be received by us no later than February 2, 2020 and must otherwise comply with Rule 14a-8. While our board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2020 Annual Meeting of Stockholders that will not be included in our proxy statement, you must notify us in writing, and such notice must be received by us no earlier than February 2, 2020 and no later than March 3, 2020. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our bylaws and the nomination or proposal must contain the specific information required by our bylaws. You may write to our Corporate Secretary at Innovate Biopharmaceuticals, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the bylaws.
List of the Company’s Stockholders

        A list of our stockholders as of December 20, 2019, the record date, will be available for inspection at our corporate headquarters during normal business hours during the 10-day period prior to the Special Meeting. The list of stockholders will also be available for such examination at the Special Meeting.

Requests for Directions to the Special Meeting of Stockholders
The Special Meeting of Stockholders will be held on February 14, 2020, at 11:00 a.m. Eastern Time at the offices of Sheppard, Mullin, Richter & Hampton LLP, 30 Rockefeller Plaza, New York, NY 10112. Requests for directions to the meeting location may be directed to Innovate Biopharmaceuticals, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615.

RDD PHARMA, LTD.
2018 ANNUAL REPORT

F-A-1

Report of Independent Auditors

To the board of directors and shareholders of RDD Pharma Ltd.

We have audited the accompanying consolidated financial statements of RDD Pharma Ltd. and its subsidiary, which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in capital deficiency and cash flows for the years then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RDD Pharma Ltd. and its subsidiary as of December 31, 2018 and 2017, and the results of its operations, changes in capital deficiency and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1d to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency and cash outflows from operating

F-A-2

activities, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1d. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Tel-Aviv, Israel	Kesselman & Kesselman
December 19, 2019	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

F-A-3

RDD PHARMA LTD.
CONSOLIDATED BALANCE SHEETS

		December 31
	Note	2018	2017
		U.S. dollars in thousands
Assets
CURRENT ASSETS:
Cash and cash equivalents		$2,375	$3,344
Prepaid expense and other receivable	9a	26	45
TOTAL CURRENT ASSETS		2,401	3,389

NON-CURRENT ASSETS -
Property and equipment, net	3	49	19
TOTAL ASSETS		2,450	3,408

Liabilities net of capital deficiency
CURRENT LIABILITIES -
Accounts payable:
Trade		$107	$56
Other	9b	223	725
TOTAL CURRENT LIABILITIES		330	781
NON-CURRENT LIABILITIES -
Warrants liabilities	6	653	730
Liability for employees rights upon retirement		36	36
		689	766
COMMITMENTS AND CONTINGENCIES	5
TOTAL LIABILITIES		1,019	1,547

REDEEMABLE CONVERTIBLE PREFERRED SHARES	8	16,656	14,656

CAPITAL DEFICIENCY
Ordinary shares, par value NIS 0.01 per share, 615,241 shares authorized; 48,895 shares issued and outstanding at December 31, 2018 and 2017		*	*
Additional paid in capital		447	396
Accumulated deficit		(15,672)	(13,191)
TOTAL CAPITAL DEFICIENCY		(15,225)	(12,795)
TOTAL LIABILITIES NET OF CAPITAL DEFICIENCY		$2,450	$3,408

* Represents an amount of less than $1 thousand

The accompanying notes are an integral part of these consolidated financial statements.

F-A-4

RDD PHARMA LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS

		Year ended December 31
	Note	2018	2017
		U.S. dollars in thousands
REVENUES	5c	$—	$100
COST OF REVENUES		—	3
GROSS PROFIT		—	97
OPERATING EXPENSES:
Research and development expenses, net	9c	1,929	3,178
General and administrative expenses	9d	632	503
OPERATING LOSS		2,561	3,584
FINANCIAL INCOME, NET	9e	(80)	(160)
NET LOSS		$2,481	$3,424

The accompanying notes are an integral part of these consolidated financial statements.

F-A-5

RDD PHARMA LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL DEFICIENCY

	Ordinary shares		Additional paid-in capital	Accumulated deficit	Total
	Number of shares	Amount
		U.S. dollars in thousands
BALANCE AS OF JANUARY 1, 2017	48,895	*	$360	$(9,767)	$(9,407)
CHANGES DURING 2017:
Share-based compensation			36		36
Net loss				(3,424)	(3,424)
BALANCE AS OF DECEMBER 31, 2017	48,895	*	396	(13,191)	(12,795)
CHANGES DURING 2018:
Share-based compensation			51		51
Net loss				(2,481)	(2,481)
BALANCE AS OF DECEMBER 31, 2018	48,895	*	$447	$(15,672)	$(15,225)

* Represents an amount of less than $1 thousand

The accompanying notes are an integral part of these consolidated financial statements.

F-A-6

RDD PHARMA LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31
	2018	2017
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES -
Net loss	$(2,481)	$(3,424)
Adjustments required to reconcile net loss to net cash used in operating activities:
Share-based compensation	51	36
Fair value adjustment of warrants for preferred shares and convertible loans	(77)	(263)
Depreciation	5	5
	(2,502)	(3,646)
Changes in operating assets and liabilities:
Decrease (increase) in other receivables	19	(44)
Increase (decrease) in trade payables	51	(191)
Increase (decrease) in accounts payable – other	(502)	591
Increase in liability for employees rights upon retirement	—	4
	(432)	360
Net cash used in operating activities	(2,934)	(3,286)

CASH FLOWS FROM INVESTING ACTIVITIES -
Purchases of property and equipment	(35)	—
Net cash used in investing activities	(35)	—

CASH FLOWS FROM FINANCING ACTIVITIES -
Issuance of Preferred B Shares	2,000	3,312
Issuance of Preferred B-1 warrants	—	570
Convertible loan from shareholders	—	500
Net cash provided by financing activities	2,000	4,382

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(969)	1,096
CASH AND CASH EQUIVALENTS AT THE
BEGINNING OF THE YEAR	3,344	2,248
CASH AND CASH EQUIVALENTS AT THE END
OF THE YEAR	$2,375	$3,344

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES:
Non-cash transactions - Conversion of convertible loans into Preferred B Shares and Preferred B-1 Shares	—	(3,315)

The accompanying notes are an integral part of these consolidated financial statements

F-A-7

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS:

a.	RDD Pharma Ltd. (hereinafter- the Company) commenced operations on March 1, 2008.

b.	The Company is engaged in the medical field, developing treatments for ano-rectal diseases.

c.
In February 2013, the Company established a wholly owned subsidiary in Delaware, USA, named RDD Pharma Inc. (hereinafter- RDD Inc), which started its business activities in April 2017. In July 2015, the Company established a wholly owned subsidiary in United Kingdom, named RDD Pharma Ltd. UK (hereinafter - RDD UK). As of December 31, 2018, RDD UK has not yet started any business activities.

d.	Liquidity

The Company has suffered recurring losses from operations and has a net capital deficiency and cash outflows from operating activities. The Company expects to continue incurring losses and negative cash flows from operations until its products reach commercial profitability. As a result of these expected losses and negative cash flows from operations, along with the Company’s current cash position, the Company does not have sufficient cash to meet its liquidity requirements for the following twelve months. Consequently, there is substantial doubt about the Company’s ability to continue as a going concern. These financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Management’s plans are to raise additional funding from existing and new shareholders until profitable results are achieved, refer also to note 12. There are no assurances however, that the Company will be successful in obtaining the level of financing needed for its operations. If the Company is unsuccessful in commercializing its products and raising capital, it may need to reduce activities, curtail or cease operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The significant accounting policies applied on a consistent basis are as follows:

a.	Basis of preparation

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (‘U.S. GAAP’).

b.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Intercompany balances and transactions have been eliminated upon consolidation.

c.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities

F-A-8

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results may differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to the fair value of share-based compensation and fair value of the warrants for preferred shares.

d.	Functional and presentation currency

The U.S. dollar (“dollar”) is the currency of the primary economic environment in which the operations of the Company and the Subsidiary are conducted. Almost all of the Company’s operational expenses are in dollars and the Company’s financings have been provided in dollars. Accordingly, the functional currency of the Company is the dollar.

Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non-dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions and other items in the statements of operations (indicated below), the following exchange rates are used: (i) for transactions — exchange rates at transaction dates or average rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation) — historical exchange rates. Currency transaction gains and losses are presented in financial income or expenses, as appropriate.

e.	Cash and cash equivalents

The Company considers as cash equivalents all short-term, highly liquid investments, which include short-term bank deposits with original maturities of three months or less from the date of purchase that are not restricted as to withdrawal or use and are readily convertible to known amounts of cash

f.	Property and equipment

1)	Property and equipment are stated at cost, net of accumulated depreciation.

2)	The Company’s property and equipment are depreciated by the straight-line method on the basis of their estimated useful lives.

Annual rates of depreciation are as follows:

%
Computer	33
Electronic equipment	10
Office furniture	6

Leasehold improvements are depreciated by the straight-line method over the shorter of the expected lease term and the estimated useful life of the improvements.

g.	Impairment of long-lived assets

The Company tests long-lived assets, comprised of property and equipment and other assets, for impairment whenever events or circumstances present an indication of impairment. If the sum of expected future cash

F-A-9

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

flows (undiscounted and without interest charges) of the assets is less than the carrying amount of such assets, an impairment loss would be recognized. The assets would be written down to their estimated fair values, calculated based on the present value of expected future cash flows (discounted cash flows), or some other fair value measure.

As of December 31, 2018, and 2017, the Company did not recognize an impairment loss for its long-lived assets.

h.	Financial instruments

When the Company issues preferred shares, it considers the provisions of ASC 480 in order to determine whether the preferred share should be classified as a liability. If the instrument is not within the scope of ASC 480, the Company further analyses the instrument’s characteristics in order to determine whether it should be classified within temporary equity (mezzanine) or within permanent equity in accordance with the provisions of ASC 480-10-S99. The Company’s redeemable convertible preferred shares are not mandatorily or currently redeemable. However, it includes, a liquidation or deemed liquidation events that would constitute a redemption event that is outside of the Company’s control. As such, all shares of redeemable preferred shares have been presented outside of permanent equity. The Company has not adjusted the carrying values of the redeemable preferred shares to the deemed liquidation values of such shares since a liquidation event was not probable at any of the balance sheet dates. Subsequent adjustments to increase or decrease the carrying values to the ultimate liquidation values will be made only if and when it becomes probable that such a liquidation event will occur.

When the Company issues other freestanding instruments, the Company first analyses the provisions of ASC 480 in order to determine whether the instrument should be classified as a liability, with subsequent changes in fair value recognized in the Statements of Operations in each period. If the instrument is not within the scope of ASC 480, the Company further analyses the provisions of ASC 815-10 in order to determine whether the instrument should be classified within equity or rather classified as an asset or liability, with subsequent changes in fair value recognized in the Statements of Operations in each period. See also notes 6 and 8.

According to ASC 480, a financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares shall be classified as a liability if, at inception, the monetary value of the obligation is based solely or predominantly on a fixed monetary amount known at inception. These liabilities are measured subsequently at fair value with changes in fair value recognized in the Statements of Operations. The Company’s 2017 Convertible Loan meet the above criteria and accordingly is accounted for as a liability in accordance with ASC 480, and measured subsequently at fair value with changes in fair value recognized in the Statements of Operations. Any issuance costs incurred should be charged to the Statements of Operations. For 2016 Convertible Loan which did not meet the above ASC 480 criteria, the Company has elected to measure it at fair value, as permitted by ASC 825.

i.	Share-based Compensation

The Company accounts for share-based compensation in accordance with ASC 718, “Compensation-Stock Compensation” (“ASC 718”). ASC 718 requires companies to estimate the fair value of equity-based payment awards on the grant date. The grant date fair value of the award is recognized as an expense in the Company’s

F-A-10

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

consolidated statements of operations based on the straight-line method over the related requisite service period, including employee award with graded vesting that is subject only to a service condition.

Effective January 1, 2018, the Company applies the requirements of Accounting Standards Update (ASU) 2018-07, Improvements to Nonemployee Share-Based Payment Accounting. Accordingly, share-based payment transactions with non-employees are accounted for similarly to employees accounted for under ASC 718.

The Company selected the Black-Scholes-Merton option pricing model as the most appropriate fair value method for its stock options awards. The Company’s option pricing model requires the input of highly subjective assumptions, including estimated fair value of ordinary share price, the expected share price volatility and expected term. Any changes in these highly subjective assumptions would significantly impact the share-based compensation expense.

The fair value of options granted to employees and non-employee is estimated at the date of grant using the following assumptions:

The risk-free interest rate assumption is the implied yield currently available on United States treasury zero-coupon issues with a remaining term equal to the expected life of the Company’s options. The dividend yield assumption is based on the Company’s historical experience and expectation of no future dividend payouts and may be subject to substantial changes in the future. The Company has historically not paid cash dividends and has no foreseeable plans to pay cash dividends in the future. The expected share price volatility is based on the historical volatility of the ordinary shares of comparable companies that are publicly traded. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The fair value of the Company’s ordinary shares underlying the share-based awards in 2018 were estimated using the hybrid method which takes into consideration a probability-weighted of a non-IPO scenario (which is based on the income approach). The Company has elected to recognize forfeitures as they occur.

j.	Research and development expenses, net

Research and development expenses include costs directly attributable to the conduct of research and development programs, including the cost of salaries, share-based compensation expenses, payroll taxes and other employee benefits, subcontractors and materials used for research and development activities, including clinical trials, manufacturing costs and professional services. All costs associated with research and developments are expensed as incurred.

Grants received by the Israel Innovation Authority, formerly known as the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade and Labor (the “IIA”) or by the American government agency, are recognized when the grant becomes receivable, provided there is reasonable assurance that the Company or the Subsidiaries will comply with the conditions attached to the grant and there is reasonable assurance the grant will be received. The grant is deducted from the research and development expenses as the applicable costs are incurred, refer to note 9c.

Clinical trial expenses are charged to research and development expense as incurred. The Company accrues for expenses resulting from obligations under contracts with clinical research service providers. The financial terms of these contracts are subject to negotiations, which vary from contract to contract and may result in payment flows that do not match the periods over which materials or services are provided. The Company’s

F-A-11

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

objective is to reflect the appropriate trial expense in the consolidated financial statements by matching the appropriate expenses with the period in which services and efforts are expended. In the event advance payments are made, the payments are recorded as other assets, which will be recognized as expenses as services are rendered.

k.	Income taxes:

Deferred taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is recognized to the extent that it is more likely than not that the deferred taxes will not be realized in the foreseeable future. The Company has provided a full valuation allowance with respect to its deferred tax assets.

l.	Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:    Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:    Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level 3:    Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

The carrying amount of the cash and cash equivalents, other receivable and accrued expenses and other liabilities approximates their fair value.

m.	Concentration of credit risks

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents. The Company deposits cash and cash equivalents with highly rated financial institutions, and, as a matter of policy, limits the amounts of credit exposure to any single financial institution. The Company has not experienced any credit losses in these accounts and does not believe it is exposed to significant credit risk on these instruments.

F-A-12

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

n.	Comprehensive loss

There are no items of other comprehensive income or loss generated or incurred by the Company other than net loss. Thus, there are no differences between net loss and comprehensive loss.

o.	Recently adopted accounting pronouncement

1)
In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers” (Topic 606), (“ASU 2014-09”). ASU 2014-09 requires entities to recognize revenue that represents the transfer of promised goods or services to customers in an amount equivalent to the consideration to which the entity expects to be entitled to in exchange for those goods or services. The following steps should be applied to determine this amount: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 supersedes the revenue recognition requirements in ASU 605, “Revenue Recognition,” and most industry-specific guidance in the Accounting Standards Codification. Effective January 1, 2018, the Company elected to adopt the ASU 2014-09, using the modified retrospective method. The adoption of this standard did not result in a significant change to the Company's historical revenue recognition and there were no significant adjustments that required a cumulative adjustment upon transition.

2)
In 2018, the Financial Accounting Standards Board (“FASB”) issued ASU 2018-07, “Compensation-Stock Compensation (Topic 718): Improvements to nonemployee Share-Based Payment Accounting” (“ASU 2018-07”). The Company early adopted ASU 2018-07 commencing on January 1, 2018, with no material impact on its consolidated financial statements. Prior to the adoption of ASU 2018-07, stock options issued to consultants and other non-employees, as compensation for services provided to the Company, were accounted for based upon the fair value of the options. The fair value of the options granted were measured on a final basis at the end of the related service period and were recognized over the related service period using the straight line method. After the adoption of ASU 2018-07, the measurement date for non-employee awards is the date of the grant. The compensation expense for non-employees is recognized, without changes in the fair value of the award, over the requisite service period, which is the vesting period of the respective award.

p.    Newly issued accounting pronouncements:

1)
In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model that requires the use of forward-looking information to calculate credit loss estimates. The Company will adopt ASU 2016-13 effective January 1, 2022. The Company is currently evaluating the effect of the adoption of ASU 2016-13 on our consolidated financial statements.

2)
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 supersedes existing guidance in Leases (Topic 840). The revised standard requires lessees to recognize the assets and liabilities arising from leases with lease terms greater than twelve months on the balance

F-A-13

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

sheet, including those currently classified as operating leases, and to disclose key information about leasing arrangements. Lessees will be required to recognize a lease liability and a right-of-use asset on their balance sheets, while lessor accounting will remain largely unchanged. The guidance is effective for annual periods beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating the impact of ASU 2016-02 will have on its consolidated financial statements and related disclosures.

NOTE 3 - PROPERTY AND EQUIPMENT:

Composition of assets and the accumulated depreciation thereon, grouped by major classifications for 2018 and 2017 are as follows:

	December 31
	2018	2017
	U.S. dollars in thousands
Cost:
Computers	$13	$13
Electronic equipment	24	24
Office furniture	17	5
Leasehold improvements	23	—
	77	42
Accumulated depreciation:
Computers	(12)	(10)
Electronic equipment	(13)	(11)
Office furniture	(2)	(2)
Leasehold improvements	(1)	—
	(28)	(23)
Depreciated balance	$49	$19

Depreciation expense was $5 thousands and $5 thousands for the years ended December 31, 2018 and 2017, respectively.

NOTE 4 - EMPLOYEE SEVERANCE BENEFITS

The Company is required by Israeli law to make severance payments to Israeli employees upon dismissal or upon termination of employment in certain other circumstances.

The Company operates a number of post-employment defined contribution plans. A defined contribution plan is a program that benefits an employee after termination of employment, under which the Company regularly makes fixed payments to a separate and independent entity so that the Company has no legal or constructive obligation to pay additional contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. The fund assets are not included in the Company’s financial position.

The Company operates pension and severance compensation plans subject to Section 14 of the Israeli Severance Pay Law. The plans are funded through payments to insurance companies or pension funds

F-A-14

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

administered by trustees. In accordance with its terms, the plans meet the definition of a defined contribution plan, as defined above.

As of December 31, 2017 and 2018, all the Company’s employees in Israel are subject to Section 14. The liability for employees rights upon retirement presented in the balance sheet reflects obligation with respect to the services provided by employees up to the date the Company changes the plan to include all employees under Section 14.

NOTE 5 - COMMITMENTS AND CONTINGENCIES:

a.	Lease agreement

On October 16, 2012, the Company entered into an office lease agreement (hereafter – the Lease). The Lease was for a period of 12 months. After expiration of the Lease, the parties agreed to extend it, including granting an option to both parties to terminate the agreement by a 60-day advance notice. On March 28, 2018, the Company entered into a new office lease agreement for a period of 18 months (hereafter – the New Lease). In July 2018, the term of the New Lease was extended until September 2020. The annual rental costs are approximately $22 thousand.

b.	Grants from the IIA

In May 2013, the Company received an approval notice under a normal research and development program of the Israel Innovation Authority (IIA) (the- First and Second Programs, respectively). Under the First and the Second Programs, the Company is obligated to pay royalties to the government of Israel at a rate of 3%-4.5% revenues. The liability is up to the amount of the grants received. Until December 31, 2018, the Company received a total amount of approximately $ 280 thousands from the IIA.

c.	Commercial License Agreement

In October 2017 the Company entered into a Commercial License Agreement (hereinafter- “CLA”) with a Canadian company (hereinafter- the Licensee), pursuant to which the Company manufactures and delivers the product to the Licensee for resale by the Licensee in the territory as defined in the CLA. As of the balance sheet date, the Company has not completed the development. As stipulated in the CLA, the Licensee paid an execution fee of $100 thousands. In addition, the Licensee shall pay the Company additional milestone payments of up to approximately $700 thousands and tiered royalty payments as a percentage of the net sales of the licensed product all as stated in the agreement.

The four basic criteria of ASC 605 were met as of December 31, 2017: (1) persuasive evidence of an arrangement exists since the Company and  the Licensee engaged with a binding agreement; (2) delivery has occurred or services have been rendered since all documents and data the Licenser has requested relating to the Company’s know-how were provided before December 31, 2017 and the Licensee can use the license for its intended purposes without the  Company’s supply services (except for immaterial support services);  (3) the fee is fixed or determinable, as indicated in the license agreement; and (4) collectability is reasonably assured.

Therefore, as of December 31, 2017, the Company recorded the execution fee of $ 100 thousands as a revenue.

F-A-15

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As described above, the Company is also entitled to milestone payments and royalties based on the Licensee’s revenue from its product, which are not considered fixed or determinable until their occurrence. Therefore, these amounts would only be recognized when they meet the revenue recognition criteria under Topic 606 as described in note 2o.

d.	Grants from a US government agency

In November 2017, RDD Inc. received an approval for a grant under a program of an US government agency for the product that is being developed by the Company (hereinafter - “the Program”). Under the Program, the Company will receive up to $1,286 thousands. The grant is recognized as a deduction from research and development expenses, as they incurred. As of December 31, 2018 and 2017 amounts of approximately $1,071 thousands and $179 thousands were received, respectively.

NOTE 6 - FINANCIAL LIABILITIES:

a.	Warrants for preferred shares:

1)
In July, 2012 the Company entered into a Series A Preferred Share Purchase Agreement (the “2012 SPA). As part of the 2012 SPA the Company issued warrants for preferred A shares (the “Preferred A warrants”) to a new investor (hereinafter - the Investor), see also note 8d.

The Preferred A warrants are exercisable into series A preferred shares with NIS 0.01 par value per share, for an exercise price of $35.98 per share commencing on the date of the issuance and until the earlier of an IPO, M&A event, as defined in the agreement, or four years. In April 2015 an extension was agreed upon, and the Preferred A warrants shall expire on the eighth anniversary starting on April 16, 2015. The Preferred A warrants may be exercised in consideration for cash representing the exercise price or net share basis.

The Preferred A warrants are classified as liabilities in accordance with ASC 480-10-35-5, as they are considered freestanding financial instruments, exercisable into Series A preferred shares, which are redeemable upon certain events that represent “Deemed Liquidation Events” (see also note 8d and 8g). Accordingly, the Preferred A warrants are measured at fair value in every reporting period, and changes in their fair value are recognized in the Statements of Operations within financial income (expense).

The fair value as of December 31, 2017 was measured and determined mainly based on the 2017 SPA price per share of Series B preferred shares at $27.18 and assumptions related to achieving the required milestone for additional investment that was determined in the SPA, risk-free interest rate of 1.73% and expected volatility at a rate of 88.14%.

The fair value as of December 31, 2018 was measured and determined mainly based on estimation of the Company’s equity value derived from Discounted Cash Flow (“DCF”) calculation and on assumption relating to future revenue forecast, clinical success probabilities, relevant discount at a rate of 19.5%, risk-free interest rate of 1.73% and expected volatility at a rate of 87.5%.

2)	In 2017, as part of 2017 SPA, the Company issued warrants for Series B-1 preferred shares (the “Preferred B-1 Warrants”), see note 8f.

F-A-16

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Preferred B-1 warrants are exercisable into Series B-1 preferred shares, of NIS 0.01 par value per share, for an exercise price of $27.18 per share commencing on the date of issuance and until the earlier of an IPO, M&A event or fifteen years. The Preferred B-1 Warrants may be exercised in consideration for cash representing the exercise price or net share basis.

The Preferred B-1 Warrants are classified as liabilities in accordance with ASC 480-10-35-5, as they are considered freestanding financial instruments, exercisable into Series B-1 preferred shares, which are redeemable upon certain events that represent “Deemed Liquidation Events” (see also note 8f and 8g). Accordingly, the Preferred B-1 Warrants are measured at fair value in every reporting period, and changes in their fair value are recognized in the statement of operations within financial income (expense).

The fair value as of December 31, 2017 was measured and determined mainly based on the SPA price per share of Series B preferred shares at $27.18 and assumptions related to achieving the required milestone for additional investment that was determined in the SPA, risk-free interest rate of 1.73% and expected volatility at a rate of 88.14%.

The fair value as of December 31, 2018 was measured and determined mainly based on estimation of the Company’s equity value derived from DCF calculation and on assumption relating to future revenue forecast, clinical success probabilities, relevant discount at a rate of 19.5%, risk-free interest rate of 1.73% and expected volatility at a rate of 87.5%.

b.	Convertible loans from shareholders:

1)
In July 2016, the Company entered into a convertible loan agreement with existing shareholders (hereafter – the “Lenders”) (the “2016 Convertible Loan”), under which the Company borrowed a total amount of $2,900 thousand. The convertible loan is convertible into Preferred B-1 Shares of NIS 0.01 par value each at a price of $ 55.35 per share. The loan bears interest of 3.41% per annum. According to the convertible loan agreement, the principal of the loan together with accrued interest are payable upon the earlier of: (i) the lapse of twelve months as of the effective date (“maturity date”, as defined in the agreement), (ii) the occurrence of an event of default, as defined in the agreement. In November 2017, all of the convertible loans were converted into 95,587 Preferred B-1 Shares of NIS 0.01 par value each (see also note 8f).

The fair value as of the conversion date, November 2017, was measured and determined mainly based on the 2017 SPA price per share of Series B preferred shares at $27.18 and assumptions related to achieving the required milestone for additional investment that was determined in the 2017 SPA, risk-free interest rate of 1.73% and expected volatility at a rate of 88.14%.

2)
In August 2017, the Company entered into a convertible loan agreement with existing shareholders (hereafter – the “Lenders”) (the - “2017 Convertible Loan”), under which the Company borrowed a total amount of $500 thousand. The convertible loan is convertible into Preferred B Shares of NIS 0.01 par value per share. The loan bears interest of 3.41% per annum. According to the convertible loan agreement, in the event that within a period of three months from the date hereof the Company consummates a transaction or a series of related transactions in which the Company issues securities in consideration for investment in the Company of no less than $1,000 thousand, (the “Financing

F-A-17

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Transaction”, as defined in the agreement), the principal amount shall be automatically subject to the terms of such Financing Transaction. During November 2017, all of the convertible loans were converted into 18,525 Preferred B Shares of NIS 0.01 par value each (see also note 8f).

The fair value as of the conversion date, November 2017, was measured and determined mainly based on the 2017 SPA price per share of Series B preferred shares at $27.18 and assumptions related to achieving the required milestone for additional investment that was determined in the 2017 SPA, risk-free interest rate of 1.73% and expected volatility at a rate of 88.14%.

c.	The Company financial instruments measured in fair value and classified as Level 3

The table below sets forth a summary of the changes in the fair value of the warrants for preferred shares and the convertible loans classified as Level 3:

	Convertible loans from shareholders		Warrants liabilities
	December 31		December 31
	2018	2017	2018	2017
Balance at beginning of year	$—	$2,560	$730	$678
Issuance of warrants for preferred shares	—	—	—	570
Issuance of convertible loans	—	500	—	—
Changes in fair value	—	255	(77)	(518)
Conversion of convertible loans	—	(3,315)	—	—
Balance at end of year	$—	$—	$653	$730

Other than the conversion of the Convertible Loans in 2017 into redeemable convertible preferred shares, there were no transfers into or out of Level 3 measurement.

d.	As of December 31, 2018 and 2017 the fair value of all financial assets and liabilities, approximate their carrying amounts.

NOTE 7 - SHARE CAPITAL:

a.    The share capital as of December 31, 2018 and 2017 are composed as follows:

	Number of shares		Amount
	Authorized	Issued	Authorized	Issued
Ordinary shares
NIS 0.01 par value	615,241	48,895	6,152	489

b.	Share-based compensation:

In February 2009, the Company’s Board of Directors (the – “Board”) approved an employee and service providers share option plan (the – “Plan).

F-A-18

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Board selected the capital gains tax track for options granted to employees in accordance with Section 102 of the Israeli Tax Ordinance.

1)	Options granted to employees and directors

In 2018 and 2017, the Company granted 43,038 and 0 options of NIS 0.01 par values each, respectively, to employees and directors with an exercise price of $3.2 per share.

The fair value as of December 31, 2018 and 2017 of options granted to employees and directors in 2018 and 2017 was $164 thousands and $0, respectively.

The fair value of options granted to employees and directors on the date of grant was computed using the Black-Scholes model. The underlying data used for computing the fair value of the options are as follows:

2018
Value of ordinary shares	$4.91
Dividend yield	0%
Expected volatility	87.51%
Risk-free interest rate	2.90%
Expected term	5.54-5.57

2)	Options granted to consultants and other service providers

In 2018 and 2017, the Company granted 14,086 and 0 options, respectively, to consultants and service providers with an exercise price of $3.2 per share.

The fair value as of December 31, 2018 and 2017 of options granted to consultants and other service providers in 2018 and 2017 was $54 thousands and $0, respectively.

The fair value of options granted to consultants and other service providers as of December 31, 2018 and 2017 was computed using the Black-Scholes model. The underlying data used for computing the fair value of the options are as follows:

2018
Value of ordinary shares	$4.91
Dividend yield	0%
Expected volatility	87.51%
Risk-free interest rate	2.90%
Expected term	Contractual term

3)	The following table summarizes the number of options outstanding under the Plan for the years ended December 31, 2018 and 2017, and related information:

F-A-19

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Employees and directors		Consultants and service providers
	Number of options	Weighted average price per share	Number of options	Weighted average price per share
Outstanding at January 1, 2017	39,610	$8.08	6,802	$3.14
Outstanding at December 31, 2017	39,610	$8.08	6,802	$3.14
Granted	43,038	$3.20	14,086	$3.20
Forfeited	—	$—	(10,488)	$3.20
Outstanding at December 31, 2018	82,648	$5.54	10,400	$3.81

4)	The following tables summarize the outstanding and exercisable options as of December 31, 2018 for employees, directors, consultants and other service providers:

December 31, 2018
Options outstanding			Options exercisable
Exercise price per share	Number of options outstanding at end of year	Weighted average remaining contractual life	Number of options exercisable at end of year	Weighted average remaining contractual life
$0.00	4,970	3.81	4,970	3.81
$3.20	46,636	9.89		—
$8.00	30,732	3.62	29,645	3.62
$9.70	7,046	0.48	7,046	0.48
$11.63	1,832	4.21	1,832	4.21
$12.16	1,832	4.21	1,832	4.21

	93,048		45,325

The total unrecognized compensation cost of the options at December 31, 2018 is $152 thousands, which is expected to be recognized over a weighted average period of 3.43 years.

5)	The following table illustrates the effect of share-based compensation on the statements of operations:

	Year ended December 31
	2018	2017
	U.S. dollars in thousands
Research and development expenses, net	26	11
General and administrative expenses	25	25
	51	36

NOTE 8 - REDEEMABLE CONVERTIBLE PREFERRED SHARES:

a.	The Redeemable Convertible Preferred Shares as of December 31, 2018 are composed as follows:

F-A-20

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Number of shares		Amount
	Authorized	Issued	Authorized	Issued
Ordinary A shares
NIS 0.01 par value	92,089	92,089	921	921
Preferred A shares
NIS 0.01 par value	238,470	198,725	2,385	1,987
Preferred A1 shares
NIS 0.01 par value	54,200	54,200	542	542
Preferred B shares
NIS 0.01 par value	1,000,000	253,952	10,000	2,540
Preferred B1 shares
NIS 0.01 par value	114,983	95,587	1,150	956
	1,499,742	694,553	14,998	6,946

The Redeemable Convertible Preferred Shares as of December 31, 2017 are composed as follows:

	Number of shares		Amount
	Authorized	Issued	Authorized	Issued
Ordinary A shares
NIS 0.01 par value	92,089	92,089	921	921
Preferred A shares
NIS 0.01 par value	238,470	198,725	2,385	1,987
Preferred A1 shares
NIS 0.01 par value	54,200	54,200	542	542
Preferred B shares
NIS 0.01 par value	1,000,000	166,424	10,000	1,664
Preferred B1 shares
NIS 0.01 par value	114,983	95,587	1,150	956
	1,499,742	607,025	14,998	6,070

b.	Changes in the Redeemable Convertible Preferred Shares:

	Number of shares	Amount
		U.S. dollars in thousands
BALANCE AS OF JANUARY 1, 2017	345,014	8,798
CHANGES DURING 2017:
Issuance of Preferred B-1 Shares	95,587	2,083
Issuance of Preferred B Shares	166,424	3,775
BALANCE AS OF DECEMBER 31, 2017	607,025	14,656
CHANGES DURING 2018:
Issuance of Preferred B Shares	87,528	2,000
BALANCE AS OF DECEMBER 31, 2018	694,553	16,656

c.
In 2008 the Company entered into a share purchase agreement (hereafter - SPA), according to which the Company issued 62,449 Ordinary A of NIS 0.01 par value, for total consideration of $844 thousands. In

F-A-21

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

addition, in October 2010 the Company entered into a convertible loan agreement with existing shareholders (hereafter – the “Lenders”) (the - “2010 Convertible Loan”), under which the Company borrowed a total amount of $343 thousands. In July 2012, the convertible loan was converted into 29,640 Ordinary A Share of NIS 0.01 par value each.

The Company analyzed the classification of the Ordinary A Share based, among others, the redemption obligation as agreed in the 2010 Convertible Loan. Based on ASC 480-10-S99-3A(f) the Company determined that since the redemption obligation is outside of its control, the Series Ordinary A Share is considered as contingently redeemable upon the occurrence of an event that is outside of its control and should be classified as a mezzanine equity. The Company concluded that it is not probable the instrument will become redeemable (e.g., it is not probable a contingency that triggers redemption will be met). Therefore, an adjustment of the initial carrying amount is not necessary until it is probable that the security will become redeemable. Accordingly, the amounts of $1,187 thousands were classified as “Redeemable Convertible Ordinary A Share” in the Consolidated Balance Sheet.

d.
As mentioned in note 6a(1) above, in accordance with the 2012 SPA, the Company issued to the Investor 115,344 Preferred A Shares of NIS 0.01 par value at a price per share of $35.9793, in total consideration of $4,150 thousands.

The Company analyzed the classification of the Preferred A Shares based, among others, the redemption obligation as agreed in the 2012 SPA. Based on ASC 480-10-S99-3A(f) the Company determined that since the redemption obligation is outside of its control, the Series Preferred A Shares is considered as contingently redeemable upon the occurrence of an event that is outside of its control and should be classified as a mezzanine equity. The Company concluded that it is not probable the instrument will become redeemable (e.g., it is not probable a contingency that triggers redemption will be met). Therefore, an adjustment of the initial carrying amount is not necessary until it is probable that the security will become redeemable. Accordingly, the amounts of $3,907 thousands were classified as “Redeemable Convertible Preferred A Shares” in the Consolidated Balance Sheet.

In addition, the Company granted the Investor warrants to purchase 39,745 Preferred A Shares, see also note 6a(1).

e.
In July 2015, the Company entered into a Series A-1 Preferred Share Purchase Agreement (hereafter – 2015 SPA), according to which the Company issued 54,200 Preferred A-1 Shares of NIS 0.01 par value each at a price of $55.35 per share for total gross consideration of $2,985 thousands.

The Company analyzed the classification of the Preferred A-1 Shares based, among others, the redemption obligation as agreed in the 2015 SPA. Based on ASC 480-10-S99-3A(f) the Company determined that since the redemption obligation is outside of its control, the Series Preferred A-1 Shares is considered as contingently redeemable upon the occurrence of an event that is outside of its control and should be classified as a mezzanine equity. The company concluded that it is not probable the instrument will become redeemable (e.g., it is not probable a contingency that triggers redemption will be met). Therefore, an adjustment of the initial carrying amount is not necessary until it is probable that the security will become redeemable. Accordingly, the amounts of $2,985 thousands were classified as “Redeemable Convertible Preferred A-1 Shares” in the Consolidated Balance Sheet.

F-A-22

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

f.
In November 2017, the Company entered into an investment agreement with existing and new investors (hereafter – 2017 SPA), according to which the Company issued 147,899 Preferred B Shares of NIS 0.01 par value each, for total consideration of $ 4,020 thousands.

In addition, all of the Convertible Loans were converted into 18,525 Preferred B Shares of NIS 0.01 par value each and 95,587 Preferred B-1 Shares of NIS 0.01 par value each.

The Company analyzed the classification of the Preferred B-1 Shares and Preferred B Shares based, among others, the redemption obligation as agreed in the 2017 SPA. Based on ASC 480-10-S99-3A(f) the Company determined that since the Redemption Obligation is outside of its control, the Series Preferred B Shares and Preferred B-1 shares is considered as contingently redeemable upon the occurrence of an event that is outside of its control and should be classified as a mezzanine equity. The company concluded that it is not probable the instrument will become redeemable (e.g., it is not probable a contingency that triggers redemption will be met). Therefore, an adjustment of the initial carrying amount is not necessary until it is probable that the security will become redeemable. Accordingly, the amounts of$3,775 thousands and $2,083 thousands, were classified as “Redeemable Convertible Preferred B Shares” and “Redeemable Convertible Preferred B-1 Shares” in the Consolidated Balance Sheet, respectively.
In accordance with the 2017 SPA, the Company will receive a milestone payment of up to $2,000 thousands in consideration for issuance of 87,528 Preferred B Shares of NIS 0.01 par value each. In 2018 the milestone was achieved and the Company issued the additional Preferred B Shares. Accordingly, in 2018, at the payment date, the amount of $2,000 thousand was recorded as “Redeemable Convertible Preferred B Shares” in the consolidated balance sheet.

In addition, the Company granted the Investor warrants to purchase 19,396 of the Preferred B-1 Shares of NIS 0.01 par value each, see also note 6a(2).

g.	The rights, preferences and privileges with respect to the preferred shares are stipulated in the Company’s articles of association and a summary of significant provisions are as follows:

i.
Right of First Refusal: Until an IPO (as defined in the Company’s articles), each Preferred and Ordinary A shareholder have a right of first refusal with respect to a transfer, sell, assign or otherwise of all or any of the shares or other securities of the Company by any shareholder with certain specified exceptions.

ii.	Liquidation Preference: Until a qualified IPO, in the event of any liquidation or deemed liquidation, the assets shall be distributed among the shareholders as follows:

i.
The holders of Preferred B and B-1 Shares are entitled to receive from the distributable proceeds an amount that equals to (i) one-time (1x) the applicable original issue price of such Preferred B Share (adjusted for recapitalization events); plus (ii) an 8% annual interest on the applicable original issue price for such Preferred B Share, accrued daily and compounded annually from the date of the issuance of such Preferred B Share up to the date of distribution; plus (iii) an amount that equals to the declared but unpaid dividends on such Preferred B Share.

ii.	Second, and after payment in full of the Preferred B Preference Amounts, the holders of Preferred A and A-1 Shares are entitled to receive from the remaining distributable proceeds

F-A-23

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(if any) an amount that equals to (i) one-time (1x) the applicable Original Issue Price of such Preferred A Share (adjusted for Recapitalization Events); plus (ii) an 8% annual interest on the applicable Original Issue Price for such Preferred A Share, accrued daily and compounded annually from the date of the issuance of such Preferred A Share up to the date of distribution; plus (iii) an amount that equals to the declared but unpaid Dividends on such Preferred A Share.

iii.
Third, and after payment in full of the Preferred B Preference Amount and the Preferred A Preference Amount, the holders of Ordinary A Shares are entitled to receive from the distributable proceeds an amount that equals to (i) one-time (1x) the Original Issue Price of such Ordinary A Share (adjusted for Recapitalization Events); plus (ii) an 8% annual interest on the Original Issue Price for such Ordinary A Share, accrued daily and compounded annually. From the date of the issuance of such Ordinary A Share up to the date of distribution; plus (iii) an amount equal to the declared but unpaid dividends on such Ordinary A Share.

iv.
Any remaining distributable proceeds available for distribution, if any, are to be distributed pro rata among all of the Company’s Shareholders based on their holdings of the Company’s issued share capital, calculated on an as-converted to Ordinary Shares basis.

iii.
Dividend preference: the preferred shareholders will be entitled to receive, at a dividend distribution, the amount calculated according to the order of preference and ratio specified in the liquidation reference section above.

iv.
Protective provisions: In addition, until a qualified IPO, the Preferred Majority will have certain protective provision in decisions with regard to the amendment of the Articles of Association of the Company, the recapitalization of its shares, effecting a liquidation event, declaring dividends, or performing a merger or IPO.

v.
Conversion and conversion price adjustment: Each holder of Preferred Shares and Ordinary A Shares has the right to convert any or all of its Preferred Shares or Ordinary A Shares, as applicable, into Ordinary Shares at any time, at the conversion rate applicable to such Preferred Shares or Ordinary A Shares, respectively, at the time of conversion, without the payment of additional consideration by such holder. The Conversion Price of a Preferred Share or an Ordinary A Share upon the issuance thereof is the Original Issue Price thereof, and thereafter the respective conversion price and consequent conversion rate of any Preferred Share or Ordinary A Share are subject to adjustment from time to time.

vi.
Automatic conversion: The Preferred B Shares shall automatically be converted into Ordinary Shares, at the then applicable conversion rate with respect to Preferred B Shares, upon the earlier of: (i) the election of the holders of the majority of the Preferred B Shares, or (ii) upon the closing of a firm commitment underwritten public offering of the Company’s Ordinary Shares with Company valuation of at least $75,000,000, resulting in aggregate proceeds to the Company (net of the underwriting discounts or commissions and offering expenses) of not less than $20,000,000 (a “QIPO”). The Preferred B-1 Shares shall automatically be converted into Ordinary Shares, at the then applicable conversion rate with respect to Preferred B-1 Shares, upon the earlier of: (i) the election of the holders of the majority of the Preferred B-1 Shares, or (ii) upon a QIPO. The Preferred A and Preferred A-1 Shares shall automatically be converted into Ordinary Shares, at the then applicable conversion rate

F-A-24

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

with respect to the Preferred A Shares and the Preferred A-1 Shares, respectively, upon the earlier of: (i) the election of the holders of the majority of the Preferred Shares, or (ii) upon the closing of a QIPO. The Ordinary A Shares shall automatically be converted into Ordinary Shares, at the then applicable conversion rate with respect to Ordinary A Shares, upon the earlier of: (i) the election of a majority of the shareholders of the Company and the majority of the Preferred Shareholders, or (ii) immediately prior to the closing of an IPO, or (iii) upon the conversion of all the Preferred Shares.

Upon conversion as specified above, all outstanding Ordinary A Shares and/or Preferred Shares, as applicable, shall be deemed to have been converted into Ordinary Shares and all additional rights, privileges and obligations attached to such shares (i.e., all such rights in excess to the rights attached to Ordinary Shares) will be abolished.

vii.
Voting rights: each of the Ordinary Shares entitle the holder thereof to one vote per Ordinary Share. Each of the Preferred B-1 Shares, Preferred B Shares, Preferred A-1 Shares, Preferred A Shares and Ordinary A Shares entitle the holder thereof to a number of votes that equals the number of Ordinary Shares then issuable upon conversion into Ordinary Shares.

NOTE 9 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

Balance sheet:

	December 31
	2018	2017
	U.S. dollars in thousands
a. Other receivable:
Prepaid expenses	$20	$45
Other	6	—
	26	45
b. Accounts payables - other:
Accrued expenses	53	499
Employees and employee institutions	170	151
Other	—	75
	$223	$725
Statements of operations:

	Year ended December 31
	2018	2017
	U.S. dollars in thousands
c. Research and development expenses, net:
Payroll and related expenses	$644	$642
Subcontractors and materials	1,950	2,558
Other	227	157
	2,821	3,357
Less - grants	(892)	(179)
	$1,929	$3,178

F-A-25

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year ended December 31
	2018	2017
	U.S. dollars in thousands
d. General and administrative expenses:
Payroll and related expenses	$53	$34
Professional services	464	285
Registration of patents	104	93
Office, rent and maintenance	11	91
	$632	$503

e. Financial income, net:
Changes in fair value of warrants liabilities and convertible loans	$(77)	$(263)
Other finance expenses (income)	(3)	103
	$(80)	$(160)

NOTE 10 - RELATED PARTIES - TRANSACTIONS AND BALANCES:

Related parties include the Chairman of the Board of Directors, the board members and the Chief Executive Officer of the Company.

	December 31
	2018	2017
a. Transactions with related parties:	U.S. dollars in thousands
Payroll and related expenses	$252	$323
Professional services	143	93
	$395	$416
b. Balances with related parties:
Employees and employees Institutions	17	66
	$17	$66

NOTE 11 - TAXES ON INCOME:

a.	Tax rates

The income and capital gains of the Company are subject to the normal corporate tax rates in Israel, which is 23% in 2018 and thereafter.

The income of the U.S. subsidiary is subject to federal corporate tax rate, which is 21% in 2018.

b.	Tax assessments

All the tax assessments filed through 2013 are considered final.

c.	Carryforward losses

F-A-26

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2018, the Company had approximately $14 million of net carry forward tax losses available for reducing future taxable income without limitation of use.

d.	Deferred income taxes:

	December 31
	2018	2017
	U.S. dollars in thousands
In respect of:
Net operating carry forward loss	3,250	2,479
Research and development expenses	430	362
Other	24	26
Less - valuation allowance	(3,704)	(2,867)
Net deferred tax assets	—	—

The change in valuation allowance for the years ended December 31, 2018 and 2017 was as follows:

	2018	2017
Balance at the beginning of the year	(2,867)	(1,961)
Changes during the year	(837)	(906)
Balance at the end of the year	(3,704)	(2,867)

The main reconciling item between the statutory tax rate of the Company and the effective rate is the share-based compensation and provision for full valuation allowance in respect of tax benefits from carry forward tax losses due to the uncertainty of the realization of such tax benefits.

NOTE 12 - SUBSEQUENT EVENTS:

a.
In February 2019, the Company's appointed new chief executive officer (the "New CEO"), replacing the prior chief executive officer (the "Prior CEO") in this capacity. Concurrently, the New CEO was appointed as a member of the board of directors (the “Board”) and the Prior CEO resigned from the Board. In connection with the New CEO employment, he was granted 28,930 options exercisable into one ordinary share of the Company at an exercise price of $3.2 per share. The options vest annually in 4 increments over 4 years, with the first increment vesting on February 2020, conditioned upon continuous employment through each date of vesting. The grant date fair value of these options is approximately $ 97 thousands.

b.
On March 15, 2019 (the "Effective Date") the Prior CEO's employment with the Company was terminated. As part of his separation agreement, he entitled to a redemption of any unused accumulated vacation days until the Effective Date in the total amount of approximately $ 28 thousands. In addition, all the fully vested options, as of the Effective Date, amounted to 15,822, purchase Ordinary shares of the Company, par value NIS 0.01 each, shall be exercisable for a period of two years from the Effective Date. The fair value of the extension period amounted to approximately $ 18 thousands and was recorded to the Statements of Operations. The unvested options, as of the Effective Date, granted to Prior the CEO were terminated and became null.

c.
On October 7, 2019 the Company entered into a Merger Agreement, as amended on December 17, 2019, with Innovate Biopharmaceuticals, Inc. a publicly traded company (Nasdaq: INNT) ("Innovate Biopharmaceuticals") (the "Merger Agreement"). Following the merger, the Company's stockholders will own,

F-A-27

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

on a fully-diluted basis, approximately 38% of Innovate Biopharmaceuticals' shares. The exact percentage and the closing of the merger is subject to financing and several conditions as mentioned in the Merger Agreement.

d.
On November 13, 2019 the Company entered into a Non-Binding Letter (the "Non-Binding Letter") of intent to acquire Naia Rare Diseases (“Naia”), for an amount of $ 4.85 million combined of cash and shares and additional milestones payments as determined in the Non-Binding Letter. The acquisition is subject to the closing of the Merger Agreement (see also note 12c).

F-A-28

RDD PHARMA LTD.
UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2019

TABLE OF CONTENTS

Page
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
Consolidated Balance Sheets	F-A-30
Consolidated Statements of Operations	F-A-31
Consolidated Statements of Changes In Capital Deficiency	F-A-32
Consolidated Statements of Cash Flows	F-A-34
Notes to the Consolidated Financial Statements	F-A-35

F-A-29

RDD PHARMA LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2019	2018
	U.S. dollars in thousands
Assets
CURRENT ASSETS:
Cash and cash equivalents	$668	$2,375
Prepaid expense and other receivable	23	26
TOTAL CURRENT ASSETS	691	2,401

NON-CURRENT ASSETS:
Property and equipment, net	44	49
TOTAL ASSETS	$735	$2,450

Liabilities net of capital deficiency
CURRENT LIABILITIES -
Accounts payables:
Trade	$172	$107
Other	468	223
TOTAL CURRENT LIABILITIES	640	330
NON-CURRENT LIABILITIES -
Warrants liabilities	651	653
Liability for employees rights upon retirement	36	36
	687	689
COMMITMENTS AND CONTINGENCIES
TOTAL LIABILITIES	1,327	1,019

REDEEMABLE CONVERTIBLE PREFERRED SHARES	25,941	16,656

CAPITAL DEFICIENCY
Ordinary shares, par value NIS 0.01 per share, 615,241 shares authorized; 48,895 shares issued and outstanding at September 30, 2019 and December 31, 2018	*	*
Additional paid in capital	-	447
Accumulated deficit	(26,533)	(15,672)
TOTAL CAPITAL DEFICIENCY	(26,533)	(15,225)
TOTAL LIABILITIES NET OF CAPITAL DEFICIENCY	$735	$2,450

* Represents an amount of less than $1 thousand

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-A-30

RDD PHARMA LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2019	2018	2019	2018
	U.S. dollars in thousands
OPERATING EXPENSES:
Research and development expenses, net	$882	$1,878	$264	$729
General and administrative expenses	1,149	384	644	121
OPERATING LOSS	2,031	2,262	908	850
FINANCIAL EXPENSES (INCOME), net	12	(37)	22	(28)
NET LOSS	2,043	2,225	930	822
ACCRETION OF REDEEMABLE CONVERTIBLE PREFERRED SHARES	9,285	-	9,285	-
NET LOSS ATTRIBUTABLE TO ORDINARY SHAREHOLDERS	$11,328	$2,225	$10,215	$822

* Represents an amount of less than $1 thousand

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-A-31

RDD PHARMA LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Unaudited)

	Ordinary Shares		Additional paid-in capital	Accumulated Deficit	Total
	Number of shares	Amounts	Amounts
	U.S. dollars in thousands
BALANCE AT JANUARY 1, 2018	48,895	*	$396	$(13,191)	$(12,795)
CHANGES IN THE NINE-MONTHS PERIOD ENDED SEPTEMBER 30, 2018:
Share-based compensation			34		34
Net loss				(2,225)	(2,225)
BALANCE AT SEPTEMBER 30, 2018	48,895	*	430	(15,416)	(14,986)

BALANCE AT JANUARY 1, 2019	48,895	*	447	(15,672)	(15,225)
CHANGES IN THE NINE-MONTHS PERIOD ENDED SEPTEMBER 30, 2019:
Share-based compensation			20		20
Accretion of redeemable convertible preferred shares			(467)	(8,818)	(9,285)
Net loss				(2,043)	(2,043)
BALANCE AT SEPTEMBER 30, 2019	48,895	*	$—	$(26,533)	$(26,533)

* Represents an amount of less than $1 thousand

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-A-32

RDD PHARMA LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Unaudited)

	Ordinary Shares		Additional paid-in capital	Accumulated Deficit	Total
	Number of shares	Amounts	Amounts
	U.S. dollars in thousands
BALANCE AT JULY 1, 2018	48,895	*	$413	$(14,594)	$(14,181)
CHANGES IN THE THREE-MONTHS PERIOD ENDED SEPTEMBER 30, 2018:
Share-based compensation			17		17
Net loss				(822)	(822)
BALANCE AT SEPTEMBER 30, 2018	48,895	*	430	(15,416)	(14,986)

BALANCE AT JULY 1, 2019	48,895	*	455	(16,785)	(16,330)
CHANGES IN THE THREE-MONTHS PERIOD ENDED SEPTEMBER 30, 2019:
Share-based compensation			12		12
Accretion of redeemable convertible preferred shares			(467)	(8,818)	(9,285)
Net loss				(930)	(930)
BALANCE AT SEPTEMBER 30, 2019	48,895	*	$—	$(26,533)	$(26,533)

* Represents an amount of less than $1 thousand

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-A-33

RDD PHARMA LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
	2019	2018
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,043)	$(2,225)
Adjustments required to reconcile net loss to net cash used in operating activities:
Share-based compensation	20	34
Fair value adjustment of warrants for preferred shares	(2)	(40)
Depreciation	5	3

Changes in operating assets and liabilities:
Decrease (increase) in other receivable	3	(2)
Increase in trade payable	65	120
Increase (decrease) in accounts payable – other	245	(328)
Net cash used in operating activities	(1,707)	(2,438)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	(32)
Net cash used in investing activities	—	(32)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Preferred B-1 warrants	—	2,000
Net cash provided by financing activities	—	2,000

DECREASE IN CASH AND CASH EQUIVALENTS	(1,707)	(470)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	2,375	3,344
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$668	$2,874

Accretion of redeemable convertible preferred shares	$(9,285)	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-A-34

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS:

a.	RDD Pharma Ltd. (hereinafter- the Company) commenced operations on March 1, 2008.

b.	The Company is engaged in the medical field, developing treatments for ano-rectal diseases.

c.
In February 2013, the Company established a wholly owned subsidiary in Delaware, USA, named RDD Pharma Inc. (hereinafter- RDD Inc), which started its business activities on April 2017. In July 2015, the Company established a wholly owned subsidiary in United Kingdom, named RDD Pharma Ltd. UK (hereinafter- RDD UK). As of September 30, 2019 and December 31, 2018, RDD UK has not yet started any business activities.

d.	Liquidity
The Company has suffered recurring losses from operations and has a net capital deficiency and cash outflows from operating activities. The Company expects to continue incurring losses and negative cash flows from operations until its products reach commercial profitability. As a result of these expected losses and negative cash flows from operations, along with the Company’s current cash position, the Company does not have sufficient cash to meet its liquidity requirements for the following twelve months. Consequently, there is substantial doubt about the Company’s ability to continue as a going concern. These financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.
Management’s plans are to raise additional funding from existing and new shareholders until profitable results are achieved, refer also to note 8. There are no assurances however, that the Company will be successful in obtaining the level of financing needed for its operations. If the Company is unsuccessful in commercializing its products and raising capital, it may need to reduce activities, curtail or cease operations.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

a.	Basis of preparation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of the Company’s management, the accompanying condensed consolidated financial statements contain all adjustments (consisting of normal recurring accruals and adjustments) necessary to state fairly the financial position, results of operations and cash flows of the Company at the dates and for the periods indicated. Interim results are not necessarily indicative of results for the full fiscal year. The year-end condensed consolidated balance sheet data was derived from audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States.

The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto contained in the Company’s Annual Report for the year ended December 31, 2018. The comparative balance sheet at December 31, 2018 has been derived from the audited financial statements at that date.

b.	Principles of consolidation

F-A-35

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Intercompany balances and transactions have been eliminated upon consolidation.

c.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. As applicable to the unaudited condensed consolidated financial statements, the most significant estimates and assumptions relate to the fair value of share-based compensation, fair value of the warrants for preferred shares and the likelihood that the redeemable convertible preferred shares will become redeemable.

d.	Financial instruments
When the Company issues preferred shares, it considers the provisions of ASC 480 in order to determine whether the preferred share should be classified as a liability. If the instrument is not within the scope of ASC 480, the Company further analyses the instrument’s characteristics in order to determine whether it should be classified within temporary equity (mezzanine) or within permanent equity in accordance with the provisions of ASC 480-10-S99. The Company’s redeemable convertible preferred shares are not mandatorily or currently redeemable. However, it includes, a liquidation or deemed liquidation events that would constitute a redemption event that is outside of the Company’s control. As such, all shares of redeemable convertible preferred shares have been presented outside of permanent equity.

As of December 31, 2018 the Company has not adjusted the carrying values of the redeemable convertible preferred shares to the deemed liquidation values of such shares since a liquidation event was not probable.

As of September 30, 2019 the Company has adjusted the carrying values of the redeemable convertible preferred shares to the deemed liquidation values of such shares since a deemed liquidation event has become probable, refer also to notes 5 and 8.

When the Company issues other freestanding instruments, the Company first analyses the provisions of ASC 480 in order to determine whether the instrument should be classified as a liability, with subsequent changes in fair value recognized in the Statements of Operations in each period. If the instrument is not within the scope of ASC 480, the Company further analyses the provisions of ASC 815-10 in order to determine whether the instrument should be classified within equity or rather classified as an asset or liability, with subsequent changes in fair value recognized in the Statements of Operations in each period. Refer also to note 3.

e.	Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

F-A-36

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair value measurement (continued):

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
Level 2: Observable prices that are based on inputs not quoted on active markets but corroborated by market data.
Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

The carrying amount of the cash and cash equivalents, other receivable and accrued expenses and other liabilities approximates their fair value.

f.	Newly issued accounting pronouncements:

1)
In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model that requires the use of forward-looking information to calculate credit loss estimates. The Company will adopt ASU 2016-13 effective January 1, 2022. The Company is currently evaluating the effect of the adoption of ASU 2016-13 on its consolidated financial statements.

2)
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 supersedes existing guidance in Leases (Topic 840). The revised standard requires lessees to recognize the assets and liabilities arising from leases with lease terms greater than twelve months on the balance sheet, including those currently classified as operating leases, and to disclose key information about leasing arrangements. Lessees will be required to recognize a lease liability and a right-of-use asset on their balance sheets, while lessor accounting will remain largely unchanged. The guidance is effective for annual periods beginning after December 15, 2019, with early adoption permitted. The Company will adopt the new standard using the modified retrospective approach without adjusting the comparative periods. The Company is currently evaluating the impact the adoption of ASU 2016-02 will have on its consolidated financial statements.

NOTE 3 - FINANCIAL LIABILITIES:

a.	Warrants for preferred shares:

In 2012 and in 2017, the Company issued warrants for preferred A shares (the “Preferred A warrants”) and warrants for preferred B-1 shares (the “Preferred B-1 warrants”), respectively (together - the Warrants).
The Preferred A warrants are exercisable into series A preferred shares, nominal value of NIS 0.01 per share, for an exercise price of $35.98 per share commencing on the date of the issuance and until the earlier of an IPO, M&A event,

F-A-37

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

as defined in the agreement, or four years. In April, 2015 an extension was agreed, the Preferred A warrants shall expire on the eighth anniversary starting on April 16, 2015.
The Preferred B-1 warrants are exercisable into series B-1 preferred shares, nominal value NIS 0.01 per share, for an exercise price of $27.18 per share commencing on the date of the issuance and until the earlier of an IPO, M&A event or fifteen years.
The Warrants may be exercised in consideration for cash representing the exercise price or net share basis.
The Warrants are classified as liabilities in accordance with ASC 480-10-35-5, as they are considered freestanding financial instruments, exercisable into series preferred A shares, which are redeemable upon certain events that represent “Deemed Liquidation Events”. Accordingly, the Warrants are measured at fair value in every reporting period, and changes in their fair value are recognized in the Statements of Operations within financial expense (income).
The fair value as of September 30, 2019 was measured and determined mainly based on the hybrid method which takes into consideration a probability-weighted value across multiple scenarios but using the Option Pricing Model (OPM) to estimate the allocation of value within one or more of those scenarios.
In addition, it takes into consideration several assumptions relating to the Company’s future revenue forecast, clinical success probabilities, relevant discount at a rate of 19.5%, risk-free interest rate of 1.75% and expected volatility at a rate of 85.4%.

b.	The Company financial instruments measured in fair value and classified as Level 3
The table below sets forth a summary of the changes in the fair value of the warrants for preferred shares as Level 3:

	Warrants liabilities
	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	U.S. dollars in thousands
Balance at beginning of period	$653	$730	$637	$718
Changes in fair value	—	(40)	16	(28)
Balance at end of period	$653	$690	$653	$690

c.	As of September 30, 2019 and December 31, 2018 the fair value of all financial assets and liabilities, approximate their carrying amounts.
NOTE 4 - SHARE-BASED COMPENSATION

a.
In January 2019, the Company’s Board of Directors approved grant of 11,572 options to the chairman of the board of directors. Each option is exercisable into one ordinary share of the Company’s shares at an exercise price of $3.2 per share. Twenty five percent (25%) of the options shall vest upon the completion of a full twelve months of continuous services; the rest shall vest in 12 equal quarterly tranches and expire 10 years from grant date. The grant date fair value of these options is approximately $ 38 thousands.

b.
In March 2019, the Company’s Board of Directors approved grant of 28,930 options to the New CEO the Company, as defined in note 7a. Each option is exercisable into one ordinary share of the Company’s shares at an exercise price of $3.2 per share. The options vest annually in 4 increments over 4 years, with the first increment vesting on February 2020, conditioned upon

F-A-38

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

continuous employment through each date of vesting. The grant date fair value of these options is approximately $ 97 thousands.

c.	The following table illustrates the effect of share-based compensation on the statements of operations:

	Nine Months Ended September 30,		Three Months Ended September 30,
	2019	2018	2019	2018
	U.S. dollars in thousands
Research and development expenses, net	$19	$8	$11	$10
General and administrative expenses	1	26	1	7
	$20	$34	$12	$17

NOTE 5 - REDEEMABLE CONVERTIBLE PREFERRED SHARES:

a.	Changes in the Redeemable Convertible Preferred Shares:

	Number of shares	Amount
		U.S. dollars in thousands
BALANCE AT JANUARY 1, 2018	607,025	14,656
CHANGES IN THE NINE-MONTHS PERIOD ENDED SEPTEMBER 30, 2018:
Issuance of Preferred B Shares	87,528	2,000
BALANCE AT SEPTEMBER 30, 2018	694,553	16,656

BALANCE AT JANUARY 1, 2019	694,553	16,656
CHANGES IN THE NINE-MONTHS PERIOD ENDED SEPTEMBER 30, 2019:
Accretion of redeemable convertible preferred shares	-	9,285
BALANCE AT SEPTEMBER 30, 2019	694,553	25,941

BALANCE AT JULY 1, 2018	694,553	16,656
CHANGES IN THE THREE-MONTHS PERIOD ENDED SEPTEMBER 30, 2018:
	-	-
BALANCE AT SEPTEMBER 30, 2018	694,553	16,656

BALANCE AT JULY 1, 2019	694,553	16,656
CHANGES IN THE THREE-MONTHS PERIOD ENDED SEPTEMBER 30, 2019:
Accretion of redeemable convertible preferred shares	-	9,285
BALANCE AT SEPTEMBER 30, 2019	694,553	25,941

b.
The Ordinary A shares, Preferred A shares, Preferred A1 shares, Preferred B shares and Preferred B1 shares (hereafter – the Preferred Shares) were all classified as a mezzanine equity as “Redeemable Convertible Preferred Shares” in the Consolidated Balance Sheet.

F-A-39

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Based on ASC 480-10-S99-3A(f) the Company determined that since the redemption obligation is outside of its control, the Preferred Shares is considered as contingently redeemable upon the occurrence of an event that is outside of its control and should be classified as a mezzanine equity. The Company concluded as of September 30, 2018, December 31, 2018 and July 30, 2019 that it is not probable the instrument will become redeemable (e.g., it is not probable a contingency that triggers redemption will be met). Therefore, an adjustment of the initial carrying amount is not necessary until it is probable that the security will become redeemable.
As of September 30, 2019 the Company adjusted the carrying values of the redeemable convertible Preferred Shares to the deemed liquidation values of such shares since a deemed liquidation event has become probable, refer also to note 8. The difference between the initial carrying amount to the deemed liquidation values is being accreted using the effective interest method. The accreted amounts are recorded to “Additional paid-in capital” and to “Accumulated deficit”.

NOTE 6 - TAXES ON INCOME:

The Company and its subsidiary are taxed under the domestic tax laws of the jurisdiction of incorporation of each entity (United States and Israel).
As of September 30, 2019, the Company continues to maintain a full valuation allowance against deferred tax assets for all jurisdictions since the realization of any future benefit from these net operating losses cannot be sufficiently assured at September 30, 2019.

NOTE 7 - RELATED PARTIES:

a.
In February 2019, the Company's appointed new chief executive officer (the "New CEO"), replacing the prior chief executive officer (the "Prior CEO") in this capacity. Concurrently, the New CEO was appointed as a member of the board of directors (the “Board”) and the Prior CEO resigned from the Board. In connection with the New CEO employment, he was granted options as mentioned in note 4b.

b.
On March 15, 2019 (the "Effective Date") the Prior CEO's employment with the Company was terminated. As part of his separation agreement, he entitled to a redemption of any unused accumulated vacation days until the Effective Date in the total amount of approximately $ 28 thousands. In addition, all the fully vested options, as of the Effective Date, amounted to 15,822, purchase Ordinary shares of the Company, par value NIS 0.01 each, shall be exercisable for a period of two years from the Effective Date. The fair value of the extension period amounted to approximately $ 18 thousands and was recorded to the Statements of Operations. The unvested options, as of the Effective Date, granted to Prior the CEO were terminated and became null.

NOTE 8 - OTHER FINANCIAL INFORMATION

Balance sheet -

F-A-40

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	September 30, 2019	December 31, 2018
	U.S. dollars in thousands
a. Accounts payables - other:
Accrued expenses	$361	$53
Employees and employee institutions	107	170
	$468	$223

Statements of operations -

	Nine Months Ended September 30,		Three Months Ended September 30,
	2019	2018	2019	2018
	U.S. dollars in thousands
b. Research and development expenses, net:
Payroll and related expenses	$427	$460	$147	$172
Subcontractors and materials	587	1,732	202	667
Other	65	50	25	14
Less - grants	(197)	(364)	(110)	(124)
	$882	$1,878	$264	$729

NOTE 9 - SUBSEQUENT EVENTS:

a.
On October 7, 2019 the Company entered into a Merger Agreement, as amended on December 17, 2019, with Innovate Biopharmaceuticals, Inc. a publicly traded company (Nasdaq: INNT) ("Innovate Biopharmaceuticals") (the "Merger Agreement"). Following the merger, the Company's stockholders will own, on a fully-diluted basis, approximately 38% of Innovate Biopharmaceutical's shares. The exact percentage and the closing of the merger is subject to financing and several conditions as mentioned in the Merger Agreement. The Merger Agreement is considered a deemed liquidation event under the Company's articles of association.

b.
On November 13, 2019 the Company entered into a Non-Binding Letter (the "Non-Binding Letter") of intent to acquire Naia Rare Diseases (“Naia”), for an amount of $ 4.85 million combined of cash and shares and additional milestones payments as determined in the Non-Binding Letter. The acquisition is subject to the closing of the Merger Agreement (see also note 9a).

F-A-41

INNOVATE FINANCIAL STATEMENTS

Unaudited Condensed Balance Sheets as of September 30, 2019 and December 31, 2018	F-B-2

Unaudited Condensed Statements of Operations and Comprehensive Loss for the Three and Nine Months Ended September 30, 2019 and 2018	F-B-3

Unaudited Condensed Statements of Stockholders’ Equity (Deficit) for the Three and Nine Months Ended September 30, 2019 and 2018	F-B-4

Unaudited Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2019 and 2018	F-B-6

Notes to Unaudited Condensed Financial Statements	F-B-7

F-B-1

INNOVATE BIOPHARMACEUTICALS, INC.

Condensed Balance Sheets

	September 30, 2019	December 31, 2018
Assets	(Unaudited)

Current assets:
Cash and cash equivalents	$8,863,796	$5,728,900
Restricted deposit	75,000	75,000
Prepaid expenses and other current assets	781,092	504,907
Deferred offering costs	—	104,706
Total current assets	9,719,888	6,413,513

Property and equipment, net	28,466	35,095
Right-of-use asset	56,275	—
Other assets	5,580	5,580
Total assets	$9,810,209	$6,454,188

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$3,056,902	$3,618,634
Accrued expenses	1,863,225	826,327
Convertible note payable, net	3,875,709	5,196,667
Derivative liability	770,000	370,000
Warrant liabilities	3,188,300	—
Accrued interest	314,721	101,624
Lease liability, current portion	56,275	—
Total current liabilities	13,125,132	10,113,252

Commitments and contingencies (Note 8)

Stockholders’ deficit:
Preferred stock $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Common stock - $0.0001 par value, 350,000,000 shares authorized; 35,883,953 and 26,088,820 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	3,589	2,609
Additional paid-in capital	58,341,695	39,854,297
Accumulated deficit	(61,660,207)	(43,515,970)
Total stockholders’ deficit	(3,314,923)	(3,659,064)

Total liabilities and stockholders’ deficit	$9,810,209	$6,454,188
See accompanying notes to these condensed financial statements.

F-B-2

INNOVATE BIOPHARMACEUTICALS, INC.

Condensed Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating expenses:
Research and development	$3,943,420	$(1,785,645)	$8,215,079	$5,815,580
General and administrative	2,564,508	1,565,992	8,728,714	8,669,455
Total operating expenses, net	6,507,928	(219,653)	16,943,793	14,485,035

Income (loss) from operations	(6,507,928)	219,653	(16,943,793)	(14,485,035)

Other income (expense):
Interest income	57,848	42,431	156,945	127,560
Interest expense	(472,052)	(1,038,014)	(1,330,923)	(5,593,751)
Loss on extinguishment of convertible note payable	—	—	(1,049,166)	—
Change in fair value of derivative liability and extinguishment of derivative liability	229,000	—	881,000	—
Change in fair value of warrant liabilities	(2,528,100)	—	141,700	—
Total other income (expense), net	(2,713,304)	(995,583)	(1,200,444)	(5,466,191)

Loss before income taxes	(9,221,232)	(775,930)	(18,144,237)	(19,951,226)
Benefit from income taxes	—	—	—	—

Net loss	$(9,221,232)	$(775,930)	$(18,144,237)	$(19,951,226)

Net loss per common share, basic and diluted	$(0.26)	$(0.03)	$(0.56)	$(0.82)

Weighted-average common shares, basic and diluted	35,883,953	25,818,495	32,401,624	24,269,266

See accompanying notes to these condensed financial statements.

F-B-3

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Stockholders’ Equity (Deficit)

Nine Months Ended September 30, 2019
	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Balance as of December 31, 2018	26,088,820	$2,609	$39,854,297	$(43,515,970)	$(3,659,064)
Issuance of common stock and warrants	4,886,782	489	11,474,766	—	11,475,255
Allocation of warrants to liabilities	—	—	(1,970,000)	—	(1,970,000)
Stock issuance costs	—	—	(319,819)	—	(319,819)
Share-based compensation	—	—	526,000	—	526,000
Issuance of RSUs	90,000	9	(9)	—	—
Net loss	—	—	—	(4,434,765)	(4,434,765)
Balance as of March 31, 2019	31,065,602	3,107	49,565,235	(47,950,735)	1,617,607
Issuance of common stock and warrants	4,318,272	432	8,744,069	—	8,744,501
Allocation of warrants to liabilities	—	—	(1,360,000)	—	(1,360,000)
Stock issuance costs	—	—	(389,623)	—	(389,623)
Share-based compensation	—	—	852,000	—	852,000
Exercise of stock options	100,079	10	30,054	—	30,064
Issuance of RSUs	400,000	40	(40)	—	—
Net loss	—	—	—	(4,488,240)	(4,488,240)
Balance as of June 30, 2019	35,883,953	3,589	57,441,695	(52,438,975)	5,006,309
Share-based compensation	—	—	900,000	—	900,000
Net loss	—	—	—	(9,221,232)	(9,221,232)
Balance as of September 30, 2019	35,883,953	$3,589	$58,341,695	$(61,660,207)	$(3,314,923)

See accompanying notes to these condensed financial statements.

F-B-4

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Stockholders’ Equity (Deficit)

Nine Months Ended September 30, 2018
	Common Stock Shares*	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Balance as of December 31, 2017	11,888,240	$11,888	$7,167,189	$(19,353,691)	$(12,174,614)
Change in par value from $0.001 to $0.0001	—	(10,699)	10,699	—	—
Issuance of shares as a result of reverse recapitalization	1,864,808	186	(978,860)	—	(978,674)
Issuance of common stock	7,111,631	711	16,136,950	—	16,137,661
Warrants issued with common stock	—	—	1,995,000	—	1,995,000
Warrants issued to placement agents	—	—	913,000	—	913,000
Stock issuance costs	—	—	(2,568,079)	—	(2,568,079)
Conversion of convertible debt and accrued interest	4,827,001	483	9,229,336	—	9,229,819
Beneficial conversion feature	—	—	3,077,887	—	3,077,887
Share-based compensation	—	—	7,174,000	—	7,174,000
Net loss	—	—	—	(14,959,744)	(14,959,744)
Balance as of March 31, 2018	25,691,680	$2,569	$42,157,122	$(34,313,435)	$7,846,256
Exercise of warrants, net of commissions	3,922	1	12,471	—	12,472
Share-based compensation	—	—	(184,000)	—	(184,000)
Net loss	—	—	—	(4,215,552)	(4,215,552)
Balance as of June 30, 2018	25,695,602	$2,570	$41,985,593	$(38,528,987)	$3,459,176
Exercise of warrants, net of commissions	287,936	28	828,526	—	828,554
Share-based compensation	—	—	(3,131,000)	—	(3,131,000)
Net loss	—	—	—	(775,930)	(775,930)
Balance as of September 30, 2018	25,983,538	$2,598	$39,683,119	$(39,304,917)	$380,800

* Common shares adjusted for the exchange ratio from the reverse recapitalization

See accompanying notes to these condensed financial statements.

F-B-5

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(18,144,237)	$(19,951,226)
Adjustments to reconcile net loss to net cash used in operating activities:		—
Share-based compensation	2,278,000	3,859,000
Write-off of deferred offering costs	100,056	—
Accrued interest on convertible notes	314,721	175,578
Amortization of debt discount	713,709	2,060,000
Depreciation	16,104	14,417
Beneficial conversion feature	—	3,077,887
Change in fair value of derivative liability	(511,000)	—
Change in fair value of warrant liability	(141,700)	—
Extinguishment of derivative liability	(370,000)	—
Loss on extinguishment of debt	1,049,166	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(276,185)	(363,738)
Accounts payable	(708,219)	(754,435)
Accrued expenses	1,036,898	(878,181)
Accrued interest	(101,624)	—
Net cash used in operating activities	(14,744,311)	(12,760,698)

Cash flows from investing activities
Purchase of property and equipment	(9,475)	(13,943)
Loan payments from related party	—	75,000
Net cash (used in) provided by investing activities	(9,475)	61,057

Cash flows from financing activities
Borrowings from convertible notes	5,000,000	3,345,000
Payments of convertible notes	(6,745,833)	(275,000)
Payments of debt issuance costs	(57,000)	(20,000)
Proceeds from the exercise of stock options	30,064	—
Proceeds from issuance of common stock and warrants	20,706,919	18,132,661
Payment of deferred offering costs	(1,045,468)	(1,655,079)
Proceeds from exercise of warrants	—	928,178
Net cash provided by financing activities	17,888,682	20,455,760
Net increase in cash and cash equivalents	3,134,896	7,756,119
Cash and cash equivalents as of beginning of period	5,728,900	355,563

Cash and cash equivalents as of end of period	$8,863,796	$8,111,682

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$418,927	$280,287
Supplemental disclosure of non-cash financing activities
Conversion of convertible notes and accrued interest to common stock	$—	$9,229,819
Assumption of liabilities from reverse recapitalization transaction	$—	$978,674
Warrants issued to placement agents	$—	$913,000
Commissions payable in connection with exercise of warrants	$—	$87,152
Non-cash addition of derivative liability	$1,281,000	$—
Non-cash addition of deferred offering costs	$151,137	$—
See accompanying notes to these condensed financial statements.

F-B-6

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description

Innovate Biopharmaceuticals, Inc. (the “Company” or “Innovate”) is a clinical-stage biopharmaceutical company developing novel medicines for autoimmune and inflammatory diseases with unmet medical needs. The Company’s pipeline includes drug candidates for celiac disease, nonalcoholic steatohepatitis (NASH), alcoholic steatohepatitis (ASH), Crohn’s disease, and ulcerative colitis.

On January 29, 2018, Monster Digital, Inc. (“Monster”) and privately held Innovate Biopharmaceuticals Inc. (“Private Innovate”) completed a reverse recapitalization in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated July 3, 2017, as amended (the “Merger Agreement”), by and among Monster, Monster Merger Sub, Inc. (“Merger Sub”) and Private Innovate. In connection with the transaction, Private Innovate changed its name to IB Pharmaceuticals Inc. (“IB Pharmaceuticals”). Pursuant to the Merger Agreement, Merger Sub merged with and into IB Pharmaceuticals with IB Pharmaceuticals surviving as the wholly owned subsidiary of Monster (the “Merger”). Immediately following the Merger, Monster changed its name to Innovate Biopharmaceuticals, Inc. (“Innovate”). On March 29, 2018, IB Pharmaceuticals was merged into Innovate and ceased to exist.

Monster, a Delaware corporation (formed in November 2010), and its subsidiary SDJ Technologies, Inc. (“SDJ”), was an importer of high-end memory storage products, flash memory and action sports cameras marketed and sold under the Monster Digital brand name acquired under a long-term licensing agreement with Monster, Inc. In September 2017, Monster incorporated MD Holding Co, Inc. (“MDH”), a Delaware corporation, and transferred all of the businesses and assets of Monster, including all shares of SDJ and those liabilities of Monster not assumed by Innovate pursuant to the Merger to MDH. In January 2018, the name of MDH was changed to NLM Holding Co., Inc.

On January 29, 2018, prior to the Merger, Private Innovate completed an equity financing (the “Equity Issuance”). See Note 3—Merger and Financing.

Basis of Presentation

The unaudited condensed interim financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. These financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary for a fair statement of the balance sheets, operating results, and cash flows for the periods presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Operating results for the three and nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2019. Certain information and footnote disclosure normally included in the annual financial statements prepared in accordance with U.S. GAAP have been omitted in accordance with the SEC’s rules and regulations for interim reporting. The Company’s financial position, results of operations and cash flows are presented in U.S. Dollars.

Upon the closing of the Merger, the outstanding shares of Private Innovate were exchanged for shares of common stock of Monster at an exchange ratio of one share of Private Innovate common stock to 0.37686604 shares of Monster common stock (the “Exchange Ratio”). All common share amounts and per share amounts have been adjusted to reflect this Exchange Ratio, which was effected upon the Merger.

The Merger has been accounted for as a reverse recapitalization. Prior to the Merger, Monster spun-out all of its pre-merger business assets and liabilities before it acquired Private Innovate. The owners and management of Private Innovate have actual or effective voting and operating control of the combined company. In the Merger transaction, Monster is the accounting acquiree and Private Innovate is the accounting acquirer. A reverse recapitalization is equivalent to the issuance of stock by the private operating company for the net monetary assets of the accounting acquiree accompanied by a recapitalization with accounting similar to that resulting from a reverse acquisition, except that no goodwill or intangible assets are recorded.

Immediately prior to the effective time of the Merger, Monster effected a reverse stock split at a ratio of one new share for every ten shares of its common stock outstanding. In connection with the Merger, 1,864,808 shares of the Company’s common stock were transferred to the existing Monster stockholders and the Company assumed approximately $1.0 million in liabilities from Monster for certain transaction costs and tail insurance coverage for its directors and officers, which were recorded as a reduction of additional paid-in capital. In addition, warrants to purchase up to 154,403 shares of the Company’s common stock

F-B-7

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

remained outstanding after completion of the Merger. These warrants have a weighted-average exercise price of $55.31 per share and expire in 2021 and 2022.

The accompanying unaudited financial statements and related notes reflect the historical results of Private Innovate prior to the Merger and of the combined company following the Merger, and do not include the historical results of Monster prior to the completion of the Merger. These financial statements and related notes should be read in conjunction with the audited financial statements and related notes thereto for the year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 18, 2019.

Except as noted below under the section entitled “Recently Issued Accounting Standards—Accounting Pronouncements Adopted,” there have been no material changes to the Company’s significant accounting policies during the three and nine months ended September 30, 2019, as compared to the significant accounting policies disclosed in Note 1 of the Company’s financial statements for the years ended December 31, 2018 and 2017. However, the following accounting policies are the most critical in fully understanding the Company’s financial condition and results of operations.

Shelf Registration Filing

On March 15, 2018, the Company filed a shelf registration statement that was declared effective on July 13, 2018. Under the shelf registration statement, the Company may, from time to time, sell its common stock in one or more offerings up to an aggregate dollar amount of $175 million (of which up to an aggregate of $40 million may be sold in an “at-the-market” offering as defined in Rule 415 of the Securities Act; the use of this facility was suspended on June 24, 2019). In addition, the selling stockholders included in the shelf registration statement may from time to time sell up to an aggregate amount of 13,990,403 shares of the Company’s common stock (including up to 2,051,771 shares issuable upon exercise of warrants) in one or more offerings.

March 2019 Offering

On March 17, 2019, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with SDS Capital Partners II, LLC and certain other accredited investors, pursuant to which the Company sold, on March 18, 2019, 4,181,068 shares of common stock and issued short-term warrants (the “Short-Term Warrants”) to purchase up to 4,181,068 shares of common stock, and long-term warrants (the “March Long-Term Warrants”) to purchase up to 2,508,634 shares of common stock. Pursuant to the Purchase Agreement, the Company issued the common stock and warrants at a purchase price of $2.33 per share for aggregate proceeds of approximately $9.7 million.

The March Long-Term Warrants issued will be exercisable for five years commencing on the six-month anniversary of March 18, 2019, have an initial exercise price of $2.56, subject to certain adjustments, and have an expiration date of March 18, 2024. Any March Long-Term Warrant that has not been exercised by the expiration date shall be automatically exercised via cashless exercise. The Short-Term Warrants are exercisable for a period of one year from March 18, 2019, have an expiration date of March 18, 2020 and have an initial exercise price of $4.00, subject to certain adjustments. If at any time after March 18, 2019, the weighted-average price of the Company’s common stock exceeds $5.25 for ten consecutive trading days, the Company may call the outstanding Short-Term Warrants and require that they be exercised in cash, except to the extent that such exercise would surpass the beneficial ownership limitations, as specified in the Purchase Agreement. If not previously exercised in full, at the expiration of their applicable terms, the warrants shall be automatically exercised via cashless exercise. The Short-Term Warrants and March Long-Term Warrants are classified as warrant liabilities on the accompanying condensed balance sheet.

Additional Issuance of Warrants

On April 25, 2019, the Company entered into an amendment (the “Amendment”) to the Purchase Agreement dated as of March 17, 2019, between the Company and each purchaser party thereto. The Amendment (i) deleted Section 4.12 of the Purchase Agreement, which generally prohibited the Company from issuing, entering into agreements to issue, announcing proposed issuances, selling or granting certain securities between the date of the Purchase Agreement and the date that was 45 days following the closing date thereunder and (ii) gave each purchaser the right to purchase, for $0.125 per underlying share, an additional warrant to purchase shares of the Company’s common stock having an exercise price per share of $2.13 and otherwise having the terms of the March Long-Term Warrants (collectively, the “New Warrants”) pursuant to a securities purchase agreement to be entered into among the Company and each purchaser that desires to purchase the New Warrants. On May 17, 2019, the Company and each purchaser entered into such Securities Purchase Agreement (the “New Agreement”), and the Company issued New Warrants exercisable for an aggregate of 3,897,010 shares of the Company’s common stock.

F-B-8

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The New Warrants are exercisable for five years beginning on the six-month anniversary of the date of issuance until the five-year anniversary of their date of issuance. The New Warrants have an initial exercise price equal to $2.13 per share, subject to certain adjustments. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to the Company, provided that any increase in such percentage shall not be effective until 61 days after such notice. If not previously exercised in full, at the expiration of their applicable terms, the New Warrants will be automatically exercised via cashless exercise, in which case the holder would receive upon such exercise the net number of shares, if any, of common stock determined according to the formula set forth in the New Warrants. The New Warrants are classified as warrant liabilities on the accompanying condensed balance sheet.

April 2019 Offering

On April 29, 2019, the Company entered into a Securities Purchase Agreement (the “April Purchase Agreement”) with certain institutional and accredited investors providing for the sale by the Company of up to 4,318,272 shares of its common stock at a purchase price of $2.025 per share.

Pursuant to the April Purchase Agreement, the Company agreed to issue unregistered warrants (the “April Warrants”) to purchase up to 4,318,272 shares of common stock. Subject to certain ownership limitations, the April Warrants are exercisable beginning on the date of their issuance until the five-and-a-half-year anniversary of their date of issuance at an initial exercise price of $2.13. The exercise price of the April Warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the April Warrants. The April Warrants may be exercisable on a “cashless” basis while there is no effective registration statement or current prospectus available for the shares of common stock issuable upon exercise of the April Warrants. A holder will not have the right to exercise any portion of the April Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the April Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to the Company, provided that any increase in such percentage shall not be effective until 61 days after such notice. If not previously exercised in full, at the expiration of their terms, the April Warrants will be automatically exercised via cashless exercise.

The net proceeds from the offering and the private placement were approximately $7.9 million, after deducting commissions and estimated offering costs. The Company granted the placement agent warrants to purchase up to 215,914 shares of common stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the April Warrants, except that the Placement Agent Warrants have an exercise price of $2.53 and have a term of 5 years from the effective date of the offering. The Company also paid the placement agent a reimbursement for non-accountable expenses in the amount of $35,000 and a reimbursement for legal fees and expenses of the placement agent in the amount of $25,000. The April Warrants and Placement Agent Warrants are classified as warrant liabilities on the accompanying condensed balance sheet. The March Long-term Warrants, the New Warrants, the April Warrants and the Placement Agent Warrants are referred to collectively as the “Long-term Warrants.”

Business Risks

The Company faces risks associated with biopharmaceutical companies whose products are in various stages of development. These risks include, among others, the Company’s need for additional financing to achieve key development milestones, the need to defend intellectual property rights, and the dependence on key members of management.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Areas of the financial statements where estimates may have the most significant effect include accrued expenses, share-based compensation, valuation of the derivative liability and warrant liabilities, valuation allowance for income tax assets and management’s assessment of the Company’s ability to continue as a going concern. Changes in the facts or circumstances underlying these estimates could result in material changes and actual results could differ from these estimates.

Accrued Expenses

F-B-9

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The Company incurs periodic expenses such as research and development, licensing fees, salaries and benefits, and professional fees. The Company is required to estimate its expenses resulting from obligations under contracts with clinical research organizations, vendors and consulting agreements that have been incurred by the Company prior to being invoiced. This process involves reviewing quotations and contracts, identifying services that have been performed on the Company’s behalf and estimating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of the actual cost. The majority of the Company’s service providers invoice monthly in arrears for services performed or when contractual milestones are met. The Company estimates accrued expenses as of each balance sheet date based on facts and circumstances known at that time.

Accrued expenses consisted of the following:

	September 30, 2019	December 31, 2018
Accrued compensation and benefits	$542,214	$697,334
Accrued clinical expenses	1,268,132	58,151
Other accrued expenses	52,879	70,842
Total	$1,863,225	$826,327

Derivative Liability

The Company accounts for derivative instruments in accordance with Accounting Standards Codification (“ASC”) 815, Derivative and Hedging, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value. The Company’s derivative financial instrument consists of an embedded option in the Company’s convertible debt. The embedded derivative includes provisions that provide the noteholder with certain conversion and put rights at various conversion or redemption values as well as certain call options for the Company. See Note 4—Debt for further details.

Warrant Liabilities
The warrants the Company issued during 2019 are freestanding financial instruments that contain net settlement options and may require the Company to settle these warrants in cash under certain circumstances. As such, the Company has classified these warrants as liabilities on the accompanying condensed balance sheets. The warrant liabilities are initially recorded at fair value on the date of issuance and will be subsequently re-measured to fair value at each balance sheet date until the warrant liabilities are settled. Changes in the fair value of the warrants are recognized as a non-cash component of other income and expense in the accompanying condensed statements of operations and comprehensive loss.
Research and Development

Research and development expenses consist of costs incurred to further the Company’s research and development activities and include salaries and related employee benefits, manufacturing of pharmaceutical active ingredients and drug products, costs associated with clinical trials, nonclinical activities, regulatory activities, research-related overhead expenses and fees paid to expert consultants, external service providers and contract research organizations which conduct certain research and development activities on behalf of the Company. Costs incurred in the research and development of products are charged to research and development expense as incurred.

Costs for preclinical studies and clinical trial activities are recognized based on an evaluation of the vendors’ progress towards completion of specific tasks, using data such as patient enrollment, clinical site activations or information provided by vendors regarding their actual costs incurred. Payments for these activities are based on the terms of individual contracts and payment timing may differ significantly from the period in which the services were performed. The Company determines accrual estimates through reports from and discussions with applicable personnel and outside service providers as to the progress or state of completion of trials, or the services completed. The estimates of accrued expenses as of each balance sheet date are based on the facts and circumstances known at the time. Although the Company does not expect its estimates to be materially different from amounts incurred, the Company’s estimates and assumptions for clinical trial costs could differ significantly from actual costs incurred, which could result in increases or decreases in research and development expenses in future periods when actual results are known.

F-B-10

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Nonrefundable advance payments for goods and services that will be used in future research and development activities are expensed when the goods have been received or when the activity is performed, rather than when payment is made.

Share-Based Compensation

The Company recognizes share-based compensation expense for grants of stock options to employees and non-employee members of the Company’s board of directors based on the grant-date fair value of those awards using the Black-Scholes option-pricing model. Share-based compensation expense is generally recognized on a straight-line basis over the requisite service period for awards expected to vest.

Prior to adoption of Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting, share-based compensation expense related to stock options granted to non-employees, other than non-employee directors, was adjusted each reporting period for changes in the fair value of the Company’s stock until the measurement date. The measurement date was generally considered to be the date when all services had been rendered or the date that options were fully vested. Effective January 1, 2019, the Company adopted ASU 2018-07, which no longer requires the re-measurement of the fair value for stock options awarded to non-employees. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from non-employees.

Share-based compensation expense for both employees and non-employees includes an estimate, which is made at the time of grant, of the number of awards that are expected to be forfeited. This estimate is revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Under the Black-Scholes option-pricing model, fair value is calculated based on assumptions with respect to:

•	Expected dividend yield. The expected dividend yield is assumed to be zero as the Company has never paid dividends and has no current plans to pay any dividends on the Company’s common stock.

•
Expected stock-price volatility.  Due to limited trading history as a public company, the expected volatility is derived from the average historical volatilities of publicly traded companies within the Company’s industry that the Company considers to be comparable to the Company’s business over a period approximately equal to the expected term. In evaluating comparable companies, the Company considers factors such as industry, stage of life cycle, financial leverage, size and risk profile.

•
Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the expected term.

•
Expected term. The expected term represents the period that the stock-based awards are expected to be outstanding. Due to limited history of stock option exercises, the Company estimates the expected term of employee stock options based on the simplified method, which calculates the expected term as the average of the time-to-vesting and the contractual life of the options. Pursuant to ASU-2018-07, the Company has elected to use the contractual life of the option as the expected term for non-employee options.

Periodically, the board may approve the grant of restricted stock units (“RSUs”) pursuant to the Innovate Biopharmaceuticals, Inc. 2012 Omnibus Incentive Plan, as amended, which represent the right to receive shares of the Company’s common stock based on terms of the agreement. The fair value of RSUs is recognized as share-based compensation expense generally on a straight-line basis over the service period, net of estimated forfeitures. The grant date fair value of an RSU represents the closing price of the Company’s common stock on the date of grant.

Share-based Compensation Adjustment to Prior Period Results

In preparing the Company’s financial statements for the year ended December 31, 2018, the Company determined that an immaterial error was made in the amount of share-based compensation expense recorded in the Company’s Quarterly Report on Form 10-Q for March 31, 2018, which was filed with the SEC on May 15, 2018. The error resulted in an overstatement of share-based compensation expense of approximately $1.2 million for the first quarter of 2018 and the subsequent year-to-date periods through September 30, 2018. The Company disclosed this error in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 18, 2019. The Company has revised its previously reported financial results for the nine months ending September 30, 2018 to correct the error. The Company concluded that this correction did not have a material impact on its previously issued quarterly financial statements or the audited financial statements for the year

F-B-11

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

ended December 31, 2018. The financial results for the nine months ended September 30, 2018 included within this Quarterly Report on Form 10-Q reflect the adjustment to the prior period.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Financial instruments recorded in the accompanying condensed balance sheets are categorized based on the inputs to valuation techniques as follows:

•Level 1 - defined as observable inputs based on unadjusted quoted prices for identical instruments in active markets;

•Level 2 - defined as inputs other than Level 1 that are either directly or indirectly observable in the marketplace for identical or similar instruments in markets that are not active; and

•Level 3 - defined as unobservable inputs in which little or no market data exists where valuations are derived from techniques in which one or more significant inputs are unobservable.

The fair value of the embedded derivative issued in connection with the Senior Convertible Note and the Unsecured Convertible Note, further described in Note 4—Debt, was determined by using a Monte Carlo simulation technique (“MCS”) to value the embedded derivative associated with each note. As part of the MCS valuation, a discounted cash flow (“DCF”) model is used to value the debt on a stand-alone basis and determine the discount rate to utilize in both the DCF and MCS models. The significant estimates used in the DCF model include the time to maturity of the convertible debt and calculated discount rate, which includes an estimate of the Company’s specific risk premium. The MCS methodology calculates the theoretical value of an option based on certain parameters, including: (i) the threshold of exercising the option, (ii) the price of the underlying security, (iii) the time to expiration, or expected term, (iv) the expected volatility of the underlying security, (v) the risk-free rate and (vi) the number of paths.

These valuation techniques involve management’s estimates and judgment based on unobservable inputs and are classified in Level 3. The table below summarizes the valuation inputs into the MCS model for the derivative liability associated with the Senior Convertible Note as of December 31, 2018 and for the derivative liability associated with the Unsecured Convertible Note as of March 8, 2019 and September 30, 2019.

	Derivative Liability
	September 30,	March 8,	December 31,
	2019	2019	2018
Expected dividend yield
Discount rate	29.5%	29.3%	13.6%
Expected stock price volatility	108.3%	101.1%	105.6%
Risk-free interest rate	1.7%	2.5%	2.5%
Expected term	17 months	24 months	21 months
Price of the underlying common stock	$1.07	$1.99	$2.31

The fair values of the warrants at their respective dates of issuance further described above in the sections entitled “March 2019 Offering,” “Additional Issuance of Warrants,” and “April 2019 Offering” were determined through the use of an MCS model. The MCS methodology calculates the theoretical value of an option based on certain parameters, including (i) the threshold of exercising the option, (ii) the price of the underlying security, (iii) the time to expiration, or expected term, (iv) the expected volatility of the underlying security, (v) the risk-free interest rate and (vi) the number of paths. Given the high level of the selected volatilities, the methodology selected simulates the Company’s market value of invested capital (“MVIC”) through the maturity date of the respective warrants (ranging from one year to five-and-a-half years). Further, the estimated future stock

F-B-12

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

price of the Company is calculated by subtracting the debt plus accrued interest from the MVIC. The significant estimates used in the MCS model include management’s estimated probability of future financing and liquidation events.

Upon a fundamental transaction (as defined in the applicable warrant agreement), each holder of Short-Term Warrants and Long-Term Warrants can elect to require the Company or a successor entity to purchase such holder’s outstanding, unexercised warrants for a cash payment (or under certain circumstances other consideration) equal to the Black-Scholes value of the warrants on the date of consummation of the fundamental transaction, calculated in accordance with the terms and using the assumptions specified in the applicable warrant agreement. Due to a proposed merger, described further in Note 9-Subsequent Events, management has assumed that warrant holders would elect to receive cash payments under the applicable warrant agreements following completion of the transaction. As such, the fair value of the warrants as of September 30, 2019, was determined, for financial reporting purposes, through the use of the Black-Scholes model, which resulted in a significant change in the fair value estimate compared to prior periods. The estimates underlying the assumptions used in both the MCS model and Black-Scholes model are subject to risks and uncertainties and may change over time, and the assumptions used in both the MCS model and the Black-Scholes model for financial reporting purposes generally differ from the assumptions that would be applied in determining a payout under the applicable warrant agreements. These valuation techniques involve management’s estimates and judgment based on unobservable inputs and are classified in Level 3.

The table below summarizes the valuation inputs into the MCS model for the warrant liabilities at their respective dates of issuance.

	Short-Term Warrants	Long-Term Warrants
	March 18, 2019	March 18, 2019	May 1, 2019	May 17, 2019
Conversion price	$4.00	$2.56	$ 2.13 - $ 2.53	$2.13
Expected stock price volatility	122.0%	85.2%	84.1%	83.4%
Risk-free interest rate	2.5%	2.2%	2.2%	2.2%
Expected term	1 year	5 years	5 - 5.5 years	5 years
Price of the underlying common stock	$2.48	$2.48	$1.54	$1.58

The table below summarizes the range of valuation inputs into the Black-Scholes model for the warrant liabilities as of September 30, 2019.

	Short-Term Warrants	Long-Term Warrants
	September 30, 2019
Conversion price	$4.00	$2.13 - $2.56
Expected stock price volatility	77.9%	83.1% - 83.5%
Risk-free interest rate	1.8%	1.6%
Expected term	6 months	4.5 - 5.1 years
Price of the underlying common stock	$1.07	1.07

The following table summarizes the fair value hierarchy of financial liabilities measured at fair value as of September 30, 2019 and December 31, 2018.

F-B-13

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

	September 30, 2019
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Derivative liability	$—	$—	$770,000	$770,000
Warrant liabilities	—	—	3,188,300	3,188,300
Total liabilities at fair value	$—	$—	$3,958,300	$3,958,300

	December 31, 2018
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Derivative liability	$—	$—	$370,000	$370,000
Warrant liabilities	—	—	—	—
Total liabilities at fair value	$—	$—	$370,000	$370,000

The following table summarizes the changes in fair value of the derivative liability and warrant liabilities classified in Level 3. Gains and losses reported in this table include changes in fair value that are attributable to unobservable inputs.

Nine Months Ended September 30, 2019
Beginning balance as of December 31, 2018	$370,000
Issuance of warrant liabilities	3,330,000
Extinguishment of derivative liability (the Senior Convertible Note)	(370,000)
Issuance of derivative liability (the Unsecured Convertible Note)	1,281,000
Change in fair value of warrant liabilities	(141,700)
Change in fair value of derivative liability	(511,000)
Ending balance as of September 30, 2019	$3,958,300

The amount of total gain for the period included in earnings attributable to the change in unrealized gains relating to the fair value liabilities still held at the reporting date	$652,700

There were no gains or losses included in earnings attributable to changes in unrealized gains or losses for fair value assets or liabilities during the three and nine months ended September 30, 2018.

The cumulative unrealized gain relating to the change in fair value of the derivative liability and warrant liabilities of $652,700 and the extinguishment of derivative liability of $370,000 for the nine months ended September 30, 2019 is included in other income (expense) in the condensed statements of operations and comprehensive loss.

ASC 820, Fair Value Measurement and Disclosures requires all entities to disclose the fair value of financial instruments, both assets and liabilities, for which it is practicable to estimate fair value. As of September 30, 2019 and December 31, 2018, the recorded values of cash and cash equivalents, restricted deposit, accounts payable, accrued expenses and convertible promissory notes approximate their fair values due to the short-term nature of the instruments.

Deferred Offering Costs

F-B-14

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Deferred offering costs consist principally of legal, accounting and underwriters’ fees related to offerings or the Company’s shelf registration. Offering costs incurred prior to an offering are initially capitalized and then subsequently reclassified to additional paid-in capital upon completion of the offering. Deferred offering costs associated with the shelf registration will be charged to additional paid-in capital on a pro-rata basis in the event the Company completes an offering under the shelf registration. Due to the voluntary suspension of the “at-the-market” (“ATM”) facility effective June 24, 2019, deferred offering costs associated with the ATM facility were written off during the nine months ended September 30, 2019.

Patent Costs

Costs associated with the submission of patent applications are expensed as incurred given the uncertainty of the future economic benefits of the patents. Patent and patent related legal and administrative costs included in general and administrative expenses were approximately $103,000 and $89,000 for the three months ended September 30, 2019 and 2018, respectively, and $390,000 and $398,000 for the nine months ended September 30, 2019 and 2018, respectively.

Net Loss Per Share

The Company calculates net loss per share as a measurement of the Company’s performance while giving effect to all potentially dilutive shares that were outstanding during the reporting period. Because the Company had a net loss for all periods presented, the inclusion of common stock options or other similar instruments would be anti-dilutive. Therefore, the weighted average shares outstanding used to calculate both basic and diluted net loss per share are the same. For the three and nine months ended September 30, 2019 and 2018, 25.6 million and 9.5 million potentially dilutive securities related to warrants and stock options issued and outstanding have been excluded from the computation of diluted weighted average shares outstanding because the effect would be anti-dilutive. The potentially dilutive securities consisted of the following:

	Nine Months Ended September 30,
	2019	2018
Options outstanding under the Private Innovate Plan	6,240,792	6,428,577
Options outstanding under the Amended Omnibus Plan	2,295,921	1,202,843
Warrants issued at a weighted-average exercise price of $55.31	154,403	154,403
Warrants issued at an exercise price of $2.54	349,555	349,555
Warrants issued at an exercise price of $3.18	1,410,358	1,410,358
Short-term warrants issued at an exercise price of $4.00	4,181,068	—
Long-term warrants issued at a weighted-average exercise price of $2.24	10,939,830	—
Total	25,571,927	9,545,736

Segments

Operating segments are defined as components of an enterprise engaging in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates and manages its business as one operating segment and all of the Company’s operations are in North America.

Recently Issued Accounting Standards

Accounting Pronouncements Adopted

The Company adopted ASU No. 2016-02, Leases (Topic 842), as amended, as of January 1, 2019 using the modified retrospective approach at the beginning of the period of adoption. Under this approach, the reporting for comparative periods presented in the financial statements are presented in accordance with the legacy lease standard. In addition, the Company elected the available practical expedients permitted under the transition guidance within the new lease standard.
Under the new leases standard, the Company recognizes a right-of-use (“ROU”) asset and lease liability upon commencement of a lease. The ROU asset represents the Company’s right to use an underlying asset for the lease term and is included in right-

F-B-15

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

of-use asset on the accompanying condensed balance sheet. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease and are included in current and non-current lease liability on the accompanying condensed balance sheet. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. In the absence of an implicit rate, the Company uses their incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. All leases with a term of less than 12 months are not recognized on the balance sheet. Adoption of the new leases standard resulted in the Company recognizing a ROU asset and lease liability of less than $0.1 million as of January 1, 2019. The adoption of ASU 2016-02 did not result in a cumulative adjustment to accumulated deficit.
In June 2018, the Financial Accounting Standards Board (“FASB”) issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from non-employees. The Company adopted this standard effective January 1, 2019. Effective January 1, 2019, the date of adoption, the Company changed its expense recognition for share-based payments to non-employees to an amount determined at the grant or modification date instead of a variable amount to be re-measured each reporting period. The Company calculated the fair value of its non-employee grants as of the adoption date and determined that there was no impact to the Company’s accumulated deficit or other components of equity upon adoption of ASU 2018-07. The unamortized expense for non-employee grants will be recognized on a straight-line basis over the remaining contractual term of the respective non-employee option agreements. The adoption of ASU 2018-07 did not have a material impact on the Company’s financial statements.

Accounting Pronouncements Being Evaluated

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement. This standard no longer requires public companies to disclose transfers between level 1 and 2 of the fair value hierarchy and adds additional disclosure requirements about the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. The guidance is effective for fiscal years beginning after December 15, 2019, and for interim periods within those fiscal years. Early adoption is permitted and the Company is currently evaluating the impact this standard will have on the Company’s financial statements.

NOTE 2: LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has concluded that the prevailing conditions and ongoing liquidity risks faced by the Company raise substantial doubt about the Company’s ability to continue as a going concern for at least 12 months following the date these financial statements are issued. Management’s near-term plans include a potential business combination with RDD Pharma, Ltd. (“RDD”) and a concurrent financing further described in Note 9—Subsequent Events. In addition, the Company may consider entering into strategic partnerships or licensing arrangements or seeking additional debt or equity financing arrangements or a combination of these activities. Based on the Company’s limited operating history, recurring operating losses, current plans and available resources, the Company will need substantial additional funding to support its planned and future operating activities, including progression of research and development programs. There can be no assurance that the Company will be able to complete the transaction with RDD or obtain additional capital on terms acceptable to the Company, on a timely basis or at all. The failure to complete the transaction with RDD, obtain additional funding or enter into strategic partnerships could adversely affect the Company’s ability to achieve its business objectives and product development timelines and could have a material adverse effect on the Company’s results of operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: MERGER AND FINANCING

As noted above, on January 29, 2018, Private Innovate and Monster completed the Merger in accordance with the terms of the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub merged with and into IB Pharmaceuticals, with IB Pharmaceuticals surviving as the wholly owned subsidiary of Monster. Immediately following the Merger, Monster changed its name to Innovate Biopharmaceuticals, Inc. On March 29, 2018, IB Pharmaceuticals was merged into Innovate and ceased to exist.

Immediately prior to the closing of the Merger, accredited investors purchased shares of common stock of Private Innovate in a private placement for gross proceeds of approximately $18.1 million, or $16.5 million, net of approximately $1.6 million

F-B-16

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

in placement agent fees and expenses (the “Equity Issuance”). Additionally, Private Innovate issued five-year warrants to each cash purchaser of common stock, or an aggregate of approximately 1.4 million warrants, with an exercise price of $3.18 after giving effect to the Exchange Ratio. The Company calculated the fair value of the warrants issued utilizing the Black-Scholes option pricing model with the following assumptions: expected dividend yield of 0.0%, expected stock price volatility of 84.8%, risk free rate of 2.5%, and term of 5.0 years. The proceeds were allocated between common stock and warrants utilizing the relative fair value method with the allocated warrant value of approximately $2.0 million recorded as additional paid-in capital.

Private Innovate also issued 349,555 five-year warrants with an exercise price of $2.54 and 279,862 five-year warrants with an exercise price of $3.18 (after giving effect to the Exchange Ratio) to the respective placement agents and their affiliates. The Company calculated the fair value of the warrants issued utilizing the Black-Scholes option pricing model with the following assumptions: expected dividend yield of 0.0%, expected stock price volatility of 84.8%, risk free rate of 2.5%, and term of 5.0 years. The total value for these warrants approximated $913,000 and was recorded as stock issuance costs and additional paid-in capital.

Concurrently with the Equity Issuance, convertible promissory notes issued by Private Innovate in the aggregate principal amount of approximately $8.6 million plus accrued interest of $582,000 were converted into shares of Private Innovate common stock at a price per share of $0.72, prior to the Exchange Ratio (the “Conversion”), which reflected a 25% discount relative to the shares issued pursuant to the Equity Issuance (the “Conversion Discount”). The Conversion Discount represented a beneficial conversion feature of approximately $3.1 million which was recorded as a charge to interest expense and a credit to additional paid-in capital.

NOTE 4: DEBT

Senior Convertible Note

On January 29, 2018, the Company entered into a Note Purchase Agreement and Senior Note Payable (the “Note”) with a lender. The principal amount of the Note was $4.8 million (“Original Principal”). The Note was issued at a discount of $1.8 million and net of $20,000 for financing costs, for total proceeds of $3.0 million. The discount and additional repayment premium were amortized to interest expense using the effective interest method through the scheduled maturity date of September 30, 2018 (the “Maturity Date”). Interest on the Note accrued from January 29, 2018, at a rate of 12.5% per annum and quarterly payments of interest only were due beginning on March 30, 2018 and compounded quarterly. The Company entered into a Waiver Agreement with the noteholder that extended the Maturity Date until October 4, 2018. On October 4, 2018, the Company entered into an Amendment and Exchange Agreement (“Exchange Agreement”) with the noteholder exchanging the Note for a new Senior Convertible Note (the “Senior Convertible Note”).

The principal amount of the Senior Convertible Note was $5.2 million and bore interest at a rate of eight percent (8%) per annum payable quarterly in cash, with a scheduled maturity date of October 4, 2020. The interest rate would automatically increase to 18% per annum if there was an event of default during the period. The Company evaluated the Exchange Agreement and the Senior Convertible Note and determined that the amendment to the Note constituted an extinguishment of debt, in accordance with authoritative guidance. The Company determined that there was no difference between the reacquisition price of the new debt and the net carrying amount of the extinguished debt and thus there was no gain or loss from the extinguishment. The Company incurred approximately $30,000 of legal fees associated with the Senior Convertible Note, which were recorded as debt issuance costs and are included in the amortization of debt discount discussed below.

The various conversion and redemption features contained in the Senior Convertible Note are embedded derivative instruments, which were recorded as a debt discount and derivative liability at their estimated fair value. See Note 1—Summary of Significant Accounting Policies for details regarding the fair value of derivative liability. During 2018, the volume weighted-average price (“VWAP”) of the Company’s common stock was lower than the Floor Price for more than ten consecutive days. As such, the noteholder had the right to require the Company to redeem the Senior Convertible Note prior to December 31, 2018, at its option. Therefore, the Company has amortized the entire debt discount to interest expense through the triggering of the redemption option, which occurred in 2018. Based on the conversion features, redemption features and subjective acceleration clauses contained in the Senior Convertible Note, the Company recorded the Senior Convertible Note as a short-term obligation as of December 31, 2018.

During January 2019, the noteholder issued a redemption notice to the Company requiring the Company to repay the noteholder $1,049,167 of principal and $1,399 of accrued interest. On January 7, 2019, the Company entered into an Option to Purchase Senior Convertible Note (the “Option Agreement”) with the noteholder. The Company paid the noteholder $250,000

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INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

in consideration for the noteholder entering into the Option Agreement with the Company, which was recorded as interest expense in the accompanying statements of operations and comprehensive loss. The Option Agreement provided the Company with the ability to repay (purchase) the outstanding principal and accrued interest of the Senior Convertible Note any time from January 7, 2019 until March 31, 2019 (the “Option Period”).

During March 2019, the Company exercised its repurchase rights from the Option Agreement and paid the noteholder of the Senior Convertible Note approximately $5,200,000 in principal and $60,000 in interest, which was the full purchase amount of the Senior Convertible Note pursuant to the terms of the Option Agreement. There are no further amounts outstanding under the Senior Convertible Note and the Senior Convertible Note has been canceled. The Company accounted for the repayment of the Senior Convertible Note as a liability extinguishment in accordance with ASC 405, Extinguishments of Liabilities, which resulted in the Company recording a loss on extinguishment of debt of approximately $1.0 million in the accompanying statements of operations and comprehensive loss for the nine months ended September 30, 2019.

Amortization of debt discount for the Note and Senior Convertible Note recorded as interest expense was approximately $0.9 million and $2.1 million for the three and nine months ended September 30, 2018, respectively. There was no such expense for the Note and Senior Convertible Note during the three and nine months ended September 30, 2019.

Unsecured Convertible Promissory Note

On March 8, 2019, the Company entered into a Securities Purchase Agreement (the “Note Purchase Agreement”) with a purchaser (the “Convertible Noteholder”). Pursuant to the Note Purchase Agreement, the Company issued the Convertible Noteholder an unsecured Convertible Promissory Note (the “Unsecured Convertible Note”) in the principal amount of $5,500,000. The Convertible Noteholder may elect to convert all or a portion of the Unsecured Convertible Note at any time and from time to time into the Company’s common stock at a conversion price of $3.25 per share, subject to adjustment for stock splits, dividends, combinations and similar events. The Company may prepay all or a portion of the Unsecured Convertible Note at any time for an amount equal to 115% of then outstanding obligations or the portion of the obligations the Company is prepaying. The purchase price of the Unsecured Convertible Note was $5,000,000, and the Unsecured Convertible Note carries an original issuance discount (“OID”) of $500,000, which is included in the principal amount of the Unsecured Convertible Note. In addition, the Company agreed to pay $20,000 of transaction expenses, which were netted out of the purchase price of the Unsecured Convertible Note. The Company also incurred additional transaction costs of approximately $37,000, which were recorded as debt issuance costs. As a result of the redemption features of the Unsecured Convertible Note, further described below, the Company is amortizing the debt issuance costs and accreting the OID to interest expense over the estimated redemption period of 15 months, using the effective interest method.

The various conversion and redemption features contained in the Unsecured Convertible Note are embedded derivative instruments, which were recorded as a debt discount and derivative liability at the issuance date at their estimated fair value of $1.3 million. Amortization of debt discount and accretion of the OID for the Unsecured Convertible Note recorded as interest expense was approximately $0.3 million and $0.7 million for the three and nine months ended September 30, 2019, respectively.

The Unsecured Convertible Note consists of the following:

September 30, 2019
Convertible Note	$5,500,000
Less: principal payments of debt	(500,000)
Less: unamortized debt discount and OID accretion	(1,124,291)
Total	$3,875,709

The Unsecured Convertible Note bears interest at the rate of 10% (which will increase to 18% upon and during the continuance of an event of default) per annum, compounding on a daily basis. All principal and accrued interest on the Unsecured Convertible Note is due on the second-year anniversary of the Unsecured Convertible Note’s issuance. During the three and nine months ended September 30, 2019, the Company made principal payments of $500,000 on the Unsecured Convertible Note.

At any time after the six-month anniversary of the issuance of the Unsecured Convertible Note, (i) if the average volume weighted average price over twenty trading dates exceeds $10.00 per share, the Company may generally require that the Unsecured Convertible Note convert into shares of its common stock at the $3.25 (as adjusted) conversion price, and (ii) the Convertible

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INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Noteholder may elect to require all or a portion of the Unsecured Convertible Note be redeemed by the Company. If the Convertible Noteholder requires a redemption, the Company, at its discretion, may pay the redeemed portion of the Unsecured Convertible Note in cash or in the Company’s common stock at a conversion rate equal to the lesser of (i) the $3.25 (as adjusted) conversion rate or (ii) 80% of the average of the five lowest volume weighted average price of the Company’s Common Stock over the preceding twenty trading days. The Convertible Noteholder may not redeem more than $500,000 per calendar month during the period between the six-month anniversary of the date of issuance until the first-year anniversary of the date of issuance and $750,000 per calendar month thereafter. The obligation or right of the Company to deliver its shares upon the conversion or redemption of the Unsecured Convertible Note is subject to a 19.99% cap and subject to a floor price trading price of $3.25 (unless waived by the Company). Any amounts redeemed or converted once the cap is reached or if the market price is less than the $3.25 floor price must be paid in cash.

If there is an Event of Default under the Unsecured Convertible Note, the Convertible Noteholder may accelerate the Company’s obligations or elect to increase the outstanding obligations under the Unsecured Convertible Note. The amount of the increase ranges from 5% to 15% depending on the type of default (as defined in the Unsecured Convertible Note). In addition, the Unsecured Convertible Note obligations will be increased if there are delays in the Company’s delivery requirements for the shares or cash issuable upon the conversion or redemption of the Unsecured Convertible Note in certain circumstances.

If the Company issues convertible debt in the future with any terms, including conversion terms, that are more favorable to the terms of the Unsecured Convertible Note, the Convertible Noteholder may elect to incorporate the more favorable terms into the Unsecured Convertible Note.

NOTE 5: LICENSE AGREEMENTS

During 2016, the Company entered into a license agreement (the “Alba License”) with Alba Therapeutics Corporation (“Alba”) to obtain the rights to certain intellectual property relating to larazotide acetate and related compounds. The Company’s initial area of focus for these assets relates to the treatment of celiac disease. These assets are now referred to as INN-202 by the Company.

Upon execution of the Alba License, the Company paid Alba a non-refundable license fee of $0.5 million. In addition, the Company is required to make milestone payments to Alba upon the achievement of certain clinical and regulatory milestones totaling up to $1.5 million and payments upon regulatory approval and commercial sales of a licensed product totaling up to $150 million, which is based on sales ranging from $100 million to $1.5 billion.

Upon the Company paying Alba $2.5 million for the first commercial sale of a licensed product, the Alba License becomes perpetual and irrevocable. Upon the achievement of net sales in a year exceeding $1.5 billion, the Alba License also becomes free of milestone fees. The Alba License provides Alba with certain termination rights, including failure of the Company to use Commercially Reasonable Efforts to develop the licensed products.

During 2013, the Company entered into an exclusive license agreement with Seachaid Pharmaceuticals, Inc. (the “Seachaid Agreement”) to further develop and commercialize the licensed product, the compound known as APAZA. This product is now referred to as INN-108 by the Company. The agreement shall continue in effect on a country-by-country basis, unless terminated sooner in accordance with the termination provisions of the agreement, until the expiration of the royalty term for such product and such country. The royalty term for each such product and such country shall continue until the earlier of the expiration of certain patent rights (as defined in the agreement) or the date that the sales for one or more generic equivalents makes up a certain percentage of sales in an applicable country during a calendar year.

The Company was required to make an initial, non-refundable payment under the Seachaid Agreement in the amount of $0.2 million. The agreement also calls for milestone payments totaling up to $6.0 million to be paid when certain clinical and regulatory milestones are met. There are also commercialization milestone payments ranging from $1.0 million to $2.5 million depending on net sales of the products in a single calendar year, followed by royalty payments in the single digits based on net product sales.

During 2014, the Company entered into an Asset Purchase Agreement with Repligen Corporation (“Repligen”) to acquire Repligen’s RG-1068 program for the development of Secretin for the Pancreatic Imaging Market and Magnetic Resonance Cholangiopancreatography. This program is now referred to as INN-329 by the Company. As consideration for the Asset Purchase Agreement, the Company agreed to make a non-refundable cash payment on the date of the agreement and future royalty payments consisting of a percentage between five and fifteen of annual net sales, with the royalty payment percentage increasing

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INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

as annual net sales increase. The royalty payments are made on a product-by-product and country-by-country basis and the obligation to make the payments expires with respect to each country upon the later of (i) the expiration of regulatory exclusivity for the product in that country or (ii) 10 years after the first commercial sale in that country. The royalty amount is subject to reduction in certain situations, such as the entry of generic competition in the market.

The Company incurred milestone fees of approximately $0.3 million during the three and nine months ended September 30, 2019. There were no milestone or royalty fees incurred during the three and nine months ended September 30, 2018.

NOTE 6: STOCKHOLDERS’ DEFICIT

The Company’s authorized capital stock consists of 360 million shares of capital stock, par value $0.0001 per share, of which 350 million shares are designated as common stock and 10 million shares are designated as preferred stock.

The holders of the Company’s common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Company’s board of directors; (ii) are entitled to share in all the Company’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the Company’s affairs; (iii) do not have preemptive, subscription or conversion rights (and there are no redemption or sinking fund provisions or rights); and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The Company had reserved shares of common stock for future issuance as follows:

	September 30,	December 31,
	2019	2018
Outstanding stock options	8,536,713	7,117,002
Warrants to purchase common stock	17,035,214	1,914,316
Shares issuable upon conversion of convertible debt	1,635,299	1,720,224
For possible future issuance under the Amended Omnibus Plan	1,524,708	2,230,057
Total common shares reserved for future issuance	28,731,934	12,981,599

 During the nine months ended September 30, 2019, the Company sold 8,499,340 shares of common stock and issued Short-Term Warrants and Long-Term Warrants to purchase up to 15,120,898 shares of common stock. For further details, see Note 1—Summary of Significant Accounting Policies.

On October 26, 2018, the Company entered into a common stock sales agreement with H.C. Wainwright & Co., LLC and Ladenburg Thalmann & Co., Inc. and filed a prospectus with the SEC to such offering. The Company previously filed a Form S-3 that became effective July 13, 2018 that included the registration of $40 million of its shares of common stock in connection with a potential ATM offering. Pursuant to the sales agreement, the Company may issue and sell shares having an aggregate gross sales price of up to $40 million. The Company is required to pay the sales agents commissions of 3% of the gross sales price per share sold. During the nine months ended September 30, 2019, the Company sold 705,714 shares under the ATM for total net proceeds of approximately $1,675,000. All proceeds were received as of September 30, 2019. The Company voluntarily suspended the ATM facility as of June 24, 2019. Due to suspension of the ATM facility, deferred offering costs of approximately $0.1 million were written off during the nine months ended September 30, 2019.

NOTE 7: SHARE-BASED COMPENSATION

Upon consummation of the Merger, the Company had two stock option plans in existence: the Monster Digital, Inc. 2012 Omnibus Incentive Plan (the “Omnibus Plan”) and the Innovate 2015 Stock Incentive Plan (the “Private Innovate Plan”). During 2018, the Company’s board of directors approved an amendment to the Omnibus Plan to, among other things, formally change the name of the Omnibus Plan to the Innovate Biopharmaceuticals, Inc. 2012 Omnibus Incentive Plan (the “Amended Omnibus Plan”) and increase the number of shares authorized for issuance under the Amended Omnibus Plan to provide for an additional 3,000,000 shares. In addition, the shares reserved for issuance under the Amended Omnibus Plan will automatically increase on the first day of each calendar year beginning in 2019 and ending in 2022 by an amount equal to the lesser of (i) five percent of the number of shares of common stock outstanding as of December 31st of the immediately preceding calendar year or (ii)

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INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

such lesser number of shares of common stock as determined by the board of directors (the “Evergreen Provision”). On January 1, 2019, the number of shares of common stock available under the Amended Omnibus Plan automatically increased by 1,304,441 shares pursuant to the Evergreen Provision.

The terms of the option agreements are determined by the Company’s board of directors. The Company’s stock options vest based on the terms in the stock option agreements and typically vest over a period of three to four years. These stock options typically have a maximum term of ten years.

Private Innovate Plan

As of September 30, 2019, there were 6,240,792 stock options outstanding under the Private Innovate Plan. Following completion of the Merger, the Company has not issued, and does not intend to issue, any additional awards from the Private Innovate Plan.

The range of assumptions used in estimating the fair value of the options granted or re-measured under the Private Innovate Plan using the Black-Scholes option pricing model for the periods presented were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Expected dividend yield	0%	0%	0%	0%
Expected stock-price volatility	—%	66% - 68%	67%	66% - 72%
Risk-free interest rate	—%	2.8% - 3.0%	2.6%	2.7% - 3.0%
Expected term of options	0	8.5 - 9.1	8.2 - 8.7	8.5 - 9.5

The following table summarizes stock option activity under the Private Innovate Plan:

	Number of Shares	Weighted-Average Exercise Price	Aggregate Intrinsic Value	Weighted-Average Remaining Contractual Life (in years)
Outstanding at December 31, 2018	6,340,871	$1.53	$4,978,205	7.7
Options granted	—	—	—
Options forfeited	—	—	—
Options exercised	(100,079)	0.30	—
Outstanding at September 30, 2019	6,240,792	1.55	1,488,775	5.5
Exercisable at September 30, 2019	5,754,913	1.50	1,488,775	5.3
Vested and expected to vest at September 30, 2019	6,223,897	$1.54	$1,488,775	5.5

There were no options granted under the Private Innovate Plan during the three and nine months ended September 30, 2019 and 2018. The total intrinsic value of options exercised was approximately $81,000 during the nine months ended September 30, 2019.

The total fair value of stock option awards vested during the nine months ended September 30, 2019 under the Private Innovate Plan was approximately $434,000. As of September 30, 2019, there was approximately $0.6 million of total unrecognized compensation cost related to unvested stock-based compensation arrangements under the Private Innovate Plan, which is expected to be recognized over a weighted average period of 1.6 years.

The Private Innovate Plan provides for accelerated vesting under certain change-of-control transactions, if approved by the Company’s board of directors.

Amended Omnibus Plan

As of September 30, 2019, there were options to purchase 2,295,921 shares of Innovate common stock outstanding under

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INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

the Amended Omnibus Plan and 1,524,708 shares available for future grants under the Amended Omnibus Plan.

The range of assumptions used in estimating the fair value of the options granted or re-measured under the Amended Omnibus Plan using the Black-Scholes option pricing model for the periods presented were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Expected dividend yield	0%	0%	0%	0%
Expected stock-price volatility	67 - 69%	65% - 73%	67% – 72%	65% - 73%
Risk-free interest rate	1.5% – 1.9%	2.8% - 3.1%	1.5% – 2.7%	2.8% - 3.1%
Expected term of options	5.0 – 10.0	5.0 - 10.0	5.0 – 10.0	5.0 - 10.0

The following table summarizes stock option activity under the Amended Omnibus Plan:

	Number of Shares	Weighted-Average Exercise Price	Aggregate Intrinsic Value	Weighted-Average Remaining Contractual Life (in years)
Outstanding at December 31, 2018	776,131	$5.79	$—	7.4
Options granted	1,872,500	1.23	—
Options forfeited	(352,710)	6.02	—
Options exercised	—	—	—
Outstanding at September 30, 2019	2,295,921	2.00	—	9.2
Exercisable at September 30, 2019	908,547	2.57	—	8.6
Vested and expected to vest at September 30, 2019	2,181,286	$2.03	$—	9.2

The weighted-average grant date fair value of options granted under the Amended Omnibus Plan was $0.62 and $0.76 during the three and nine months ended September 30, 2019, respectively. The weighted-average grant date fair value of options granted under the Amended Omnibus Plan was $4.06 during the three and nine months ended September 30, 2018.

The total fair value of stock option awards vested under the Amended Omnibus Plan was approximately $849,000 during the nine months ended September 30, 2019. As of September 30, 2019, there was approximately $1.3 million of total unrecognized compensation cost related to unvested stock-based compensation arrangements under the Amended Omnibus Plan. This cost is expected to be recognized over a weighted average period of 3.0 years.

The Amended Omnibus Plan provides for accelerated vesting under certain change-of-control transactions, if approved by the Company’s board of directors.

During the nine months ended September 30, 2019, the board approved grants of 490,000 RSUs. 390,000 of the RSUs vested immediately on the date of grant; the remaining 100,000 RSUs vest 50% on the date of grant and the remainder pro-rata over six months following the date of grant. The weighted-average fair value of RSUs granted during the nine months ended September 30, 2019 was $1.44 and the Company recognized share-based compensation expense for the RSUs of approximately $31,000 and $670,000 during the three and nine months ended September 30, 2019, respectively. There were no RSUs granted during the three months ended September 30, 2019 or the three and nine months ended September 30, 2018.

Total share-based compensation expense recognized in the accompanying statements of operations was as follows:

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INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Research and development	$320,000	$(2,950,000)	$763,000	$2,467,000
General and administrative	580,000	(181,000)	1,515,000	1,392,000
Total share-based compensation	$900,000	$(3,131,000)	$2,278,000	$3,859,000

NOTE 8: COMMITMENTS AND CONTINGENCIES

Clinical Trial Agreement

From time to time, the Company enters into agreements with contract research organizations and other service providers. In August 2018, the Company entered into such an agreement for its planned Phase 3 trial for the treatment of celiac disease. Under this agreement, the Company expects to pay approximately $1.1 million for data management over the course of the Phase 3 celiac disease trial for data management and biostatistics services.

Employment Agreements

Prior to March 11, 2018, the Company was party to employment agreements with certain executives of the Company. Under the terms of these agreements, the Company agreed to pay the executives certain payments upon the achievement of financial milestone events. These milestone events were based on total debt or equity funding received by the Company. During the nine months ended September 30, 2018, financial milestone events were achieved through the Merger and Equity Issuance events and the Company paid these executives approximately $1.1 million in accordance with the agreements.

On March 11, 2018, the Company entered into amended and restated executive employment agreements with the executives and new executive employment agreements with certain new executives (the “Executive Agreements”). The Executive Agreements provide an annual base salary and the opportunity to participate in the Company’s equity compensation, employee benefit and bonus plans once they are established and approved by the Company’s board of directors. The Executive Agreements contain severance provisions if the executives are terminated under certain conditions that would provide the executive with 12 months of their base salary and up to 12 months of continuation of health insurance benefits.

In November 2018 and February 2019, the Company entered into separation and general release agreements with two former executives of the Company that included separation benefits consistent with each former executives’ employment agreement. The Company recognized severance expense totaling $0.3 million during the nine months ended September 30, 2019, which is being paid in equal installments over 12 months beginning February 2019. There was no severance expense recognized during the three months ended September 30, 2019. The remaining accrued severance obligation in respect of the two former executives is $0.2 million as of September 30, 2019, which is included in accrued expenses on the accompanying condensed balance sheet.

Office Lease

In October 2017, the Company entered into a three-year lease for office space that expires on September 30, 2020. Base annual rent is $60,000, or $5,000 per month. Monthly payments of $5,000 are due and payable over the 24-month term. A security deposit of $5,000 was paid in October 2017. The lease contains a two-year renewal option.

Effective January 1, 2019, the Company adopted ASC 842 using the transition approach described in Note 1—Summary of Significant Accounting Policies. On the adoption date, the Company estimated the present value of the lease payments over the remaining term of the lease using a discount rate of 12%, which represented the Company’s estimated incremental borrowing rate. The two-year renewal option was excluded from the lease payments as the Company concluded the exercise of this option was not considered reasonably certain.
Operating lease cost under ASC 842 was approximately $15,000 and $45,000 for the three and nine months ended September 30, 2019 and is included in general and administrative expenses on the accompanying condensed statement of operations and comprehensive loss. Lease expense under ASC 840 was $15,000 and $45,000 for the three and nine months ended September 30, 2018 and is included in general and administrative expenses on the accompanying condensed statements of operations and

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INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

comprehensive loss. The total cash paid for amounts included in the measurement of the operating lease liability and reported within operating activities was less than $0.1 million during the nine months ended September 30, 2019.
Future minimum payments under the Company’s lease liability were as follows:

Year ended December 31,	Operating Leases
2019	$15,000
2020	45,000
Total lease payment	60,000
Less: imputed interest	(3,725)
Total	$56,275
Legal

In prior filings, the Company reported a claim filed in the Superior Court of the State of Delaware regarding a former consultant of the Company who was compensated in cash and stock options for his services, demanding damages of up to approximately $3.6 million plus punitive damages in connection with a delay in such consultant’s ability and timing to exercise options and sell shares of the Company’s common stock related to past consulting services. As previously disclosed, the Company strongly denies any wrongdoing alleged in the threatened litigation and firmly believes the allegations in the complaint are entirely without merit and intends to defend against them vigorously. On October 15, 2019, the court granted the Company’s motion to dismiss and concluded the plaintiff failed to sufficiently assert claims. On November 6, 2019, the plaintiff filed a notice of appeal to the Delaware Supreme Court. The Company is unable to estimate the amount of a potential loss or range of potential loss, if any.

From time to time, the Company could become involved in disputes and various litigation matters that arise in the normal course of business. These may include disputes and lawsuits related to intellectual property, licensing, contract law and employee relations matters. Periodically, the Company reviews the status of significant matters, if any exist, and assesses its potential financial exposure. If the potential loss from any claim or legal claim is considered probable and the amount can be estimated, the Company accrues a liability for the estimated loss. Legal proceedings are subject to uncertainties, and the outcomes are difficult to predict; therefore, accruals are based on the best information available at the time. As additional information becomes available, the Company reassesses the potential liability related to pending claims and litigation.

Note 9: Subsequent Events

Agreement and Plan of Merger and Reorganization with RDD Pharma, Ltd.

On October 6, 2019, the Company entered into an Agreement and Plan of Merger and Reorganization pursuant to which the Company agreed to acquire all of the outstanding capital stock of privately-held RDD Pharma, Ltd., an Israel corporation (“RDD”), in exchange for a combination of common and preferred shares to be issued by the Company to the existing RDD shareholders (the “RDD Merger”). The RDD Merger includes a concurrent capital raise led by OrbiMed Advisors LLC, with a minimum funding requirement of $10 million (the “RDD Merger Financing”). Following completion of the RDD Merger and the RDD Merger Financing, on an as-converted, fully diluted basis, the current Innovate stockholders will own approximately 58.5% of the combined company’s capital stock and the current RDD stockholders will own approximately 41.5% of the combined company’s capital stock. The final allocation is subject to adjustment based on the final capital invested in the RDD Merger Financing. At the effective time of the RDD Merger, the Company intends to file an amendment to its certificate of incorporation to change its name from Innovate Biopharmaceuticals, Inc. to 9 Meters Biopharma, Inc. The closing of the RDD Merger is subject to customary closing conditions.
No assurance can be given that the RDD Merger and the RDD Merger Financing will be consummated at all or, if consummated, will be consummated on the terms and conditions set forth herein.

F-B-24

ANNEX A
PRO-FORMA FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 6, 2019, the Company entered into an Agreement and Plan of Merger and Reorganization pursuant to which the Company (or “Innovate”) agreed to acquire all of the outstanding capital stock of privately-held RDD Pharma, Ltd., an Israel corporation (“RDD”), in exchange for common shares to be issued by the Company to the existing RDD shareholders (the “RDD Merger”). On December 17, 2019, the parties entered into a First Amendment to the Merger Agreement. The RDD Merger includes a concurrent capital raise led by OrbiMed Advisors LLC, with a minimum funding commitment of $10 million (the “Financing”). The Financing will dilute the Company’s stockholders and former RDD stockholders pro rata as the result of the issuance of additional Company Common Shares. Following completion of the RDD Merger and the Financing, on an as-converted, fully diluted basis, it is expected that the current Innovate stockholders will own approximately 55.7% of the combined company’s capital stock. The final allocation is subject to adjustment based on the final capital invested in, and the final terms of, the Financing. At the effective time of the RDD Merger, the Company intends to file an amendment to its certificate of incorporation to change its name from Innovate Biopharmaceuticals, Inc. to 9 Meters Biopharma, Inc.

On April 29, 2019 the “Company entered into a securities purchase agreement (the “SPA”) with certain purchasers (the “Purchasers”), whereby the Company, among other things, issued to the Purchasers warrants (the “Purchaser Warrants”) to purchase shares of the Company’s common stock (“Common Stock”). On May 1, 2019, 4,534,186 Purchaser Warrants were outstanding. On December 19, 2019, the Company and each of the Purchasers entered into separate exchange agreements (the “Exchange Agreements”), pursuant to which the Company agreed to issue to the Purchasers an aggregate of 5,441,023 shares of Common Stock (the “Exchange Shares”), at a ratio of 1.2 Exchange Shares for each Purchaser Warrant, in exchange for the cancellation and termination of all of the 4,534,186 outstanding Purchaser Warrants (the “Exchange”).

The Company has begun discussions with its other warrant holders regarding a similar exchange or conversion at a reduced strike price. While there can be no assurances these transactions will be consummated, for purpose of these pro forma financial statements the Company has assumed an exchange of one Exchange Shares for each Warrants. This assumption is subject to significant revision.

The following unaudited pro forma condensed combined financial statements give effect to the proposed merger between the Company and RDD assuming the merger was completed on January 1, 2018 and January 1, 2019. The merger will be accounted for as an asset acquisition in accordance with ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”). Under ASU 2017-01, for the purpose of these unaudited pro forma condensed combined financial statements, management of the Company has estimated a preliminary estimated purchase price, further described in Note 2 to these unaudited pro forma condensed combined financial statements. The net tangible and intangible assets acquired, and liabilities assumed in connection with the transaction are recorded at their estimated acquisition date fair values. Any excess of purchase price over fair value of identified assets acquired and liabilities assumed will be expensed as in-process research and development. A final determination of these estimated fair values will be based on the actual net tangible and intangible assets of RDD that exist as of the date of completion of the transaction.

Pro Forma Information

The unaudited pro forma condensed combined balance sheets as of December 31, 2018 and September 30, 2019, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 are based on the historical consolidated results of operations of the Company and RDD. The unaudited pro forma condensed combined balance sheet as of December 31, 2018 assumes that the merger took place on December 31, 2018 and combines the historical balance sheets of the Company and RDD as of December 31, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 assumes that the merger took place on January 1, 2018. The unaudited pro forma condensed combined balance sheet as of September 30, 2019 assumes that the merger took place on September 30, 2019 and combines the historical balance sheets of the Company and RDD as of September 30, 2019. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 assumes that the merger took place on January 1, 2019 and combines the historical results of the Company and RDD. The historical financial statements of RDD are provided elsewhere in this proxy statement.

The unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma condensed combined financial statements and pro forma adjustments have been prepared based on preliminary estimates of fair value of assets acquired and liabilities assumed. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of the actual capital raised in the Financing, the amount of cash used by either company’s operations between the signing of the Merger Agreement and the closing of the merger, the timing of closing of the merger and other changes in both companies’ assets and liabilities that occur prior to the completion of the merger.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Innovate and RDD been a combined company during the specified periods. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the audited financial statements of the Company and RDD for the year ended December 31, 2018 and the unaudited condensed financial statements of the Company and RDD for the nine months ended September 30, 2019 as included elsewhere in this proxy statement or the accompanying Innovate Annual Report on Form 10-K.

Unaudited Pro Forma Condensed Combined Balance Sheets
September 30, 2019
(Unaudited)

	Historical Innovate	Historical RDD	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$8,863,796	$668,000	$10,000,000	C	$19,531,796
Restricted deposit	75,000	—	—		75,000
Prepaid expenses and other current assets	781,092	23,000	—		804,092
Total current assets	9,719,888	691,000	10,000,000		20,410,888

Property and equipment, net	28,466	44,000	—		72,466
Right-of-use asset	56,275	—	—		56,275
Other assets	5,580	—	—		5,580
Total assets	$9,810,209	$735,000	$10,000,000		$20,545,209

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$3,056,902	$172,000	$—		$3,228,902
Accrued expenses	1,863,225	468,000	2,800,000	E	5,281,725
			150,500	E
Convertible note payable, net	3,875,709	—	—		3,875,709
Derivative liability	770,000	—	—		770,000
Warrant liabilities	3,188,300	651,000	(3,188,300)	D	—
			(651,000)	A
Accrued interest	314,721	—	—		314,721
Lease liability, current portion	56,275	—	—		56,275
Liability for employees rights upon retirement	—	36,000	—		36,000
Total current liabilities	13,125,132	1,327,000	(888,800)		13,563,332

Commitments and contingencies
Redeemable convertible preferred stock	—	25,941,000	(25,941,000)	A	—

Stockholders’ deficit:
Preferred stock	—	—	—		—
Common stock	3,589	—	1,779	D	5,368
Additional paid-in capital	58,341,695	—	10,000,000	C	119,369,110
			48,407,415	D
			59,000	A
			2,561,000	E
Accumulated deficit	(61,660,207)	(26,533,000)	(45,220,894)	D	(112,392,601)
			(2,800,000)	E
			26,533,000	A
			(150,500)	E
			(2,561,000)	E
Total stockholders’ deficit	(3,314,923)	(26,533,000)	36,829,800		6,981,877
Total liabilities and stockholders’ deficit	$9,810,209	$735,000	$10,000,000		$20,545,209

Unaudited Pro Forma Condensed Combined Statements of Operations
Nine Months Ended September 30, 2019
(Unaudited)

	Historical Innovate	Historical RDD	Pro Forma Adjustments		Pro Form Combined
Operating expenses:
Research and development	$8,215,079	$882,000	$22,800,996	B	$31,898,075
General and administrative	8,728,714	1,149,000	(254,308)	F	9,623,406
Total operating expenses	16,943,793	2,031,000	22,546,688		41,521,481

Loss from operations	(16,943,793)	(2,031,000)	(22,546,688)		(41,521,481)

Other income (expense):
Interest income	$156,945	$—	$—		$156,945
Interest expense	(1,330,923)	(14,000)	—		(1,344,923)
Loss on extinguishment of convertible note payable	(1,049,166)	—	—		(1,049,166)
Change in fair value of derivative liability and extinguishment of derivative liability	881,000	—	—		881,000
Change in fair value of warrant liabilities	141,700	2,000	—		143,700
Warrant inducement expense	—	—	(45,220,894)	D	(45,220,894)
Total other income (expense), net	(1,200,444)	(12,000)	(45,220,894)		(46,433,338)

Net loss	(18,144,237)	(2,043,000)	(67,767,582)		(87,954,819)
Accretion of redeemable convertible preferred shares	—	(9,285,000)	—		(9,285,000)
Net loss attributable to ordinary shareholders	$(18,144,237)	$(11,328,000)	$(67,767,582)		$(97,239,819)

Unaudited Pro Forma Condensed Combined Balance Sheets
December 31, 2018
(Unaudited)

	Historical Innovate	Historical RDD	Pro Forma Adjustments		Pro Form Combined
Assets
Current assets:
Cash and cash equivalents	$5,728,900	$2,375,000	$10,000,000	C	$18,103,900
Restricted deposit	75,000	—	—		75,000
Prepaid expenses and other current assets	609,613	26,000			635,613
Total current assets	6,413,513	2,401,000	10,000,000		18,814,513

Property and equipment, net	35,095	49,000	—		84,095
Right-of-use asset	—	—	—		—
Other assets	5,580	—	—		5,580
Total assets	$6,454,188	$2,450,000	$10,000,000		$18,904,188

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$3,618,634	$107,000	$—		$3,725,634
Accrued expenses	826,327	223,000	2,800,000	E	4,254,135
			150,500	E
			254,308	F
Convertible note payable, net	5,196,667	—	—		5,196,667
Derivative liability	370,000	—	—		370,000
Warrant liabilities	—	653,000	(653,000)	A	—
Liability for employees rights upon retirement		36,000	—		36,000
Accrued interest	101,624	—	—		101,624
Lease liability, current portion	—	—	—		—
Total current liabilities	10,113,252	1,019,000	2,551,808		13,684,060

Commitments and contingencies
Redeemable convertible preferred stock	$—	$16,656,000	$(16,656,000)	A	$—
Stockholders’ deficit:
Preferred stock	—	—	—		—
Common stock	2,609	—	1,779	D	4,388
Additional paid-in capital	39,854,297	447,000	10,000,000	C	100,345,712
			48,407,415	D
			1,637,000	A
Accumulated deficit	(43,515,970)	(15,672,000)	(48,409,194)	D	(95,129,972)
			(2,800,000)	E
			15,672,000	A
			(150,500)	E
			(254,308)	F
Total stockholders’ deficit	(3,659,064)	(15,225,000)	24,104,192		5,220,128
Total liabilities and stockholders’ deficit	$6,454,188	$2,450,000	$10,000,000		$18,904,188

Unaudited Pro Forma Condensed Combined Statements of Operations
Year Ended December 31, 2018
(Unaudited)

	Historical Innovate	Historical RDD	Pro Forma Adjustments		Pro Form Combined
Operating expenses:
Research and development	$7,559,077	$1,929,000	$22,800,996	B	$32,289,073
General and administrative	10,664,991	632,000	—		11,296,991
Total operating expenses	18,224,068	2,561,000	22,800,996		43,586,064

Loss from operations	(18,224,068)	(2,561,000)	(22,800,996)		(43,586,064)

Other income (expense):
Interest income	163,832	—	—		163,832
Interest expense	(6,152,043)	3,000	—		(6,149,043)
Loss on extinguishment of convertible note payable	—	—	—		—
Change in fair value of derivative liability and extinguishment of derivative liability	50,000	—	—		50,000
Change in fair value of warrant liabilities	—	77,000	—		77,000
Warrant inducement expense	—	—	(48,409,194)	D	(48,409,194)
Total other income (expense), net	(5,938,211)	80,000	(48,409,194)		(54,267,405)

Net loss	(24,162,279)	(2,481,000)	(71,210,190)		(97,853,469)
Accretion of redeemable convertible preferred shares	—	—	—		—
Net loss attributable to ordinary shareholders	(24,162,279)	(2,481,000)	(71,210,190)		(97,853,469)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of Transaction and Basis of Presentation
Description of Transaction
On October 6, 2019, the Company entered into an Agreement and Plan of Merger and Reorganization pursuant to which the Company agreed to acquire all of the outstanding capital stock of privately-held RDD, in exchange for common shares to be issued by the Company to the existing RDD shareholders (the “RDD Merger”). On December 17, 2019, the parties entered into a First Amendment to the Merger Agreement. The RDD Merger includes a concurrent capital raise led by OrbiMed Advisors LLC, with a minimum funding commitment of $10 million (the “Financing”). The Financing will dilute the Company’s stockholders and former RDD stockholders pro rata as the result of the issuance of additional Company Common Shares. Following completion of the RDD Merger and the Financing, on an as-converted, fully diluted basis, it is expected that the current Innovate stockholders will own approximately 55.7% of the combined company’s capital stock. The final allocation is subject to adjustment based on the final capital invested in, and the final terms of, the

Financing. At the effective time of the RDD Merger, the Company intends to file an amendment to its certificate of incorporation to change its name from Innovate Biopharmaceuticals, Inc. to 9 Meters Biopharma, Inc. The closing of the RDD Merger is subject to customary closing conditions.
The closing of the RDD Merger is subject to customary closing conditions. The Company is targeting completion of the RDD Merger and the Financing in early 2020; however, no assurance can be given that the RDD Merger and the Financing will be consummated at all or, if consummated, will be consummated on the terms and conditions set forth herein.
On April 29, 2019 the “Company entered into a securities purchase agreement (the “SPA”) with certain purchasers (the “Purchasers”), whereby the Company, among other things, issued to the Purchasers warrants (the “Purchaser Warrants”) to purchase shares of the Company’s common stock (“Common Stock”) on May 1, 2019 4,534,186 Purchaser Warrants were outstanding. On December 19, 2019, the Company and each of the Purchasers entered into separate exchange agreements (the “Exchange Agreements”), pursuant to which the Company agreed to issue to the Purchasers an aggregate of 5,441,023 shares of Common Stock (the “Exchange Shares”), at a ratio of 1.2 Exchange Shares for each Purchaser Warrants, in exchange for the cancellation and termination of all of the 4,534,186 outstanding Purchaser Warrants (the “Exchange”).
The Company has begun discussions with its other warrant holders regarding a similar exchange or conversion at a reduced strike price. While there can be no assurances these transactions will be consummated for purpose of these pro forma financial statements the Company has assumed an exchange of one share of common stock for each warrant tendered. This assumption is subject to significant revision.

Basis of Presentation
The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission (the “SEC”). The unaudited pro forma condensed combined balance sheets as of December 31, 2018 and September 30, 2019 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 are based on the historical consolidated results of operations of the Company and RDD. The unaudited pro forma condensed combined balance sheet as of December 31, 2018 assumes that the merger took place on December 31, 2018 and combines the historical balance sheets of the Company and RDD as of December 31, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 assumes that the merger took place as of January 1, 2018. The unaudited pro forma condensed combined balance sheet as of September 30, 2019 assumes that the merger took place on September 30, 2019 and combines the historical balance sheets of the Company and RDD as of September 30, 2019. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 assumes that the merger took place on January 1, 2019 and combines the historical results of the Company and RDD.

The merger will be accounted for as an asset acquisition under US GAAP. For the purpose of these unaudited pro forma condensed combined financial statements, management of the Company has estimated a preliminary estimated purchase price, further described in Note 2-Preliminary Purchase Price to these unaudited pro forma condensed combined financial statements. The net tangible and intangible assets acquired, and liabilities assumed in connection with the transaction are recorded at their estimated acquisition date fair values. Any excess of purchase price over fair value of identified assets acquired and liabilities assumed will be expensed as in-process research and development. A final determination of these estimated fair values will be based on the actual net tangible and intangible assets of RDD that exist as of the date of completion of the transaction.

To the extent there are significant changes to the business following completion of the merger, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly. Accordingly, the pro forma purchase price adjustments are subject to further adjustments as additional information

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becomes available and as additional analyses are conducted following the completion of the merger. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

2.	Preliminary Purchase Price
The preliminary estimated purchase price of the merger is $22.7 million using the Company’s share price for its common stock and its common shares outstanding as of the close of business on November 30, 2019. The estimated fair value of the net assets acquired is $.7 million.

Management of the Company has preliminarily concluded the proposed merger is a business combination and will apply the acquisition method of accounting. Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of RDD based on their estimated fair values as of the proposed merger closing date. The excess of the purchase price over the fair value of assets acquired and liabilities assumed will be expensed as in-process research and development. To the extent the actual purchase price varies from the estimated purchase price used in these unaudited pro forma condensed combined financial statements, the impact will be an increase in in-process research and development.

The preliminary allocation of the estimated total purchase price of the proposed merger is as follows (in thousands):

Fair value of RDD net assets	$700
In-process research and development (expense)	22,000
Total purchase consideration	$22,700

The preliminary estimated fair values of the acquired assets and assumed liabilities of RDD as of September 30, 2019 is as follows (in thousands):

Net tangible assets	$700
Estimated fair value of net assets acquired	$700

Assuming the merger occurred on September 30, 2019, the purchase price allocation reflects positive net tangible assets; however, RDD will continue to fund its operations through the close of the merger with cash on hand. As such, the Company does not expect to acquire any substantive amount of cash or net tangible assets upon consummation of the merger. The allocation of the estimated purchase price is preliminary because the proposed merger has not yet been completed. The purchase price allocation will remain preliminary until the Company determines the fair values of assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the merger and will be based on the fair values of the assets acquired and liabilities assumed as of the merger closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

3.	Pro Forma Adjustments
Pro forma adjustments are necessary to reflect the acquisition consideration exchanged and to adjust amounts related to the tangible assets and liabilities of RDD to reflect the preliminary estimate of their fair values, and to reflect the impact on the balance sheets and statements of operations of the merger as if the companies had been combined during the periods presented therein. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

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A.
To reflect the elimination of RDD’s historical stockholders’ equity balances, including accumulated deficit and warrant liabilities (which will be cancelled upon closing of the merger) and the conversion of RDD’s redeemable convertible preferred stock.

B.
To reflect the issuance of Company shares to existing shareholders of RDD and acquisition of new drug compounds associated with assets acquired that have not achieved regulatory approval and have no alternative future use without significant future development. These amounts are expensed as in-process research and development expense.

C.	To reflect minimum of $10 million in cash expected to be received and equity issued upon the close of the Financing.

D.	To reflect the conversion of the Company’s warrants (including inducement costs) for the nine months ended September 30, 2019 and the year ended December 31, 2018.

E.
To record $5.5 million of estimated transaction costs that were not incurred as of December 31, 2018 or September 30, 2019. These costs include approximately $2.0 million of severance liabilities in relation to termination of Innovate employees upon consummation of the merger and $2.6 million in non-cash stock compensation expense in relation to acceleration of employee and board options upon consummation of the merger.

F.	To eliminate non-recurring transaction costs incurred during the nine months ended September 30, 2019.

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ANNEX B
MERGER AGREEMENT, AS AMENDED

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is made and entered into as of October 6, 2019, by and among INNOVATE BIOPHARMACEUTICALS, INC., a Delaware corporation (“Innovate”), INNT MERGER SUB 1 LTD., a company organized under the laws of Israel and a direct, wholly-owned subsidiary of Innovate (“Merger Sub”), RDD PHARMA LTD., a company organized under the laws of Israel (the “Company”) and OrbiMed Israel Partners, Limited Partnership, in the capacity as the representative from and after the Effective Time for the shareholders of the Company as of immediately prior to the Effective Time in accordance with the terms and conditions of this Agreement (the “Shareholder Representative”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
RECITALS
(A)    Innovate and the Company intend to merge Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and in accordance with the provisions of Sections 314-327 of the Companies Law 5759-1999 of the State of Israel (together with the rules and regulations thereunder, the “ICL”). Upon consummation of the Merger, Merger Sub will cease to exist, the Company will become a wholly-owned subsidiary of Innovate, and all Company Ordinary Shares, Company Ordinary A Shares and Company Preferred Shares issued and outstanding immediately prior to the Effective Time will be exchanged for shares of Innovate Common Stock and Innovate Preferred Stock, all subject to and in accordance with the provisions set forth herein.
(B)    The Board of Directors of Innovate (i) has determined that the Merger is advisable, and in the best interests of Innovate and its shareholders, (ii) has approved this Agreement, the Merger, the issuance of shares of Innovate Common Stock and Innovate Preferred Stock to the security holders of the Company pursuant to the terms of this Agreement and to the investors pursuant to the terms of the Equity Term Sheet, and the other actions contemplated by this Agreement and has deemed this Agreement advisable and (iii) has determined to recommend that the shareholders of Innovate vote to approve the Innovate Shareholder Proposals, and such other actions as contemplated by this Agreement.
(C)    The Board of Directors of Merger Sub (i) has determined that the Merger is advisable, fair and in the best interests of Merger Sub and its sole shareholder, (ii) has approved this Agreement, the Merger, and the other actions contemplated by this Agreement and has deemed this Agreement advisable, fair and in the best interests of Merger Sub and its sole shareholder, (iii) has determined that, considering the financial conditions of the merging companies, no reasonable concern exists that the Surviving Company (as defined below) will be unable to fulfill the obligations of the Company or Merger Sub, as applicable, to its creditors, and (iv) has determined to recommend that the sole shareholder of Merger Sub vote to approve the Merger and such other actions as contemplated by this Agreement.
(D)    The Board of Directors of the Company (i) has determined that the Merger is advisable, fair and in the best interests of the Company and its shareholders, (ii) has approved this Agreement, the Merger and the other actions contemplated by this Agreement and has deemed this Agreement advisable, fair and in the best interests of the Company and its shareholders, (iii) has determined that, considering the financial conditions of the merging companies, no reasonable concern exists that the Surviving Company (as defined below) will be unable to fulfill the

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obligations of the Company or Merger Sub, as applicable, to its creditors and (iv) has determined to recommend the approval and adoption of this Agreement and the approval of the Merger to the shareholders of the Company.
(E)    In order to induce the Company to enter into this Agreement and to cause the Merger to be consummated certain shareholders of Innovate listed on Schedule I-A hereto, are executing voting agreements in favor of the Company concurrently with, or within twenty (20) days following, the execution and delivery of this Agreement representing at least 40% of the Innovate Common Stock issued and outstanding as of the date hereof in the form substantially attached hereto as Exhibit B (the “Voting Agreements”).
(F)    In order to induce the Company to cause the Merger to be consummated, certain of Innovate’s executive officers and directors of Innovate listed on Schedule I-B are executing lock-up agreements in favor of the Company concurrently with the execution and delivery of this Agreement relating to sales and certain other dispositions of shares of Innovate Common Stock and certain other securities after the Closing in substantially the form attached hereto as Exhibit C (the “Innovate Lock-up Agreements”).
(G)    In order to induce Innovate and Merger Sub to cause the Merger to be consummated, certain holders of Company Share Capital listed on Schedule I-C are executing lock-up agreements in favor of Innovate concurrently with, or within twenty (20) days following, the execution and delivery of this Agreement relating to sales and certain other dispositions of Innovate Common Stock and certain other securities after the Closing in substantially the form attached hereto as Exhibit D (the “Company Lock-up Agreements” and together with the Innovate Lock-Up Agreements, the “Lock-Up Agreements”).
AGREEMENT
The parties to this Agreement, intending to be legally bound, agree as follows:
Section 1.DESCRIPTION OF TRANSACTION
1.1    Structure of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the ICL, at the Effective Time (as defined in Section 1.2), Merger Sub (as the target company (Chevrat Ha’Ya’ad) in the Merger) shall be merged with and into the Company (as the absorbing company (HaChevra Ha’Koletet) in the Merger), and the separate existence of Merger Sub shall cease. The Company will continue as the surviving company in the Merger (the “Surviving Company”).
1.2    Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to the provisions of Section 9.1 of this Agreement, and subject to the satisfaction or waiver of the conditions set forth in Section 6, Section 7 and Section 8 of this Agreement, the consummation of the Merger (the “Closing”) shall take place at the offices of Sheppard, Mullin, Richter & Hampton, LLP, 30 Rockefeller Plaza, New York, NY, 10112, as promptly as practicable (but in no event later than the second Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 6, Section 7 and Section 8, other than those conditions that by their nature are to be satisfied at the Closing but subject to the satisfaction or waiver of each of such conditions), or at such other time, date and place as Innovate and the Company may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date.” As soon as practicable after the determination of the date on which the Closing is to take place, each of the Company and Merger Sub shall (and Innovate shall cause Merger Sub to), in coordination with each other, deliver to the Registrar of Companies of the State of Israel (the “Companies Registrar”) a notice which shall inform the Companies Registrar that all conditions to the Merger under the ICL and this Agreement have been met and set forth the proposed date of the Closing on which the Companies Registrar is requested to issue a certificate evidencing the Merger in accordance with Section 323(5) of the ICL (the “Certificate of Merger”). The Merger shall become effective upon the issuance by

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the Companies Registrar of the Certificate of Merger in accordance with Section 323(5) of the ICL (such date and time being hereinafter referred to as the “Effective Time”).
1.3    Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the ICL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, by virtue of, and simultaneously with, the Merger and without any further action on the part of Innovate, Merger Sub, the Company or any shareholder of the Company, (a) the Company will become a direct wholly-owned subsidiary of Innovate, (b) the Company will continue to be governed by the laws of the State of Israel, (c) the Company will maintain a registered office in the State of Israel, (d) Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Company, (e) all the properties, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and (f) all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.
1.4    Articles of Association; Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:
(a)    the articles of association of the Surviving Company, shall be, subject to and conditioned upon the consummation of the Merger, amended and restated, by means of Company shareholder action, to be in the form attached hereto as Exhibit E, until thereafter amended as provided by the ICL and such articles of association;
(b)    the Innovate Charter shall be the certificate of incorporation of Innovate immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and such certificate of incorporation; provided, however, that at the Effective Time, Innovate shall file an amendment to its certificate of incorporation to (i) change the name of Innovate to “9 Meters Biopharma, Inc.” and (ii) make such other changes as are mutually agreeable to Innovate and the Company.
1.5    Effect of the Merger on Share Capital; Exchange of Certificates.
(a)    Background. Prior to entering this Agreement, the Company was in the process of conducting a private placement financing. Upon entering into this Agreement, the Company and Innovate agreed that any new investments should be made directly into Innovate rather than into the Company. However, Innovate and the Company also agreed the first Ten Million Dollars ($10,000,000) of any new investment from Insider Investors (less any cash on hand of the Company at the Effective Time) should be dilutive only to the former securityholders of the Company, and the remaining portion of the new investment should be dilutive to all securityholders of Innovate (on a post-Closing basis). As a result of these agreements, the RDD Share Portion depends on the aggregate amount of the Innovate Post-Closing Financing and the cash on hand of the Company as of the Effective Time, and the amount of the RDD Merger Shares depends on the Dilution Variable. The proportion of Innovate Common Stock and Innovate Preferred Stock issued in the Innovate Post-Closing Financing will be issued in amounts that are consistent with the Stock Ratio. The number of shares of Innovate Preferred Stock calculated based on the definitions in this Section 1.5 are calculated on an as-converted to Innovate Common Stock basis.
(b)    Definitions. For purposes of this Agreement, the following terms have the meanings ascribed to them as set forth below:
(1)    “Combined Company Amount” means the number of shares of Innovate capital stock equal to the Innovate Fully Diluted Shares divided by the Innovate Fully Diluted Ownership Ratio.

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(2)    “Common Stock Derivative Amount” means the portion of the Common Stock Merger Amount, if any, allocable to the Company Options pursuant to Section 5.4.
(3)    “Common Stock Financing Amount” means the Common Stock Limit multiplied by the Dilution Variable.
(4)    “Common Stock Issued Amount” means the number of shares of Innovate Common Stock equal to the Common Stock Merger Amount minus the Common Stock Derivative Amount.
(5)     “Common Stock Limit” means the number of shares of Innovate Common Stock that represent 19.5% of the voting power of Innovate as of immediately prior to the Effective Time.
(6)    “Common Stock Merger Amount” means the Common Stock Limit minus the Common Stock Financing Amount.
(7)     “Dilution Variable” means a percentage determined based on the percentage of the Company Share Capital the Inside Investors are deemed to acquire pursuant to the Innovate Post-Closing Financing. For purposes of determining this percentage, the Inside Investors will be deemed to acquire a percentage of the Company Shares Capital in respect of the first $10 million of the Post-Closing Financing less any cash on hand of the Company at the Effective Time.
(8)    “Innovate Fully Diluted Ownership Ratio” means a percentage equal to 100% minus the RDD Fully Diluted Ownership Ratio.
(9)    “Innovate Fully Diluted Shares” means the number of shares of Innovate capital stock, on a fully diluted basis, immediately prior to the Effective Time.
(10)    “Insider Shares” means an amount of Innovate capital stock equal to the RDD Share Portion multiplied by the Dilution Variable, which shares are issuable to the Insider Investors in respect of their investment in Innovate pursuant to the Innovate Post-Closing Financing.
(11)    “Investment Kicker” means an amount equal to 0.5% per $1.0 million (calculated linearly for amounts less than $1.0 million) committed in excess of $10 million (less the amount of cash on hand, if any, of the Company at the Effective Time) pursuant to the Equity Term Sheet.
(12)    “Merger Consideration” means the RDD Merger Shares, as allocated among and issued to (or subject to and issuable in respect of) the Company Share Capital and Company Options pursuant to this Agreement.
(13)    “Preferred Stock Aggregate Amount” means the number of shares of Innovate Preferred Stock equal to (i) the RDD Share Portion minus the Common Stock Limit.
(14)    “Preferred Stock Derivative Amount” means the portion of the Preferred Stock Merger Amount, if any, allocable to the Company Options pursuant to Section 5.4.

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(15)     “Preferred Stock Financing Amount” means the number of shares of Innovate Preferred Stock equal to the Preferred Stock Aggregate Amount multiplied by the Dilution Variable.
(16)    “Preferred Stock Issued Amount” means the number of shares of Innovate Preferred Stock equal to the Preferred Stock Merger Amount minus the Preferred Stock Derivative Amount.
(17)    “Preferred Stock Merger Amount” means the number of shares of Innovate Preferred Stock equal to the Preferred Stock Aggregate Amount minus the Preferred Stock Financing Amount.
(18)    “RDD Fully Diluted Ownership Ratio” means a percentage equal to 41.5% plus the Investment Kicker.
(19)    “RDD Merger Shares” means an amount of Innovate capital stock equal to the RDD Share Portion minus the Insider Shares.
(20)    “RDD Share Portion” means a number of shares of Innovate Capital stock equal to the Combined Company Amount multiplied by the RDD Fully Diluted Ownership Ratio. For the avoidance of doubt, the RDD Share Portion includes the Insider Shares.
(21)    “Stock Ratio” means the ratio of the Common Stock Limit to the Preferred Stock Aggregate Amount.
(c)    Effect on Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Innovate, Merger Sub, the Company or the holders of any securities of the Company or Merger Sub:
(i)    Surrender and Exchange of Company Ordinary Shares, Company Ordinary A Shares and Company Preferred Shares. Subject to the remaining provisions of this Section 1.5, all of the Company Share Capital issued and outstanding immediately prior to the Effective Time (other than shares described in Section 1.5(c)(iii)) shall be deemed to have been transferred to Innovate solely in consideration for the right to receive from Innovate, in accordance with the terms of this Agreement and the Allocation Certificate, (i) the number of shares of validly issued, fully paid and nonassessable shares of Innovate Common Stock equal to the Common Stock Issued Amount (ii) the number of shares of validly issued, fully paid and nonassessable shares of Innovate Preferred Stock equal to the Preferred Stock Issued Amount. The allocation of the Common Stock Issued Amount and Preferred Stock Issued Amount among the Company Share Capital will be determined pursuant to the Allocation Certificate and consistent with the Stock Ratio. The Allocation Certificate calculates the portions of the Common Stock Issued Amount and Preferred Stock Issued Amount issuable in respect of the Company Share Capital consistent with the Company Charter, taking into account the liquidation preferences set forth in the Company Charter.
(ii)    Innovate Preferred Stock; Effect on Company Share Capital. Each share of Innovate Preferred Stock shall be convertible into one share of Innovate Common Stock, subject to and contingent upon the affirmative vote of a majority of the Innovate Common Stock present or represented and entitled to vote at a meeting of stockholders of Innovate to approve, for purposes of the Nasdaq Stock Market Rules, the issuance of shares of Innovate Common Stock to the stockholders of the Company upon conversion of the shares of Innovate Preferred Stock in accordance with the terms of the Certificate of Designation in substantially the form attached hereto as Exhibit F (the “Preferred Stock Conversion Proposal”). Each Company Ordinary Share and each

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Company Preferred Share shall be deemed to have been transferred to Innovate solely in consideration for the portion of the Merger Consideration allocable to such share as provided in this Section 1.5(c)(i), shall no longer be held by the applicable former Company shareholder and shall be deemed to have been transferred to Innovate, and the holders of certificates (the “Certificates”) or book-entry shares (“Book-Entry Shares”), which immediately prior to the Effective Time represented such Company Ordinary Shares or Company Ordinary A Shares or Company Preferred Shares, shall cease to have any rights with respect to such Company Ordinary Shares, Company Ordinary A Shares and Company Preferred Shares other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 1.6, the portion of the Merger Consideration allocable to such share as set forth above.
(iii)    Treasury Stock (Dormant Shares) and Innovate-Owned Company Share Capital. No consideration or payment shall be due or delivered with respect to any and all Company Share Capital held by the Company as treasury stock (dormant shares) or held directly by Innovate or Merger Sub immediately prior to the Effective Time.
(iv)    Share Capital. Each ordinary share of Merger Sub issued and outstanding immediately prior to the Effective Time shall cease to exist at the Effective Time and no consideration or payment shall be due or delivered thereof or in respect thereof. Each share of the Company issued and outstanding immediately prior to the Effective Time shall by virtue of the shareholder action set forth in Section 1.4(a), subject to and conditioned upon the consummation of the Merger, be reclassified at the Effective Time into an ordinary share of the Surviving Company par value NIS 0.01 each.
(v)    Fractional Shares. No fraction of a share of Innovate Common Stock or Innovate Preferred Stock will be issued in connection with the Merger, and any fractional shares will be rounded down to the nearest whole share (based on each Company Shareholder’s aggregate holdings). Company Shareholders will not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a shareholder of Innovate with respect to any such fraction of a share that would have otherwise been issued to such Company Shareholder.
(d)    Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and up to and including the Effective Time, any change in the number or type of outstanding shares of Innovate Common Stock or Company Share Capital shall occur as a result of a reclassification, recapitalization, exchange, stock split (including a reverse stock split), combination or readjustment of shares or any stock dividend or stock distribution with a record date during such period, the Merger Consideration and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide the holders of Company Share Capital the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 1.5(d) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.
(e)    Treatment of Company Options and Company Warrants. Each Company Option that is outstanding and unexercised immediately prior to the Effective Time will be treated in accordance with Section 5.4. Each Company Warrant that is outstanding immediately prior to the Effective Time will be exercised or cancelled in accordance with Section 5.4.
1.6    Payment Procedures.
(a)    Designation of Exchange Agent; Deposit of Exchange Fund. Prior to the Closing, Innovate shall enter into one or more exchange agreements in customary form and reasonably satisfactory to the Company with one or more of the transfer agent of Innovate, the transfer agent of the Company or another financial

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institution or trust company designated by Innovate that is recognized in Israel and the United States and reasonably acceptable to the Company (the “Exchange Agent”) for the payment of the Merger Consideration as provided in Section 1.5(c)(i) and to assist, inter alia, in obtaining any requisite residency certificate and/or other declaration for Tax withholding purposes and such other documentation as may be required to be delivered pursuant to the Withholding Tax Ruling or the Options Tax Ruling, as applicable. Prior to or substantially concurrently with the Effective Time, Innovate shall deposit or cause to be deposited with the Exchange Agent, for payment to the holders of Company Share Capital (excluding Company Ordinary Shares issued upon previous exercise or settlement of Company 102 Options and held by the 102 Trustee (“Company 102 Shares”) in respect of which payment shall, subject to the Options Tax Ruling, be transferred directly to the 102 Trustee) in accordance with this Section 1 through the Exchange Agent, book-entry shares representing the full number of whole shares of Innovate Common Stock and Innovate Preferred Stock issuable pursuant to Section 1.5(c)(i) in exchange for outstanding Company Share Capital (such aggregate number of shares of Innovate Common Stock, together with any such dividends or other distributions with respect thereto, the “Exchange Fund”). In the event the Exchange Fund shall at any time be insufficient to make the payments contemplated by Section 1.5(c)(i), Innovate shall promptly deposit, or cause to be deposited, additional shares, with the Exchange Agent in an amount which is equal to the deficiency in the amount required to make such payment. The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 1.6.
(b)    Payment Procedures with Respect to Company Share Capital.
(i)    Promptly following the Effective Time, and in no event later than the third (3rd) Business Day thereafter, Innovate shall cause the Exchange Agent to mail to each holder of record of Certificates and Book-Entry Shares as of immediately prior to the Effective Time, in each case, whose shares were deemed transferred to Innovate solely in consideration for the right to receive the Merger Consideration pursuant to Section 1.5(c)(i) (in each case, other than Company 102 Shares which, for the avoidance of doubt, will be eligible to receive the applicable Merger Consideration pursuant to Section 1.6(f) not this Section 1.6(b)), (A) in the case of such holders of Certificates, a letter of transmittal in customary form and reasonably satisfactory to the Company, Innovate and the Exchange Agent (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 1.7 below), to the Exchange Agent), including any IRS Forms W-8 or W-9 that may be required under applicable Law, (B) a declaration in which the beneficial owner of Company Share Capital provides certain information necessary for Innovate and the Exchange Agent to determine whether any amounts need to be withheld from the Merger Consideration payable to such beneficial owner pursuant to the terms of the Ordinance (subject to the provisions of Section 1.6(f), Section 1.10 and Sections 5.10(d), (e) and (f)), the Code, or any applicable provision of state, local, Israeli, U.S. or foreign Law, (C) instructions for use in effecting the surrender of the Certificates and Book-Entry Shares in exchange for the number of shares of Innovate Common Stock (which shall be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Certificates and/or Book-Entry Shares pursuant to Section 1.5(c)(i) and (D) a share surrender agreement substantially in the form attached hereto as Exhibit H (“Share Surrender Agreement”).
(ii)    In the case of Certificates, upon surrender of a Certificate for cancellation (or delivery of an affidavit of loss in lieu thereof) to the Exchange Agent, together with a letter of transmittal, the declaration for Tax withholding purposes, a Valid Tax Certificate and the Share Surrender Agreement, in each case, duly completed and validly executed in accordance with the instructions thereto, the Withholding Tax Ruling and Section 1.10, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, and Innovate shall cause the Exchange Agent to pay and deliver in exchange therefor as promptly as reasonably practicable the number of shares of Innovate Common Stock (which

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shall be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Certificate pursuant to Section 1.5(c)(i).
(iii)    In the case of Book-Entry Shares, upon receipt of the declaration for Tax withholding purposes, a Valid Tax Certificate, the Share Surrender Agreement and any other relevant documentation, in each case, duly completed and validly executed in accordance with the instructions thereto, the Withholding Tax Ruling and Section 1.10, and such other documents as may be required pursuant to such instructions, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor, and Innovate shall cause the Exchange Agent to pay and deliver in exchange therefor as promptly as reasonably practicable the number of shares of Innovate Common Stock (which shall be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Book-Entry Shares pursuant to Section 1.5(c)(i).
(iv)    Until surrendered, in the case of a Certificate, or in the case of a Book-Entry Share, in each case, as contemplated by this Section 1.6(b), each Certificate or Book-Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration as contemplated by this Section 1.6(b). The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) and make such payments and deliveries with respect to Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable hereunder. Innovate shall cause the Exchange Agent to accept such Certificates and transferred Book-Entry Shares upon compliance with the foregoing exchange procedures. Notwithstanding anything to the contrary in this Section 1.6(b), any Merger Consideration payable in respect of Company 102 Shares shall be, subject to the Options Tax Ruling, transferred by Innovate to the 102 Trustee in accordance with Section 1.6(f).
(c)    If any payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share so surrendered is registered, it shall be a condition precedent of payment that (i) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer (or the Book-Entry Share so surrendered shall be in proper form for transfer) and (ii) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Book-Entry Share (as applicable) surrendered or shall have established to the reasonable satisfaction of Innovate that such Tax either has been paid or is not required to be paid.
(d)    Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates or Book-Entry Shares for one (1) year after the Effective Time shall be delivered to Innovate or its designee upon demand, and any such holders prior to the Merger who have not theretofore complied with this Section 1 shall thereafter look only to Innovate as general creditors thereof for payment, without interest, of their claims for Merger Consideration.
(e)    No Liability. None of Innovate, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any shares of Innovate Common Stock, or dividends or distributions with respect thereto, delivered to a Governmental Authority pursuant to and as required by any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered or Book-Entry Share not paid, in each case, in accordance with Section 1.6(b)(i), immediately prior to the date on which any Merger Consideration, or dividends or distributions with respect thereto, in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration, or dividends or distributions with respect thereto, in respect of such Certificate or Book-Entry Share shall, to the extent permitted

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by applicable Law, become the property of Innovate free and clear of all claims or interest of any Person previously entitled thereto.
(f)    Payment Procedures with Respect to Company 102 Shares. Immediately after the Effective Time, subject to the Options Tax Ruling, Innovate shall transfer the aggregate Merger Consideration with respect to Company 102 Shares to the 102 Trustee, on behalf of the holders of Company 102 Shares, in accordance with Section 102 of the Ordinance and the Options Tax Ruling (the “102 Amount”). The 102 Amount shall be held in trust by the 102 Trustee pursuant to the applicable provisions of Section 102 of the Ordinance and the Options Tax Ruling and shall be released by the 102 Trustee to the beneficial holders of the Company 102 Shares in accordance with the terms and conditions of Section 102 of the Ordinance, the Options Tax Ruling, and the trust agreement between the Company and the 102 Trustee.
1.7    Lost Certificates. If any Certificate shall have been lost, stolen or destroyed or is missing, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, destroyed or missing, in a form reasonably satisfactory to Innovate, but not posting by such Person of a bond as indemnity against any claim that may be made against Innovate with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen, destroyed or missing Certificate the Merger Consideration and any other required amounts to which the holder thereof is entitled pursuant to this Section 1.
1.8    Transfers; No Further Ownership Rights. From and after the Effective Time, all issued and outstanding Company Share Capital shall automatically be deemed to have been transferred to Innovate, and each holder of a Certificate or Book-Entry Share theretofore representing any Company Share Capital shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor upon the surrender or acknowledgment of the conversion or deemed transfer thereof in accordance with the provisions of Section 1.5(c)(i). The Merger Consideration paid in accordance with the terms of this Section 1 shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Share Capital. From and after the Effective Time, there shall be no registration of transfers on the shareholders register of the Company of Company Share Capital immediately prior to the Effective Time of Company Share Capital that was outstanding immediately prior to the Effective Time. If Certificates or Book-Entry Shares are presented to the Surviving Company, Innovate or the Exchange Agent following the Effective Time, they shall be deemed to have been transferred to Innovate as of the Effective Time against delivery of the Merger Consideration and other required amounts, as provided for in Section 1.5(c)(i), for the Company Share Capital formerly represented by such Certificates or Book-Entry Shares.
1.9    Further Action. If, at any time after the Effective Time, any further action is determined by Innovate or the Surviving Company to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company or Innovate with full right, title and possession of and to all rights and property of Merger Sub and the Company with respect to the Merger, the officers and managers of Innovate shall be fully authorized (in the name of Merger Sub, the Company, the Surviving Company and otherwise) to take such action.
1.10    Withholding Tax.
(a)    Each of the 102 Trustee and the Exchange Agent (each, a “Withholding Payor”) shall deduct and withhold from the Merger Consideration otherwise payable in connection with the transactions contemplated by this Agreement such amounts as shall be reasonably determined by Innovate according to any applicable law that each Withholding Payor is required to deduct and withhold under the Withholding Tax Ruling and the Options Tax Ruling or under any applicable Tax Law with respect to (i) the payment or delivery of the Merger Consideration in accordance with Section 1 to each holder of Company Share Capital and (ii) the securities that each holder of Company Options receives in accordance with Section 5.4. With respect to the withholding of Israeli Tax, in the event any holder of record of Company Share Capital or Company Options provides the Withholding Payor

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with a Valid Tax Certificate issued by the ITA regarding the withholding (or exemption from withholding) of Israeli Tax from the consideration payable then the deduction and withholding of any amounts under the Ordinance or any other provision of Israeli Law or requirement, if any, from the Merger Consideration payable to such holder of record of Company Share Capital, Company Options shall be made only in accordance with the provisions of such Valid Tax Certificate. To the extent amounts are so withheld, they shall be subsequently paid over to the appropriate Taxing Authority on or prior to the last day on which such payment is required under any applicable Law. To the extent any Withholding Payor withholds any amounts, such Withholding Payor shall provide the affected Person within 30 days following payment of such amounts with (i) confirmation of such withholding, and (ii) evidence regarding payment to of such withheld amounts to the appropriate Taxing Authority. To the extent that amounts are so withheld by a Withholding Payor and paid over to the appropriate Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such affected Person in respect of which such deduction and withholding was made.
(b)    Notwithstanding the provisions of Section 1.10(a) with respect to Israeli Taxes and subject to the provisions of Withholding Tax Ruling or the Options Tax Ruling, as applicable, the consideration payable to each holder of Company Share Capital, Company Options (other than the 102 Trustee with respect to Company 102 Options and Company 102 Shares) shall be retained by the Exchange Agent for a period of up to the later of: (i) one hundred eighty (180) days from Closing and (ii) the date upon which shares comprising the Merger Consideration have been registered pursuant to an effective registration statement (the “Withholding Drop Date”) (during which time no Withholding Payor shall make any payments to any holder of Company Share Capital, Company Options (other than to the 102 Trustee) or withhold any Israeli Taxes in respect of said consideration, except as instructed by the ITA, including via the Withholding Tax Ruling or the Options Tax Ruling, as applicable, unless required to make such payments subject to the provisions herein). If no later than five (5) Business Days prior to the Withholding Drop Date a Valid Tax Certificate is delivered to the Withholding Payor, then, except and subject to any different instructions by the ITA, including by way of the Withholding Tax Ruling or the Options Tax Ruling, as applicable, with respect to the affected holders, the deduction and withholding of any Israeli Taxes shall be made only in accordance with the provisions of such Valid Tax Certificate (and, unless otherwise provided in the Withholding Tax Ruling or the Options Tax Ruling, as applicable, together with such Valid Tax Certificate, the holder of Company Share Capital, Company Options shall deliver an amount in cash equal to the amount of the applicable withholding Tax), and the balance of the payment that is not withheld shall be paid to such holders subject to any non-Israeli withholding that is applicable to the payment (if any). If any such holder (i) does not provide the Withholding Payor with, or is not the subject of a Valid Tax Certificate, by no later than five (5) Business Days before the Withholding Drop Date, or (ii) submits a written request to the Withholding Payor to release its portion of the consideration prior to the Withholding Drop Date (together with an amount in cash equal to the amount of the applicable withholding Tax) and fails to submit a Valid Tax Certificate at or before such time, then the amount to be withheld from such holder’s portion of the consideration shall be calculated according to the applicable withholding rate as reasonably determined by Innovate in accordance with applicable Law increased by interest plus linkage differences, as defined in Section 159A of the Ordinance, for the period between the fifteenth (15th) day of the calendar month following the month during which the Closing occurs and the time the relevant payment is made, and calculated in NIS based on a $ to NIS exchange rate not lower than the effective exchange rate at the Closing Date as reasonably determined by the Withholding Payor in consultation with the Exchange Agent and otherwise deducted, withheld and paid in accordance with Section 1.10(a). If the amount in cash as aforesaid was not provided by such holder, in the event such shares so withheld have been registered pursuant an effective registration statement under the United States securities laws, then the Exchange Agent shall be entitled to sell such shares and remit the proceeds therefrom to the ITA, all in accordance with the Withholding Tax Ruling and the Ordinance. To the extent that amounts are so withheld by a Withholding Payor and in due course paid over to the appropriate Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such affected Person in respect of which such deduction and withholding was made.

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(c)    In the event that Innovate or the Exchange Agent receives a demand from the ITA to withhold any amount out of the consideration payable to any of the holders of Company Share Capital, Company Options and transfer it to the ITA prior to the Withholding Drop Date, Innovate or the Exchange Agent (i) shall notify such holder in writing of such matter promptly after receipt of such demand and provide such holder a reasonable time (but not less than 30 days, unless otherwise explicitly required by the ITA or under applicable Law) to attempt to delay such requirement or extend the period for complying with such requirement as evidenced by a written certificate, ruling or confirmation from the ITA; and (ii) to the extent that any such certificate, ruling or confirmation is not timely provided by such holder to Innovate or the Exchange Agent, transfer to the ITA any amount so demanded, and such amounts as are paid to the ITA, shall be treated for all purposes of this Agreement as having been delivered and paid to such holder.
(d)    It is clarified that any payments made to the 102 Trustee will be subject to deduction or withholding of Israeli Tax in accordance with the Ordinance, the Option Tax Ruling and the Withholding Tax Ruling.
1.11    Appraisal Rights. In accordance with Israeli law, no statutory dissenters’ or statutory appraisal rights shall be available with respect to the Merger or the Contemplated Transactions.
1.12    Escrow.
(a)    At or prior to the Closing, Innovate, the Shareholder Representative, and a mutually agreeable escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement, effective as of the Effective Time, in form and substance reasonably satisfactory to the Parties (the “Escrow Agreement”), pursuant to which Innovate shall deposit Preferred Stock Consideration in an amount comprising ten percent (10%) of the Merger Consideration otherwise deliverable to the Company Shareholders (including any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”); to be held and disbursed by the Escrow Agent in a segregated escrow account (the “Escrow Account”) in accordance with the terms hereof and of the Escrow Agreement. The Escrow Shares shall be allocated among the Company Shareholders pro rata based on their respective Pro Rata Shares. The Escrow Shares shall serve as a security for, and a source of payment of, the Innovate Indemnified Parties’ indemnity rights pursuant to Section 10. Unless otherwise required by Law, all distributions made from the Escrow Account shall be treated by the Parties as an adjustment to the number of shares of Merger Consideration received by the Company Shareholders pursuant to Section 1 hereof.
(b)    The Escrow Shares shall no longer be subject to any indemnification claim after the date which is six (6) months after the Closing Date (the “Expiration Date”); provided, however, with respect to any indemnification claims made in accordance with Section 10 hereof prior to the Expiration Date that remain unresolved at the time of the Expiration Date (“Pending Claims”), all or a portion of the Escrow Shares reasonably necessary to satisfy such Pending Claims (as determined based on the amount of the indemnification claim included in the Claim Notice provided by Innovate under Section 10) shall remain in the Escrow Account until such time as such Pending Claim shall have been finally resolved pursuant to the provisions of Section 10. After the Expiration Date, any remaining Escrow Shares remaining in the Escrow Account that are not subject to Pending Claims, if any, shall be disbursed by the Escrow Agent to the Company Shareholders, with each such Company Shareholder receiving its Pro Rata Share of such Escrow Shares (and any dividends, distributions or other income thereon). Promptly after the final resolution of all Pending Claims and payment of all indemnification obligations in connection therewith, the Escrow Agent shall disburse any remaining Escrow Shares remaining in the Escrow Account to the Exchange Agent for distribution to the Company Shareholders, with each Company Shareholder receiving its Pro Rata Share of such Escrow Shares (and any dividends, distributions or other income thereon).

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Section 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Innovate and Merger Sub as follows, except as set forth in the written schedule of exceptions delivered by the Company to Innovate (the “Company Schedule of Exceptions”). The Company Schedule of Exceptions shall be arranged in parts and subparts corresponding to the numbered and lettered Sections and subsections contained in this Section 2. The disclosures in any part or subpart of the Company Schedule of Exceptions shall qualify other Sections and subsections in this Section 2 only to the extent it is reasonably apparent from the face of the disclosure that such disclosure is applicable to such other Sections and subsections herein.
2.1    Organization. The Company is a private company, duly organized and validly existing under the Laws of the State of Israel and is not a “defaulting company” as defined under the ICL, and each of the Company’s Subsidiaries is a corporation or legal entity validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its organization. The Company and each of its Subsidiaries have all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. The Company and each of its Subsidiaries are duly licensed or qualified to do business, to the extent applicable, and each is, to the extent applicable, in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and, to the extent applicable, in corporate good standing would not, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
2.2    Capitalization.
(a)    As of the date of this Agreement, the authorized share capital of the Company consists of 1,446,058 Company Ordinary Shares, 92,089 Company Ordinary A Shares, 238,470 Company Preferred A Shares, 108,400 Company Preferred A-1 Shares, 1,000,000 Company Preferred B Shares and 114,983 Company Preferred B-1 Shares. As of the date of this Agreement, there are 48,895 Company Ordinary Shares issued and outstanding, 92,089 Company Ordinary A Shares issued and outstanding, 198,725 Company Preferred A Shares issued and outstanding, 54,200 Company Preferred A-1 Shares issued and outstanding, 253,952 Company Preferred B Shares issued and outstanding, and 95,587 Company Preferred B-1 Shares issued and outstanding. As of the date of this Agreement, there are 1,397,563 Company Ordinary Shares and 859,389 Company Preferred Shares which are dormant or held in the treasury of the Company. The Company has no Company Ordinary Shares or Company Preferred Shares reserved for issuance other than as described above and in Section 2.2(b) and Section 2.2(d) below. The outstanding Company Ordinary Shares, Company Ordinary A Shares and Company Preferred Shares have been duly authorized and are validly issued, fully paid and nonassessable, and were not issued in violation of the material terms of any agreement or understanding binding upon the Company at the time at which they were issued and were issued in compliance with the Company Charter in effect upon such issuance and in accordance with all applicable Laws. Other than as set forth in Sections 2.2(a) and 2.2(b) of the Company Schedule of Exceptions the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements, or agreements of any character calling for the Company to issue, deliver, or sell, or cause to be issued, delivered, or sold any Company Ordinary Shares or any other equity security of the Company or any Subsidiary of the Company or any securities convertible into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise receive any Company Ordinary Shares or any other equity security of the Company or any Subsidiary of the Company or obligating the Company or any such Subsidiary to grant, extend, or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements, or any other similar agreements. Other than as set forth in Section 2.2(a) of the Company Schedule of Exceptions or as contemplated by this Agreement, there are no registration rights, repurchase or redemption rights, anti-dilution rights, voting agreements, voting trusts, preemptive rights or

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contractual restrictions on transfer relating to any share capital of the Company. Other than the Company Charter and as set forth in Section 2.2(a) of the Company Schedule of Exceptions, the Company is not a party to or bound by or subject to any shareholder agreement or other agreement governing the affairs of the Company or the relationships, rights and obligations of shareholders and is not subject to a shareholder rights plan or similar plan. Except as disclosed in Section 2.2(a) of the Company Schedule of Exceptions, there are no agreements, arrangements or understandings among holders of any of the Share Capital of the Company with respect to Innovate Common Stock which would cause such shareholders to be deemed a group for purposes of Section 13(d) of the Exchange Act after the Effective Time. As of the date of this Agreement, there are 150,577 Company Ordinary Shares authorized for issuance under the Company Option Plan, of which: (i) 95,103 Company Ordinary Shares are issuable upon exercise of all outstanding Company Options, subject to vesting restrictions and subject to adjustment on the terms set forth in the Company Option Plan; (ii) no Company Ordinary Shares were issued prior to the date of this Agreement upon exercise of Company Options; and (iii) no Company Ordinary Shares remain available for issuance under the Company Option Plan (as it is no longer in effect). Section 2.2(a) of the Company Schedule of Exceptions sets forth a true, correct and complete list, as of the date of this Agreement, of all issued and outstanding Company Ordinary Shares, Company Ordinary A Shares and Company Preferred Shares, on a holder-by-holder basis and with respect to affiliated partnerships, on a group by group basis.
(b)    Section 2.2(b) of the Company Schedule of Exceptions sets forth a true, correct and complete list, as of the date of this Agreement, of (i) the name of the holder of each Company Option, (ii) the date each Company Option was granted, (iii) the number and type of securities subject to each such vested or unvested Company Option, (iv) the expiration date of each such Company Option, (v) the number of vested Company Options, (vi) the price at which each such Company Option (or each component thereof, if applicable) may be exercised, (vii) the number of shares of Company Ordinary Shares issuable upon the exercise of such, or upon the conversion of all securities issuable upon the exercise of such, Company Options, (viii) the vesting schedule of each Company Option granted; and (ix) whether such Company Option is non-qualified, or qualifies as a Company 102 Option or is subject to Tax pursuant to Section 3(i) of the Ordinance. To the Knowledge of the Company, each Company Option intended to qualify for a preferential Tax rate under Section 102 of the Ordinance so qualifies. All Company 102 Options have been deposited with the 102 Trustee in accordance with the requirements of Section 102 of the Ordinance and applicable Law. To the Knowledge of the Company, each grant of a Company Option was duly authorized by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or by unanimous written consent, and to the Knowledge of the Company the award agreement governing such grant (if any) was executed and delivered by each party thereto. The Company does not have any outstanding restricted stock or restricted stock units.
(c)    As of the date of this Agreement, there are no shares of the Company Share Capital outstanding subject to any vesting schedule or subject to a repurchase option or risk of forfeiture.
(d)    As of the date of this Agreement, there are issuable upon exercise of all outstanding Company Warrants, no shares of Company Ordinary Shares and 36,072 shares of Company Preferred Shares, out of which 16,676 are Company Preferred A Shares and 19,396 are Company Preferred B-1 Shares. Section 2.2(d) of the Company Schedule of Exceptions sets forth a true, correct and complete list, as of the date of this Agreement, of (i) the name of the holder of each Company Warrant, (ii) the date each Company Warrant was issued, (iii) the number and type of securities subject to each such Company Warrant, (iv) the price at which each such Company Warrant (or each component thereof, if applicable) may be exercised, (v) the number of shares of Company Preferred Shares issuable upon the exercise of such Company Warrant and (vi) whether any consent of the holders of Company Warrants shall be required to effect the transactions under Section 5.4(b) below, at the Effective Time.

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(e)    Section 2.2(e) of the Company Schedule of Exceptions lists each Subsidiary of the Company as of the date of this Agreement and indicates for each such Subsidiary as of such date (i) the percentage of equity securities owned or controlled, directly or indirectly, by the Company and (ii) the jurisdiction of incorporation or organization. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements, or agreements of any character calling for it to issue, deliver, or sell, or cause to be issued, delivered, or sold any of its equity securities or any securities convertible into, exchangeable for, or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating such Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements, or other similar agreements. There are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem, or otherwise acquire any of its capital stock or other equity interests. Other than as set forth in Section 2.2(e)(ii) of the Company Schedule of Exceptions, all of the shares of capital stock of each of the Company’s Subsidiaries (i) have been duly authorized and are validly issued, fully paid (to the extent required under the applicable governing documents) and nonassessable, (ii) are owned by the Company free and clear of any claim, lien, Encumbrance (other than Permitted Encumbrances), or agreement with respect thereto, (iii) were not issued in violation of the material terms of any agreement or understanding binding upon the Company or any of its Subsidiaries at the time at which they were issued and (iv) were issued in compliance with the applicable governing documents and all applicable Laws.
2.3    Authority. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder and to perform its obligations hereunder. The Board of Directors of the Company (a) has determined that the Merger is advisable, fair and in the best interests of the Company and its shareholders, (b) has approved this Agreement, the Merger and the Contemplated Transactions and has deemed this Agreement advisable, fair and in the best interests of the Company and its shareholders, (c) has determined that, considering the financial conditions of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of the Company or Merger Sub, as applicable, to its creditors, (d) has approved and determined to recommend the approval and adoption of this Agreement and the approval of the Merger to the shareholders of the Company; and (e) has duly authorized the execution and delivery of each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby. Except as otherwise explicitly provided in this Agreement, no other proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the Contemplated Transactions, other than the Company Shareholder Approval. This Agreement and each Ancillary Agreement to which it is a party has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by Innovate, this Agreement and the Ancillary Agreements to which it is a party constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to: (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of Law governing specific performance, injunctive relief and other equitable remedies.
2.4    Non-Contravention; Consents.
(a)    Except as set forth in Section 2.4 of the Company Schedule of Exceptions, the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements and the performance by the Company of the transactions contemplated by this Agreement and the Ancillary Agreements do not and will not: (i) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any Company Material Contract, permit, license or authorization to which the Company is a party or by which its assets are bound, (ii) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse of time or both) under, or accelerate any obligation under, any provision of the

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Company’s or its Subsidiaries’ organizational documents; or (iii) subject to obtaining the Company Shareholder Approval and compliance with the requirements set forth in Section 2.4(b), violate or result in a violation of, or constitute a default by the Company (whether after the giving of notice, lapse of time or both) under, any provision of any Law or any order of, or any restriction imposed by, any Governmental Authority applicable to the Company or any of its Subsidiaries, provided however, that in the cases of clause (i) and (iii) of this Section 2.4(a), except for any such conflicts, violations, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, are not material.
(b)    Except as set forth in Section 2.4 of the Disclosure Schedule, no consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with any Governmental Authority is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Contemplated Transactions, except for: (i) obtaining the Company Shareholder Approval; (ii) the filings and notifications required by the ICL; (iii) receipt of a Certificate of Merger from the Companies Registrar in accordance with the ICL; (iv) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities laws and the laws of any foreign country and (v) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, have not had, and would not reasonably be expected to result in a Company Material Adverse Effect.
2.5    Financial Statements. Section 2.5 of the Company Schedule of Exceptions includes true and complete copies of the Company’s audited consolidated balance sheet as of December 31, 2018 and the related consolidated audited statements of operations, cash flows and shareholders equity for the twelve months ended December 31, 2018, together with the notes thereto and the reports and opinions of Ernst & Young LLP relating thereto, and the unaudited balance sheet of the Company as of August 31, 2019 and the related unaudited statements of operations, cash flow and shareholders’ equity for the twelve-months’ period then ended (collectively, the “Company Financial Statements”). Except as set forth in Section 2.5 of the Company Schedule of Exceptions, the Company Financial Statements (a) were prepared in accordance with GAAP applied on a consistent basis (unless otherwise noted therein) throughout the periods indicated and (b) fairly present, in all material respects, the financial condition and operating results of the Company and its Subsidiaries as of the dates and for the periods indicated therein (except that the unaudited financial statements do not contain footnotes and are subject to normal and recurring year-end adjustments, which will not, individually or in the aggregate, be material). The unaudited balance sheet of the Company as of August 31, 2019 is hereinafter referred to as the “Company Balance Sheet.”
2.6    Absence of Changes. Except as set forth in Section 2.6 of the Company Schedule of Exceptions, since the date of the Company Balance Sheet, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course of Business. After the date of the Company Balance Sheet and on or before the date of this Agreement:
(a)    Other than as set forth in Section 2.6(a) of the Company Schedule of Exceptions, there has not been any change, event, circumstance or condition to the Knowledge of the Company that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect;
(b)    there has been no split, combination or reclassification of any of the outstanding share capital of the Company, and the Company has not declared or paid any dividends on or made any other distributions (in either case, in stock or property) on or in respect of the outstanding share capital of the Company;
(c)    none of the Company or its Subsidiaries has allotted, reserved, set aside or issued, authorized or proposed the allotment, reservation, setting aside or issuance of, or purchased or redeemed or proposed

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the purchase or redemption of, any shares in its capital stock or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities;
(d)    except as required as a result of a change in applicable Laws or GAAP, there has not been any material change in any method of accounting or accounting practice by the Company or its Subsidiaries;
(e)    none of the Company or its Subsidiaries has (i) acquired or sold, pledged, leased, encumbered or otherwise disposed of any material property or assets or agreed to do any of the foregoing or (ii) incurred or committed to incur capital expenditures, in each case in excess of $100,000, in the aggregate;
(f)    there has been no transfer (by way of a license or otherwise) of, or execution of any agreement to transfer, any Person’s rights to any of the Company Intellectual Property, other than non-exclusive licenses and sublicenses provided to distributors and users of Company Products in the Ordinary Course of Business;
(g)    there has been no written notice delivered to the Company or any of its Subsidiaries of any claim of ownership by a third party of any of the Company Intellectual Property owned or developed by the Company or its Subsidiaries, or of infringement by any of the Company or its Subsidiaries of any Intellectual Property rights of any Person (“Third Party Intellectual Property”);
(h)    there has not been any: (i) grant of any severance, change-in-control, retention, or termination pay to any employee or other service provider of the Company or its Subsidiaries or any Contract entered or amended providing for the grant of any severance, change-in-control, retention, or termination pay to any employee or other service provider of the Company or its Subsidiaries, in each case, other than as required by law other than any arrangement that does not entail such severance, change-in-control, retention, or termination pay exceeding $100,000 for any employee; (ii) entry into any employment, deferred compensation, severance, equity, pension, post-retirement or other similar plan or agreement (or any amendment to any such existing agreement) with any new or current employee or other service provider of the Company or its Subsidiaries; (iii) increase in the compensation, bonus or other benefits (including accelerated equity vesting) payable or to become payable to any employee or other service provider of the Company or its Subsidiaries, except, with respect to (ii) and (iii) of this subsection (h), as required by law, in the Ordinary Course of Business consistent with past practice, or as required by any preexisting plan or arrangement set forth in Section 2.6 of the Company Schedule of Exceptions; or (iv) termination or resignation of any of the officers or Key Employees of the Company or any of its Subsidiaries; and
(i)    there has not been any agreement to do any of the foregoing or any action or omission that would result in any of the foregoing.
2.7    Title to Assets. Except as set forth in Section 2.7 of the Company Schedule of Exceptions and except with respect to Intellectual Property which is covered in Section 2.9, each of the Company and its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it. All of said non-leased properties and assets are owned by the Company or a Subsidiary of the Company free and clear of any Encumbrances, except for: (a) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Company Balance Sheet; and (b) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company and its Subsidiaries, taken as a whole, (c) Encumbrances described in Section 2.7 of the Company Schedule of Exceptions and (d) Permitted Encumbrances.

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2.8    Properties. Section 2.8 of the Company Schedule of Exceptions sets forth a list of the Company Leased Real Property. True and complete copies of all leases relating to Company Leased Real Property have been made available to Innovate. With respect to each lease listed on Section 2.8 of the Company Schedule of Exceptions: (a) the Company has a valid and enforceable leasehold interest to the leasehold estate in the Company Leased Real Property granted to the Company pursuant to each pertinent lease, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity; (b) each of said leases has been duly authorized and executed by the Company and is in full force and effect; (c) the Company is not in default under any of said leases, nor, to the Knowledge of the Company, has any event occurred which, with notice or the passage of time, or both, would give rise to such a default by the Company; and (d) the Company has not assigned, subleased, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any such lease. Neither the Company nor any of its Subsidiaries owns or has ever owned any real property.
2.9    Intellectual Property.
(a)    Section 2.9(a) of the Company Schedule of Exceptions contains a complete and accurate list of all (i) issued Patents or pending patent applications owned or controlled (i.e., exclusively licensed) by the Company or any of its Subsidiaries or used or held for use by the Company or any of its Subsidiaries in the Company Business (“Company Patents”), all registered trademarks, tradenames, and service mark registrations and applications to register any trademarks (including domain names) therefor, (“Company Marks”) and registered and Copyrights owned or controlled by the Company or any of its Subsidiaries or used or held for use by the Company or any of its Subsidiaries in the Company Business (“Company Copyrights”), (ii) licenses, sublicenses or other Contracts under which the Company or any of its Subsidiaries is granted rights by others in the Company Intellectual Property (“Company Licenses-In”) (other than commercial off the shelf software or materials transfer agreements), and (iii) licenses, sublicenses or other Contracts under which the Company or any of its Subsidiaries has granted rights to others in the Company Intellectual Property, other than non-exclusive licenses and sublicenses provided to distributors and users of Company Products in the Ordinary Course of Business (“Company Licenses-Out”). Schedule 2.9(a) sets forth (i) the jurisdictions in which each such item of Company Intellectual Property has been issued, registered, or in which any such application for such issuance and registration has been filed, (ii) the registration or application date and serial or patent number, as applicable, for those items referenced in the preceding clause (i), and (iii) any pending oppositions, to the Knowledge of the Company, to any of the Company Marks (registered or applied for).
(b)    Except as set forth in Section 2.9(b) of the Company Schedule of Exceptions, with respect to the Company Intellectual Property (i) purported to be owned by the Company or any of its Subsidiaries, the Company or one of its Subsidiaries owns the entire right, title, and interest in and to such Company Intellectual Property, subject to such Encumbrances or other obligations or limitations with respect thereto set forth in any Company Material Contract (as set forth in Section 2.9(b) of the Company Schedule of Exceptions), and (ii) purported to be licensed to the Company or any of its Subsidiaries by a third party (other than commercial off the shelf software or materials transfer agreements), such Company Intellectual Property is the subject of a written license or other written Contract that is, to the Knowledge of the Company, enforceable.
(c)    Except as set forth in Section 2.9(c) of the Company Schedule of Exceptions, the Company Intellectual Property is free and clear of all Encumbrances, other than Encumbrances resulting from the express terms of a Company License-In, the express terms of a Company License-Out or Permitted Encumbrances granted by the Company or any of its Subsidiaries.
(d)    The Company Intellectual Property includes all of the material Intellectual Property used in the Ordinary Course of Business by the Company and its Subsidiaries as currently conducted, and there are

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no other items of Intellectual Property that are material to the Ordinary Course of Business of the Company and development, manufacturing, marketing, commercialization and sale of the Company Products, as currently conducted.
(e)    To the Knowledge of the Company, the Company Patents (i) are being diligently prosecuted or otherwise registered in the respective United States Patent & Trademark Office and all similar offices and agencies anywhere in the world in which foreign counterparts are registered or issued, and (ii) have been filed and maintained in accordance with applicable Laws.
(f)    None of the Company Licenses-Out grant any third party the right to sublicense any Company Intellectual Property without the Company’s written consent or notice to the Company.
(g)    To the Knowledge of the Company, each of the Company Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Company Patent is issued or pending.
(h)    No Company Patent is currently involved in any post grant review, inter partes review, interference, reissue, re-examination or opposition proceeding; to the Knowledge of the Company, there is no patent or patent application of any third party that potentially interferes with a Company Patent.
(i)    Except as set forth in Section 2.9(i) of the Company Schedule of Exceptions, (i) there are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging that the Company or any of its Subsidiaries is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated any Third Party Intellectual Property; (ii) there are no material Legal Proceedings pending or threatened by the Company or any of its Subsidiaries against any Person alleging infringement, misappropriation or other violation of any Company Intellectual Property; (iii) to the Knowledge of the Company, the operation or conduct of the Company Business and development, manufacturing, marketing, commercialization and sale of the Company Products (including the use of the Company Intellectual Property), as currently conducted and conducted in the past has not infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person, and there has been no material Legal Proceeding asserted or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging the Company’s infringement, misappropriation, or violation of any Intellectual Property rights of another Person and (iv) to the Knowledge of the Company, no Person is currently infringing or otherwise violating any Company Intellectual Property. To the Knowledge of the Company, there is no substantial basis for any claim that the operation of the Company Business and the development, manufacturing, marketing, commercialization and sale of the Company Products, as currently conducted, infringes, misappropriates, or otherwise violates, or will infringe, misappropriate or otherwise violate any Third Party Intellectual Property under the Laws of any jurisdiction.
(j)    Other than as set forth in Section 2.9(j) of the Company Schedule of Exceptions, none of the Company or any of its Subsidiaries has any obligation to compensate any person for the use of any Company Intellectual Property including pursuant to Section 134 to the Israeli Patents Law – 1967; none of the Company or any of its Subsidiaries has entered into any agreement to indemnify any other person against any claim of infringement or misappropriation of any Third Party Intellectual Property by the use of Company Intellectual Property, except as set forth in any Company Licenses-In or Company Licenses-Out or in connection with commercial off the shelf software or materials transfer agreements; except as set forth in any Company Licenses-In or Company Licenses-Out, there are no settlements, covenants not to sue, consents, or Orders or similar obligations that: (i) restrict the rights of the Company or any of its Subsidiaries to use any Company Intellectual Property, (ii) restrict the Company Business or development, manufacturing, marketing, commercialization and sale of the Company Products, in order

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to accommodate any Third Party Intellectual Property, or (iii) permit third parties to use any Company Intellectual Property.
(k)    Except as set forth in Section 2.9(k) of the Company Schedule of Exceptions, (i) all former and current consultants and contractors who have independently or jointly contributed to the conception, reduction to practice, creation or development of any Company Intellectual Property and all former and current employees of the Company or any of its Subsidiaries have executed written instruments with the Company or one or more of its Subsidiaries that assign to the Company or its Subsidiary, all rights, title and interest in and to any and all of all such Intellectual Property arising from such employment or contractual arrangement, including, without limitation, inventions, improvements, discoveries, writings and other works of authorship, and information relating to the Company Business or the Company Products and any Intellectual Property relating thereto (the “Company Created IP”) and (ii) no such third party has retained any ownership rights with respect to such Company Created IP. Except as listed in Section 2.9(k) of the Company Schedule of Exceptions, where a Company Patent is held by the Company or any of its Subsidiaries by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all similar offices and agencies anywhere in the world in which foreign counterparts are registered or issued. Except as listed in Section 2.9(k) of the Company Schedule of Exceptions, each Person who has or has had any ownership rights in or to any Company Created IP has assigned and has executed an agreement assigning its entire right, title, and interest in and to such Company Created IP to Company or its Subsidiary. For clarity, except for such Company Created IP that is described in Section 2.9(k) of the Company Schedule of Exceptions as not being owned by, or subject to a license granted to, the Company or a Subsidiary thereof, Company Created IP is Company Intellectual Property.
(l)    The Company and its Subsidiaries have taken commercially reasonable security measures, consistent with customary practices in the industry in which it operates, to protect and preserve the secrecy, confidentiality and value of all Trade Secrets, if any, and confidential and proprietary information, owned by the Company or any of its Subsidiaries or used or held for use by the Company or any of its Subsidiaries in the Company Business and the development, manufacturing, marketing, commercialization and sale of the Company Products (the “Company Trade Secrets”), including, without limitation, causing each former and current employee and consultant of the Company and its Subsidiaries and any other person with access to Company Trade Secrets to execute a binding written confidentiality agreement, copies or forms of which have been provided to Innovate and pursuant to which such employees, contractors and consultants have agreed to hold all trade secrets and confidential and proprietary information of the Company and the Subsidiaries in confidence both during and after their employment or engagement. To the Knowledge of the Company and its Subsidiaries, (i) no Person is in breach of their respective confidentiality agreement and (ii) there has not been any disclosure of or access to any material Company Trade Secret to any Person in a manner that has resulted or is reasonably likely to result in the loss of Trade Secret in and to such information. All current and former employees and consultants of the Company and the Subsidiaries having access to confidential or proprietary information of any of their respective customers or business partners have executed and delivered to the Company an agreement regarding the protection of such confidential or proprietary information, to the extent required by such customers and business partners.
(m)    To the Knowledge of the Company, no current or former employee, consultant or independent contractor of the Company or any Subsidiary (i) is in violation of any term or covenant of any Contract relating to employment, invention disclosure (including patent disclosure), invention assignment, non-disclosure or any other Contract with any other party by virtue of such employee’s, consultant’s or independent contractor’s being employed by, or performing services for, the Company or any Subsidiary or using trade secrets or proprietary information of others without permission; or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company or any Subsidiary that is subject to any Contract under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any

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rights (including Intellectual Property rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. No director, officer, employee, consultant, or other representative of the Company or any of its Subsidiaries owns or, to the Knowledge of the Company, claims any rights in any Company Intellectual Property.
(n)    No (i) government funding, (ii) facilities of a university, college, other educational institution or research or medical center, or (iii) funding from any Person (other than funds received in consideration for Company Share Capital) was used in the development of the Company Intellectual Property. To the Knowledge of the Company, no current or former employee of the Company or any Subsidiary, who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for any government, university, college or other educational institution or research or medical center during a period of time during which such employee was also performing services for the Company or any Subsidiary.
2.10    Material Contracts. Section 2.10 of the Company Schedule of Exceptions identifies the following Company Material Contracts in effect as of the date of this Agreement:
(a)    the Company Leased Real Property and the Company Ancillary Lease Documents;
(b)    any Contract for the purchase of materials, supplies, goods, services, equipment or other assets for annual payments by the Company or any of its Subsidiaries of, or pursuant to which in the last year the Company or any of its Subsidiaries paid, in the aggregate, $100,000 or more;
(c)    any Contract for the sale of materials, supplies, goods, services, equipment or other assets excluding Company Products for annual payments to Company or any of its Subsidiaries of, or pursuant to which in the last year the Company or any of its Subsidiaries received, in the aggregate, $100,000 or more;
(d)    any Contract that relates to any partnership, joint venture, strategic alliance or other similar Contract other than agreements entered into with third parties for the incorporation of Subsidiaries, copies of which have been provided to Innovate;
(e)    any Contract relating to Indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except for Contracts relating to Indebtedness in an amount not exceeding $100,000 in the aggregate;
(f)    any Contract for the employment of any employee or engagement of any independent contractor (i) that provides for base salary or fee in excess of $200,000 on an annual basis, or (ii) that provides for severance, retention bonus, change-in-control or similar type Contracts, other than Contracts that provide for severance, retention bonus, change-in-control or similar type Contracts at or below the amount of $100,000 per employee;
(g)    all collective bargaining agreements or agreements with any labor organization, union or association to which the Company is a party, except for such agreements which generally apply to all employees in Israel or specific segments of the Israeli labor market through extension orders issued by the applicable Israeli Governmental Authority (the “Extension Orders”);
(h)    any Contract which by its terms limits in any material respect (i) the localities in which all or any significant portion of the business and operations of the Company or its Subsidiaries or, following the consummation of the Contemplated Transactions, the business and operations of Surviving Company, Innovate or any Affiliate of Innovate, is or would be conducted, or (ii) the scope of the business and operations of the Company

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and its Subsidiaries, taken as a whole, in each case that would be material to the Company and its Subsidiaries taken as a whole;
(i)    any Contract of the Company or any of its Subsidiaries with any executive officer, or Key Employee containing noncompetition, non-solicitation, nondisclosure, assignment of inventions or confidentiality provisions;
(j)    any Contract in respect of any Company Intellectual Property (including the distribution, licensing, marketing, advertising or sales thereof) that provides for annual payments of, or pursuant to which in the last year the Company or any of its Subsidiaries paid or received, in the aggregate, $100,000 or more;
(k)    any Contract with any healthcare professional or any employee of any healthcare professional, including, but not limited to, any Contract for advisory boards, pharmacy practice management, consulting services, electronic medical records or practice management that provides for annual payments of, or pursuant to which in the last year the Company or any of its Subsidiaries paid, in the aggregate, $100,000 or more;
(l)    any Contract containing any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any of its Subsidiaries;
(m)    any Contract with any Governmental Authority;
(n)    any power of attorney, other than powers of attorney provided by the Company or its Subsidiaries in the Ordinary Course of Business;
(o)    any agreement that gives rise to any material payment or benefit as a result of the performance of this Agreement or any of the other Contemplated Transactions;
(p)    any Contract with (i) an executive officer or director of the Company or any of its Material Subsidiaries or any of such executive officer’s or director’s immediate family members, (ii) an owner of more than five percent (5%) of the voting power of the outstanding capital stock of the Company or (iii) to the Knowledge of the Company, any “related person” (within the meaning of Item 404 of Regulation S-K under the Securities Act) of any such officer, director or owner (other than the Company or its Subsidiaries);
(q)    any Contract relating to the acquisition or disposition of any material interest in, or any material amount of, property or assets of the Company or any of its Subsidiaries (whether by merger, stock sale, asset sale or otherwise) or for the grant to any Person of any preferential rights to purchase any of their assets, other than in the Ordinary Course of Business consistent with past practice;
(r)    any Contract containing any provisions requiring any of the Company or its Subsidiaries to indemnify any other party, other than commercial Contracts entered into in the Ordinary Course of Business consistent with past practices;
(s)    except to the extent a Contract is described in the clauses above, any Contract not entered into in the Ordinary Course of Business in excess of $200,000; or
(t)    any other agreement (or group of related agreements) the performance of which requires aggregate payments from the Company or any of its Subsidiaries in excess of $200,000 or that is material to the Company or its Subsidiaries.

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The Company has delivered or made available to Innovate accurate and complete (except for applicable redactions thereto) copies of all written Company Contracts, including all amendments thereto. There are no Company Material Contracts that are not in written form. Neither the Company nor any Subsidiary of the Company has, nor to the Knowledge of the Company, has any other party to a Company Material Contract (as defined below), breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which the Company or its Subsidiaries is a party or by which it is bound of the type described in clauses (a) through (t) above or any Company Contract listed in Section 2.13(a) or Section 2.15 of the Company Schedule of Exceptions (any such agreement, contract or commitment, a “Company Material Contract”) in such manner as would permit any other party to cancel or terminate any such Company Material Contract, or would permit any other party to seek damages which would reasonably be expected to be material. As to the Company and its Subsidiaries, as of the date of this Agreement, each Company Material Contract is valid, binding, enforceable and in full force and effect, subject to: (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.
2.11    Absence of Undisclosed Liabilities. Neither the Company nor any Subsidiary of the Company has any liability, Indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in the financial statements in accordance with GAAP) (each a “Liability”), individually or in the aggregate, except for: (a) Liabilities identified as such in the “liabilities” column of the Company Balance Sheet; (b) current Liabilities that have been incurred by the Company or its Subsidiaries since the date of the Company Balance Sheet in the Ordinary Course of Business, each of which is under $100,000 individually or in the aggregate; (c) Liabilities for performance of obligations of the Company or any Subsidiary of the Company under Contracts (other than for breach thereof); (d) Liabilities described in Section 2.11 of the Company Schedule of Exceptions; and (e) Liabilities incurred in connection with this Agreement that will be paid prior to or in connection with Closing.
2.12    Compliance with Laws; Regulatory Compliance.
(a)    Except as set forth in Section 2.12(a) of the Company Schedule of Exceptions, each of the Company and its Subsidiaries and, to the Knowledge of the Company, every director, officer, employee, agent, and Representative thereof, is and has been for the past three (3) years in material compliance with all applicable Laws (including, but not limited to, Health Care Laws and all trade laws, including import control and export laws, trade embargos and anti-boycott laws) and Orders. To the Knowledge of the Company and its Subsidiaries, (i) no investigation by any Governmental Authority with respect to the Company or any of its Subsidiaries is active and pending, and (ii) no Governmental Authority has indicated in writing or, to the Knowledge of the Company, orally, an intention to conduct an investigation.
(b)    Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries and, to the Knowledge of the Company, their respective employees and agents, hold all Company Permits with respect to any Company Products necessary to conduct the Company Business as presently conducted, including, but not limited to, all such authorizations required under the FDCA, the regulations of the FDA promulgated thereunder, as well as the Public Health Service Act of 1944, as amended (“PHSA”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all such Company Permits are valid, and in full force and effect. Since January 1, 2016, there has not occurred any violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Company Permit except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company

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and each of its Subsidiaries is in compliance in all material respects with the requirements associated with all Company Permits with respect to any Company Products necessary to conduct the Company Business as presently conducted. To the Knowledge of the Company, no event has occurred that would reasonably be expected to result in the revocation, cancellation, non-renewal or adverse modification of any Company Permit with respect to any Company Products necessary to conduct the Company Business as presently conducted.
(c)    Except as set forth in Section 2.12(c) of the Company Schedule of Exceptions, none of the Company or its Subsidiaries, any director, officer, employee or, to the Knowledge of the Company, agent or Representative thereof, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (Sept. 10, 1991) and any amendments thereto, or a similar policy enforced by any other Company Regulatory Agency. To the Knowledge of the Company, none of the Company or its Subsidiaries, any director, officer, employee nor, to the Knowledge of the Company, agent or Representative thereof, has engaged in any activity that would result in a material violation under applicable Health Care Laws. There is no civil, criminal, administrative or other proceeding, notice or demand pending, received or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that relates to an alleged violation of any Health Care Law and none of the Company or any of its Subsidiaries is in receipt of written notice of any civil, criminal, administrative or other proceeding, notice or demand pending that relates to an alleged violation of any Health Care Law. To the Knowledge of the Company, none of the Company or any of its Subsidiaries, any director, officer, employee or, to the Knowledge of the Company, agent or Representative thereof, has engaged in any activity that would result in a material violation of any Health Care Law. None of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any director, officer, employee, agent or Representative thereof, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law. There are no Orders or similar actions to which the Company or any of its Subsidiaries, any director, officer, employee, or, to the Knowledge of the Company, agent or Representative thereof, are bound or which relate to Company Products, or alleged violation of any Health Care Law. The Company and its Subsidiaries are currently not, and have never been, a party or subject to the terms of a corporate integrity agreement required by the Office of the Inspector General of the United States Department of Health and Human Services or similar agreement or consent order of any other Governmental Authority.
(d)    None of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any director, officer, employee, agent or Representative thereof, has been investigated for, charged with or convicted of a Medicare, Medicaid or federal or state health program related offense, or convicted of, charged with or, to the Knowledge of the Company, investigated for a violation of federal or state Law related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation of controlled substances, or has been debarred, excluded or suspended from participation in a Federal Health Care Program (nor is any such debarment, exclusion or suspension pending), or been subject to any Order or consent decree of, or criminal or civil fine or penalty imposed by, any Governmental Authority. To the Knowledge of the Company, the Company has not arranged or contracted with (by employment or otherwise) any individual or entity that has been convicted of or pled guilty or nolo contendere to any federal or state health care-related criminal offense or is excluded from participation in a Federal Health Care Program for the provision of items or services for which payment may be made under such Federal Health Care Program. No exclusion, suspension, or debarment claims, actions, proceedings or investigations relating to the Company is pending, or to the Knowledge of the Company, is threatened against the Company, or any of the Company’s respective officers, directors, equity holders, employees or agents acting on its behalf or for its benefit.

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(e)    Except as set forth in Section 2.12(e) of the Company Schedule of Exceptions, each of the Company and its Subsidiaries is and has been in compliance in all material respects with all applicable statutes, rules, regulations, decrees, writs and Orders of the FDA and any other Company Regulatory Agency with respect to the labeling, storing, testing, developing, manufacturing, packaging, distributing, marketing, advertising, promoting, and selling of the Company Products. To the Knowledge of the Company, all required pre-clinical toxicology studies conducted by or on behalf of the Company or its Subsidiaries and Company-sponsored clinical trials (or clinical trials sponsored by the Company or any other Subsidiary) conducted or being conducted with respect thereto, have been and are being conducted in compliance in all material respects with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable licenses and Laws, including, without limitation, the applicable requirements of the FDCA and the FDA’s current Good Manufacturing Practice, as codified in the Quality System Regulation, Good Laboratory Practice and Good Clinical Practice. The results of any such studies, tests and trials, and all other material information related to such studies, tests and trials, have been made available to Innovate. To the Knowledge of the Company, each clinical trial conducted by or on behalf of the Company or any of its Subsidiaries with respect to Company Products has been and is being conducted in all material respects in accordance with its clinical trial protocol, and in compliance in all material respects with all applicable Laws, including Good Clinical Practice, informed consent, Institutional Review Board requirements and all other applicable requirements contained in 21 CFR Parts 312, 812, 50, 54, 56 and 11 and where applicable the Israeli Public Health Regulations (Clinical Trials in Human Subjects), 1980 and the Israeli Procedure for Clinical Trials in Humans, 2016. To the Knowledge of the Company, each of the Company and its Subsidiaries has filed all required notices (and made available to Innovate copies thereof) of design defects, product problems, adverse events, injuries and deaths relating to clinical trials conducted by or on behalf of the Company or any of its Subsidiaries with respect to such Company Products.
(f)    Except as set forth in Section 2.12(f) of the Company Schedule of Exceptions, all applications, submissions, information and data utilized by the Company or any of its Subsidiaries as the basis for, or submitted by or on behalf of the Company or any of its Subsidiaries in connection with any and all requests for a Company Permit relating to the Company or any of its Subsidiaries, when submitted to the FDA or any other Company Regulatory Agency, were, to the Knowledge of the Company, true, correct and complete in all material respects as of the date of submission, and any updates, changes, corrections or modification to such applications, submissions, information and data required under applicable Laws have been submitted to the FDA or any other Company Regulatory Agency.
(g)    Except as set forth in Section 2.12(g) of the Company Schedule of Exceptions, (i) the Company and each of its Subsidiaries is in compliance in all material respects with the written procedures, record-keeping and FDA reporting requirements for Reports of Corrections and Removals set forth in 21 C.F.R. Part 806; (ii) neither the Company nor any of its Subsidiaries has voluntarily or involuntarily issued or caused to be issued, or is aware of any facts that would require the Company or any of its Subsidiaries to issue or cause to be issued, any recall notice, market withdrawal notice, safety or Warning Letter, report or other notice or action disclosing an alleged defect or lack of safety or efficacy of any product; (iii) the Company and each of its Subsidiaries is in compliance in all material respects with the regulations for Medical Device Reporting set forth in 21 C.F.R. Part 803, or equivalent requirements issued by any other Governmental Authority; (iv) each product in current commercial distribution in the United States is a Class II medical device as defined under 21 U.S.C. § 360c(a)(1)(A), (B) and applicable rules and regulations thereunder and was first marketed under, and is currently covered by, a premarket notification owned and held exclusively by the Company or one of its Subsidiaries and in compliance with 21 U.S.C. § 360(k) and the applicable rules and regulations thereunder; and (v) the Company and each of its Subsidiaries has always promoted and continues to promote such products for uses that are within the scope of each Company Permit, and the Company and each of its Subsidiaries have not engaged in any off-label promotion, or promotion of Company Products without

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Company Permits, when such medical devices under FDCA must only be marketed with Permits (e.g., 510(k) premarket notification).
(h)    Except as set forth in Section 2.12(h) of the Company Schedule of Exceptions, none of the Company or its Subsidiaries nor, to the Knowledge of the Company, any of the Representatives, licensors, licensees, assignors or assignees thereof has received any notice that the FDA or any other Company Regulatory Agency has initiated, or threatened to initiate, any action to suspend or place restrictions on any clinical trial, suspend or terminate any Investigational Device Exemption (“IDE”) or comparable Clinical Trial Application sponsored by the Company or any of its Subsidiaries or otherwise restrict the pre-clinical research related to or clinical study of any Company Product or any medical device or component being developed by any licensee or assignee of the Company Intellectual Property based on such intellectual property, or to recall, suspend or otherwise restrict the development or manufacture of any Company Product. To the Knowledge of the Company, none of the Company or any of its Subsidiaries or any supplier of components and materials to the Company is in receipt of written notice of, or is subject to, any adverse inspection, finding of deficiency, finding of non-compliance, 483 observation, investigation, civil or criminal proceeding, hearing, suit, demand, claim, complaint, inquiry, proceeding, penalty, Untitled Letter, Warning Letter, seizure, import alert, injunction, prosecution, or other compliance or enforcement action relating to any Company Products or to the Company Business. To the Knowledge of the Company, there is no act, omission, event or circumstance that would reasonably be expected to give rise to any such action.
(i)    To the extent the Company or its Subsidiaries collects, uses, or discloses Personal Information, the Company or its Subsidiaries, as applicable, has in place publicly published privacy policies regarding the collection, use and disclosure of Personal Information in their possession, custody or control, or otherwise held or processed on their behalf. Except as set forth in Section 2.12(i) of the Company Schedule of Exceptions, the Company and its Subsidiaries are, and have been for the past three (3) years, in material compliance with the requirements of: (i) all applicable Data Privacy and Security Laws; and (ii) all contractual obligations concerning the collection, use, and storage and disclosure of Personal Information. Neither the Company nor its Subsidiaries has been notified of any Legal Proceeding related to data security or privacy or alleging a violation of any of its privacy policies or any Data Privacy and Security Law, nor, to the Knowledge of the Company, has any such claim been threatened. Except as set forth in Section 2.12(i) of the Company Schedule of Exceptions, the Company and its Subsidiaries have taken commercially reasonable measures designed to protect and maintain the confidentiality of all Personal Information collected by or on behalf of the Company or its Subsidiaries and to maintain the security of its data storage practices for Personal Information, in each case, in accordance with all Data Privacy and Security Laws and consistent with commercially reasonable industry practices applicable to such types of data gathered and maintained in the industry in which the Company or its Subsidiaries conduct their business. The Company and each of its Subsidiaries are not now, and have never been, subject to HIPAA (as either a “covered entity” or “business associate”) and are not a party to any business associate agreement, as defined by HIPAA.
(j)    Except as set forth in Section 2.12(j) of the Company Schedule of Exceptions, the Company and each of its Subsidiaries have maintained commercially reasonable administrative, physical and technical safeguards consistent with normal industry practice and in accordance with Data Privacy and Security Laws that are designed to (i) protect the confidentiality, integrity and accessibility of IT Systems and information contained therein (including Intellectual Property, Personal Information, and other information subject to confidentiality obligations), and specifically, (ii) prevent against loss and unauthorized access, use, modification, disclosure or other use of such information that would not, in each foregoing case, be consistent with the Company or its Subsidiaries’ published privacy policies or contract to which the Company or any of its Subsidiaries is a party. With respect to the IT Systems, for the past three (3) years (i) none of the data (including Intellectual Property and Personal Information) that the Company or its Subsidiaries stores or processes has been corrupted to a material extent, and (ii) to the Knowledge of the Company, none of the Personal Information that the Company or its Subsidiaries stores

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or processes has been subject to a security breach or incident requiring notification under the applicable Data Privacy and Security Laws, including but not limited to, 45 C.F.R. Subpart D. The Company and its Subsidiaries have been, and are, in compliance with contractual obligations concerning the security and privacy of IT Systems and information contained therein (including Intellectual Property, Personal Information, and other information subject to confidentiality obligations) in all material respects.
(k)    Other than as set forth in Section 2.12(k) of the Company Schedule of Exceptions, there is no audit, proceeding, claim or investigation currently pending against the Company or its Subsidiaries by any Governmental Authority in respect of Personal Information. The Company and its Subsidiaries have made available to Innovate true, correct and complete copies of any and all material applications, approvals, licenses, written notices of inspectional observations, establishment inspection reports and any other documents received from the FDA or any other Company Regulatory Agency, including documents that indicate or suggest lack of compliance with the regulatory requirements of the FDA or any other Company Regulatory Agency. The Company and its Subsidiaries have made available to Innovate for review all material correspondence to or from the FDA or any other Company Regulatory Agency, minutes of meetings, written reports of phone conversations, visits or other contact with the FDA or any other Company Regulatory Agency, and all other documents concerning communications to or from the FDA or any other Company Regulatory Agency, or prepared by the FDA or any other Company Regulatory Agency or which bear in any way on the Company’s or any of its Subsidiaries’ material compliance with regulatory requirements of the FDA or any other Company Regulatory Agency, or on the likelihood or timing of approval or clearance of any Company Products.
2.13    Taxes and Tax Returns.
(a)    Each of the Company and its Subsidiaries has timely (i) filed (taking into account any applicable extensions) all Tax Returns that were required to be filed on or prior to the date hereof and all such Tax Returns were correct and complete in all material respects and (ii) paid all Taxes, whether or not shown on such Tax Returns, other than Taxes that individually or in the aggregate are not reasonably expected to be material. With respect to any Taxes where payment is not yet due or owing, the Company has established in accordance with GAAP an adequate accrual for all such Taxes through the end of the last period for which the Company (or an Affiliate) ordinarily records items on its respective books and records. Appropriate and sufficient accruals for Tax liabilities as of the date of the Company Public Financials are included in the Company Public Financials. The Company has not incurred any liability for Taxes since the date of the Company Public Financials until the Closing Date other than in the ordinary course of business.
(b)    There are no liens for Taxes (other than Permitted Encumbrances) on any assets of the Company or its Subsidiaries.
(c)    Other than as set forth in Section 2.13(c) of the Company Schedule of Exceptions, neither the Company nor any of its Subsidiaries is a party to any currently pending Tax audits or other administrative proceedings or any currently pending court proceedings or any other dispute or claim concerning any Tax liability of the Company or any Subsidiary, in each case, for which written notice has been received. There are no material matters under discussion between the Company or any of its Subsidiaries and any Taxing Authority.
(d)    Other than as set forth in Section 2.13(d) of the Company Schedule of Exceptions, neither the Company nor any of its Subsidiaries has filed for an extension of time within which to file any Tax Return which extension is currently in effect, other than customary extensions not to exceed six (6) months for which no approval is required. Neither the Company nor any of its Subsidiaries has executed any outstanding waiver of any statute of limitations for, or extension of, the period for the assessment or collection of any Tax, in each case, which period has not yet expired.

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(e)    The Company and its Subsidiaries have complied in all material respects with all applicable legal requirements relating to the payment and withholding of Taxes from payments made or deemed made to any employee, independent contractor, creditor, shareholder, lender or other third party. The Company and its Subsidiaries have complied in all material respects with all applicable Tax rules on the preparation, collection and retention of Tax Returns and any other materials related to Taxes.
(f)    Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement (other than (i) any such agreement exclusively between or among the Company and/or its Subsidiaries and (ii) any other agreement (A) the primary purpose of which is not the allocation or payment of Tax liability and (B) that was entered into in the Ordinary Course of Business). Neither the Company nor any of its Subsidiaries is or may be liable under Treasury Regulations Section 1.1502-6 (or any similar provision of the Tax Laws of any state, local or foreign jurisdiction) for Taxes of any Person other than the Company and its Subsidiaries.
(g)    During the past three (3) years, neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.
(h)    Other than as set forth in Section 2.13(h) of the Company Schedule of Exceptions, all material related party transactions involving the Company or any of its Subsidiaries are in compliance with applicable transfer pricing laws and regulations, are at arm’s length and are documented and reported with a proper transfer pricing study, in each case in accordance with applicable Tax Laws (including Section 85A of the Israeli Tax Ordinance and the regulations thereunder).
(i)    None of the Company or its Subsidiaries has a permanent establishment or other taxable presence (as determined pursuant to an applicable Tax treaty or applicable foreign Tax Law) in any country other than the country of its formation. Neither the Company nor any of the Subsidiaries is or has ever been subject to Tax in any country other than its country of incorporation by virtue of being treated as a resident of that country.
(j)    No written claim has been delivered to the Company or to any Subsidiary by a Taxing Authority, within the statutory limitation periods, in a jurisdiction where the Company or any Subsidiary does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction or required to file any Tax Return in that jurisdiction.
(k)    With the exception of the restrictions or limitations set forth in the Options Tax Ruling (or Interim Options Tax Ruling) and Withholding Tax Ruling, the Company, and to the Knowledge of the Company, the holders of Company Share Capital (concerning the Company Share Capital held by them) are not subject to restrictions or limitations pursuant to Part E2 of the Ordinance or a related Tax ruling.
(l)    The Company is duly registered for the purposes of Israeli value added Tax (“VAT”) and has complied in all respects with all requirements concerning VAT under the requirements of Israel Value Added Tax Law of 1975 or regulations thereunder (the “VAT Law”). The Company (i) has not made any “exempt transactions” (as defined in the VAT Law) in the current or preceding open years/periods for VAT purposes applicable to it and there are no circumstances by reason of which there might not be an entitlement to full credit of all VAT chargeable or paid on inputs, supplies, and other transactions and imports made by it; (ii) has collected and remitted to the Taxing Authority all amounts of output VAT that it is required to collect and remit under any applicable Law due prior to the Closing Date; and (iii) has not received a refund for input VAT for which it is not entitled under any applicable Law. No Subsidiaries are required to effect Israeli VAT registration.

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(m)    Other than as set forth in Section 2.13(m) of the Company Schedule of Exceptions, the Company has not within the last three (3) years requested or received a ruling from the ITA or any other Israeli Governmental Authority on behalf of itself or any of its employees or shareholders. Neither the Company nor any of its subsidiaries has undertaken any transaction that required or will require special reporting in accordance with Sections 131D, 131E and 131(g) of the Ordinance and the Israeli Income Tax Regulations (Tax Planning Requiring Reporting)(Temporary Provisions), 2006 regarding aggressive Tax planning, or any equivalent transaction that is required to be reported to any other Taxing Authorities.
(n)    Except as set forth in Section 2.13(n) of the Company Schedule of Exceptions, the Company is in compliance, in all material respects, with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreements, approvals or orders of any Taxing Authority. The Company has not been granted or has claimed any Tax incentive under the laws of the State of Israel, including grants or claims of “approved enterprise”, “benefitted enterprise” or “preferred enterprise” status.
(o)    The Company is not and has never been a real property corporation (Igud Mekarke’in) within the meaning Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 5723-1963.
2.14    Employee Benefit Programs.
(a)    Section 2.14(a) of the Company Schedule of Exceptions sets forth a complete and accurate list of every material Employee Program maintained by Company or any Subsidiary or with respect to which the Company or any Subsidiary has or may have any Liability (the “Company Employee Programs”), except for any Contract for the employment of any employee or engagement of any independent contractor that provides (i) base salary or fee at or below the amount of $200,000 on an annual basis, and (ii) any severance, retention bonus, change-in-control or similar type payment at or below the amount of $100,000 per employee. The Company does not have any ERISA Affiliate that maintains an Employee Program. Each Employee Plan applicable to residents of the State of Israel is governed by the Laws of Israel.
(b)    True, complete and correct copies of the following documents, with respect to each Company Employee Program, where applicable, have previously been provided to Innovate (including all annexes and amendments thereto): (i) all documents embodying or governing such Company Employee Program and any funding medium for the Company Employee Program; (ii) the most recent IRS determination or opinion letter; (iii) the most recently filed IRS Form 5500; (iv) the most recent actuarial valuation report; (v) the most recent summary plan description (or other descriptions provided to employees) and all modifications thereto; (vi) pension funds’ and manager insurance funds’ reports; and (vii) all non-routine correspondence to and from any Governmental Authority.
(c)    Each Company Employee Program that is intended to qualify under Section 401(a) of the Code (or under applicable local law) is so qualified and has received a favorable determination or approval letter from the IRS (or applicable local Tax authority) with respect to such qualification, or may rely on an opinion letter issued by the IRS (or applicable local Tax authority) with respect to a prototype plan adopted in accordance with the requirements for such reliance. To the Knowledge of the Company, no event or omission has occurred with respect to the operation of any Company Employee Program that would reasonably be expected to cause such Company Employee Program to lose its Tax qualification or the Tax-exempt status of its accompanying trust, respectively.
(d)    Except as set forth in Section 2.14(d) of the Company Schedule of Exceptions, to the Knowledge of the Company, there is no and never has been material failure of any party to comply with any Laws applicable with respect to the Company Employee Programs and each Company Employee Program that is required to be registered under applicable Law has been and is so registered. Except as would not, individually or in the

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aggregate, be material, with respect to the Company, there has been no (i) “prohibited transaction,” as defined in Section 406 of ERISA or Code Section 4975, which is not otherwise exempt, (ii) failure to operate and administer the Company Employee Programs in accordance with their respective terms and in compliance with ERISA and other applicable Laws, or (iii) non-deductible contribution. No litigation or governmental administrative proceeding (or investigation), audits or other proceeding (other than those relating to routine claims for benefits) has occurred or is pending or, to the Knowledge of the Company, threatened with respect to any such Company Employee Program. All payments and/or contributions required to have been made with respect to all Company Employee Programs, for all periods prior to the Closing Date, either have been made or have been accrued in all material respects.
(e)    Neither the Company nor any ERISA Affiliate of the Company has maintained an Employee Program subject to Title IV of ERISA, including a Multiemployer Plan, in the six (6) years prior to the Closing Date. The Company and its ERISA Affiliates have not incurred and, to the Company’s Knowledge, there are no circumstances under which either could reasonably expect to incur any liability under Sections 412 or 4971 of the Code or Section 302 or Title IV of ERISA. None of the Company Employee Programs provides or represents an obligation to provide health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA or state continuation Laws).
(f)    Except as otherwise specifically provided herein, and on Section 2.14(f) of the Company Disclosure Schedule, neither the execution of the this Agreement nor the consummation of the transactions contemplated hereby or thereby (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any current or former service provider of the Company or any of its Subsidiaries to any additional compensation or benefit (including any bonus, retention or severance pay), (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation to or pursuant to, any of the Company Employee Programs, or (iii) accelerate the time of payment or vesting of the equity awards. Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or will result, separately or in the aggregate in any payment of any “excess parachute payment” within the meaning of US Tax Code Section 280G (or similar provisions of state, local or foreign Tax law).
(g)    Each Company Employee Program that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code is in documentary compliance and has been operated and maintained in compliance with Section 409A of the Code in all material respects. Neither the Company nor any Subsidiary is under any obligation to gross up any Taxes under Section 409A of the Code.
(h)    Each Company Employee Program to which the United States Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010 (together known as “ACA”) applies is in compliance in all material respects with ACA, and the rules and regulations promulgated thereunder, and, to the Knowledge of the Company, no United States federal income Taxes or penalties have been imposed or are due for noncompliance with ACA or for failure to provide minimum coverage to employees.
(i)    Section 2.14(i) of the Company Schedule of Exceptions sets forth a list, as of the date of this Agreement, of any Company Employee Program maintained outside of the United States by the Company (the “Non-U.S. Benefit Plans”). With respect to each Non-U.S. Benefit Plan, (i) all employer and employee contributions to each Non-U.S. Benefit Plan required by Law or by the terms of such Non-U.S. Benefit Plan have been made, (ii) the fair market value of the assets of each funded Non-U.S. Benefit Plan, the liability of each insurer for any Non-U.S. Benefit Plan funded through insurance, or the book reserve established for any Non-U.S. Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current or former participants in such Non-U.S. Benefit Plan

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according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Non-U.S. Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations, and (iii) each Non-U.S. Benefit Plan required to be registered has been registered and, except as set forth in Section 2.14(i) of the Company Schedule of Exceptions, has been maintained in good standing with applicable Governmental Authorities.
(j)    For purposes of this Section 2.14:
(i)    An entity “maintains” an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable Laws) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers current or former employees or other service providers of such entity (or their spouses, dependents, or beneficiaries).
(ii)    An entity is an “ERISA Affiliate” of Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or Section 414 of the Code.
(iii)    Each of the Company share incentive plans that are intended to qualify as a capital gains route plan under Sections 102(b)(2) or 102(b)(3) of the Ordinance (a “102 Plan”) has received a favorable determination or approval letter from, or is otherwise approved by, or deemed approved by passage of time without objection by, the ITA. Except as set forth in Section 2.14(j) of the Company Schedule of Exceptions, all Company 102 Options and Company 102 Shares that were issued under any 102 Plan were and are currently in compliance with the applicable requirements of Section 102 (including the relevant sub-section of Section 102) and the written requirements and guidance of the ITA, including the filing of the necessary documents with the ITA, the grant thereof only following the lapse of the required 30-day period from the filing of the 102 Plan with the ITA, the receipt of the required written consents from the option holders, the appointment of an authorized trustee, and the due deposit of such Company 102 Options and Company 102 Shares with such trustee pursuant to the terms of Section 102 of the Ordinance, and applicable regulations and rules, including, without limitation, the guidance published by the ITA on July 24, 2012 and clarification dated November 6, 2012, as applicable. The Company has complied with the requirements of Section 3(i) of the Ordinance with respect to grants to independent Israeli contractors or “Controlling Shareholders” (as defined in the Ordinance).
2.15    Labor and Employment Matters.
(a)    Except as set forth in Section 2.15(a) of the Company Schedule of Exceptions, neither the Company (other than with respect to Extension Orders) nor any of its Subsidiaries is a party to, or otherwise bound by, any collective bargaining agreement, contract, or other written agreement with a labor union or labor organization. To the Knowledge of the Company, neither the Company (other than with respect to Extension Orders) nor any of its Subsidiaries is subject to, and during the past four (4) years there has not been, any charge, demand, petition, organizational campaign, or representation proceeding seeking to compel, require, or demand it to bargain with any labor union or labor organization, including any threatened to be brought or filed, with the Israeli Labor Court.
(b)    Except as set forth in Section 2.15(b) of the Company Schedule of Exceptions and except as would not, individually or in the aggregate, be material, (i) to the Knowledge of the Company, the Company or any of its Subsidiaries are in compliance in all material respects, and has been for the past four (4) years, with all applicable Laws (including Labor and Employment Laws) respecting labor, employment, fair employment practices, work safety and health, terms and conditions of employment, immigration, and wages and hours and equal pay, (ii) neither the Company or any of its Subsidiaries is delinquent in any payments to any employee or to any independent

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contractors, consultants, temporary employees, leased employees or other individual agents who personally provide services to the Company during most of such individual agent’s working time, employed or used with respect to the operation of the Company Business and classified by the Company or any of its Subsidiaries as other than an employee or compensated other than through wages paid by the Company or any of its Subsidiaries through its respective payroll department (“Company Contingent Workers”), for any compensation due with respect to any services performed for it to the date of this Agreement or amounts required to be reimbursed to such employees or Company Contingent Workers; (iii) there are, and for the past four (4) years there have been, no outstanding grievances, complaints or charges with respect to employment or labor matters pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries in any judicial, regulatory or administrative forum, under any private dispute resolution procedure, including, without limitation, any claim relating to unfair labor practices, unlawful termination, employment discrimination, harassment, retaliation, unpaid wages or social benefits, or equal pay; (iv) none of the employment policies or practices of the Company or any of its Subsidiaries is currently being, or has been in the past four (4) years, audited or investigated, or to the Knowledge of the Company, subject to imminent audit or investigation by any Governmental Authority; (v) none of the Company or any of its Subsidiaries is, or within the last four (4) years has been, subject to any Order by any Governmental Authority or private settlement contract in respect of any labor or employment matters; (vi) the Company and its Subsidiaries have properly classified their respective U.S. employees as exempt or non-exempt under the Fair Labor Standards Act, as amended, and its state law equivalents, including the California Labor Code, and all other relevant Laws; and (vii) there are no pending or, to the Knowledge of the Company, threatened or reasonably anticipated claims or actions against the Company or its Subsidiaries under any workers’ compensation policy or long-term disability policy. None of the Company or any of its Subsidiaries has experienced a “plant closing,” “business closing,” or “mass layoff” as defined in the federal Worker Adjustment and Retraining Notification Act of 1988 or similar state, local and foreign laws relating to plant closings, relocations, mass layoffs or employment losses (the “WARN Act”), and, during the ninety (90)-day period preceding the date of this Agreement, no employee has suffered an “employment loss,” as defined in the WARN Act, with respect to the Company or any of its Subsidiaries. Except for Extension Orders the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices. All employees are employed on an at-will basis (insofar as such employment practice is legally recognized under applicable Law) unless otherwise set forth in Section 2.15(b) of the Company Schedule of Exceptions. The Company and its Subsidiaries are in compliance with the requirements of the Immigration Reform Control Act of 1986 and have a completed and accurate copy of U.S. Citizenship and Immigration Services Form I-9 for each employee of the Company and its Subsidiaries.
(c)    Section 2.15(c) of the Company Schedule of Exceptions contains a complete and accurate list of all employees of the Company and its Subsidiaries as of the date of this Agreement, setting forth for each employee his or her position or title, the annual base salary, date of hire, business location, bonus, retention, overtime payment arrangement, any special termination grant that is beyond the statutory severance pay options or any other kind of equity based compensation and other incentive or contingent compensation amounts to be due and payable to such employee at the Closing and, with respect to employees of the Company who work in Israel (“Israeli Employees”), a description of social benefits to which the Israeli Employee is currently entitled, including, if applicable, managers insurance, pension funds and education funds (kranot hishtalmut), sick days to which such Israeli Employee is entitled and which have accrued and the aggregate Dollar amounts thereof, the vacation days to which each such Israeli Employee is entitled and accrued and unpaid vacation (represented both in terms of the number of days as well as the Dollar value), recuperation pay entitlement and accrual, length of notice period required in order to terminate each such Israeli Employee's employment, transportation expenses, (e.g., transportation pay, car, leased car arrangement, car maintenance payments), mobile phones and other benefits in kind, whether each such Israeli Employee is subject to Section 14 of the Severance Pay Law (defined below) (and, to the extent such Israeli Employee is subject to such Section 14, an indication of whether such arrangement has been applied to such Israeli Employee from the commencement date of his employment and on the basis of his or her entire salary, and

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if not – specify the start date of Section 14 arrangement and the salary base). Section 2.15(c) of the Company Schedule of Exceptions also contains a complete and accurate list of all current Company Contingent Workers, showing for each Company Contingent Worker such individual’s role in the Company Business, date of engagement, fee or compensation arrangements, options or any other kind of equity based compensation, bonuses, benefits of any kind, and any other incentive or contingent compensation amounts to be due and payable at the Closing.
(d)    Except as set forth in Section 2.15(d) of the Company Schedule of Exceptions, no employee of the Company is on a leave of absence or has given notice of his or her intention to go on a leave of absence. No employee or consultant has given notice of his/her resignation or has advised the Company of his or her intention to terminate such Person’s relationship or status as an employee or consultant of the Company for any reason, including because of the consummation of the transactions contemplated by this Agreement and the Company has not given, and has no plans or intentions as of the date hereof to terminate any Company employee or consultant.
(e)    Except as set forth in Section 2.15(e) of the Company Schedule of Exceptions, to the Knowledge of the Company, during the year prior to the date hereof (i) no allegations of discrimination, harassment, or hostile work environment based on sex have been made against (A) any officer or director of the Company, (B) any employee of the Company or its Subsidiaries at the level of Vice President or above, or (C) any employee of the Company who, directly or indirectly, supervises at least three (3) other employees; and (ii) the Company has not entered into any settlement related to allegations of discrimination, harassment, or hostile work environment by an employee, director, officer, or Company Contingent Worker.
(f)    Except as set forth in Section 2.15(f) of the Schedule of Exceptions, the Company does not engage minors, students, interns or foreign employees in any jurisdiction except with proper approval, if applicable.
(g)    Without limiting the generality of any other representation herein, and except as set forth in Section 2.15(g) of the Company Schedule of Exceptions, with respect to each Israeli Employee: (i) the employment of such Israeli Employee is terminable by the Company upon no more than 30 days prior written notice under the termination notice provisions included in the applicable employment Contract with such Israeli Employee or applicable Labor and Employment Law; (ii) all obligations of the Company to provide statutory severance pay to such Israeli Employee are in accordance with Section 14 of the Israeli Severance Pay Law (5723-1963) (the “Severance Pay Law”) and accrued vacation, and contributions to all pension plans are fully funded (except for funding to be made in the ordinary course for the working month during which this Agreement was executed, or the Closing occurs, as applicable) or, if not required by the applicable Law to be fully funded are accrued on the Company Financial Statements, and all Israeli Employees have been subject to the provisions of Section 14 of the Severance Pay Law with respect to their entire salary, as defined under the Severance Pay Law from the date of commencement of their employment with the Company, and the Company has been in full compliance with the technical and material requirements of the Section 14 arrangement with respect to severance pay with respect to the full amount of such salary for which severance pay is due under the Severance Pay Law; (iii) all obligations of the Company to make contributions towards pension are fully funded in accordance with the provision of the applicable Law (except for funding to be made in the ordinary course for the working month during which this Agreement was executed, or the Closing occurs, as applicable); (iv) the Company’s employees’ unused vacation days are accrued on the Company Financial Statements; (iv) no Israeli Employee’s employment by the Company, which requires any special license, permit or other authorization for the engagement or for the termination of such employment by any Governmental Authority is carried out without such special license, permit or other authorization; (v) there are no unwritten policies, practices or customs of the Company that entitle any Israeli Employee to benefits in addition to what such Israeli Employee is entitled to by applicable Law or under the terms of such Israeli Employee’s employment contract (including unwritten customs or practices concerning bonuses, the payment of statutory severance pay even when

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not required under applicable Law, etc.); (vi) all amounts that the Company or a Subsidiary of it that is an Israeli entity is legally or contractually required either (A) to deduct from such Israeli Employee’s salary or to transfer to such Israeli Employee’s pension or provident, life insurance, incapacity insurance, advance study fund (Keren Hishtalmut) or other similar funds or (B) to withhold from such Israeli Employee’s salary and benefits and to pay to any Israeli Taxing Authority as required by applicable Israeli Tax Law, have, in each case, been duly deducted, transferred, withheld and paid, and the Company has no outstanding obligation to make any such deduction, transfer, withholding or payment (except for deduction, transfer, withholding and payments to be made in the ordinary course after the date of this Agreement or after the Closing, as applicable, for the working month during which this Agreement was executed, or the Closing occurs, as applicable).
2.16    Environmental Matters. Except as has not, would not and would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect: (a) the Company and its Subsidiaries are in compliance with all Environmental Laws applicable to their operations and, to the Knowledge of the Company, the use of the Company Leased Real Property; (b) none of the Company or any of its Subsidiaries has generated, transported, treated, stored, or disposed of any Hazardous Material, except in material compliance with all applicable Environmental Laws, and there has been no Release or threat of Release of any Hazardous Material by the Company or its Subsidiaries at or on the Company Leased Real Property that requires reporting, investigation or remediation by the Company or its Subsidiaries pursuant to any Environmental Law; (c) none of the Company or any of its Subsidiaries has (i) received written notice under the citizen suit provisions of any Environmental Law or (ii) been subject to or, to the Knowledge of the Company, threatened with any governmental or citizen enforcement action with respect to any Environmental Law; and (d) to the Knowledge of the Company, there are no underground storage tanks, landfills, current or former waste disposal areas or polychlorinated biphenyls at or on the Company Leased Real Property that require reporting, investigation, cleanup, remediation or any other type of response action by the Company or its Subsidiaries pursuant to any Environmental Law. The representations and warranties contained in this Section 2.16 constitute the Company’s sole representations and warranties with respect to compliance with Environmental Laws or the presence or absence of Hazardous Materials.
2.17    Insurance. Section 2.17 of the Company Schedule of Exceptions lists each insurance policy maintained by or on behalf of the Company and its Material Subsidiaries with respect to its and their properties, assets and business, together with a claims history for the past year. All of such insurance policies are in full force and effect, all premiums due and payable with respect to such insurance policies have been paid to date, and neither the Company nor any of its Subsidiaries has ever been (a) in default with respect to its Liabilities under any such insurance policies or (b) denied insurance coverage. Except as set forth on Section 2.17 of the Company Schedule of Exceptions, the Company does not have and has had no self-insurance or co-insurance program.
2.18    Government Programs. Company Intellectual Property was developed using funding provided by the OCS. Except as set forth in Section 2.18 of the Company Schedule of Exceptions, no agreements, loans, funding arrangements or assistance programs are outstanding in favor of the Company or any of its Subsidiaries from any Governmental Authority, and, to the Knowledge of the Company, no basis exists for any Governmental Authority to seek payment or repayment from the Company or any of its Subsidiaries of any amount or benefit received, or to seek performance of any obligation of the Company or any of its Subsidiaries, under any such program.
2.19    Transactions with Affiliates. Section 2.19 of the Company Schedule of Exceptions describes any material transactions or relationships since January 1, 2017, between, on one hand, the Company or any of its Material Subsidiaries and, on the other hand, any (a) executive officer or director of the Company or any of its Material Subsidiaries or any of such executive officer’s or director’s immediate family members, (b) owner of more than five percent (5%) of the voting power of the outstanding capital stock of the Company, (c) any investment funds that are affiliated with such executive officer or director or (d) to the Knowledge of the Company, any “related

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person” (within the meaning of Item 404 of Regulation S-K under the Securities Act) of any such officer, director or owner (other than the Company or its Subsidiaries) in each of the case of (a), (b) or (c) that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. The Company or its Material Subsidiaries are not indebted to any director, officer or employee of the Company (except for amounts due as salaries and bonuses, other amounts due under employment agreements, retention agreements or employee benefit plans and amounts payable in reimbursement of expenses), and no such director, officer or employee is indebted to the Company.
2.20    Legal Proceedings; Orders. Except as set forth on Section 2.20 of the Company Schedule of Exceptions, there is not pending any material Legal Proceeding, and (to the Knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (a) that involves the Company or any Subsidiary of the Company, any director or officer of the Company (in his or her capacity as such) or any of the material assets owned or used by the Company or any Subsidiary; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions, in each case, except for any such Legal Proceedings that would not have, or reasonably be expected to have, a Company Material Adverse Effect. Other than with respect to the applicable Extension Orders, there is no Order (other than Orders of general applicability) to which the Company or any Subsidiary of the Company, or any of the material assets owned or used by the Company or any Subsidiary of the Company, is subject. To the Knowledge of the Company, no officer or other Key Employee of the Company or any Subsidiary of the Company is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company Business or to any material assets owned or used by the Company or any Subsidiary of the Company.
2.21    Anticorruption and Anti-Bribery Laws. Neither the Company nor any of its Subsidiaries (including any of their respective employees, officers or directors) or, to the Knowledge of the Company, any third party acting on behalf of the Company or any of its Subsidiaries, has taken or failed to take during the past three (3) years any action that would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, Title 5 of the Israeli Penalty Law (Bribery Transactions), the Israeli Prohibition on Money Laundering Law, 2000, the Israeli Public Service Law (Gifts) – 1979, or any other applicable anti-corruption or anti-kickback law or regulation, including without limitation: (a) the making of any unlawful offer or promise to pay, payment of, or authorization of payment of, directly or indirectly, money or anything of value to any foreign government official (including appointed or elected officials, government employees, political parties, party officials, candidates for political office, and any officer, director or employee of any government entity), for the purpose of corruptly influencing an act or decision, inducing the doing or omission of any act in violation of a lawful duty, or securing an improper advantage, or the receipt of a corrupt payment or of anything of value under such circumstances; (b) use of any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (c) establishment or maintenance of any unlawful fund of corporate monies or other properties; or (d) making of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
2.22    Product Liability. Except as disclosed on Section 2.22 of the Company Schedule of Exceptions, the Company Products conform in all material respects to applicable product specifications, warranties and contractual commitments, and there are no material Product Liability Claims with respect to any Company Product. To the Knowledge of the Company, there is no reasonable basis for any present or future material Product Liability Claim against any of the Company or its Subsidiaries which could give rise to any material liability. No product prepared or manufactured by the Company or its Subsidiaries is or has been subject to any voluntary or involuntary market withdrawal or product recall during the past three (3) years and, to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to result in a recall of products already manufactured by the Company or its Subsidiaries.

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2.23    Inapplicability of Anti-takeover Statutes. No takeover statute or similar Law applies or purports to apply to the Merger, this Agreement, or any of the other Contemplated Transactions.
2.24    Vote Required. The affirmative vote (or action by written consent) of (a) the holders of the majority (i.e. over 50%) of the Company Ordinary Shares and Company Preferred Shares, voting together as a single class (on an as-converted to Company Ordinary Shares basis), and (b) at least two (2) of the following holders (i) Capital Point Ltd. and Ofakim Hi-Tech Ventures Ltd., acting together as a single entity, (ii) Agate Medical Investment L.P., (iii) Pharmascience Inc., and (iv) OrbiMed Israel Partners, Limited Partnership (the “Company Shareholder Approval”), is necessary to adopt or approve this Agreement, and approve the Merger, the Contemplated Transactions and the other matters set forth in Section 5.2(a) of this Agreement.
2.25    No Financial Advisor. Except as set forth in Section 2.25 of the Company Schedule of Exceptions, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of the Company or any Subsidiary of the Company.
2.26    No Other Representations or Warranties; Disclaimer of Other Representations and Warranties. The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement and the Innovate Schedule of Exceptions (a) each of Innovate and Merger Sub is not making and has not made any representations or warranties relating to itself or its business or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, and any such other representations and warranties are hereby expressly disclaimed, and none of the Company or its Representatives is relying on any representation or warranty of Innovate or Merger Sub except for those expressly set forth in this Agreement and the Innovate Schedule of Exceptions and (b) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Company or any of its Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information are the subject of any express representation or warranty set forth in this Agreement or the Innovate Schedule of Exceptions.
Section 3.    REPRESENTATIONS AND WARRANTIES OF INNOVATE AND MERGER SUB
Innovate and Merger Sub represent and warrant to the Company as follows, except (i) as set forth in the written schedule of exceptions delivered by Innovate to the Company (the “Innovate Schedule of Exceptions”) and (ii) as otherwise disclosed or identified in the Innovate SEC Reports filed with the SEC and publicly available prior to the date hereof, without giving effect to any amendment to any such Innovate SEC report filed on or after the date hereof (other than any forward-looking disclosures contained in the “Forward Looking Statements” and “Risk Factors” sections of such Innovate SEC Reports and any other disclosures included therein to the extent they are primarily predictive, cautionary or forward looking in nature). The Innovate Schedule of Exceptions shall be arranged in parts and subparts corresponding to the numbered and lettered sections and subsections contained in this Section 3. The disclosures in any part or subpart of the Innovate Schedule of Exceptions shall qualify other Sections and subsections in this Section 3 only to the extent it is reasonably apparent from the face of the disclosure that such disclosure is applicable to such other Sections and subsections herein.
3.1    Organization. Innovate is a corporation, duly organized, validly existing and in good corporate standing under the Laws of the State of Delaware and each of Innovate’s Subsidiaries is a corporation or legal entity validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its organization. Innovate and each of its Subsidiaries have all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Innovate and each of its Subsidiaries are duly licensed or qualified to do business and, to the extent applicable, is in corporate good standing

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in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and, to the extent applicable, in corporate good standing would not, either individually or in the aggregate, reasonably be expected to have an Innovate Material Adverse Effect. Merger Sub is a private company duly incorporated and validly existing under the Laws of Israel and is not a “defaulting company” as defined under the ICL.
3.2    Capitalization.
(a)    As of the date of this Agreement, the authorized capital stock of Innovate consists of 350,000,000 shares of Innovate Common Stock and 10,000,000 shares of blank-check Innovate preferred stock, none of which have been designated as Innovate Preferred Stock, none of which have been issued. As of the date of this Agreement, there were 35,883,953 shares of Innovate Common Stock issued and outstanding and no shares of Innovate Preferred Stock issued and outstanding. As of the date of this Agreement, there are no shares of Innovate Common Stock and no shares of Innovate Preferred Stock held in the treasury of Innovate. Innovate has no Innovate Common Stock or Innovate Preferred Stock reserved for issuance other than as described above and in Section 3.2(d). The outstanding shares of Innovate Common Stock have been duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of the material terms of any agreement or understanding binding upon Innovate at the time at which they were issued and were issued in compliance with the Innovate Charter and Innovate Bylaws in effect upon such issuance and in accordance with all applicable Laws. Except as set forth in Section 3.2(a) of the Innovate Schedule of Exceptions, Innovate does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements, or agreements of any character calling for Innovate to issue, deliver, or sell, or cause to be issued, delivered, or sold any shares of Innovate Common Stock or any other equity security of Innovate or any Subsidiary of Innovate or any securities convertible into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise receive any shares of Innovate Common Stock or any other equity security of Innovate or any Subsidiary of Innovate or obligating Innovate or any such Subsidiary to grant, extend, or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements, or any other similar agreements. There are no registration rights, repurchase or redemption rights, anti-dilution rights, voting agreements, voting trusts, preemptive rights or contractual restrictions on transfer relating to any capital stock of Innovate. Other than the Innovate Charter and Innovate Bylaws and as set forth in Section 3.2(a) of the Innovate Schedule of Exceptions, Innovate is not a party to or bound by or subject to any shareholder agreement or other agreement governing the relationships, rights and obligations of Innovate’s shareholders and is not subject to a shareholder rights plan or similar plan. As of the date of this Agreement, there were 11,991,632 shares of Innovate Common Stock authorized for issuance under the Innovate Stock Option Plans, of which: (i) 8,535,089 shares of Innovate Common Stock are issuable upon exercise of all outstanding Innovate Stock Options, subject to adjustment on the terms set forth in the Innovate Stock Option Plans, (ii) 1,524,708 shares of Innovate Common Stock remain available for issuance under the Innovate Stock Option Plans, and (iii) no shares of Innovate Common Stock are issuable pursuant to restricted stock awards.
(b)    Intentionally Omitted.
(c)    As of the date of this Agreement, there are no shares of Innovate’s or any of its Subsidiaries’ capital stock outstanding subject to any vesting schedule or subject to a repurchase option or risk of forfeiture.
(d)    As of the date of this Agreement, there were 17,035,220 shares of Innovate Common Stock and no shares of Innovate Preferred Stock issuable upon exercise of all outstanding Innovate Warrants. Section 3.2(d) of the Innovate Schedule of Exceptions sets forth a true, correct and complete list, as of the date of

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this Agreement, of (i) the name of the holder of each Innovate Warrant, (ii) the date each Innovate Warrant was issued, (iii) the number and type of securities subject to each Innovate Warrant, (iv) the price at which each Innovate Warrant (or each component thereof, if applicable) may be exercised and (v) the number of shares of Innovate Common Stock and Innovate Preferred Stock issuable upon the exercise of such Innovate Warrant.
(e)    Section 3.2(e) of the Innovate Schedule of Exceptions lists each Subsidiary of Innovate, as of the date of this Agreement and indicates for each such Subsidiary as of such date (i) the percentage and type of equity securities owned or controlled, directly or indirectly, by Innovate and (ii) the jurisdiction of incorporation or organization. No Subsidiary of Innovate has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements, or agreements of any character calling for it to issue, deliver, or sell, or cause to be issued, delivered, or sold any of its equity securities or any securities convertible into, exchangeable for, or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating such Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements, or other similar agreements. There are no outstanding contractual obligations of any Subsidiary of Innovate to repurchase, redeem, or otherwise acquire any of its capital stock or other equity interests. All of the shares of capital stock of each of the Subsidiaries of Innovate (i) have been duly authorized and are validly issued, fully paid (to the extent required under the applicable governing documents) and nonassessable, (ii) are owned by Innovate free and clear of any claim, lien, Encumbrance (other than Permitted Encumbrances), or agreement with respect thereto, (iii) were not issued in violation of the material terms of any agreement or understanding binding upon Innovate or any of its Subsidiaries at the time at which they were issued and (iv) were issued in compliance with the applicable governing documents and all applicable Laws.
(f)    The Innovate Common Stock and Innovate Preferred Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, have been duly authorized, and be validly issued, fully paid and nonassessable. Merger Sub was formed solely for the purpose of engaging in the Contemplated Transactions. All of the issued and outstanding share capital of Merger Sub, which consists of 100 ordinary shares, with a nominal value of NIS 1.00, is validly issued, fully paid and non-assessable, and is owned, beneficially and of record, by Innovate, free and clear of any claim, lien, Encumbrance, or agreement with respect thereto. Except for obligations and liabilities incurred in connection with its incorporation and the Contemplated Transactions, Merger Sub has not, and will not have, incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person. As of the date of this Agreement, the copy of the Articles of Association of Merger Sub which has previously been made available to the Company is a true, correct and complete copy of such Articles of Association as currently in effect and Merger Sub is not in violation of any provision thereof.
3.3    Authority.
(a)    Each of Innovate and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder and to perform its obligations hereunder. The Board of Directors of Innovate (i) has determined that the Merger is advisable, fair and in the best interests of Innovate and its shareholders, (ii) has approved this Agreement, the Merger and the Contemplated Transactions and has deemed this Agreement advisable, fair and in the best interests of Innovate and the Innovate Shareholders, (iii) has approved and determined to recommend the approval of the Preferred Stock Conversion Proposal to the Innovate Shareholders, and (iv) has duly authorized the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby and has adopted and approved the Certificate of Designation. Except as explicitly provided in this Agreement, no other proceedings on the part of Innovate are necessary to approve and authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the Merger

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and the Contemplated Transactions, other than the Innovate Shareholder Approval and the adoption of this Agreement by Innovate in its capacity as the sole shareholder of Merger Sub. This Agreement and each Ancillary Agreement to which it is a party has been duly executed and delivered by Innovate, and, assuming the due authorization, execution and delivery by the Company, this Agreement and the Ancillary Agreements constitute a valid and binding obligation of Innovate, enforceable against Innovate in accordance with their respective terms, subject to: (1) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (2) rules of Law governing specific performance, injunctive relief and other equitable remedies.
(b)    The Board of Directors of Merger Sub (i) has determined that the Merger is advisable, fair and in the best interests of Merger Sub and its sole shareholder, (ii) has approved this Agreement, the Merger, and the Contemplated Transactions and has deemed this Agreement advisable, fair and in the best interests of Merger Sub and its sole shareholder, (iii) has determined that, considering the financial conditions of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of the Company or Merger Sub, as applicable, to its creditors, and (iv) has determined to recommend that the sole shareholder of Merger Sub vote to approve the Merger and such other actions as contemplated by this Agreement.
3.4    Non-Contravention; Consents.
(a)    The execution, delivery and performance by Innovate of this Agreement and the Ancillary Agreements and the performance by Innovate of the transactions contemplated by this Agreement and the Ancillary Agreements do not and will not: (i) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any Innovate Material Contract, permit, license or authorization to which Innovate is a party or by which its assets are bound, (ii) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse of time or both) under, or accelerate any obligation under, any provision of Innovate’s or its Subsidiaries’ organizational documents; or (iii) subject to obtaining the Innovate Shareholder Approval and compliance with the requirements set forth in Section 3.4(b), violate or result in a violation of, or constitute a default by Innovate (whether after the giving of notice, lapse of time or both) under, any provision of any Law or any order of, or any restriction imposed by, any court or Governmental Authority applicable to Innovate or any of its Subsidiaries, provided, however that in the cases of clauses (i) and (iii) of this Section 3.4(a), except for any such conflicts, violations, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, are not material.
(b)    No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with any Governmental Authority is required by or with respect to Innovate or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Innovate or the consummation by Innovate of the Contemplated Transactions, except for: (i) obtaining the Innovate Shareholder Approval; (ii) the filings and notifications required by the ICL; (iii) receipt of a Certificate of Merger from the Companies Registrar in accordance with the ICL; (iv) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities laws and the laws of any foreign country and (iv) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, have not had, and would not reasonably be expected to result in an Innovate Material Adverse Effect.
3.5    SEC Filings; Financial Statements.
(a)    Innovate has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since January 1, 2018 (the forms, statements, reports and documents filed or furnished since January 1, 2018 and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto,

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the “Innovate SEC Reports”). Each of the Innovate SEC Reports, at the time of its filing or being furnished complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the Innovate SEC Reports, or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the Innovate SEC Reports. As of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment), the Innovate SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, and any Innovate SEC Reports filed or furnished with the SEC subsequent to the date of this Agreement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As used in this Section 3.5(a), the terms “file” and “furnish”, and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.
(b)    As of the date of this Agreement, Innovate has timely responded to all comment letters of the staff of the SEC relating to the Innovate SEC Reports, and the SEC has not advised Innovate that any final reports are inadequate, insufficient or otherwise non-responsive. Innovate has made available to the Company true, correct and complete copies of all comment letters, written inquiries and enforcement correspondence between the SEC, on the one hand, and Innovate and any of its Subsidiaries, on the other hand, occurring since January 1, 2018 and will, reasonably promptly following receipt thereof, make available to the Company any such correspondence sent or received after the date of this Agreement. As of the date of this Agreement, none of the Innovate SEC Reports is the subject of ongoing SEC review or outstanding SEC comment.
(c)    Each of the consolidated financial statements (including, in each case, any notes or schedules thereto) included in or incorporated by reference into the Innovate SEC Reports (the “Innovate Financial Statements”) fairly present, in all material respects, the consolidated financial position of Innovate and its consolidated Subsidiaries as of its date, or, in the case of the Innovate SEC Reports filed after the date of this Agreement, will fairly present, in all material respects, the consolidated financial position of Innovate and its consolidated Subsidiaries as of its date and each of the consolidated statements of income, changes in shareholders’ equity (deficit) and cash flows included in or incorporated by reference into the Innovate SEC Reports (including any related notes and schedules) fairly presents in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein (except as indicated in the notes thereto, and in the case of unaudited statements, as may be permitted by the rules of the SEC, and subject to normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein, or in the case of Innovate SEC Reports filed after the date of this Agreement, will fairly present, in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein (except as indicated in the notes thereto, and in the case of unaudited statements, as may be permitted by the rules of the SEC, and subject to normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.
(d)    Other than as set forth in Section 3.5(d) of the Innovate Schedule of Exceptions, Innovate has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting, and such system is effective in providing such assurance. Innovate (i) maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to ensure that information

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required to be disclosed by Innovate in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms, and such disclosure controls and procedures are effective (ii) has, to the extent required by Law, disclosed, based on the most recent evaluation of its chief executive officer and its principal financial officer prior to the date of this Agreement, to Innovate’s auditors and the Audit Committee of the Board of Directors of Innovate (and made summaries of such disclosures available to the Company) (A) (y) any significant deficiencies in the design or operation of internal control over financial reporting that would adversely affect in any material respect Innovate’s ability to record, process, summarize and report financial information and (z) any material weakness in internal control over financial reporting, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Innovate’s internal controls over financial reporting. Each of Innovate and its Subsidiaries have materially complied with or substantially addressed such deficiencies, material weaknesses or fraud. Innovate has delivered or made available to the Company complete and correct copies of all material correspondence between the NASDAQ market and Innovate in the past twelve (12) months and any correspondence with respect to unresolved matters.
(e)    Each of the principal executive officer of Innovate and the principal financial officer of Innovate (or each former principal executive officer of Innovate and each former principal financial officer of Innovate, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Innovate SEC Reports, and the statements contained in such certifications were true and correct on the date such certifications were made. For purposes of this Section 3.5(e), “principal executive officer” and “principal financial officer” has the meanings given to such terms in the Sarbanes-Oxley Act. None of Innovate or any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers in violation of Section 402 of the Sarbanes-Oxley Act.
(f)    Neither Innovate or any of its Subsidiaries nor, to the Knowledge of Innovate, any director, officer, employee, or internal or external auditor of Innovate or any of its Subsidiaries has received or otherwise had or obtained constructive knowledge of any substantive material complaint, allegation, assertion or claim, whether written or oral, that Innovate or any of its Subsidiaries has engaged in questionable accounting or auditing practices. Since January 1, 2018, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, principal financial officer or general counsel of Innovate, the Board of Directors of Innovate or any committee thereof, other than ordinary course audits or reviews of accounting policies or internal controls required by the Sarbanes-Oxley Act.
(g)    Innovate has never been and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act.
(h)    From the time of Innovate’s initial public offering through the date hereof, the Company has been and is an “emerging growth company,” as defined in Rule 405 of the Securities Act.
(i)    Innovate is eligible for use of a Form S-3 for the registration of the resale of all Innovate Common Stock or Innovate Preferred Stock to be issued pursuant to the transactions contemplated hereby.
(j)    Innovate is, and since January 1, 2018 has been, in compliance in all material respects with (i) the applicable listing and corporate governance rules and regulations of the NASDAQ market, and (ii) the applicable provisions of the Sarbanes-Oxley Act.

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3.6    Absence of Changes. Since December 31, 2018, Innovate and each of its Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course of Business. During the period after December 31, 2018 and before the date of this Agreement, and except as disclosed in the Innovate SEC Reports:
(a)    there has not been any change, event, circumstance or condition to the Knowledge of Innovate that, individually or in the aggregate, has had, or would reasonably be expected to have, an Innovate Material Adverse Effect;
(b)    there has been no split, combination or reclassification of any of the outstanding shares of Innovate’s capital stock, and Innovate has not declared or paid any dividends on or made any other distributions (in either case, in stock or property) on or in respect of the outstanding shares of Innovate’s capital stock;
(c)    none of Innovate or its Subsidiaries has allotted, reserved, set aside or issued, authorized or proposed the allotment, reservation, setting aside or issuance of, or purchased or redeemed or proposed the purchase or redemption of, any shares in its capital stock or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities;
(d)    except as required as a result of a change in applicable Laws or GAAP, there has not been any material change in any method of accounting or accounting practice by Innovate or any of its Subsidiaries;
(e)    neither Innovate nor any of its Subsidiaries has, (i) acquired or sold, pledged, leased, encumbered or otherwise disposed of any material property or assets or agreed to do any of the foregoing, outside of the sale of inventory in the Ordinary Course of Business or (ii) incurred or committed to incur capital expenditures in excess of $100,000, in the aggregate;
(f)    there has been no transfer (by way of a license or otherwise) of, or agreement to transfer to, any Person’s rights to any Innovate Intellectual Property, other than non-exclusive licenses and sublicenses provided to distributors and users of Innovate Products in the Ordinary Course of Business;
(g)    there has been no notice delivered to Innovate or any of its Subsidiaries of any claim of ownership by a third party of any Innovate Intellectual Property owned or developed by Innovate or any of its Subsidiaries, or of infringement by Innovate or any of its Subsidiaries of any Third Party Intellectual Property;
(h)    there has not been any: (i) grant of any severance, change-in-control, retention, or termination pay to any employee or other service provider of Innovate or its Subsidiaries or any Contract entered or amended, providing for the grant of any severance, change-in-control, retention, or termination pay to any employee or other service provider of Innovate or its Subsidiaries, in each case, other than as required by law; (ii) entry into any employment, deferred compensation, severance, equity, pension, post-retirement or other similar plan or agreement (or any amendment to any such existing agreement) with any new or current employee or other service provider of Innovate or its Subsidiaries; (iii) increase in the compensation, bonus or other benefits (including accelerated equity vesting) payable or to become payable to any employee or other service provider of Innovate or its Subsidiaries, except, with respect to (ii) and (iii) of this subsection (h), in the Ordinary Course of Business consistent with past practice, or as required by any preexisting plan or arrangement set forth in Section 3.6 of the Innovate Schedule of Exceptions; or (iv) termination or resignation of any of the officers or key employees of Innovate or any of its Subsidiaries; and
(i)    there has not been any agreement to do any of the foregoing.

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3.7    Title to Assets. Except with respect to Innovate Intellectual Property, which is covered in Section 3.9, each of Innovate and its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, in each case, free and clear of any Encumbrances, except for: (i) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Innovate Financial Statements; (ii) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Innovate; and (iii) liens listed in Section 3.7 of the Innovate Schedule of Exceptions.
3.8    Properties. Section 3.8 of the Innovate Schedule of Exceptions sets forth a list of Innovate Leased Real Property. True and complete copies of all leases relating to Innovate Leased Real Property have been made available to the Company. With respect to each property listed on Section 3.8 of the Innovate Schedule of Exceptions: (i) Innovate has a valid and enforceable leasehold interest to the leasehold estate in the Innovate Leased Real Property granted to Innovate pursuant to each pertinent lease, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity; (ii) each of said leases has been duly authorized and executed by Innovate and is in full force and effect; (iii) Innovate is not in material default under any of said leases, nor, to the Knowledge of Innovate, has any event occurred which, with notice or the passage of time, or both, would give rise to such a material default by Innovate; and (iv) Innovate has not assigned subleased, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any such lease. Neither Innovate nor any of its Subsidiaries owns or has ever owned any real property.
3.9    Intellectual Property.
(a)    Section 3.9(a) of the Innovate Schedule of Exceptions contains a complete and accurate list of all (i) issued Patents or pending patent applications owned or controlled (i.e., exclusively licensed) by Innovate or any of its Subsidiaries or patents used or held for use by Innovate or any of its Subsidiaries in Innovate Business (“Innovate Patents”), all registered trademarks, tradenames, and service mark registrations and applications to register any trademarks (including domain names) therefor, including material unregistered trademarks, tradenames, and service marks (“Innovate Marks”) and registered and material unregistered Copyrights owned or controlled by Innovate or any of its Subsidiaries or copyrights used or held for use by Innovate or any of its Subsidiaries in the Innovate Business (“Innovate Copyrights”), (ii) licenses, sublicenses or other Contracts under which Innovate or any of its Subsidiaries is granted rights by others in the Innovate Intellectual Property (“Innovate Licenses-In”) (other than commercial off the shelf software or materials transfer agreements), and (iii) licenses, sublicenses or other Contracts under which Innovate or any of its Subsidiaries has granted rights to others in the Innovate Intellectual Property, other than non-exclusive licenses and sublicenses provided to distributors and users of Innovate Products in the Ordinary Course of Business (“Innovate Licenses-Out”). Schedule 3.9(a) sets forth (i) the jurisdictions in which each such item of Innovate Intellectual Property has been issued, registered, or in which any such application for such issuance and registration has been filed, (ii) the registration or application date and serial or patent number, as applicable, and (iii) any pending oppositions to any of the Innovate Marks (registered or applied for).
(b)    With respect to Innovate Intellectual Property (i) purported to be owned by Innovate or any of its Subsidiaries, Innovate or one of its Subsidiaries own the entire right, title, and interest in and to such Innovate Intellectual Property and (ii) purported to be licensed to Innovate or any of its Subsidiaries by a third party (other than commercial off the shelf software or materials transfer agreements), such Innovate Intellectual Property is the subject of an enforceable written license or other written Contract.

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(c)    Except as set forth in Section 3.9(c) of the Innovate Schedule of Exceptions, the Innovate Intellectual Property is free and clear of all Encumbrances, other than Encumbrances resulting from the express terms of an Innovate License-In, the express terms of an Innovate License-Out, or Permitted Encumbrances granted by Innovate or any of its Subsidiaries.
(d)    The Innovate Intellectual Property includes all of the material Intellectual Property used in the Ordinary Course of Business by Innovate and its Subsidiaries as currently conducted, and there are no other items of Intellectual Property that are material to the Ordinary Course of Business of Innovate and development, manufacturing, marketing, commercialization and sale of the Innovate Products, as currently conducted.
(e)    To the Knowledge of Innovate, the Innovate Patents are (i) being diligently prosecuted or otherwise registered in the respective United States Patent & Trademark Office and all similar offices and agencies anywhere in the world in which foreign counterparts are registered or issued and (ii) have been filed and maintained in accordance with applicable Laws.
(f)    None of the Innovate Licenses-Out grant any third party exclusive rights to or under any Innovate Intellectual Property or grant any third party the right to sublicense any Innovate Intellectual Property without Innovate’s written consent or notice to Innovate.
(g)    Except for those Patents listed in Section 3.9(g) of the Innovate Schedule of Exceptions, to the Knowledge of Innovate, each of the Innovate Patents, properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Innovate Patent is issued or pending.
(h)    No Innovate Patent is currently involved in any post grant review, inter partes review, interference, reissue, re-examination or opposition proceeding; to the Knowledge of Innovate, there is no patent or patent application of any third party that potentially interferes with an Innovate Patent.
(i)    Except as set forth in Section 3.9(i) of the Innovate Schedule of Exceptions (i) there are no material Legal Proceedings pending or, to the Knowledge of Innovate, threatened against Innovate or any of its Subsidiaries alleging that Innovate or any of its Subsidiaries is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated any Third Party Intellectual Property; (ii) there are no material Legal Proceedings pending or threatened by Innovate or any of its Subsidiaries against any Person alleging infringement, misappropriation or other violation of any Innovate Intellectual Property; (iii) to the Knowledge of Innovate, the operation or conduct of the Innovate Business and development, manufacturing, marketing, commercialization and sale of the Innovate Products (including the use of the Innovate Intellectual Property), as currently conducted and conducted in the past has not infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person, and there has been no material Legal Proceeding asserted or, to the Knowledge of Innovate, threatened against Innovate or any of its Subsidiaries alleging Innovate’s infringement, misappropriation, or violation of any Intellectual Property rights of another Person, and (iv) to the Knowledge of Innovate, no Person is currently infringing or otherwise violating any Innovate Intellectual Property. To the Knowledge of Innovate, there is no substantial basis for any claim that the operation of the Innovate Business and the development, manufacturing, marketing, commercialization and sale of the Innovate Products, as currently conducted, infringes, misappropriates, or otherwise violates, or will infringe, misappropriate or otherwise violate any Third Party Intellectual Property under the Laws of any jurisdiction.
(j)    Other than as set forth in the Innovate SEC Reports, none of Innovate or any of its Subsidiaries has any obligation to compensate any person for the use of any Innovate Intellectual Property; none of Innovate or any of its Subsidiaries has entered into any agreement to indemnify any other person against any claim

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of infringement or misappropriation of any Third Party Intellectual Property by the use of Innovate Intellectual Property, except in connection with commercial off the shelf software or materials transfer agreements; there are no settlements, covenants not to sue, consents, or Orders or similar obligations that: (i) restrict the rights of Innovate or any of its Subsidiaries to use any Innovate Intellectual Property, (ii) restrict the Innovate Business or development, manufacturing, marketing, commercialization and sale of the Innovate Products, in order to accommodate a Third Party Intellectual Property, or (iii) permit third parties to use any Innovate Intellectual Property.
(k)    Except as set forth in Section 3.9(k) of the Innovate Schedule of Exceptions, all former and current consultants and contractors who have independently or jointly contributed to the conception, reduction to practice, creation or development of any Innovate Intellectual Property and all former and current employees of Innovate or any of its Subsidiaries have executed written instruments with Innovate or one or more of its Subsidiaries that assign to Innovate or its Subsidiary, all rights, title and interest in and to any and all of all such Intellectual Property arising from such employment or contractual arrangement, including, without limitation, inventions, improvements, discoveries, writings and other works of authorship, and information relating to the Innovate Business or the Innovate Products and any Intellectual Property relating thereto (the “Innovate Created IP”). No such third party has retained any ownership rights with respect to such Innovate Created IP. Except as listed in Section 3.9(k) of the Innovate Schedule of Exceptions, where an Innovate Patent is held by Innovate or any of its Subsidiaries by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all similar offices and agencies anywhere in the world in which foreign counterparts are registered or issued. Each Person who has or has had any rights in or to any Innovate Created IP, has assigned and has executed an agreement assigning its entire right, title, and interest in and to such Innovate Created IP to Innovate or its Subsidiary. For clarity, Innovate Created IP is Innovate Intellectual Property.
(l)    Innovate and its Subsidiaries have taken commercially reasonable security measures, consistent with customary practices in the industry in which it operates, to protect and preserve the secrecy, confidentiality and value of all Trade Secrets, if any, and confidential and proprietary information, owned by Innovate or any of its Subsidiaries or used or held for use by Innovate or any of its Subsidiaries in the Innovate Business and the development, manufacturing, marketing, commercialization and sale of the Innovate Products (the “Innovate Trade Secrets”), including, without limitation, causing each former and current employee and consultant of Innovate and its Subsidiaries and any other person with access to Innovate Trade Secrets to execute a binding written confidentiality agreement, copies or forms of which have been provided to the Company and pursuant to which such employees, contractors and consultants have agreed to hold all trade secrets and confidential and proprietary information of Innovate and the Subsidiaries in confidence both during and after their employment or engagement. To the Knowledge of Innovate and its Subsidiaries (i) no Person is in breach of their respective confidentiality agreement, and (ii) there has not been any disclosure of or access to any material Innovate Trade Secret to any Person in a manner that has resulted or is reasonably likely to result in the loss of Trade Secret in and to such information. All current and former employees and consultants of Innovate and the Subsidiaries having access to confidential or proprietary information of any of their respective customers or business partners have executed and delivered to Innovate an agreement regarding the protection of such confidential or proprietary information, to the extent required by such customers and business partners.
(m)    To the Knowledge of Innovate, no current or former employee, consultant or independent contractor of Innovate or any Subsidiary (i) is in violation of any term or covenant of any Contract relating to employment, invention disclosure (including patent disclosure), invention assignment, non-disclosure or any other Contract with any other party by virtue of such employee’s, consultant’s or independent contractor’s being employed by, or performing services for, Innovate or any Subsidiary or using trade secrets or proprietary information of others without permission; or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for Innovate or any Subsidiary that is subject to any Contract under which such employee,

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consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. No director, officer, employee, consultant, or other representative of Innovate or any of its Subsidiaries owns or, to the Knowledge of Innovate, claims any rights in any Innovate Intellectual Property.
(n)    Except as provided in Section 3.9(n) of the Innovate Schedule of Exceptions, no (i) government funding, (ii) facilities of a university, college, other educational institution or research or medical center, or (iii) funding from any Person (other than funds received in consideration for shares of Innovate Common Stock) was used in the development of the Innovate Intellectual Property. To the Knowledge of Innovate, no current or former employee of Innovate or any Subsidiary, who was involved in, or who contributed to, the creation or development of any Innovate Intellectual Property, has performed services for any government, university, college or other educational institution or research or medical center during a period of time during which such employee was also performing services for Innovate or any Subsidiary.
3.10    Material Contracts. Section 3.10 of the Innovate Schedule of Exceptions identifies the following Innovate Material Contracts, which have not been included in the Innovate SEC Reports, and which are in effect as of the date of this Agreement:
(a)    the Innovate Leases and the Innovate Ancillary Lease Documents;
(b)    any Contract for the purchase of materials, supplies, goods, services, equipment or other assets for annual payments by Innovate or any of its Subsidiaries of, or pursuant to which in the last year Innovate or any of its Subsidiaries paid, in the aggregate, $250,000 or more;
(c)    any Contract for the sale of materials, supplies, goods, services, equipment or other assets, excluding Innovate Products, for annual payments to Innovate or any of its Subsidiaries of, or pursuant to which in the last year Innovate or any of its Subsidiaries received, in the aggregate, $150,000 or more;
(d)    any Contract that relates to any partnership, joint venture, strategic alliance or other similar Contract other than agreements entered into with third parties for the incorporation of Subsidiaries, copies of which have been provided to the Company;
(e)    any Contract relating to Indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except for Contracts relating to Indebtedness in an amount not exceeding $100,000 in the aggregate;
(f)    any Contract for the employment of any employee or engagement of any independent contractor (i) that provides for base salary in excess of $100,000 on an annual basis, or (ii) that provides for severance, retention bonus, change in control or similar types of Contracts, other than Contracts that provide for severance, retention bonus, change in control or similar type Contracts at or below the amount of $100,000 per employee;
(g)    all collective bargaining agreements or agreements with any labor organization, union or association to which Innovate is a party;
(h)    any Contract which by its terms limits in any material respect (i) the localities in which all or any significant portion of the business and operations of Innovate or its Subsidiaries or, following the consummation of the Contemplated Transactions, the business and operations of Surviving Company, Innovate or any Affiliate of Innovate, is or would be conducted, or (ii) the scope of the business and operations of Innovate and

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its Subsidiaries, taken as a whole, in each case that would be material to Innovate and its Subsidiaries taken as a whole;
(i)    any Contract with any officer, key employee or other employee of Innovate who develops or has developed any intellectual property of or for Innovate, or Innovate Contingent Worker of any of Innovate or its Subsidiaries containing noncompetition, non-solicitation, nondisclosure, assignment of inventions or confidentiality provisions;
(j)    any Contract in respect of any Innovate Intellectual Property (including the distribution, licensing, marketing, advertising or sales thereof) that provides for annual payments of, or pursuant to which in the last year Innovate or any of its Subsidiaries paid or received, in the aggregate, $250,000 or more;
(k)    any Contract with any healthcare professional or any employee of any healthcare professional, including, but not limited to, any Contract for advisory boards, pharmacy practice management, consulting services, electronic medical records or practice management that provides for annual payments of, or pursuant to which in the last year Innovate or any of its Subsidiaries paid, in the aggregate, $100,000 or more;
(l)    any Contract containing any royalty, dividend or similar arrangement based on the revenues or profits of Innovate or any of its Subsidiaries;
(m)    any Contract with any Governmental Authority;
(n)    any power of attorney, other than powers of attorney provided by Innovate and its Subsidiaries in the Ordinary Course of Business;
(o)    any agreement that gives rise to any material payment or benefit as a result of the performance of this Agreement or any of the other Contemplated Transactions;
(p)    any Contract with (i) an executive officer or director of Innovate or any of its Subsidiaries or any of such executive officer’s or director’s immediate family members or (ii) an owner of more than five percent (5%) of the voting power of the outstanding capital stock of Innovate or (iii) to the Knowledge of Innovate, any “related person” (within the meaning of Item 404 of Regulation S-K under the Securities Act) of any such officer, director or owner (other than Innovate or its Subsidiaries);
(q)    any Contract relating to the acquisition or disposition of any material interest in, or any material amount of, property or assets of Innovate or any of its Subsidiaries (whether by merger, stock sale, asset sale or otherwise) or for the grant to any Person of any preferential rights to purchase any of their assets, other than in the Ordinary Course of Business consistent with past practice;
(r)    any Contract containing any provisions requiring any of Innovate or its Subsidiaries to indemnify any other party, other than commercial Contracts entered into the Ordinary Course of Business consistent with past practices;
(s)    except to the extent a Contract is described in the clauses above, any Contract not entered into in the Ordinary Course of Business in excess of $500,000; or
(t)    any other agreement (or group of related agreements) the performance of which requires aggregate payments from Innovate or any of its Subsidiaries in excess of $500,000 or that is material to Innovate or its Subsidiaries.

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Innovate has delivered or made available to the Company accurate and complete (except for applicable redactions thereto) copies of all material written Innovate Contracts, including all amendments thereto. There are no Innovate Material Contracts that are not in written form. Neither Innovate nor any Subsidiary of Innovate has, nor to the Knowledge of Innovate, has any other party to an Innovate Material Contract (as defined below), breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Innovate or its Subsidiaries is a party or by which it is bound of the type described in clauses (a) through (t) above or any Innovate Contract listed in Section 3.13(f) or Section 3.15 of the Innovate Schedule of Exceptions (any such agreement, contract or commitment, a “Innovate Material Contract”) in such manner as would permit any other party to cancel or terminate any such Innovate Material Contract, or would permit any other party to seek damages which would reasonably be expected to be material. As to Innovate and its Subsidiaries, as of the date of this Agreement, each Innovate Material Contract is valid, binding, enforceable and in full force and effect, subject to: (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.
3.11    Absence of Undisclosed Liabilities. As of the date of this Agreement, neither Innovate nor any Subsidiary of Innovate has any Liability, individually or in the aggregate, except for: (a) Liabilities identified in the financial statements (including any related notes) contained or incorporated by reference in the Innovate SEC Reports; (b) normal and recurring current Liabilities that have been incurred by Innovate since the date of the most recent balance sheet included in the Innovate SEC Reports consolidated balance sheet in the Ordinary Course of Business, which are under $50,000 in the aggregate; and (c) Liabilities described in Section 3.13 of the Innovate Schedule of Exceptions.
3.12    Compliance with Laws; Regulatory Compliance.
(a)    Except as set forth in Section 3.12(a) of the Innovate Schedule of Exceptions, each of Innovate and its Subsidiaries, and, to the Knowledge of Innovate, every director, officer, employee, agent, and Representative thereof, is and has been for the past three (3) years in material compliance with all applicable Laws (including, but not limited to, FDCA, Health Care Laws, and all trade laws, including import control and export laws, trade embargos and anti-boycott laws) and Orders. To the Knowledge of Innovate and its Subsidiaries, (i) no investigation by any Governmental Authority with respect to Innovate or any of its Subsidiaries is active and pending, and (ii) no Governmental Authority has indicated in writing or, to the Knowledge of Innovate, orally, an intention to conduct an investigation.
(b)    Except as has not, would not and would not reasonably be expected to, individually or in the aggregate, have an Innovate Material Adverse Effect, each of Innovate and its Subsidiaries and, to the Knowledge of Innovate, their respective employees and agents, hold all Innovate Permits, including, but not limited to, all authorizations required under the FDCA, and the regulations of the FDA promulgated thereunder as well as the PHSA. Except as has not, would not and would not reasonably be expected to, individually or in the aggregate, have an Innovate Material Adverse Effect, all such Innovate Permits are valid, and in full force and effect. Since January 1, 2015, there has not occurred any violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Innovate Permit except as has not, would not and would not reasonably be expected to, individually or in the aggregate, have an Innovate Material Adverse Effect. Each of Innovate and each of its Subsidiaries is in compliance in all material respects with the requirements associated with all Innovate Permits. To the knowledge of Innovate, no event has occurred that would reasonably be expected to result in the revocation, cancellation, non-renewal or adverse modification of any Innovate Permit.

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(c)    None of Innovate or its Subsidiaries, any director, officer, employee, nor, to the Knowledge of Innovate, any agent or Representative thereof, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (Sept. 10, 1991) and any amendments thereto, or a similar policy enforced by any other Innovate Regulatory Agency. To the knowledge of Innovate, none of Innovate or its Subsidiaries, any director, officer, employee, nor, to the Knowledge of Innovate, any agent or Representative thereof, has engaged in any activity that would result in a material violation under applicable FDCA or Health Care Laws. There is no civil, criminal, administrative or other proceeding, notice or demand pending, received or, to the Knowledge of Innovate, threatened against Innovate or any of its Subsidiaries that relates to an alleged violation of FDCA or any Health Care Law and none of Innovate or any of its Subsidiaries is in receipt of written notice of any civil, criminal, administrative or other proceeding, notice or demand pending that relates to an alleged violation of FDCA or any Health Care Law. To the Knowledge of Innovate, none of Innovate or its Subsidiaries, any director, officer, employee nor, to the Knowledge of Innovate, agent or Representative thereof, has engaged in any activity that would result in a material violation of any FDCA or Health Care Law. None of Innovate or any of its Subsidiaries nor, to the Knowledge of Innovate, any director, officer, employee, agent or Representative thereof, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law. There are no Orders or similar actions to which Innovate or any of its Subsidiaries any director, officer, employee, or, to the Knowledge of Innovate, agent or Representative thereof, are bound or which relate to Innovate Products, or alleged violation of any FDCA or Health Care Law. Innovate and its Subsidiaries are currently not, nor have ever been, a party or subject to the terms of a corporate integrity agreement required by the Office of the Inspector General of the United States Department of Health and Human Services or similar agreement or consent order of any other Governmental Authority.
(d)    None of Innovate or any of its Subsidiaries nor, to the Knowledge of Innovate, any director, officer, employee, agent or Representative thereof, has been investigated for, charged with or convicted of a Medicare, Medicaid or federal or state health program related offense, or convicted of, charged with or, to the Knowledge of Innovate, investigated for a violation of federal or state Law related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation of controlled substances, or has been debarred, excluded or suspended from participation in a Federal Health Care Program (nor is any such debarment, exclusion or suspension pending), or been subject to any Order or consent decree of, or criminal or civil fine or penalty imposed by, any Governmental Authority. Except as set forth in Section 3.12(d) of the Innovate Schedule of Exceptions, to the Knowledge of Innovate, Innovate has not arranged or contracted with (by employment or otherwise) any individual or entity has been convicted of or pled guilty or nolo contendere to any federal or state health care-related criminal offense or is excluded from participation in a Federal Health Care Program for the provision of items or services for which payment may be made under such Federal Health Care Program. Except as set forth in Section 3.12(d) of the Innovate Schedule of Exceptions, no exclusion, suspension, or debarment claims, actions, proceedings or investigations relating to Innovate is pending or, to the Knowledge of Innovate, is threatened against neither Innovate, nor any of Innovate’s respective officers, directors, equity holders, employees or agents acting on its behalf or for its benefit.
(e)    Each of Innovate and each of its Subsidiaries is and has been in compliance in all material respects with all applicable statutes, rules, regulations, decrees, writs and Orders of the FDA and any other Innovate Regulatory Agency with respect to the labeling, storing, testing, developing, manufacturing, packaging, distributing, marketing, advertising, promoting, and selling of the Innovate Products. To the Knowledge of Innovate, each of Innovate and its Subsidiaries has filed all required notices in accordance with FDCA and any other Laws, and made available to the Company copies thereof, of design defects, product problems, adverse events, injuries and deaths relating to Innovate Products. Except as set forth in Section 3.12(e) of the Innovate Schedule of Exceptions,

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to the Knowledge of Innovate, all required pre-clinical studies conducted by or on behalf of Innovate or its Subsidiaries and Innovate-sponsored clinical trials (or clinical trials sponsored by Innovate or any other Subsidiary) conducted or being conducted with respect thereto, have been and are being conducted in compliance in all material respects with applicable licenses and Laws, including, without limitation, the applicable requirements of the FDCA and the FDA’s current Good Manufacturing Practice as codified in the Quality System Regulation, Good Laboratory Practice and Good Clinical Practice. The results of any such studies, tests and trials, and all other material information related to such studies, tests and trials, have been made available to Company. To the Knowledge of Innovate, each clinical trial conducted by or on behalf of Innovate or any of its Subsidiaries with respect to Innovate Products has been and is being conducted in all material respects in accordance with its clinical trial protocol, and in compliance in all material respects with all applicable Laws, including Good Clinical Practice, informed consent, Institutional Review Board requirements and all other applicable requirements contained in 21 CFR Parts 312, 812, 50, 54, 56 and 11. To the Knowledge of Innovate, each of Innovate and its Subsidiaries has filed all required notices (and made available to the Company copies thereof) of design defects, product problems, adverse events, injuries and deaths relating to clinical trials conducted by or on behalf of Innovate or any of its Subsidiaries with respect to such Innovate Products.
(f)    All applications, submissions, information and data utilized by Innovate or any of its Subsidiaries as the basis for, or submitted by or on behalf of Innovate or any of its Subsidiaries in connection with any and all requests for an Innovate Permit relating to Innovate or any of its Subsidiaries, when submitted to the FDA or any other Innovate Regulatory Agency, were, to the Knowledge of Innovate, true, correct and complete in all material respects as of the date of submission, and any updates, changes, corrections or modification to such applications, submissions, information and data required under applicable Laws have been submitted to the FDA or any other Innovate Regulatory Agency.
(g)    (i) Innovate and each of its Subsidiaries is in compliance in all material respects with the written procedures, record-keeping and FDA reporting requirements for Reports of Corrections and Removals set forth in 21 C.F.R. Part 806; (ii) neither Innovate nor any of its Subsidiaries has voluntarily or involuntarily issued or caused to be issued, or is aware of any facts that would require Innovate or any of its Subsidiaries to issue or cause to be issued, any recall notice, market withdrawal notice, safety or Warning Letter, report or other notice or action disclosing an alleged defect or lack of safety or efficacy of any product; (iii) Innovate and each of its Subsidiaries is in compliance in all material respects with the regulations for Medical Device Reporting set forth in 21 C.F.R. Part 803, or equivalent requirements issued by any other Governmental Authority; (iv) each product in current commercial distribution in the United States is a Class II medical device as defined under 21 U.S.C. § 360c(a)(1)(A), (B) and applicable rules and regulations thereunder and was first marketed under, and is currently covered by, a premarket notification owned and held exclusively by Innovate or one of its Subsidiaries and in compliance with 21 U.S.C. § 360(k) and the applicable rules and regulations thereunder; and (v) Innovate and each of its Subsidiaries has always promoted and continues to promote such products for uses that are within the scope of each Permit, and Innovate and each of its Subsidiaries have not engaged in any off-label promotion, or promotion of Innovate Products without Permits, when such medical devices under FDCA must only be marketed with Permits (e.g., 510(k) premarket notification).
(h)    None of Innovate or its Subsidiaries nor, to the Knowledge of Innovate, any of the Representatives, licensors, licensees, assignors or assignees thereof has received any notice that the FDA or any other Innovate Regulatory Agency has initiated, or threatened to initiate, any action to suspend or place restrictions on any clinical trial, suspend or terminate any IDE or comparable Clinical Trial Application sponsored by Innovate or any of its Subsidiaries or otherwise restrict the pre-clinical research related to or clinical study of any Innovate Product or any medical device or component being developed by any licensee or assignee of the Innovate Intellectual Property based on such intellectual property, or to recall, suspend or otherwise restrict the development or manufacture of any Innovate Product. To the Knowledge of Innovate, none of Innovate or any of its Subsidiaries or any supplier

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of components and materials to Innovate is in receipt of written notice of, or is subject to, any adverse inspection, finding of deficiency, finding of non-compliance, 483 observation, investigation, civil or criminal proceeding, hearing, suit, demand, claim, complaint, inquiry, proceeding, penalty, Untitled Letter, Warning Letter, seizure, import alert, injunction, prosecution, or other compliance or enforcement action relating to any Innovate Products or to the Innovate Business. To the Knowledge of Innovate, there is no act, omission, event or circumstance that would reasonably be expected to give rise to any such action. All deficiencies and non-conformities discovered during internal audits and inspections have been corrected and resolved in all material respects.
(i)    To the extent Innovate or its Subsidiaries collects, uses, or discloses Personal Information, Innovate and/or its Subsidiaries, as applicable, has in place publicly published privacy policies regarding the collection, use and disclosure of Personal Information in their possession, custody or control, or otherwise held or processed on their behalf. Innovate and its Subsidiaries are, and have been for the past three (3) years, in material compliance with the requirements of: (i) all applicable Data Privacy and Security Laws; and (ii) all contractual obligations concerning the collection, use, storage and disclosure of Personal Information. Neither Innovate nor its Subsidiaries has been notified of any Legal Proceeding related to data security or privacy or alleging a violation of any of its privacy policies or any Data Privacy and Security Law, nor, to the Knowledge of Innovate, has any such claim been threatened. Innovate and its Subsidiaries have taken commercially reasonable measures designed to protect and maintain the confidentiality of all Personal Information collected by or on behalf of Innovate or its Subsidiaries and to maintain the security of its data storage practices for Personal Information, in each case, in accordance with all Data Privacy and Security Laws and consistent with commercially reasonable industry practices applicable to such types of data gathered and maintained in the industry in which Innovate or its Subsidiaries conduct their business.
(j)    Innovate and each of its Subsidiaries have maintained commercially reasonable administrative, physical and technical safeguards consistent with normal industry practice and in accordance with Data Privacy and Security Laws that are designed to (i) protect the confidentiality, integrity and accessibility of IT Systems and information contained therein (including Intellectual Property, Personal Information, and other information subject to confidentiality obligations), and specifically, (ii) prevent against loss and unauthorized access, use, modification, disclosure or other use of such information that would not, in each foregoing case, be consistent with Innovate or its Subsidiaries’ published privacy policies or contract to which Innovate or any of its Subsidiaries is a party. With respect to the IT Systems, for the past three (3) years (i) none of the data (including Intellectual Property and Personal Information) that Innovate or its Subsidiaries stores or processes has been corrupted to a material extent, and (ii) to the Knowledge of Innovate, none of the Personal Information, that Innovate or its Subsidiaries stores or processes has been subject to a security breach or incident regarding Personal Information requiring notification under the applicable Data Privacy and Security Laws, including but not limited to, 45 C.F.R. Subpart D. Innovate and its Subsidiaries have been, and are, in compliance with contractual obligations concerning the security and privacy of IT Systems and information contained therein (including Intellectual Property, Personal Information, and other information subject to confidentiality obligations) in all material respects.
(k)    Any database owned or used Innovate or its Subsidiaries that is required to be registered under any Data Privacy and Security Law, if any, has been duly registered and maintained, and there has been no unauthorized or illegal use of or access to any of the data or information in any of such databases. There is no audit, proceeding, claim or investigation currently pending against Innovate or its Subsidiaries by any Governmental Authority in respect of Personal Information.
(l)    Innovate and its Subsidiaries have made available to the Company true, correct and complete copies of any and all material applications, approvals, licenses, written notices of inspectional observations, establishment inspection reports and any other documents received from the FDA or any other Innovate Regulatory

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Agency, including documents that indicate or suggest lack of compliance with the regulatory requirements of the FDA or any other Innovate Regulatory Agency. Innovate and its Subsidiaries have made available to the Company for review all correspondence to or from the FDA or any other Innovate Regulatory Agency, minutes of meetings, written reports of phone conversations, visits or other contact with the FDA or any other Innovate Regulatory Agency, and all other documents concerning communications to or from the FDA or any other Innovate Regulatory Agency, or prepared by the FDA or any other Innovate Regulatory Agency or which bear in any way on Innovate’s or any of its Subsidiaries’ material compliance with regulatory requirements of the FDA or any other Innovate Regulatory Agency, or on the likelihood or timing of approval or clearance of any Innovate Products.
3.13    Taxes and Tax Returns.
(a)    Each of Innovate and its Subsidiaries has (i) filed (taking into account any applicable extensions) all Tax Returns that were required to be filed on or prior to the date hereof and all such Tax Returns were correct and complete in all material respects and (ii) paid all Taxes, whether or not shown on such Tax Returns, other than Taxes that individually or the aggregate are not reasonably expected to be material.
(b)    There are no liens for Taxes (other than Permitted Encumbrances) on any assets of Innovate or its Subsidiaries.
(c)    Neither Innovate nor any of its Subsidiaries is a party to any currently pending Tax audits or other administrative proceedings or any currently pending court proceedings or any other material dispute or claim concerning any Tax liability of Innovate or any Subsidiary, in each case, for which written notice has been received. There are no material matters under discussion between Innovate or any of its Subsidiaries and any Taxing Authority.
(d)    Neither Innovate nor any of its Subsidiaries has filed for an extension of time within which to file any Tax Return which extension is currently in effect, other than customary extensions not to exceed six (6) months for which no approval is required. Neither Innovate nor any of its Subsidiaries has executed any outstanding waiver of any statute of limitations for, or extension of, the period for the assessment or collection of any Tax, in each case, which period has not yet expired.
(e)    Innovate and its Subsidiaries have complied in all material respects with all applicable legal requirements relating to the payment and withholding of Taxes from payments made or deemed made to any employee, independent contractor, creditor, shareholder, lender or other third party. Innovate and its Subsidiaries have complied in all material respects with all applicable Tax rules on the preparation, collection and retention of Tax Returns and any other materials related to Taxes.
(f)    Neither Innovate nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement (other than (i) any such agreement exclusively between or among the Innovate and/or its Subsidiaries and (ii) any other agreement (A) the primary purpose of which is not the allocation or payment of Tax liability and (B) that was entered into in the Ordinary Course of Business). Neither Innovate nor any of its Subsidiaries is or may be liable under Treasury Regulations Section 1.1502-6 (or any similar provision of the Tax Laws of any state, local or foreign jurisdiction) for Taxes of any Person other than Innovate and its Subsidiaries.
(g)    During the past three (3) years, neither Innovate nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

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(h)    All material related party transactions involving Innovate and its Subsidiaries are in compliance with applicable transfer pricing laws and regulations, are at arm's length and are documented and reported with a proper transfer pricing study, in each case in accordance with applicable Tax Laws.
(i)    None of Innovate or its Subsidiaries has a permanent establishment or other taxable presence (as determined pursuant to an applicable tax treaty or applicable Tax Law) in any country other than the country of its formation. Neither the Innovate nor any of its Subsidiaries is or has ever been subject to Tax in any country other than its country of incorporation by virtue of being treated as a resident of that country.
(j)    No written claim has been delivered to Innovate or to any of its Subsidiaries by a Taxing Authority, within the statutory limitation periods, in a jurisdiction where Innovate or any Subsidiary does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction or required to file any Tax Return in that jurisdiction.
3.14    Employee Benefit Programs.
(a)    Section 3.14(a) of the Innovate Schedule of Exceptions sets forth a complete and accurate list of every material Employee Program maintained by Innovate or any Subsidiary or with respect to which Innovate or any Subsidiary has or may have any Liability (the “Innovate Employee Programs”), except for any Contract for the employment of any employee or engagement of any independent contractor that provides (i) base salary or fee at or below the amount of $100,000 on an annual basis, and (ii) any severance, retention bonus, change-in-control or similar type payment at or below the amount of $100,000 per employee. Innovate does not have any ERISA Affiliate that maintains an Innovate Employee Program.
(b)    True, complete and correct copies of the following documents, with respect to each material Innovate Employee Program, where applicable, have previously been provided to the Company: (i) all documents embodying or governing such Innovate Employee Program and any funding medium for the Innovate Employee Program; (ii) the most recent IRS determination or opinion letter; (iii) the most recently filed IRS Form 5500; (iv) the most recent actuarial valuation report; (v) the most recent summary plan description (or other descriptions provided to employees) and all modifications thereto; and (vi) all non-routine correspondence to and from any Governmental Authority within the last three years.
(c)    Each Innovate Employee Program that is intended to qualify under Section 401(a) of the Code is so qualified and has received a favorable determination or approval letter from the IRS with respect to such qualification, or may rely on an opinion letter issued by the IRS with respect to a prototype plan adopted in accordance with the requirements for such reliance. To the Knowledge of Innovate, no event or omission has occurred with respect to the operation of any Innovate Employee Program that would reasonably be expected to cause such Innovate Employee Program to lose its Tax qualification or the Tax-exempt status of its accompanying trust under Code Sections 401(a) and 501(a), respectively.
(d)    To the Knowledge of Innovate, there is no material failure of any party to comply with any Laws applicable with respect to the Innovate Employee Programs. Except as would not, individually or in the aggregate, be material, with respect to any Innovate Employee Program, there has been no (i) “prohibited transaction,” as defined in Section 406 of ERISA or Code Section 4975, which is not otherwise exempt, (ii) failure to operate and administer the Innovate Employee Programs in material accordance with their respective terms and in compliance with ERISA and other applicable Laws or (iii) “reportable event” (as such term is defined in Section 4043 of ERISA) or failure to satisfy the “minimum funding standard” (within the meaning of Sections 412 and 430 of the Code or Section 302 of ERISA). No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the Knowledge of

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Innovate, threatened with respect to any such Innovate Employee Program. All payments and/or contributions required to have been made with respect to all Innovate Employee Programs, for all periods prior to the Closing Date, either have been made or have been accrued in all material respects.
(e)    Neither Innovate nor any ERISA Affiliate of Innovate has maintained an Innovate Employee Program subject to Title IV of ERISA, including a Multiemployer Plan, in the six (6) years prior to the Closing Date. Innovate and its ERISA Affiliates have not incurred and, to the Knowledge of Innovate, there are no circumstances under which either could reasonably expect to incur any liability under Sections 412 or 4971 of the Code or Section 302 or Title IV of ERISA. Except with respect to fully insured life insurance and disability plans, none of the Innovate Employee Programs provides or represents an obligation to provide health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA or state continuation Laws).
(f)    Except as otherwise specifically provided herein, neither the execution of the this Agreement nor the consummation of the transactions contemplated hereby or thereby (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any current or former service provider of Innovate or any of its Subsidiaries to any additional compensation or benefit (including any bonus, retention or severance pay), (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation to or pursuant to, any of the Innovate Employee Programs, or (iii) accelerate the time of payment or vesting of the equity awards. Neither Innovate nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or will result, separately or in the aggregate in any payment of any “excess parachute payment” within the meaning of US Tax Code Section 280G (or similar provisions of state, local or foreign Tax law).
(g)    Each Innovate Employee Program that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code is in documentary compliance and has been operated and maintained in compliance with Section 409A of the Code in all material respects. Neither Innovate nor any Subsidiary is under any obligation to gross up any Taxes under Section 409A of the Code.
(h)    Each Innovate Employee Program to which the ACA applies is in compliance in all material respects with ACA, and the rules and regulations promulgated thereunder, and, to the Knowledge of Innovate, no federal income Taxes or penalties have been imposed or are due for noncompliance with ACA or for failure to provide minimum coverage to employees.
(i)    For purposes of this Section 3.14:
(i)    An entity “maintains” an Innovate Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Innovate Employee Program, or has any obligation (by agreement or under applicable Laws) to contribute to or provide benefits under or through such Innovate Employee Program, or if such Innovate Employee Program provides benefits to or otherwise covers current or former employees or other service providers of such entity (or their spouses, dependents, or beneficiaries).
(ii)    An entity is an “ERISA Affiliate” of Innovate if it would have ever been considered a single employer with Innovate under ERISA Section 4001(b) or Section 414 of the Code.
3.15    Labor and Employment Matters.
(a)    Neither Innovate nor any of its Subsidiaries is a party to, or otherwise bound by, any collective bargaining agreement, contract, or other written agreement with a labor union or labor organization. To

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the Knowledge of Innovate, neither Innovate nor any of its Subsidiaries is subject to, and during the past four (4) years there has not been, any charge, demand, petition, organizational campaign, or representation proceeding seeking to compel, require, or demand it to bargain with any labor union or labor organization.
(b)    Except as set forth in Section 3.15(b) of Innovate’s Disclosure Schedule and except as would not, individually or in the aggregate, be material, (i) Innovate and its Subsidiaries are in compliance in all material respects, and has been for the past four (4) years, with all applicable Laws respecting labor, employment, fair employment practices, work safety and health, terms and conditions of employment, immigration and wages and hours and equal pay; (ii) neither Innovate nor any of its Subsidiaries is delinquent in any payments to any employee or to any independent contractors, consultants, temporary employees, leased employees or individual agents who personally provide service to Innovate during most of such individual agent’s working time, employed or used with respect to the operation of the Innovate Business and classified by Innovate or any of its Subsidiaries as other than an employee or compensated other than through wages paid by Innovate or any of its Subsidiaries through its respective payroll department (“Innovate Contingent Workers”), for any compensation due with respect to any services performed for it to the date of this Agreement or amounts required to be reimbursed to such employees or Innovate Contingent Workers; (iii) there are, and for the past four (4) years there have been no outstanding grievances, complaints or charges with respect to employment or labor matters pending or, to the Knowledge of Innovate, threatened against Innovate or any of its Subsidiaries in any judicial, regulatory or administrative forum, under any private dispute resolution procedure, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, unpaid wages, or equal pay; (iv) none of the employment policies or practices of Innovate or any of its Subsidiaries is currently being, or has been in the past four (4) years, audited or investigated, or to the Knowledge of Innovate, subject to imminent audit or investigation by any Governmental Authority; (v) neither Innovate nor any of its Subsidiaries is, or within the last four (4) years has been, subject to any Order by any Governmental Authority or private settlement contract in respect of any labor or employment matters; (vi) to the extent that any Innovate Contingent Workers are employed, to the Knowledge of Innovate, Innovate and each of its Subsidiaries has properly classified and treated them in accordance with applicable Laws and for purposes of all employee benefit plans and perquisites; (vii) Innovate and its Subsidiaries have properly classified their respective employees as exempt or non-exempt under the Fair Labor Standards Act, as amended, and, its state law equivalents, including the California Labor Code, and all other relevant Laws; and (viii) there are no pending or, to the Knowledge of Innovate, threatened or reasonably anticipated claims or actions against Innovate or its Subsidiaries under any workers’ compensation policy or long-term disability policy. None of Innovate or any of its Subsidiaries has experienced a “plant closing,” “business closing,” or “mass layoff” as defined in the WARN Act, and, during the ninety (90)-day period preceding the date of this Agreement, no employee has suffered an “employment loss,” as defined in the WARN Act, with respect to Innovate or any of its Subsidiaries. Neither Innovate nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree, with or citation by, any Governmental Authority relating to employees or employment practices. All employees are employed on an at-will basis (insofar as such employment practice is legally recognized under applicable Law) unless otherwise set forth in Section 3.15(b) of the Innovate Schedule of Exceptions. Innovate and its Subsidiaries are in compliance with the requirements of the Immigration Reform Control Act of 1986 and have a completed and accurate copy of U.S. Citizenship and Immigration Services Form I-9 for each employee of Innovate and its Subsidiaries.
(c)     To the Knowledge of Innovate or its Subsidiaries, during the year prior to the date hereof (i) no allegations of discrimination, harassment, or hostile work environment based on sex have been made against (A) any officer or director of Innovate or its Subsidiaries, (B) any employee of Innovate or its Subsidiaries at the level of Vice President or above, or (C) any employee of Innovate or its Subsidiaries who, directly or indirectly, supervises at least three (3) other employees; and (ii) Innovate and its Subsidiaries have not entered into any settlement related to allegations of discrimination, harassment, or hostile work environment by an employee, director, officer, or Innovate Contingent Worker.

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3.16    Environmental Matters. Except as has not, would not and would not reasonably be expected to, individually or in the aggregate, have an Innovate Material Adverse Effect: (a) Innovate and its Subsidiaries are in compliance with all Environmental Laws applicable to their operations and, to the Knowledge of Innovate, use of the Innovate Leased Real Property; (b) none of Innovate or any of its Subsidiaries has generated, transported, treated, stored, or disposed of any Hazardous Material, except in material compliance with all applicable Environmental Laws, and there has been no Release or threat of Release of any Hazardous Material by Innovate or its Subsidiaries at or on the Innovate Leased Real Property that requires reporting, investigation or remediation by Innovate or its Subsidiaries pursuant to any Environmental Law; (c) none of Innovate or any of its Subsidiaries has (i) received written notice under the citizen suit provisions of any Environmental Law or (ii) been subject to or, to the Knowledge of Innovate, threatened with any governmental or citizen enforcement action with respect to any Environmental Law; and (d) to the Knowledge of Innovate, there are no underground storage tanks, landfills, current or former waste disposal areas or polychlorinated biphenyls at or on the Innovate Leased Real Property that require reporting, investigation, cleanup, remediation or any other type of response action by Innovate or its Subsidiaries pursuant to any Environmental Law. The representations and warranties contained in this Section 3.16 constitute Innovate’s sole representations and warranties with respect to compliance with Environmental Laws or the presence or absence of Hazardous Materials.
3.17    Insurance. Section 3.17 of the Innovate Schedule of Exceptions lists each insurance policy maintained by or on behalf of Innovate and its Subsidiaries with respect to its and their properties, assets and business, together with a claims history for the past two (2) years. All of such insurance policies are in full force and effect, all premiums due and payable with respect to such insurance policies have been paid to date, and neither Innovate nor any of its Subsidiaries has ever been (a) in default with respect to its Liabilities under any such insurance policies or (b) denied insurance coverage. Except as set forth in Section 3.17 of the Innovate Schedule of Exceptions, Innovate does not have and has had no self-insurance or co-insurance program.
3.18    Government Programs. No agreements, loans, funding arrangements or assistance programs are outstanding in favor of Innovate or any of its Subsidiaries from any Governmental Authority, and, to the Knowledge of Innovate, no basis exists for any Governmental Authority to seek payment or repayment from Innovate or any of its Subsidiaries of any amount or benefit received, or to seek performance of any obligation of Innovate or any of its Subsidiaries, under any such program.
3.19    Transactions with Affiliates. Except as set forth in the Innovate SEC Reports since the date of Innovate’s last proxy statement filed on April 26, 2019 with the SEC, no event has occurred that would be required to be reported by Innovate pursuant to Item 404 of Regulation S-K promulgated by the SEC.
3.20    Legal Proceedings; Orders. Except as set forth in Section 3.20 of the Innovate Schedule of Exceptions, there is not pending any material Legal Proceeding and (to the Knowledge of Innovate) no Person has threatened to commence any Legal Proceeding: (a) that involves Innovate, any Subsidiary of Innovate or any director or officer of Innovate (in his or her capacity as such) or any of the material assets owned or used by Innovate and/or any Subsidiary; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions, in each case, except for (i) any shareholder litigation or other claims arising from allegations of breach of fiduciary duty relating to this Agreement following the date hereof or (ii) any such Legal Proceedings that would not have, or reasonably be expected to have, an Innovate Material Adverse Effect. There is no Order to which Innovate or any Subsidiary of Innovate, or any of the material assets owned or used by Innovate or any Subsidiary of Innovate, is subject. To the Knowledge of Innovate, no officer or other key employee of Innovate or any Subsidiary of Innovate is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Innovate Business or to any material assets owned or used by Innovate or any Subsidiary of Innovate.

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3.21    Anticorruption and Anti-Bribery Laws. Neither Innovate nor any of its Subsidiaries (including any of their respective employees, officers or directors) or, to the Knowledge of Innovate, any third party acting on behalf of Innovate or any of its Subsidiaries, has taken or failed to take during the past three (3) years any action that would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption or anti-kickback law or regulation, including without limitation: (a) the making of any offer or promise to pay, payment of, or authorization of payment of, directly or indirectly, money or anything of value to any foreign government official (including appointed or elected officials, government employees, political parties, party officials, candidates for political office, and any officer, director or employee of any government entity), for the purpose of corruptly influencing an act or decision, inducing the doing or omission of any act in violation of a lawful duty, or securing an improper advantage, or the receipt of a corrupt payment or of anything of value under such circumstances; (b) use of any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (c) establishment or maintenance of any unlawful fund of corporate monies or other properties; or (d) making of any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
3.22    Product Liability. Except as disclosed on Section 3.22 of the Innovate Schedule of Exceptions, the Innovate Products conform in all material respects to applicable product specifications, warranties and contractual commitments, and there are no Product Liability Claims with respect to any Innovate Product. To the Knowledge of Innovate, there is no reasonable basis for any present or future Product Liability Claim against any of Innovate or its Subsidiaries which could give rise to any material liability. No product prepared or manufactured by Innovate or its Subsidiaries is or has been subject to any voluntary or involuntary market withdrawal or product recall during the past two (2) years and, to the Knowledge of Innovate, no facts or circumstances exist that would reasonably be expected to result in a recall of products already manufactured by Innovate or its Subsidiaries.
3.23    Antitrust.
(a)    Merger Sub (or any affiliated entity, as would be deemed “affiliated” for the purposes of the Economic Competition Law, 5748-1988 and the regulations, rules, decrees and guidelines promulgated thereunder (the “Economic Competition Law”)) does not have any operations or business activities or “sales turnover” as defined in Section 17(a)(2) of the Competition Law and the regulations promulgated thereunder in the State of Israel.
(b)    Merger Sub (or any affiliated entity) does not have any shares, options or other rights in any Israeli company.
(c)    Merger Sub (or any affiliated entity) does not have a “a place of business” in Israel, as such term is defined in the Guidelines of the General Director of the Israeli Competition Authority for Reporting and Evaluating Mergers Pursuant to the Competition Law. Particularly, Merger Sub (or any affiliated entity) does not have a sales office, agency, representative, factory, industry, agents, or distributors in Israel.
3.24    Inapplicability of Anti-takeover Statutes. The Boards of Directors of Innovate and Merger Sub have taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Innovate Voting Agreements and to the consummation of the Merger and the other Contemplated Transactions. No other state takeover statute or similar Law applies or purports to apply to the Merger, this Agreement, the Innovate Voting Agreements or any of the other Contemplated Transactions.
3.25    Vote Required. The affirmative vote of (a) the holders of the shares of Innovate Common Stock having voting power representing a majority of the outstanding shares of Innovate Common Stock and (b) the

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holders of a majority of the votes properly cast at the Innovate Shareholder Meeting are the only votes of the holders of any class or series of Innovate’s capital stock necessary to approve the Innovate Shareholder Proposals (the “Innovate Shareholder Approval”).
3.26    No Financial Advisor. Except as set forth in Section 3.26 of the Innovate Schedule of Exceptions, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of Innovate or any Subsidiary of Innovate.
3.27    No Other Representations or Warranties; Disclaimer of Other Representations and Warranties. Each of Innovate and Merger Sub acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement and the Company Schedule of Exceptions (a) the Company is not making and has not made any representations or warranties relating to itself or its business or otherwise in connection with the transactions contemplated by this Agreement, including the Merger and any such other representations and warranties are hereby expressly disclaimed, and none of Innovate, Merger Sub or their respective Representatives is relying on any representation or warranty of the Company except for those expressly set forth in this Agreement and the Company Schedule of Exceptions and (b) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Innovate, Merger Sub or any of their Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information are the subject of any express representation or warranty set forth in this Agreement or the Company Schedule of Exceptions.
Section 4.    CERTAIN COVENANTS OF THE PARTIES
4.1    Access and Investigation. Subject to the confidentiality terms of the Term Sheet, which the Parties agree will continue in full force following the date of this Agreement, during the period commencing on the date of this Agreement and ending at the earlier of the date of termination of this Agreement and the Effective Time (the “Pre-Closing Period”), upon reasonable notice, each Party shall, and shall use commercially reasonable efforts to cause such Party’s Representatives to: (a) provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party and its Subsidiaries; (b) provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries as the other Party may reasonably request; and (c) permit the other Party’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of such Party responsible for such Party’s financial statements and the internal controls of such Party to discuss such matters as the other Party may deem necessary or appropriate in order to enable the other Party to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. Without limiting the generality of the foregoing, during the Pre-Closing Period, each Party shall promptly make available to the other Party copies of: (a) any written materials or communications sent by or on behalf of a Party to all of its shareholders; (b) any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Authority on behalf of a Party in connection with the Merger or any of the Contemplated Transactions; (c) any non-privileged notice, pleading or settlement communication sent by or on behalf of, or sent to, a Party relating to any pending or threatened Legal Proceeding involving or affecting such Party that would reasonably be expected to (i) have an adverse effect on such Party’s ability to comply with or perform any covenant or obligation under this Agreement, (ii) expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the Contemplated Transactions, or (iii) impair the right or ability of Innovate

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or the Surviving Company and its Subsidiaries to conducts its business after the Effective Time; (d) any material notice, report or other document received by a Party from the FDA or any Governmental Authority that would reasonably be expected to (i) have an adverse effect on such Party’s ability to comply with or perform any covenant or obligation under this Agreement, (ii) expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the Contemplated Transactions, or (iii) impair the right or ability of Innovate or the Surviving Company and its Subsidiaries to conducts its business after the Effective Time; and (e) any material notice, document or other communication sent by or on behalf of a Party to any party to any Innovate Material Contract or Company Material Contract, as applicable, or sent to a Party by any party to any Innovate Material Contract or Company Material Contract, as applicable (other than any communication that relates solely to routine commercial transactions between such Party and the other party to any such Innovate Material Contract or Company Material Contract, as applicable, and that is of the type sent in the Ordinary Course of Business and consistent with past practices). No Party shall be required to allow the sampling of the indoor or outdoor air, soil or soil vapor, or surface or groundwater on its owned and leased real property without that Party’s prior written consent, which consent shall not be unreasonably withheld.
Any investigation conducted by either Innovate or the Company pursuant to this Section 4.1 shall be conducted in such manner as to not interfere unreasonably with the conduct of the business of the other Party. Notwithstanding the foregoing, any Party may restrict the foregoing access (a) to the extent that any Law applicable to such Party requires such Party to restrict or prohibit access to any such properties or information or (b) as may be necessary to preserve the attorney-client privilege under any circumstances in which such privilege is reasonably likely to be jeopardized by such disclosure or access provided, that in each such case, such Party shall use commercially reasonable efforts to cooperate with the other Parties and such Party’s Representatives to enter into appropriate confidentiality, joint defense or similar documents or arrangements, or to cause such information to be delivered in redacted or summary form, so that such Party and such Party’s Representatives may have access to such information without jeopardizing such privilege.
4.2    Operation of Innovate’s Business.
(a)    Except as set forth in Section 4.2(a) of the Innovate Schedule of Exceptions, as expressly contemplated by this Agreement, as required by applicable Law or unless the Company shall otherwise consent in writing, during the Pre-Closing Period: (i) Innovate and each Subsidiary of Innovate shall conduct its business and operations in the Ordinary Course of Business, (ii) Innovate and each Subsidiary of Innovate shall use commercially reasonable efforts to preserve intact its current business organization, use commercially reasonable efforts to keep available the services of its current key employees, officers and other employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees, regulators and other Persons having business relationships with Innovate or its Subsidiaries, and (iii) Innovate shall promptly notify the Company of any Legal Proceeding against, relating to, involving or otherwise affecting this Agreement or the Contemplated Transactions. Innovate covenants and agrees to use commercially reasonable efforts to maintain all rights to Innovate Intellectual Property and to not let any rights to Innovate Intellectual Property lapse or terminate, except in the Ordinary Course of Business.
(b)    During the Pre-Closing Period, Innovate shall promptly notify the Company in writing, of any event, condition, fact or circumstance that could reasonably be expected to prevent satisfaction of any of the conditions set forth in Section 6, Section 7 and Section 8 on or before the Drop Dead Date. No notification given to the Company pursuant to this Section 4.2(b) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of Innovate contained in this Agreement or the Innovate Schedule of Exceptions for purposes of Section 8.1 or any other provision of this Agreement; provided, however, that to the extent that any such notice refers to any matter arising after the date of this Agreement and prior to the Effective Time, and the

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Company proceeds with the Closing, then such notice will be deemed to have amended the applicable Sections of the Innovate Schedule of Exceptions, to have qualified the representations and warranties contained in Section 3, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development, and no Company Indemnified Party will have any right to indemnification hereunder in respect of such notified matter.
4.3    Operation of the Company’s Business.
(a)    Except as set forth in Section 4.3(a) of the Company Schedule of Exceptions, as expressly contemplated by this Agreement, as required by applicable Law or unless Innovate shall otherwise consent in writing, during the Pre-Closing Period: (i) the Company and each Subsidiary of the Company shall conduct its business and operations in the Ordinary Course of Business; (ii) the Company and each Subsidiary of the Company shall use commercially reasonable efforts to preserve intact its current business organization, use commercially reasonable efforts to keep available the services of its current key employees, officers and other employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees, regulators and other Persons having business relationships with the Company or its Subsidiaries; and (iii) the Company shall promptly notify Innovate of any Legal Proceeding against, relating to, involving or otherwise affecting this Agreement or the Contemplated Transactions.
(b)    During the Pre-Closing Period, the Company shall promptly notify Innovate in writing, of any event, condition, fact or circumstance that could reasonably be expected to prevent satisfaction of any of the conditions set forth in Section 6, Section 7 and Section 8 on or before the Drop Dead Date. No notification given to Innovate pursuant to this Section 4.3(b) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement or the Company Schedule of Exceptions for purposes of Section 7.1 or any other provision of this Agreement; provided, however, that to the extent that any such notice refers to any matter arising after the date of this Agreement and prior to the Effective Time, and Innovate proceeds with the Closing, then such notice will be deemed to have amended the applicable Sections of the Company Schedule of Exceptions, to have qualified the representations and warranties contained in Section 2, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development, and no Innovate Indemnified Party will have any right to indemnification hereunder in respect of such notified matter.
4.4    Negative Obligations.
(a)    Except (i) as expressly contemplated by this Agreement, including with respect to the Innovate Post-Closing Financing and the Innovate Shareholder Proposals, (ii) as set forth in Section 4.4(a) of the Innovate Schedule of Exceptions, (iii) as required by applicable Law, or (iv) with the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the Pre-Closing Period, neither Innovate nor Merger Sub shall, or shall cause or permit any Subsidiary of Innovate or Merger Sub to, do any of the following:
(i)    sell, issue, reserve for issuance, set aside, grant or authorize any shares in the capital stock of Innovate or any of its Subsidiaries or any class of securities convertible or exchangeable into, or rights, warrants or options (subject to Section 5.5) to acquire, any such shares of capital stock or such convertible or exchangeable securities, except for (A) granting Innovate Stock Options pursuant to Innovate Stock Option Plans or (B) issuing shares of Innovate Common Stock upon exercise of Innovate Stock Options outstanding under Innovate Stock Option Plans as of the date hereof or shares of Innovate Common Stock upon exercise of an Innovate Warrant outstanding as on the date hereof, in each case in accordance with the terms and conditions of the Innovate Stock Option Plans, award agreement and/or warranty as applicable;

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(ii)    declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock; or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except for shares of Innovate Common Stock from terminated employees of Innovate at actual cost);
(iii)    amend the charter, certificate of incorporation, bylaws, articles of association or other charter or organizational documents of Innovate, Merger Sub or any Subsidiary of Innovate, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;
(iv)    except for contractual commitments in place at the time of this Agreement and disclosed in Section 4.4(a)(iv) of the Innovate Schedule of Exceptions, and other than as contemplated by the Contemplated Transactions (including, with respect to the Innovate Warrants, as contemplated by Section 4.9), (A) sell, issue, grant or authorize, or agree to sell, issue, grant or authorize, or (B) amend or modify, or agree to amend or modify, the terms of (including by changing any option expiration date, exercise period or vesting schedule): (A) any capital stock or other security of Innovate (except for Innovate Common Stock issued upon the valid exercise of outstanding Innovate Stock Options); (B) any option, warrant, right or other award to acquire any capital stock or any other security of Innovate; or (C) any instrument convertible into, exercisable or exchangeable for any capital stock or other security of Innovate;
(v)    form any Subsidiary or acquire any equity interest or other interest in any other Person;
(vi)    lend money to any Person; incur or guarantee any Indebtedness for borrowed money; issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities; guarantee any debt securities of others; or make any capital expenditure, or commitment therefor in excess of $250,000;
(vii)    adjust or otherwise accelerate the vesting, exercisability or payment of, any Innovate Stock Options or Innovate restricted stock awards outstanding under Innovate Stock Option Plans as of the date hereof, and, other than as required by Law: (A) adopt, establish or enter into or terminate any Innovate Employee Program; (B) cause or permit any Innovate Employee Program to be amended, terminated or rights thereunder to be accelerated, other than as required by Law; (C) hire any new employee or consultant or terminate any key employee (in each case, other than employees or consultants with a base salary or fee in an amount not exceeding $100,000 on an annual basis), or (D) grant, make or pay any severance, bonus or profit-sharing or similar payment (including any special or transaction payments) to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation, remuneration or benefits (including accelerated equity vesting) payable to, any of its directors, employees or consultants; in each case, except in the Ordinary Course of Business;
(viii)    acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its material assets, properties or rights, or grant any Encumbrance with respect to such assets, properties or rights; in each case, except in the Ordinary Course of Business;
(ix)    make any material Tax election in a manner inconsistent with the Innovate’s past practices, change or revoke any Tax election; file any material amendment to any Tax Return; adopt or change any accounting method in respect of Taxes; change any annual Tax accounting period; settle or compromise any claim, notice, audit report or assessment in respect of Taxes; apply for or enter into any ruling from any Tax authority with respect to Taxes; surrender any right to claim a Tax refund; enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement; enter into any closing agreement with respect to any Tax; or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment;

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(x)    enter into, amend or terminate any Innovate Material Contract other than in the Ordinary Course of Business;
(xi)    initiate or settle any lawsuit, claim, action, suit, proceeding, investigation or other Legal Proceeding, whether civil, criminal, administrative or investigative, other than (A) for routine collection of bills or (B) for a breach of this Agreement;
(xii)    adopt a plan of complete or partial liquidation or authorize or undertake a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(xiii) apply for, negotiate or obtain a Governmental Grant;
(xiv)     enter into a new line of business;
(xv)    take any action to delist, deregister or any other action the effect of which would reasonably be expected to result in Innovate ceasing to be a reporting company;
(xvi)     terminate or cancel any insurance coverage policy maintained by Innovate or any of its Subsidiaries that is not promptly replaced by a comparable amount of insurance coverage;
(xvii) take any action, other than as required by applicable Law or GAAP, to change accounting policies or procedures;
(xviii) fail to make any material payment with respect to any of Innovate’s accounts payable or Indebtedness in a timely manner in accordance with the terms thereof and consistent with past practices;
(xix) take, agree to take, or permit any Subsidiary of Innovate to take or agree to take, any of the actions specified in clauses (i) through (xviii) of this Section 4.4(a); or
(xx)    fail to timely tender any fees or make any required prosecution or maintenance payments relating to any Innovate Intellectual Property or allow any material rights to Innovate Intellectual Property to lapse or terminate, except in the Ordinary Course of Business.
(b)    Except (i) as expressly contemplated by this Agreement, including with respect to the Innovate Post-Closing Financing, (ii) as set forth in Section 4.4(b) of the Company Schedule of Exceptions, (iii) as required by applicable Law, or (iv) with the prior written consent of Innovate (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the Pre-Closing Period, the Company shall not, nor shall it cause or permit any Subsidiary of the Company to, do any of the following:
(i)    sell, issue, reserve for issuance, set aside, grant or authorize any shares in the capital stock of the Company or any of its Subsidiaries or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares of capital stock or such convertible or exchangeable securities except for issuing shares of Company Ordinary Shares upon exercise of Company Options outstanding under the Company Option Plan as of the date hereof or shares of the Company upon exercise of a Company Warrant;
(ii)    declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock; or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except for shares of Company Ordinary Shares from terminated employees of the Company at actual cost);

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(iii)    except as set forth in Section 4.4(b)(iii) of the Company Schedule of Exceptions, amend the Company Charter or other charter or organizational documents of the Company, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;
(iv)    except for contractual commitments in place at the time of this Agreement and disclosed in Section 4.4(b)(iv) of the Company Schedule of Exceptions, and other than as contemplated by the Contemplated Transactions, (A) sell, issue, grant or authorize, or agree to sell, issue, grant or authorize, or (B) amend or modify, or agree to amend or modify, the terms of (including by changing any option expiration date, exercise period or vesting schedule): (x) any capital stock or other security in the Company (except for outstanding Company Share Capital issued upon the valid exercise of Company Options and/or Company Warrants); (y) any option, warrant or right to acquire any capital stock or any other security of the Company; or (z) any instrument convertible into, exercisable or exchangeable for any capital stock or other security of the Company;
(v)    form any Subsidiary or acquire any equity interest or other interest in any other Person;
(vi)    lend money to any Person; incur or guarantee any Indebtedness for borrowed money; issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities; guarantee any debt securities of others; or make any capital expenditure or commitment therefor in excess of $250,000, in each case, other than pursuant to commitments and similar arrangements which are in existence as of the date hereof;
(vii)    other than as required by Law: (A) terminate any key employee (other than employees with a base salary in an amount not exceeding $100,000 on an annual basis); or (B) grant, make or pay bonus or profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation, remuneration or benefits (including accelerated equity vesting) payable to, any of its directors, employees or consultants; in each case, except in the Ordinary Course of Business;
(viii)    make any material Tax election in a manner inconsistent with the Company’s past practices, change or revoke any Tax election; file any material amendment to any Tax Return; adopt or change any accounting method in respect of Taxes; change any annual Tax accounting period; settle or compromise any claim, notice, audit report or assessment in respect of Taxes; apply for or enter into any ruling from any Tax authority with respect to Taxes (other than the Options Tax Ruling and the Withholding Tax Ruling); surrender any right to claim a Tax refund; enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement; enter into any closing agreement with respect to any Tax; or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment;
(ix)    enter into, amend or terminate any Company Material Contract other than in the Ordinary Course of Business;
(x)    initiate or settle any lawsuit, claim, action, suit, proceeding, investigation or other Legal Proceeding, whether civil, criminal, administrative or investigative, other than (A) for routine collection of bills, (B) for a breach of this Agreement or (C) in connection with Legal Proceedings disclosed in Schedule 2.20;
(xi)    adopt a plan of complete or partial liquidation or authorize or undertake a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(xii)    enter into a new line of business;

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(xiii)    terminate or cancel any insurance coverage policy maintained by the Company or any of its Subsidiaries that is not promptly replaced by a comparable amount of insurance coverage;
(xiv)    take any action, other than as required by applicable Law or GAAP, to change accounting policies or procedures;
(xv)    fail to make any material payment with respect to any of the Company’s accounts payable or Indebtedness in a timely manner in accordance with the terms thereof and consistent with past practices;
(xvi)    agree to take, take or permit any Subsidiary of the Company to take or agree to take, any of the actions specified in clauses (i) through (xv) of this Section 4.4(b); or
(xvii)    fail to timely tender any fees or make any required prosecution or maintenance payments relating to any Company Intellectual Property or allow any material rights to Company Intellectual Property to lapse or terminate, except in the Ordinary Course of Business.
4.5    Non-Solicitation by Innovate.
(a)    Except as expressly permitted by this Section 4.5, without the prior written consent of the Company, none of Innovate, its Subsidiaries or any Representative of Innovate or any of its Subsidiaries shall directly or indirectly (i) initiate, solicit, propose, seek, encourage, facilitate or support any inquiries, indications of interest, proposals or offers that constitute or may reasonably be expected to lead to, an Innovate Acquisition Proposal (as defined below), (ii) engage in, continue, facilitate or otherwise participate in any discussions or negotiations regarding, or furnish any nonpublic information or data to any Person in connection with, any inquiries, indications of interest, proposals or offers that constitute, or may reasonably be expected to lead to, an Innovate Acquisition Proposal, (iii) enter into any letter of intent, indication of interest, agreement in principle or other similar type of agreement relating to an Innovate Acquisition Proposal, or enter into any agreement or agreement in principle requiring Innovate to abandon, terminate or fail to consummate the Contemplated Transactions or resolve, propose or agree to do any of the foregoing or (iv) approve, endorse or recommend any Innovate Acquisition Proposal, provided, however, that (x) Innovate and its Representatives may ascertain facts from the Person making an unsolicited Innovate Acquisition Proposal that is reasonably likely to result in an Innovate Superior Offer (and that has not been withdrawn) for the sole purpose of the Board of Directors of Innovate informing itself about the terms of such Innovate Acquisition Proposal and the Person that made it and (y) prior to the approval of the Innovate Shareholder Proposals at the Innovate Shareholder Meeting, Innovate may take the following actions in response to an unsolicited bona fide written Innovate Acquisition Proposal (that has not been withdrawn) received from a third party after the date of this Agreement that the Board of Directors of Innovate has determined, in good faith, after consultation with its outside counsel and independent financial advisors, constitutes, or would reasonably be expected to lead to, an Innovate Superior Offer: (A) furnish nonpublic information regarding Innovate to the third party making the Innovate Acquisition Proposal (an “Innovate Qualified Bidder”); and (B) engage in discussions or negotiations with the Innovate Qualified Bidder and its representatives with respect to such Innovate Acquisition Proposal; provided that (1) Innovate receives from the Innovate Qualified Bidder an executed Acceptable Confidentiality Agreement (a copy of such confidentiality agreement shall promptly, and in any event within twenty-four (24) hours, be provided to Company for informational purposes only), (2) Innovate promptly, and in any event within twenty-four (24) hours, supplies to Company any such nonpublic information or access to any such nonpublic information to the extent it has not been previously provided or made available to Company, (3) neither Innovate nor any Subsidiary or Representative of Innovate or any Subsidiary has breached this Section 4.5, and (4) the Board of Directors of Innovate determines in good faith, after consultation with its outside legal counsel and financial advisors, that failure to take such actions would be inconsistent with the fiduciary duties of the Board of Directors of Innovate under applicable

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Laws. Without limiting the generality of the foregoing, Innovate acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of Innovate or any of its Subsidiaries, whether or not such Representative is purporting to act on behalf of Innovate or any of its Subsidiaries, shall be deemed to constitute a breach of this Section 4.5(a) by Innovate.
(b)    For purposes of this Agreement,
(i)    “Innovate Acquisition Proposal” means any proposal, indication of interest or offer for (A) a merger (including a reverse merger), tender offer, recapitalization, reorganization, liquidation, dissolution, business combination, share exchange, arrangement or consolidation, or any similar transaction involving Innovate or its Subsidiaries, (B) a sale, lease, exchange, mortgage, pledge, transfer or other acquisition of assets representing twenty percent (20%) or more of the consolidated revenues, net income or assets of Innovate and its Subsidiaries, taken as a whole, in one or a series of related transactions, or (C) a purchase, tender offer or other acquisition (including by way of merger, consolidation, share exchange, arrangement, consolidation or otherwise) of beneficial ownership (the term “beneficial ownership” for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations thereunder) of securities representing twenty percent (20%) or more of the voting power of Innovate (including securities of Innovate currently beneficially owned by such Person); provided, however, that the term “Innovate Acquisition Proposal” shall not include (1) the Merger or the other transactions contemplated by this Agreement or (2) or the Innovate Post-Closing Financing; and
(ii)    “Innovate Superior Offer” shall mean an unsolicited bona fide Innovate Acquisition Proposal (with all references to “twenty percent (20%)” in the definition of Innovate Acquisition Proposal being treated as references to “eighty percent (80%)” for these purposes) made by a third party that the Board of Directors of Innovate determines in good faith, after consultation with its outside legal counsel and financial advisors, and after taking into account all financial, legal, regulatory, and other aspects of such Innovate Acquisition Proposal (including the financing terms and the ability of such third party to finance such Innovate Acquisition Proposal), (A) is more favorable from a financial point of view to the Innovate Shareholders than as provided hereunder (including any changes to the terms of this Agreement proposed by the Company in response to such Innovate Superior Offer pursuant to and in accordance with Section 4.5(d) or otherwise) and (B) is reasonably capable of being completed on the terms proposed without unreasonable delay.
(c)    Except as otherwise provided in Section 4.5(d), neither the Board of Directors of Innovate nor any committee of the Board of Directors of Innovate shall (i) fail to make, withhold, withdraw, amend, qualify, change or publicly propose to withhold, withdraw, amend, qualify or change in a manner adverse to the Company, the Innovate Recommendation, (ii) knowingly make any public statement inconsistent with such recommendation, (iii) fail to recommend against acceptance of a tender offer within ten (10) Business Days after commencement, (iv) approve, adopt or recommend or propose publicly to approve, adopt or recommend any Innovate Acquisition Proposal, (v) make any public statement inconsistent with its recommendation, (vi) fail to include the Innovate Recommendation in the Proxy Statement or (vii) allow Innovate to execute or enter into any letter of intent, agreement in principle or other similar type of agreement relating to any Innovate Acquisition Proposal (any action described in this sentence being referred to as a “Innovate Change of Recommendation”).
(d)    Notwithstanding anything in this Section 4.5 to the contrary, if at any time prior to the approval of the Innovate Shareholder Proposals at the Innovate Shareholder Meeting, Innovate receives an Innovate Acquisition Proposal from a third party (which did not result from or arise out of or in connection with a breach of this Agreement) that the Board of Directors of Innovate determines in good faith (after consultation with its outside legal counsel and financial advisors) constitutes an Innovate Superior Offer and the Board of Directors

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of Innovate determines in good faith (after consultation with outside legal counsel and financial advisors) that failure to effect an Innovate Change of Recommendation would be inconsistent with the fiduciary duties of the Board of Directors of Innovate under applicable Laws, the Board of Directors of Innovate may (i) effect an Innovate Change of Recommendation, and/or (ii) terminate this Agreement in accordance with Section 9.1(j) in order to enter into a definitive agreement for an Innovate Superior Offer; provided, however, that such actions may only be taken (A) at a time that is after the fifth (5th) Business Day following Company’s receipt of written notice from Innovate that the Board of Directors of Innovate and/or a committee thereof is prepared to take such action (which notice will specify the identity of the Person making such Innovate Superior Offer and a summary of the material terms of the applicable Innovate Superior Offer, including a copy of the proposed definitive agreement), and (B) at the end of such period, the Board of Directors of Innovate and/or a committee thereof determines in good faith, after taking into account all amendments or revisions to this Agreement proposed by Company and after consultation with Innovate’s outside legal counsel and financial advisors, that such Innovate Superior Offer remains an Innovate Superior Offer and (C) if requested by the Company during such five (5) Business Day period, Innovate engages in good faith negotiations with the Company to consider amendments to this Agreement proposed by the Company that would result in the offer that was determined to constitute an Innovate Superior Offer no longer constituting an Innovate Superior Offer. During any such five (5) Business Day period, the Company shall be entitled to deliver to Innovate one or more counterproposals to amend this Agreement so as to cause such Innovate Superior Offer to no longer be an Innovate Superior Offer (it being understood that any change in the purchase price or form of consideration in such Innovate Superior Offer shall be deemed a material modification and shall trigger a new notice and negotiation period as provided above, except that the five (5) Business Day notice period shall instead be equal to three (3) Business Days).
(e)    Notwithstanding anything to the contrary in this Section 4.5, if, at any time prior to the approval of the Innovate Shareholder Proposals at the Innovate Shareholder Meeting, the Board of Directors of Innovate determines in good faith, after consultation with its outside legal counsel and financial advisors, that there has been an Innovate Intervening Event, the Board of Directors of Innovate may effect an Innovate Change of Recommendation if (i) Innovate notifies the Company, in writing, five (5) Business Days before making an Innovate Change of Recommendation that the Board of Directors of Innovate and/or a committee thereof intends to consider such action, which notice shall include a reasonably detailed description of the material facts and circumstances giving rise to the applicable Innovate Intervening Event, which notice shall not, by itself, constitute an Innovate Change of Recommendation, (ii) if requested by the Company during such five (5) Business Day period, Innovate engages in good faith negotiations with the Company to amend this Agreement in such a manner that the underlying facts giving rise to, and the reasons for taking such action, ceases to constitute an Innovate Intervening Event, and (iii) the Board of Directors of Innovate determines in good faith after taking into account all amendments or revisions to this Agreement proposed by the Company and, after consultation with its outside legal counsel and financial advisors, that the failure to make an Innovate Change of Recommendation would be inconsistent with the fiduciary duties of the Board of Directors of Innovate under applicable Law. Innovate acknowledges and hereby agrees that any Innovate Change of Recommendation effected (or proposed to be effected) in response to or in connection with any Innovate Acquisition Proposal may be made pursuant to Section 4.5(d) only, and may not be made pursuant to this Section 4.5(e).
(f)    Nothing contained in this Agreement shall prohibit Innovate or the Innovate Board of Directors from complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that any disclosure made by Innovate or the Innovate Board of Directors pursuant to Rules 14d-9 and 14e-2(a) shall be limited to a statement that Innovate is unable to take a position with respect to the bidder’s tender offer unless the Innovate Board of Directors determines in good faith, after consultation with its outside legal counsel, that such statement would result in a breach of its fiduciary duties under applicable Law; provided further, that any such disclosures (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an Innovate Change of

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Recommendation unless the Innovate Board of Directors expressly publicly reaffirms the Innovate Recommendation (i) in such communication or (ii) within two (2) Business Days after being requested in writing to do so by the Company.
4.6    Notification of Solicitation by Innovate. Innovate shall notify the Company no later than twenty-four (24) hours after receipt of any Innovate Acquisition Proposal and any such notice shall be made orally and in writing and shall indicate in reasonable detail the material terms and conditions of such Innovate Acquisition Proposal and the identity of the offeror. Innovate shall keep the Company informed, on a current basis, of the status and material developments (including any changes to the terms) of such Innovate Acquisition Proposal and will provide the Company with copies of all documents and written or electronic communications relating to such Innovate Acquisition Proposal.
4.7    Standstill. Innovate shall, and shall cause each of its Subsidiaries and their Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Person conducted heretofore with respect to, or that may reasonably be expected to lead to, a Innovate Acquisition Proposal.
4.8    Non-Solicitation by the Company. Without the prior written consent of Innovate, none of the Company, its Subsidiaries or any Representative of the Company or any of its Subsidiaries shall directly or indirectly (a) initiate, solicit, propose, seek or knowingly encourage, facilitate or support any inquiries, indications of interest, proposals or offers that constitute or may reasonably be expected to lead to, a Company Alternative Transaction (as defined below), (b) engage in, continue, facilitate or otherwise participate in any discussions or negotiations regarding, or furnish any nonpublic information or data to any Person in connection with, any inquiries, indications of interest, proposals or offers that constitute, or may reasonably be expected to lead to, a Company Alternative Transaction, (c) enter into any letter of intent, indication of interest, agreement in principle or other similar type of agreement relating to a Company Alternative Transaction, or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or resolve, propose or agree to do any of the foregoing. For purposes of this Section 4.8, “Company Alternative Transaction” means any transaction involving (a) the direct or indirect sale, license, disposition or acquisition of any material portion of the business or assets of the Company or any of its Subsidiaries, (b) the direct or indirect issuance, grant, disposition or acquisition of (i) any shares of capital stock other equity security of the Company or any of its Subsidiaries, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any shares of capital stock or other equity security of the Company or any of its Subsidiaries, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other equity security of the Company or any of its Subsidiaries, or (c) any merger, consolidation, dissolution, business combination, reorganization or similar transaction involving the Company or any of its Subsidiaries, in each case with respect to the foregoing clauses (a) through (c), that could reasonably be expected to prevent or materially delay the consummation of the Merger on or before the Drop Dead Date.
4.9    Innovate Warrants. From and after the date of this Agreement, Innovate shall use its reasonable best efforts to cause all of the Innovate Warrants to be exercised. Innovate may negotiate with the holders of the Innovate Warrants in order to set a new exercise price for the Innovate Warrants, which new exercise price shall be mutually acceptable to both Innovate and the Company.
4.10    Voting Agreements Innovate shall use its reasonable best efforts to cause all persons listed on Schedule I-A to execute the Voting Agreements within the five (5) days of immediately following the execution and delivery of this Agreement.

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Section 5.    ADDITIONAL AGREEMENTS OF THE PARTIES
5.1    Disclosure Documents; Merger Proposal; Registration. Subject to the ICL, as soon as reasonably practicable following the date of this Agreement, each of the Company and Merger Sub shall (and Innovate shall cause Merger Sub to), as applicable, take the following actions within the timeframes set forth in this Section 5.1: (i) as promptly as practicable following the date hereof, cause a merger proposal (in the Hebrew language) reflecting the Merger, the Contemplated Transactions and this Agreement in a form complying with the ICL and reasonably acceptable to the Parties (the “Merger Proposal”) to be executed in accordance with Section 316 of the ICL; (ii) deliver the Merger Proposal to the Companies Registrar within three (3) days of the calling of the Company and Merger Sub Shareholder Meetings; (iii) cause a copy of the Merger Proposal to be delivered to its secured creditors, if any, no later than three (3) days after the date on which the Merger Proposal is delivered to the Companies Registrar; (iv) (A) publish a notice to its creditors in a form acceptable to the Parties, stating that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the office of the Companies Registrar, the Company’s registered offices or Merger Sub’s registered offices, as applicable, and at such other locations as the Company or Merger Sub, as applicable, may determine, in (x) two daily Hebrew newspapers circulated in Israel, on the day that the Merger Proposal is delivered to the Companies Registrar, and (y) in a popular newspaper outside of Israel within three Business Days after the date on which the Merger Proposal is delivered to the Companies Registrar if required by applicable Law; (B) within four (4) Business Days from the date of submitting the Merger Proposal to the Companies Registrar, send a notice, in a form acceptable to the Parties, by registered mail to all of its “Substantial Creditors” (as such term is defined in the Israeli Companies Regulations (Merger), 5760-2000 (the “Merger Regulations”)) of which the Company or Merger Sub, as applicable, is aware, in which it shall state that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to in clause (A) above and at such times stated in the notice referred to in clause (A) above; (v) promptly after the Company and Merger Sub, as applicable, shall have complied with the preceding clauses (iii) and (iv) above, but in any event no more than three (3) days following the date on which notice was sent to the creditors under clause (iii) above, inform the Companies Registrar, in accordance with Section 317(b) of the ICL and Regulation 5 of the Merger Regulations, that notice was given to their respective creditors under Section 318 of the ICL; (vi) not later than three (3) days after the date on which (x) the Company Shareholder Approval is received and (y) the sole shareholder of Merger Sub approves the Merger, the Contemplated Transactions and this Agreement, the Company or Merger Sub, as applicable, shall inform (in accordance with Section 317(b) of ICL) the Companies Registrar of such approval in a form acceptable to the Parties, and (vii) following fulfillment or waiver of all of the conditions for Closing set forth in Section 6, Section 7 and Section 8 of this Agreement, inform the Companies Registrar of such fulfillment or waiver and, in accordance with the customary practice of the Companies Registrar, request that the Companies Registrar declare the Merger effective and issue the Certificate of Merger upon such date, as the Company and Merger Sub shall advise the Companies Registrar. For the avoidance of doubt, and notwithstanding any provision of this Agreement to the contrary, it is the intention of the Parties that the Merger shall be declared effective and the Certificate of Merger shall be issued on the Closing Date, as a condition to the Closing taking place. For purposes of this Section 5.1, “Business Day” shall have the meaning set forth in the Merger Regulations.
5.2    Shareholder Approval.
(a)    Company Shareholder Meeting. As promptly as practicable after the date of this Agreement, the Company shall take all action necessary in accordance with applicable Laws and the Company Charter to call, give notice of, convene and hold a meeting of the Company Shareholders (the “Company Shareholder Meeting”) to consider and vote on proposals to approve this Agreement, the Merger and the other Contemplated Transactions (collectively, the “Company Shareholder Proposals”). Notwithstanding anything

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else to the contrary herein, the Company may postpone or adjourn the Company Shareholder Meeting (i) with the consent of Innovate, (ii) for the absence of a quorum, or (iii) if the Company reasonably determines that the failure to adjourn, postpone or delay the Company Shareholder Meeting would be reasonably likely not to allow sufficient time for the distribution of any required or appropriate supplement or amendment to the Company Shareholder Meeting Notice. The Board of Directors of the Company has recommended that the Company Shareholders approve the Company Shareholder Proposals (the “Company Recommendation”). The Company shall ensure that all proxies solicited in connection with the Company Shareholder Meeting are solicited in material compliance with all applicable Laws.
(b)    Proxy Statement; Innovate Shareholder Meeting.
(i)    As promptly as practicable after the Effective Time, Innovate shall file a proxy statement (the “Proxy Statement”) with the SEC. Innovate covenants and agrees that the Proxy Statement, including any pro forma financial statements included therein (and the letter to stockholders, notice of meeting and form of proxy included therewith), will not, at the time that the Proxy Statement or any amendment or supplement thereto is filed with the SEC or is first mailed to the Innovate Stockholders, or at the time of the Innovate Stockholders’ Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Innovate makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information furnished in writing by the Company specifically for inclusion therein. Each of the Parties shall use commercially reasonable efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC in all material respects, to respond promptly to any comments of the SEC or its staff.  Innovate shall notify the Company promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply the Company with copies of all correspondence between Innovate or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the Contemplated Transactions. Innovate shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, and provide the Company and its counsel a reasonable opportunity to participate in the formulation of any response to any such comments of the SEC or its staff. No filing of, or amendment or supplement to, the Proxy Statement will be made by Innovate without providing the Company a reasonable opportunity to review and comment thereon. Each Party shall promptly furnish to the other Party all information concerning such Party and such Party’s Subsidiaries and such Party’s shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to the Company occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Innovate thereof and shall cooperate fully with Innovate in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the Innovate Shareholders.
(ii)    As promptly as practicable after the Proxy Statement has been reviewed and cleared by the SEC (or following the ten (10)-day period in Rule 14a-6(a) under the Exchange Act, if the SEC staff does not review the Proxy Statement), Innovate shall take all action necessary in accordance with applicable Laws and the Innovate Charter and Innovate Bylaws to promptly call, give notice of, convene and hold a meeting of the Innovate Shareholders (the “Innovate Shareholder Meeting”) to consider and vote on proposals to approve (i) the Preferred Stock Conversion Proposal, and (ii) an amendment to the Innovate Charter to effect a reverse stock split of the Innovate Common Stock at a ratio between 1 to 5 and 1 to 20 (the “Reverse Stock

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Split”), with the implementation of any such Reverse Stock Split to be determined at the discretion of the Innovate Board of Directors following the Effective Time, subject to the Innovate Board of Directors’ discretion to abandon such amendment (collectively, the “Innovate Shareholder Proposals”). Notwithstanding anything else to the contrary herein, Innovate may postpone or adjourn the Innovate Shareholder Meeting (i) with the consent of the Company, (ii) for the absence of a quorum, (iii) if Innovate reasonably determines that the failure to adjourn, postpone or delay the Innovate Shareholder Meeting would not allow sufficient time under applicable Laws for the distribution of any required or appropriate supplement or amendment to the Proxy Statement, or (iv) to allow additional solicitation of votes in order to obtain the Innovate Shareholder Approval. Innovate agrees that the Board of Directors of Innovate shall recommend that the Innovate Shareholders approve the Innovate Shareholder Proposals (the “Innovate Recommendation”). Innovate shall use its commercially reasonable efforts to solicit from the Innovate Shareholders proxies in favor of the Innovate Shareholder Proposals and shall take all other action necessary or advisable to secure the Innovate Shareholder Approvals. Innovate shall ensure that all proxies solicited in connection with the Innovate Shareholder Meeting are solicited in material compliance with all applicable Laws. Innovate, in its capacity as the sole shareholder of Merger Sub, shall approve the Merger.
(iii)    Notwithstanding the foregoing, in no event shall the Innovate Shareholder Meeting take place more than (i) sixty (60) calendar days after the date that the Proxy Statement has been reviewed and cleared by the SEC (or following the ten (10)-day period in Rule 14a-6(a) under the Exchange Act, if the SEC staff does not review the Proxy Statement), or (ii) one hundred (100) days after the Effective Date, whichever is earlier. If the approval of the Innovate Shareholder Proposals is not obtained at the Innovate Shareholder Meeting, then Innovate will use its reasonable best efforts to adjourn the Innovate Shareholder Meeting one or more times to a date or dates no more than thirty (30) days after the scheduled date for such meeting, and to obtain such approvals at such time. If the Innovate Shareholder Meeting is not so adjourned, and/or if the approval of the Innovate Shareholder Proposals is not then obtained, Innovate will use its reasonable best efforts to obtain such approvals as soon as practicable thereafter, and in any event to obtain such approvals at the next occurring annual meeting of the stockholders of Innovate or, if such annual meeting is not scheduled to be held within six (6) months after the Innovate Shareholder Meeting, a special meeting of the stockholders of Innovate to be held within six (6) months after the Innovate Shareholder Meeting. Innovate will hold an annual meeting or special meeting of its stockholders, at which a vote of the stockholders of Innovate to approve the Innovate Shareholder Proposals will be solicited and taken, at least once every six (6) months until Innovate obtains approval of the Innovate Shareholder Proposals.
(iv)    The Company and Innovate acknowledge that, under the Nasdaq Stock Market Rules, the shares of Innovate Common Stock and Innovate Preferred Stock issued as Merger Consideration will not be entitled to vote on the Preferred Stock Conversion Proposal.
(c)    Merger Sub Approval. As soon as reasonably practicable following the Company Shareholder Meeting, the sole shareholder of Merger Sub shall approve the Merger, the Contemplated Transactions and this Agreement.
5.3    Regulatory Approvals. Each Party shall use reasonable best efforts to file or otherwise submit, as soon as practicable after the date of this Agreement but no later than required by applicable Law, all applications, notices, reports and other documents reasonably required to be filed by such Party with or otherwise submitted by such Party to any Governmental Authority with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Authority. Each Party shall utilize reasonable best efforts to cooperate fully with the other Party in promptly seeking to obtain all such required consents, authorizations, orders and approvals. The Parties hereto shall not take any

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action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals. The Parties shall each use their reasonable best efforts to resist any assertion that the Contemplated Transactions constitute a violation of antitrust or merger control Laws, rules or regulations. All filing fees which are due and owing upon respective filings under antitrust or merger control Laws shall be shared equally between the Company and Innovate. All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either Party before any Governmental Authority or the staff or regulators of any Governmental Authority with respect to or in connection with this Agreement, the Merger and the other Contemplated Transactions shall be disclosed to counsel for the other Party hereunder in advance of any filing, submission or attendance, it being the intent that the Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each Party may, as it deems advisable and necessary, reasonably designate material provided to the other party as “Outside Counsel Only Material,” and also may reasonably redact the material as necessary to (a) remove personally sensitive information, (b) remove references concerning the valuation of the Company and its Subsidiaries or Innovate and its Subsidiaries conducted in connection with the approval and adoption of this Agreement and the negotiations and investigations leading thereto, (c) comply with contractual arrangements, (d) prevent the loss of a legal privilege or (e) comply with applicable Law. To the extent reasonably practicable, each Party shall give notice to counsel for the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority with respect to the Merger and the other Contemplated Transactions, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact. In the event that any Legal Proceeding is commenced challenging the Merger or any of the other Contemplated Transactions under antitrust, competition or merger control Laws, and such Legal Proceeding seeks, or would reasonably be expected to seek, to prevent the consummation of all or part of the Merger or the other Contemplated Transactions, the Parties shall cooperate with each other and use their respective reasonable best efforts to contest any such Legal Proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other Contemplated Transactions; provided that nothing in this sentence shall require any Party to divest any assets it owns as of the date hereof to the extent such divestiture would have a material and adverse effect on the businesses of the combined company following consummation of the Merger, taken as a whole. The Company shall file (if not previously filed) the OCS Notice with the OCS as required to be made in connection with the contemplated transaction and Innovate shall execute and deliver to the Company an undertaking required under the Innovation Law.
5.4    Company Options and Company Warrants.
(a)    On the terms and subject to the conditions of this Agreement, to the extent holders of Company Options are entitled to receive a portion of the Merger Consideration in accordance with the Allocation Certificate to be provided by the Company, at the Effective Time, each Company Option that the Company has an obligation to grant under any agreement and that has not yet been granted as of the date of this Agreement shall be duly granted to the relevant Persons entitled to receive such Company Options. Further, to the extent holders of Company Options are entitled to receive a share of the Merger Consideration in accordance with the Allocation Certificate to be provided by the Company, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase a combination of Innovate Common Stock and Innovate Preferred Stock in a ratio consistent with the Stock Ratio, and Innovate shall assume the Company Option Plan and each such Company Option in accordance with its terms (as in effect as of the date of this Agreement). Subject to the foregoing, all rights with respect to Company Ordinary Shares under Company Options assumed by Innovate shall thereupon be

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converted into rights with respect to Innovate Common Stock and Innovate Preferred Stock. Accordingly, from and after the Effective Time: (i) each Company Option assumed by Innovate may be exercised solely for shares of Innovate Common Stock and Innovate Preferred Stock; (ii) the number of shares of Innovate Common Stock and Innovate Preferred Stock subject to each Company Option assumed by Innovate shall be determined in accordance with the Allocation Certificate (rounding the resulting number down to the nearest whole number of shares of Innovate Common Stock and Innovate Preferred Stock); (iii) the per share exercise price for the Innovate Common Stock and Innovate Preferred Stock issuable upon exercise of each Company Option assumed by Innovate shall be determined in accordance with the Allocation Certificate (rounding the resulting exercise price up to the nearest whole cent); and (iv) any restriction on the exercise of any Company Option assumed by Innovate shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that: (I) to the extent provided under the terms of a Company Option, each Company Option assumed by Innovate in accordance with this Section 5.4(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Innovate Common Stock subsequent to the Effective Time; and (II) Innovate’s Board of Directors or a committee thereof shall succeed to the authority and responsibility of the Company’s Board of Directors or any committee thereof with respect to each Company Option assumed by Innovate. Notwithstanding anything to the contrary in this Section 5.4(a), the conversion of each Company Option (regardless of whether such option qualifies as an “incentive stock option” within the meaning of Section 422 of the Code) into an option to purchase shares of Innovate Common Stock shall be made in a manner consistent with Treasury Regulation Section 1.424-1, such that the conversion of a Company Option shall not constitute a “modification” of such Company Option for purposes of Section 409A or Section 424 of the Code. Notwithstanding anything to the contrary in this Section 5.4(a), the conversion of the Company Options that are Company 102 Options into options to purchase Innovate Common Stock and Innovate Preferred Stock shall be effected subject to and in accordance with the Options Tax Ruling and the Ordinance and applicable Law to ensure that, to the extent possible, the options to purchase Innovate Common Stock and Innovate Preferred Stock shall enjoy the Tax benefits set forth in the Options Tax Ruling.
(b)    To the extent holders of Company Options are not entitled to receive a share of the Merger Consideration in accordance with the Allocation Certificate to be provided by the Company, such Company Options shall be cancelled for no consideration and of no further force or effect.
(c)    Each outstanding Company Warrant will be exercised or cancelled as of immediately prior to the Effective Time.
(d)    Innovate shall file with the SEC promptly following the Effective Time a registration statement on SEC Form S-8, for use by Innovate, relating to the shares of Innovate Common Stock and Innovate Preferred Stock issuable with respect to Company Options and Company Warrants assumed by Innovate in accordance with Section 5.4(a).
(e)    Prior to the Effective Time, the Company shall (i) take all actions that may be reasonably necessary (under the Company Option Plan and otherwise) to effectuate the provisions of this Section 5.4; and (ii) cause each holder of Company Options to execute and deliver an option surrender agreement substantially in the form attached hereto as Exhibit I (“Option Surrender Agreement”).
5.5    Innovate Stock Options. At the Effective Time, each Innovate Stock Option or Innovate restricted stock award that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be continued and survive the Closing and remain outstanding in accordance with its terms without

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acceleration or adjustment under the terms of the Innovate Stock Option Plans by reason of the Contemplated Transactions.
5.6    Indemnification of Officers and Directors.
(a)    Subject to applicable Law, from the Effective Time through the seventh anniversary of the date on which the Effective Time occurs, each of Innovate and the Surviving Company shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Innovate and its Subsidiaries or the Company and its Subsidiaries, respectively (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of Innovate or of the Company or any of their Subsidiaries (each, a “Proceeding”), whether asserted or claimed prior to, at or after the Effective Time, in each case, to the fullest extent permitted under applicable Law. Subject to applicable law, each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any Proceeding from each of Innovate and the Surviving Company, jointly and severally, upon receipt by Innovate or the Surviving Company from the D&O Indemnified Party of a request therefor; provided that any such person to whom expenses are advanced provides an undertaking to Innovate or the Surviving Company, as applicable, to the extent then required by applicable Law, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. The provisions of the Innovate Charter and Innovate Bylaws with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Innovate that are presently set forth in the Innovate Charter and Innovate Bylaws shall not be amended, modified or repealed for a period of seven (7) years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of Innovate, unless such modification is required by applicable Law. To the extent permitted by applicable Law, the articles of association of the Surviving Company shall contain, and Innovate shall cause the articles of association of the Surviving Company to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those presently set forth in the Innovate Charter and Innovate Bylaws and the Company Charter. From and after the Effective Time, (i) the Surviving Company shall fulfill and honor in all respects the obligations of the Company to D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under the Company Charter and pursuant to any indemnification agreements between the Company and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time and (ii) Innovate shall fulfill and honor in all respects the obligations of Innovate to D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under the Innovate Charter or Innovate Bylaws and pursuant to any indemnification agreements between Innovate and such D&O Indemnified Parties that were in effect prior to the date of this Agreement, with respect to claims arising out of matters occurring at or prior to the Effective Time.
(b)    From and after the Effective Time, Innovate shall maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to Innovate. In addition, Innovate shall purchase, prior to the Effective Time, a seven-year prepaid “D&O tail policy” for the non-cancellable extension of the directors’ and officers’ liability coverage of Innovate’s existing directors’ and officers’ insurance policies and Innovate’s existing fiduciary liability insurance policies for the Persons who, as of the date of this Agreement are covered by Innovate’s existing directors’ and officers’ insurance policies and/or the

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Company’s existing directors’ and officers’ insurance, as applicable, in each case for a claims reporting or discovery period of at least seven years from and after the Effective Time.
(c)    From and after the Effective Time, Innovate shall pay all expenses, including reasonable attorneys’ fees, that are incurred by the persons referred to in this Section 5.6 in connection with their successful enforcement of the rights provided to such persons in this Section 5.6.
(d)    The provisions of this Section 5.6 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Innovate and the Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives. In the event Innovate or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Innovate or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 5.6. Innovate shall cause the Surviving Company to perform all of the obligations of the Surviving Company under this Section 5.6.
(e)    The covenants contained in this Section 5.6 are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties and their respective heirs and shall not be deemed exclusive of any other rights to which any such Person is entitled, whether pursuant to Law, contract or otherwise.
5.7    Additional Agreements.
(a)    Without limiting any other provision of this Agreement, including, without limitation, the conditions to the Closing in Sections 6, 7 and 8 and subject to Sections 5.3 and 5.7(b), the Parties shall use commercially reasonable efforts to cause to be taken all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing but subject to Sections 5.3 and 5.7(b), each Party to this Agreement shall use commercially reasonable efforts to (i) make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Merger and the other Contemplated Transactions; (ii) obtain each consent (if any) reasonably required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such Party in connection with the Merger or any of the other Contemplated Transactions or for such Contract to remain in full force and effect; (iii) lift any injunction prohibiting, or any other legal bar to, the Merger or any of the other Contemplated Transactions; (iv) satisfy the conditions precedent to the consummation of this Agreement and (v) execute and deliver any additional instruments that are or may become reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including the Merger, and to carry out fully the purposes of this Agreement.
(b)    Notwithstanding anything to the contrary contained in this Agreement, and subject to Section 5.3, no Party shall have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available to any Person any Intellectual Property; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date); (v) to make or cause any of its Subsidiaries to make any commitment or agree to any undertaking (to any Governmental Authority or otherwise) regarding its future operations.

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(c)    Each of Innovate and Merger Sub will take all actions necessary to (i) cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (ii) ensure that Merger Sub prior to the Effective Time shall not conduct any business, incur or guarantee any Indebtedness or any other liabilities or make any investments, other than those activities incident to its obligations under this Agreement or the transactions contemplated hereby.
5.8    Disclosure. Without limiting any Party’s obligations pursuant to the confidentiality terms of the Term Sheet, no Party shall, and no Party shall permit any of its Subsidiaries or any Representative of such Party to, issue any press release or make any disclosure (to any customers or employees of such Party, to the public or otherwise) regarding the Merger or any of the other Contemplated Transactions unless: (a) the other Party shall have approved such press release or disclosure in writing, with such approval not to be unreasonably delayed or withheld; or (b) such Party shall have determined in good faith, upon the advice of outside legal counsel, that such disclosure is required by applicable Laws and, to the extent practicable, before such press release or disclosure is issued or made, such Party advises the other Party of, and consults with the other Party regarding, the text of such press release or disclosure; provided, however, that each of the Company and Innovate may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made by the Company or Innovate in compliance with this Section 5.8.
5.9    Listing. At or prior to the Effective Time, Innovate shall use its reasonable best efforts to (a) cause the shares of Innovate Common Stock being issued in the Merger to be approved for listing (subject to notice of issuance) on the NASDAQ Capital Market or NASDAQ Global Market prior to the Effective Time and in a manner that does not delay the Effective Time and (b) maintain the continuous listing of the currently outstanding shares of Innovate Common Stock on the NASDAQ Capital Market or NASDAQ Global Market through the Effective Time. Innovate will promptly provide copies of any correspondence received from NASDAQ regarding the listing of Innovate Common Stock. The Company will cooperate with Innovate as reasonably requested by Innovate with respect to the listing application for the Innovate Common Stock and promptly furnish to Innovate all information concerning the Company and its shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.9.
5.10    Tax Matters.
(a)    Intentionally Omitted.
(b)    Innovate and the Company will not make an election under Code Section 336(e) with respect to the transactions contemplated by this Agreement. The Company will not make (and Innovate will not cause or permit the Company to make) and election under Code Section 338 with respect to the transactions contemplated by this Agreement, without the approval of the Shareholder Representative.
(c)    All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (collectively, “Transfer Taxes”) shall be paid (or cause to be paid) by Innovate when due, and Innovate will, at its own expense, file (or cause to be filed) all necessary Tax Returns and other documentation with respect to all such Transfer Taxes.
(d)    As soon as reasonably practicable after the date of this Agreement, the Company shall instruct its Israeli counsel, advisors and/or accountants to prepare and file with the ITA an application for rulings (collectively, the “Options Tax Ruling”) confirming that (i) the deemed transfer of the Company 102 Shares and payment or delivery of the Merger Consideration for such shares in accordance with Section 1.5(c)(i)

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and conversion of the Company 102 Options in accordance with Section 5.4(a) shall not be regarded as a violation of Section 102 of the Ordinance so long as the Merger Consideration for the Company 102 Shares and options for which the Company 102 Options are exchanged (and shares issued upon the exercise thereof) are deposited with the 102 Trustee until the end of their applicable holding period under Section 102 of the Ordinance, (ii) the Merger Consideration for the Company 102 Shares and options for which the Company 102 Options are exchanged shall continue, after the Effective Time, to benefit from the provisions of Section 102 of the Ordinance and to qualify thereunder as grants made through a trustee pursuant to the capital gains Tax route according to Section 102(b)(2) or 102(b)(3) of the Ordinance, as the case may be, and (iii) the exchange of Company Options granted pursuant to Section 3(i) of the Ordinance for options to purchase shares of Innovate Common Stock shall not be subject to payment of Israeli Tax until the exercise of such Company Option (which ruling may be subject to customary conditions and adjustments regularly associated with such a ruling and which may include additional issues that are raised by the ITA in light of the factual background of the ruling request). The Company shall include in the request for the Options Tax Ruling a request to exempt Innovate, the Surviving Company, the Exchange Agent and their respective agents from any withholding obligation in relation to any payments and deliveries made with respect to any Company 102 Shares or the conversion of Company 102 Options. The Company shall use reasonable best efforts to obtain the Options Tax Ruling prior to the Closing. If the Options Tax Ruling is not granted prior to the Closing or in accordance with the instructions of the ITA, the Company shall seek to obtain prior to the Closing an interim Tax ruling confirming, among other things, that Innovate, the Surviving Company, the Exchange Agent and their respective agents and any other Person acting on their behalf shall be exempt from Israeli withholding Tax in relation to any payments and deliveries made with respect to any Company 102 Shares or the conversion of Company 102 Options to the Exchange Agent, the 102 Trustee or the Surviving Company in connection with the Merger (the “Interim Options Tax Ruling”). To the extent that prior to the Closing an Interim Options Tax Ruling shall have been obtained, then all references herein to the Options Tax Ruling shall be deemed to refer to such Interim Options Tax Ruling, until such time that a final definitive Options Tax Ruling is obtained.
(e)    As soon as reasonably practicable following the date of this Agreement, the Company shall instruct its Israeli counsel, advisors and/or accountants to prepare and file with the ITA an application for a ruling (collectively, the “Withholding Tax Ruling”) that (i) stipulates that the transfer of any Merger Consideration or consideration contemplated under Section 5.4 to the Exchange Agent or 102 Trustee is not subject to a Tax withholding obligation, or clarifies that no such obligation exists; (ii) with respect to holders of record of Company Share Capital (other than Company 102 Shares), Company Options (other than Company 102 Options or any other Company Options covered by the Options Tax Ruling) that are non-Israeli residents (as defined in Israeli Tax Law), exempts Innovate, the Exchange Agent, the Surviving Company and their respective agents from any obligation to withhold Israeli Tax from any consideration payable or otherwise deliverable pursuant to this Agreement, including, without limitation, the Merger Consideration, or clarifies that no such obligation exists, all in accordance with the terms of the Withholding Tax Ruling; and (iii) with respect to holders of record of Company Share Capital (other than Company 102 Shares) and Company Options (other than Company 102 Options or any other Company Options covered by the Options Tax Ruling) that are Israeli residents (as defined in Israeli Tax Law), (A) exempts Innovate, the Exchange Agent, the Surviving Company and their respective agents from any obligation to withhold Israeli Tax from any consideration payable or otherwise deliverable pursuant to this Agreement, including, without limitation, the Merger Consideration, or clarifies that no such obligation exists, in each case as of the Effective Time, and/or (B) instructs Innovate, the Exchange Agent, the Surviving Company and their respective agents as to the dates upon which such withholding is to be executed and on how such withholding is to be executed with respect to holders of record of Company Share Capital (other than Company 102 Shares) and Company Options (other than Company 102 Options or any other Company Options covered by the Options Tax Ruling) and the rate or rates of withholding Tax to be applied, in each case, in accordance with the Ordinance. Within ten (10) days of the date hereof, Innovate and the Company

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will use commercially reasonable best efforts to mutually agree as to whether Section 103(T) or Section 104(H) of the Ordinance applies with respect to the foregoing.
(f)    Without limiting the generality of Section 5.10(d) and Section 5.10(e), each of the Company and Innovate shall cause their respective Israeli counsel, advisors and accountants to coordinate all material activities, and to cooperate with each other, with respect to the preparation and filing of such applications and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Options Tax Ruling (including the Interim Options Tax Ruling) and the Withholding Tax Ruling. The final text of the Interim Options Tax Ruling, the Options Tax Ruling and the Withholding Tax Ruling (or any other Tax ruling) and any application submitted to the ITA with respect to any Tax ruling shall be subject to the prior written consent of Innovate or its counsel, which consent shall not be unreasonably withheld, conditioned or delayed (for removal of doubt, withholding of consent due to any such text including language or election that is materially adverse to Innovate shall not be considered unreasonable). Subject to the terms and conditions hereof, the Company shall use reasonable best efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to obtain the Interim Options Tax Ruling, the Options Tax Ruling and the Withholding Tax Ruling, as promptly as practicable. The Company shall keep Innovate reasonably informed of all material developments and events relating to the Interim Options Tax Ruling, the Options Tax Ruling and the Withholding Tax Ruling (including promptly forwarding copies to Innovate of any related correspondence providing Innovate with an opportunity to review and comment on any material correspondence before the Company sends such correspondence to the ITA).
5.11    Directors and Officers.
(a)    Prior to the Effective Time, but to be effective at the Effective Time, the Parties shall use reasonable best efforts and take all necessary action so that as the Board of Directors of Innovate consists of six (6) directors, out of which the following three (3) directors shall be designated by Innovate: Lorin Johnson Ph.D., Sandeep Laumas M.D., and Roy Proujansky, M.D. (or his designated successor) (the “Innovate Appointees”); and the following three (3) directors designated by the Company: Mark Sirgo Pharm.D. (who will serve as chair), Nissim Darvish, M.D., Ph.D., and John Temperato (the “Company Appointees”); to serve in such positions effective as of the Effective Time until successors are duly elected or appointed and qualified in accordance with applicable Law. The Parties shall use reasonable best efforts to cause any other Persons being directors of Innovate to cease to hold such inconsistent position, including via termination of such Persons’ positions. If any Innovate Appointee or Company Appointee is unable or unwilling to serve as director of Innovate, the Party appointing such Person shall designate a successor; provided, however, the Parties acknowledge that so long as Innovate remains a public reporting company, the Board of Directors of Innovate will continue to satisfy applicable securities Laws and listing requirements, including, without limitation, maintaining an independent audit committee, and the nominations by Company and Innovate hereunder will allow Innovate to comply with such applicable Laws and requirements. Each new member of the Board of Directors of Innovate that was not a member of the Board of Directors of Innovate immediately before the Effective Time shall enter into an indemnification agreement with Innovate, on a form to be mutually agreed between Innovate and the Company (and absent such agreement, on Innovate’s form indemnification agreement), within fifteen (15) days of their appointment. Additionally, the Parties shall (a) designate at least one Innovate Appointee and at least one Company Appointee as Class I Directors of Innovate and designate at least one Innovate Appointee and at least one Company Appointee as Class II Directors of Innovate. Each board committee of Innovate shall initially consist of (a) one Innovate Appointee and (b) two Company Appointees, so long as the foregoing compositions shall satisfy applicable securities Laws.

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(b)    Roy Proujansky, M.D., shall resign from the Board of Directors of Innovate immediately upon the receipt of Innovate Shareholder Approval.
(c)    At the Effective Time, the Board of Directors of Innovate will appoint, effective as of the Effective Time, the Persons who will serve as the officers of Innovate immediately following the Effective Time, including the appointment of John Temperato as Chief Executive Officer. It is also understood that as promptly as practicable following the Effective Date, Innovate and Mr. Temperato will negotiate and enter into an employment agreement. It is also understood that Mr. Temperato agrees to waive the severance provision under the Conditional Offer of Employment between the Company and Mr. Temperato, dated February 6, 2019 and that Innovate shall not be liable to pay such severance to Mr. Temperato.
5.12    Section 16 Matters. Prior to the Effective Time, Innovate shall take all such steps as may be required to cause any acquisitions of Innovate Common Stock and any options to purchase Innovate Common Stock in connection with the Contemplated Transactions, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Innovate, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
5.13    Allocation Certificate.
(a)    The Company will prepare and deliver to Innovate at least three (3) Business Days prior to the Closing Date (and may update same until two (2) Business Days of the Closing Date) a certificate signed by the Chief Financial Officer or Chief Administrative Officer of the Company in a form reasonably acceptable to Innovate setting forth (as of immediately prior to the Effective Time) (a) each holder of Company Share Capital and Company Options, (b) such holder’s name and address of record; (c) the number and type of Company Share Capital held and/or underlying the Company Options as of the Closing Date for each such holder (including identifying whether such shares or options are Company 102 Shares and Company 102 Options, as applicable); and (d) the number of shares of Innovate Common Stock and Innovate Preferred Stock to be issued to such holder, or to underlie any Innovate Stock Option to be issued to such holder, pursuant to this Agreement in respect of the Company Share Capital and/or Company Options held by such holder as of immediately prior to the Effective Time (the “Allocation Certificate”).
(b)    Notwithstanding anything herein to the contrary, the Company shall be solely responsible for ensuring that (i) the method of calculating the Merger Consideration to be paid to Company Shareholders and the 102 Trustee, as well as calculation of the Innovate Stock Options to be issued to the holders of Company Options complies with their respective rights; and (ii) the accuracy of the calculation and manner of allocation set forth in the Allocation Certificate. Innovate and the Exchange Agent are permitted and authorized to rely on the allocation set forth in the Allocation Certificate and neither Innovate nor the Exchange Agent shall have any responsibility or liability with respect to such allocation or exchange and payment made in accordance therewith.
5.14    Shareholder Litigation. Until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, Innovate shall (a) promptly advise the Company in writing of any shareholder litigation or investigation against it or its directors or officers relating to this Agreement, the Merger, or the Contemplated Transactions and shall keep the Company fully informed regarding such shareholder litigation and (b) give the Company the opportunity to participate in the defense or settlement of any shareholder litigation or investigation relating to this Agreement or any of the Contemplated Transactions, and shall not settle any such litigation or investigation without the Company’s written consent, which will not be unreasonably withheld, conditioned or delayed.

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5.15    Confidentiality. The parties acknowledge that Innovate and the Company have previously executed the Term Sheet, and the confidentiality provision of the Term Sheet shall continue in full force and effect in accordance with its terms, except as expressly modified by this Agreement.
5.16    Effect of Knowledge. The representations, warranties, covenants and agreements made herein, as modified by the Disclosure Schedules are intended, among other things, to allocate the economic cost and the risks inherent in the transactions contemplated hereby between the Parties and, accordingly, the rights of the Company to any remedy or any termination right under this Agreement or in law or equity or otherwise shall not be impacted or limited by any knowledge that the Company or any of its Representatives may have acquired, could have acquired or had reason to acquire, whether before or after the date hereof, nor by any investigation or diligence by the Company. Innovate and Merger Sub hereby acknowledge that, regardless of any investigation made (or not made) by or on behalf of the Company, and regardless of the results of any such investigation, the Company has entered into this transaction in express reliance upon the representations, warranties, covenants and other agreements of Innovate and Merger Sub made in this Agreement.
5.17    Reservation of Innovate Common Stock; Issuance of Shares of Innovate Common Stock. For as long as any shares of Innovate Preferred Stock remain outstanding, Innovate shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Innovate Common Stock or shares of Innovate Common Stock held in treasury by Innovate, for the purpose of effecting the conversion of the shares of Innovate Preferred Stock, the full number of shares of Innovate Common Stock then issuable upon the conversion of all Innovate Preferred Stock then outstanding. All shares of Innovate Common Stock delivered upon conversion of the Innovate Preferred Stock shall be newly issued shares or shares held in treasury by Innovate, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any Encumbrance.
5.18    Private Placement. Each of the Company and Parent shall take all reasonably necessary action on its part such that the issuance of Innovate Common Stock and Innovate Preferred Stock pursuant to this Agreement constitutes a transaction exempt from registration under the Securities Act in compliance with Rule 506 of Regulation D promulgated thereunder. Each certificate representing Innovate Common Stock and Innovate Preferred Stock comprising Merger Consideration shall, until such time that such shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities Applicable Law or otherwise, if any):
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.”
Section 6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY
The obligations of each Party to effect the Merger and otherwise consummate the Contemplated Transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable Law, the written waiver by each of the Parties, at or prior to the Closing, of each of the following conditions:
6.1    No Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, and no statute, rule,

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regulation, or order shall have been enacted, entered, enforced, or reasonably deemed applicable to the transactions contemplated hereby, which makes the consummation of the transactions contemplated hereby illegal.
6.2    Shareholder Approval. The Company Shareholder Proposals shall have been duly authorized and approved by the Company Shareholder Approval.
6.3    Listing. (a) The existing shares of Innovate Common Stock have been continually listed on the NASDAQ Capital Market or NASDAQ Global Market and (b) the shares of Innovate Common Stock to be issued in the Merger pursuant to this Agreement shall have been approved for listing (subject to official notice of issuance) on the NASDAQ Capital Market or NASDAQ Global Market.
6.4    Statutory Waiting Periods. Fifty (50) days shall have elapsed after the filing of the Merger Proposal with the Companies Registrar and thirty (30) days shall have elapsed after the approval of the Merger by the shareholders of each of the Company and Merger Sub.
6.5    Equity Term Sheet. Subscriptions made pursuant to the Equity Term Sheet shall be in full force and effect on the Closing Date and the Funding Requirement (as such term is defined in the Equity Term Sheet) of a minimum of $10,000,000 (inclusive of existing cash on the balance sheet of the Company at the Effective Time) and up to of up to $25,000,000 shall be evidenced.
6.6    Certificate Certifying the RDD Share Portion and Stock Ratio. Each party shall have received a certificate executed by a duly authorized officer of the Company and Innovate confirming the final RDD Share Portion and Stock Ratio.
6.7    Required Consents and Approvals. All authorizations, licenses, Permits, consents, orders or approvals of, or declarations, filings with or notices to, any governmental body, agency or official, or any non-governmental third party (all of the foregoing, “Required Consents”), including specifically the Required Consents listed on Schedule 6.7, which are necessary for the consummation of the Merger and the Contemplated Transactions shall have been, as applicable, made, filed, shall have occurred or shall have been obtained and all such Required Consents shall be in full force and effect.
Section 7.    ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF INNOVATE AND MERGER SUB
The obligations of Innovate and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by Innovate, at or prior to the Closing, of each of the following additional conditions:
7.1    Accuracy of Representations. (a) Each of the representations and warranties (other than the Company Fundamental Representations and the Company Capitalization Representation) of the Company set forth in this Agreement shall be true and correct on the date of this Agreement, and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality”, “Material Adverse Effect” or other similar materiality qualifications set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (b) the Company Fundamental Representations shall be true and correct in all material respects on the date of this Agreement, and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date) and (c) the Company

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Capitalization Representation shall be true and correct in all material respects on the date of this Agreement, and as of the Closing Date (as may be updated pursuant to Section 4.3(b)), as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date).
7.2    Performance of Covenants. Each of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed by the Company in all material respects.
7.3    Documents. Innovate shall have received the following documents, each of which shall be in full force and effect:
(a)     a certificate executed by a duly authorized officer of Innovate confirming that the conditions set forth in Sections 7.1, 7.2 and 7.4 have been duly satisfied.
(b)    written resignations in forms satisfactory to Innovate, dated as of the Closing Date and effective as of the Closing executed by the directors and officers of the Company who are not to continue as directors and officers of the Company.
7.4    No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.
7.5    Cash Balance. The Company shall have delivered evidence reasonably satisfactory to Innovate showing that the Company will have cash on hand (in its bank accounts or otherwise) in an aggregate amount as of the Effective Time not less than the amount set forth on Exhibit G.
7.6    Escrow Agreement. Innovate shall have received a copy of the Escrow Agreement, duly executed by Innovate, the Shareholder Representative and the Escrow Agent.
7.7    Surrender Agreements. Innovate shall have received copies of the Share Surrender Agreements and Option Surrender Agreements, duly executed by each of the Company Shareholders and the holders of Company Options.
7.8    Company Lock-Up Agreements. The Company Lock-Up Agreements shall be in full force and effect on the Closing Date.
Section 8.    ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY
The obligations of the Company to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by the Company, at or prior to the Closing, of each of the following additional conditions:
8.1    Accuracy of Representations. (a) Each of the representations and warranties (other than the Innovate Fundamental Representations and the Innovate Capitalization Representation) of Innovate and Merger Sub set forth in this Agreement shall be true and correct on the date of this Agreement, and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality”, “Material Adverse Effect” or other similar materiality qualifications set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, an Innovate Material Adverse Effect, (b) the Innovate Fundamental Representations shall be

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true and correct in all material respects on the date of this Agreement, and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date) and (c) the Innovate Capitalization Representation shall be true and correct in all respects subject to de minimis inaccuracies on the date of this Agreement, and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date).
8.2    Performance of Covenants. All of the covenants and obligations in this Agreement that Innovate or Merger Sub is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.
8.3    Voting Agreements. The Voting Agreements shall be in full force and effect on the Closing Date.
8.4    Amendment to Innovate Note. Innovate shall have (i) received a waiver or (ii) shall have caused the Innovate Note to be amended, so as to remove or waive: (a) all increases in the interest rate, (b) all increases to the principal amount, (c) all acceleration rights of the Noteholder and (d) any other penalties under the Innovate Note that may be triggered by the Merger and the other actions contemplated by this Agreement.
8.5    Certificate of Designation. Innovate has provided a file-stamped copy of the Certificate of Designation in the form of Exhibit F.
8.6    Documents. The Company shall have received the following documents, each of which shall be in full force and effect:
(a)    a certificate executed by a duly authorized officer of Innovate confirming that the conditions set forth in Sections 8.1, 8.2 and 8.7 have been duly satisfied.
(b)    written resignations in forms satisfactory to the Company, dated as of the Closing Date and effective as of the Closing executed by the officers and directors of Innovate who are not to continue as officers or directors of Innovate or Innovate’s Subsidiaries pursuant to Section 5.11 hereof.
8.7    No Innovate Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Innovate Material Adverse Effect.
8.8    Tax Rulings. The Options Tax Ruling (or Interim Options Tax Ruling) and Withholding Tax Ruling shall have been obtained from the ITA and be in effect.
8.9    Cash Balance. Innovate shall have delivered evidence reasonably satisfactory to the Company showing that Innovate will have cash on hand (in its bank accounts or otherwise) in an aggregate amount as of the Effective Time not less than the amount set forth on Exhibit G.
8.10    Escrow Agreement. The Company shall have received a copy of the Escrow Agreement, duly executed by Innovate, the Shareholder Representative and the Escrow Agent.
8.11    Innovate Lock-Up Agreements. The Innovate Lock-Up Agreements shall be in full force and effect on the Closing Date.
Section 9.    TERMINATION

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9.1    Termination. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Company Shareholder Proposals by the Company Shareholders, whether before or after approval of the Innovate Shareholder Proposals by the Innovate Shareholders and whether before or after approval of the Merger, the other Contemplated Transactions and this Agreement by the sole shareholder of Merger Sub, unless otherwise specified below):
(a)    by mutual written consent of Innovate and the Company duly authorized by the Boards of Directors of Innovate and the Company;
(b)    by either Innovate or the Company if the Merger shall not have been consummated by April 6, 2020 (the “Drop Dead Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to the Company, on the one hand, or to Innovate, on the other hand, if such Party’s (or, in the case of Innovate, Merger Sub’s) action or failure to act has been a principal cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;
(c)    by either Innovate or the Company if a court of competent jurisdiction or other Governmental Authority shall have issued a final and non-appealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;
(d)    by Innovate if the Company Shareholder Approval shall not have been obtained within thirty (30) days following the execution of this Agreement; provided, however, that once the Company Shareholder Approval has been obtained, Innovate may not terminate this Agreement pursuant to this Section 9.1(d);
(e)    Intentionally Omitted.
(f)    by the Company (at any time prior to obtaining the Innovate Shareholder Approval) if any of the following events have occurred (i) the Board of Directors of Innovate has approved, endorsed or recommended any Innovate Acquisition Proposal; (ii) Innovate has entered into any agreement related to an Innovate Acquisition Proposal (other than a confidentiality agreement permitted pursuant to Section 4.5); (iii) the Board of Directors of Innovate has made an Innovate Change of Recommendation; or (iv) Innovate or any of its Representatives has materially breached the provisions set forth in Section 4.5;
(g)    by Innovate if the Funding Requirement (as such term is defined in the Equity Term Sheet) of a minimum of $10,000,000 (inclusive of existing cash on the balance sheet of the Company at the Effective Time) and up to $25,000,000 is not satisfied at the Effective Time;
(h)    by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Innovate or Merger Sub set forth in this Agreement, or if any representation or warranty of Innovate or Merger Sub shall have become inaccurate, in either case such that the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied; provided, however, that the Company is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further, that if such inaccuracy in Innovate’s or Merger Sub’s representations and warranties or breach by Innovate or Merger Sub is curable by Innovate or Merger Sub, then this Agreement shall not terminate pursuant to this Section 9.1(h) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30 day period commencing upon delivery of written notice from the Company to Innovate or Merger Sub of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(h) and (ii) Innovate or Merger Sub (as applicable) ceasing to exercise commercially reasonable efforts to cure such breach or inaccuracy following

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delivery of written notice from the Company to Innovate or Merger Sub of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(h) (it being understood that this Agreement shall not terminate pursuant to this Section 9.1(h) as a result of such particular breach or inaccuracy if such breach or inaccuracy by Innovate or Merger Sub is cured prior to such termination becoming effective);
(i)    by Innovate, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become inaccurate, in either case such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied; provided, however, that Innovate is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further, that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company then this Agreement shall not terminate pursuant to this Section 9.1(i) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30 day period commencing upon delivery of written notice from Innovate to the Company of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(i) and (ii) the Company ceasing to exercise commercially reasonable efforts to cure such breach or inaccuracy following delivery of written notice from Innovate to the Company of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(i) (it being understood that this Agreement shall not terminate pursuant to this Section 9.1(i) as a result of such particular breach or inaccuracy if such breach or inaccuracy by the Company is cured prior to such termination becoming effective);
(j)    by Innovate in connection with Innovate entering into a definitive agreement to effect an Innovate Superior Offer, provided that, (i) Innovate has complied in all material respects with the requirements of Section 4.5 and (ii) concurrently with the termination of this Agreement, Innovate pays, or causes to be paid, the applicable Termination Fee pursuant to Section 9.3(b); or
(k)    by the Company if the Company enters into a Company Alternative Transaction.
9.2    Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 9.2, Section 9.3, and Section 11 shall survive the termination of this Agreement and shall remain in full force and effect, and (b) subject to Section 9.3, the termination of this Agreement shall not relieve any Party from any liability for fraud or for any material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.
9.3    Expenses; Termination Fees.
(a)    Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated;  provided, however, that Innovate and the Company shall also share equally all fees and expenses incurred by engagement of the Exchange Agent (such fees and expenses in this proviso, collectively, the “Shared Expenses”).
(b)
(i)    If (A) this Agreement is terminated by Innovate pursuant to Section 9.1(d) and (B) within twelve (12) months after the date of such termination, the Company enters into a definitive written agreement with respect to a Company Subsequent Transaction and ultimately consummates such Company Subsequent Transaction (which, for the avoidance of doubt, may be consummated any time within, on or after the date of such Agreement), then the Company shall pay, or cause to be paid, to Innovate,

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upon the consummation of such Company Subsequent Transaction, a nonrefundable fee in an amount equal to $250,000.
(ii)    If this Agreement is terminated by Innovate pursuant to Section 9.1(j), then Innovate shall pay, or cause to be paid, to the Company, within two (2) Business Days of the date of such termination, a nonrefundable fee in an amount equal to $1,000,000.
(iii)    If this Agreement is terminated by the Company pursuant to Section 9.1(k), then the Company shall pay, or cause to be paid to Innovate, within two (2) Business Days of the date of such termination, a nonrefundable fee in an amount equal to $1,000,000.
(iv)    If this Agreement is terminated by the Company pursuant to Section 9.1(f), then Innovate shall pay, or cause to be paid, to the Company, within two (2) Business Days of the date of such termination, a nonrefundable fee in an amount equal to $250,000, which fee shall be increased to $1,000,000 if within six (6) months after the date of such termination, Innovate enters into a definitive written agreement with respect to an Innovate Subsequent Transaction.
Each of the fees stated in this Section 9.3(b) is a “Termination Fee.”
(c)    The Parties agree that, except in the case of a material breach, the payment of the fees and expenses set forth in this Section 9.3, subject to Section 9.2, shall be the sole and exclusive remedy of each Party following a termination of this Agreement under the circumstances described in this Section 9.3, it being understood that in no event shall either Innovate or the Company be required to pay fees or damages payable pursuant to this Section 9.3 on more than one occasion. Subject to Section 9.2, the payment of the fees and expenses set forth in this Section 9.3, and the provisions of Section 11.11, and except for any termination pursuant to Section 9.1(h), Section 9.1(i) or otherwise caused by a material breach of this Agreement, each of the Parties and their respective Affiliates will not have any liability, will not be entitled to bring or maintain any other claim, action or proceeding against the other, shall be precluded from any other remedy against the other, at law or in equity or otherwise, and shall not seek to obtain any recovery, judgment or damages of any kind against the other (or any partner, member, stockholder, director, officer, employee, Subsidiary, affiliate, agent or other representative of such Party) in connection with or arising out of the termination of this Agreement or the failure of the Merger and the Contemplated Transactions to be consummated. Each of the Parties acknowledges that (i) the agreements contained in this Section 9.3, are an integral part of the Merger and the Contemplated Transactions, (ii) without these agreements, the Parties would not enter into this Agreement and (iii) any amount payable pursuant to this Section 9.3, is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Parties in the circumstances in which such amount is payable.
Section 10.    INDEMNIFICATION
10.1    Survival.
(a)    All representations and warranties of Innovate, Merger Sub and the Company contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing through and until and including the Expiration Date; and such, for avoidance of doubt, shall be deemed to constitute a separate written legally binding agreement among Innovate, Merger Sub and the Company, in accordance with the provisions of Section 19 of the Israeli Limitation Law (חוק ההתיישנות) 5718-1958; Fraud Claims against the Parties shall survive indefinitely. If a Claim Notice for a claim of a breach of any representation or warranty has been given before the applicable date when such representation or warranty no longer survives in accordance with

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this Section 10.1(a) then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. All covenants, obligations and agreements of Innovate, Merger Sub, and the Company contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished by the Company and Innovate pursuant to this Agreement), including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms and then will terminate.
10.2    Indemnification by the Company Shareholders. Subject to the terms and conditions of this Section 10, from and after the Closing, the Company Shareholders and their respective successors and assigns (each, with respect to any claim made pursuant to this Agreement, a “Company Indemnifying Party”) will severally and not jointly, in accordance with their respective Pro Rata Shares, indemnify, defend and hold harmless Innovate, its Affiliates and their respective officers, directors, managers, employees, successors and permitted assigns (each, with respect to any claim made pursuant to this Agreement, an “Innovate Indemnified Party”) from and against any and all losses, Actions, Orders, Liabilities, damages, Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), but excluding punitive and exemplary damages, except in each of the foregoing cases, solely to the extent any such damages are payable pursuant to a Third Party Claim (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Innovate Indemnified Party to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim):
(a)    the breach of any representation or warranty made by the Company set forth in this Agreement or in any certificate delivered by the Company, or the Shareholder Representative pursuant to this Agreement;
(b)    the breach of any covenant or agreement on the part of the Company set forth in this Agreement or in any certificate delivered by the Company, any Company Shareholders or the Shareholder Representative; or
(c)    any Action by Person(s) who were holders of equity securities of the Company, including options, warrants, convertible debt or other convertible securities or other rights to acquire equity securities of the Company, prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities.
10.3    Indemnification by Innovate    Subject to the terms and conditions of this Section 10, from and after the Closing, Innovate and its respective successors and assigns (each, with respect to any claim made pursuant to this Agreement, an “Innovate Indemnifying Party”) will indemnify, defend and hold harmless the Company Shareholders, their Affiliates and their respective officers, directors, managers, employees, successors and permitted assigns (each, with respect to any claim made pursuant to this Agreement, a “Company Indemnified Party”) from and against any and all Losses paid, suffered or incurred by, or imposed upon, any Company Indemnified Party to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim):
(a)    the breach of any representation or warranty made by Innovate set forth in this Agreement or in any certificate delivered by Innovate or any of its Representatives pursuant to this Agreement;
(b)    the breach of any covenant or agreement on the part of Innovate set forth in this Agreement or in any certificate delivered by Innovate or any of its Representatives pursuant to this Agreement; or

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(c)    any Action by Person(s) who were holders of equity securities of Innovate, including options, warrants, convertible debt or other convertible securities or other rights to acquire equity securities of Innovate, prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities.
10.4    Payment from Escrow Account. Any indemnification claims by an Innovate Indemnified Party shall first be paid with the Escrow Shares then remaining in the Escrow Account, and then any other escrow property then remaining in the Escrow Account, and from no other source. With respect to any indemnification payment that includes Escrow Shares, the value of each Escrow Share is equal to the Innovate Closing VWAP for purposes of determining the number of shares to be delivered as the indemnification payment. For successful indemnification claims by an Innovate Indemnified Party, within five (5) Business Days after the indemnification claim is finally determined in accordance with this Section 10, the Escrow Agent shall disburse a number of Escrow Shares, together with any other escrow property equal to the amount of such indemnification claim (as determined in accordance with this Section 10) from the Escrow Account to Innovate (and Innovate and the Shareholder Representative will provide or cause to be provided to the Escrow Agent any written instructions or other information or documents required by the Escrow Agent to do so).
10.5    Payment from Innovate. Any indemnification claims by a Company Indemnified Party shall be paid pursuant to the issuance of additional Innovate Common Stock. With respect to any indemnification payment that includes Innovate Common Stock, the value of each share of Innovate Common Stock is equal to the Innovate Closing VWAP for purposes of determining the number of shares to be delivered as the indemnification payment. For successful indemnification claims by a Company Indemnified Party, within five (5) Business Days after the indemnification claim is finally determined in accordance with this Section 10, Innovate shall disburse a number of shares of Innovate Common Stock (as determined in accordance with this Section 10) to the Company Shareholders, such shares to be distributed to such Company Shareholders in accordance with their respective Pro Rata Shares.
10.6    Limitations and General Indemnification Provisions.
(a)    Except for Fraud Claims and Claims related to Section 5.13, and subject in all cases to Section 10.4, an Innovate Indemnified Party shall not be entitled to indemnification pursuant to this Section 10, until the aggregate amount of all Losses suffered by all Innovate Indemnified Parties exceeds Five Hundred Thousand Dollars ($500,000) (the “Basket”), in which event only the amount of Losses that exceed the Basket shall be recoverable, and the maximum aggregate amount of indemnification payments to which the Company Indemnifying Parties will be obligated to pay in the aggregate under Section 10.2 will not exceed the dollar value of the Escrow Shares (the value of each Escrow Share for these purposes to be equal to the Innovate Closing VWAP) (the “Cap”).
(b)    Except for Fraud Claims, and subject in all cases to Section 10.5, a Company Indemnified Party shall not be entitled to indemnification pursuant to this Section 10, until the aggregate amount of all Losses suffered by all Company Indemnified Parties exceeds the Basket, in which event only the amount of Losses that exceed the Basket shall be recoverable, and the maximum aggregate amount of indemnification payments to which the Innovate Indemnifying Parties will be obligated to pay in the aggregate under Section 10.3 will not exceed the Cap (the value of each share of Innovate Common Stock for these purposes to be equal to the Innovate Closing VWAP).
(c)    The amount of any Losses suffered or incurred by any Innovate Indemnified Party shall be reduced by the amount of any insurance proceeds paid to the Innovate Indemnified Party or any Affiliate thereof as a reimbursement with respect to such Losses (and no right of subrogation shall accrue to any insurer

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hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), net of the costs of collection and the increases in insurance premiums resulting from such Loss or insurance payment.
(d)    The amount of any Losses suffered or incurred by any Company Indemnified Party shall be reduced by the amount of any insurance proceeds paid to the Company Indemnified Party or any Affiliate thereof as a reimbursement with respect to such Losses (and no right of subrogation shall accrue to any insurer hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), net of the costs of collection and the increases in insurance premiums resulting from such Loss or insurance payment.
(e)    In any claim for indemnification under this Agreement, no Person shall be required to indemnify any Person for punitive or exemplary damages, unless such punitive or exemplary damages are actually awarded to a third party.
(f)    For purposes of determining whether there has been a breach of any representation or warranty and the amount of any Losses subject to indemnification under this Section 10, any “materiality”, “Material Adverse Effect” or similar qualification shall be disregarded.
10.7    Indemnification Procedures.
(a)    The Shareholder Representative shall have the sole right to act on behalf of the Company Indemnifying Parties and the Company Indemnified Parties with respect to any indemnification claims made pursuant to this Section 10, including defending and settling any claims hereunder and receiving any notices or making any claims on behalf of the Company Indemnifying Parties and the Company Indemnified Parties. Innovate shall have the sole right to act on behalf of the Innovate Indemnifying Parties and the Innovate Indemnified Parties with respect to any indemnification claims made pursuant to this Section 10, including defending and settling any claims hereunder and receiving any notices or making any claims on behalf of the Innovate Indemnifying Parties and the Innovate Indemnified Parties.
(b)    In order to make a claim for indemnification hereunder, the Indemnified Party must provide written notice (a “Claim Notice”) of such claim to Indemnifying Party, to the Escrow Agent and to the Parties hereto, which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (ii) the amount of Losses suffered by the Indemnified Party in connection with the claim to the extent known or reasonably estimable (provided, that the Indemnified Party may thereafter in good faith adjust the amount of Losses with respect to the claim by providing a revised Claim Notice to the Shareholder Representative and the Escrow Agent); provided, that the copy of any Claim Notice provided to the Escrow Agent shall be redacted for any confidential or proprietary information of the Innovate Indemnified Party.
(c)    The Indemnified Party shall have the right to undertake, conduct, control and settle the defense of any indemnification claim under this Section 10 arising from a claim of a third party (including any Governmental Authority) (a “Third Party Claim”); provided, however, that the Indemnified Parties may not affect the settlement of any such claim without the consent of the Shareholder Representative or Innovate, as applicable, which consent shall not be unreasonably withheld, delayed or conditioned. The Indemnifying Party, as applicable, shall cooperate with the Indemnified Parties and its counsel in the defense of such claim and shall be entitled to participate in the defense thereof at its own cost and expense. The Indemnifying Party may acknowledge and agree by written notice to the Indemnified Party to satisfy such claim within thirty (30) days of receipt of notice of such claim from such Indemnified Party; provided, however, that if

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the claim is such that a response is required in less than thirty (30) days (such lesser time period to be specified in good faith in the applicable Claim Notice), such time period shall be reduced to the response period applicable to the claim less three (3) days, but in no event shall the time period be less than ten (10) days. In the event that the Indemnifying Party disputes such claim, the Indemnifying Party shall provide written notice of such dispute to the Indemnified Party within thirty (30) days of receipt of notice of such claim, setting forth the basis of such dispute. In the event that the Indemnifying Party fails to provide written notice to Indemnified Party within the required number of days of receipt of notice from the Indemnified Party that the Indemnifying Party either acknowledges and agrees to pay such Loss or dispute such Loss, the Indemnifying Party shall be deemed to have acknowledged and agreed to pay such Loss in full and to have waived any right to dispute such Loss.
(d)    With respect to any direct indemnification claim that is not a Third Party Claim, the Indemnifying Party will have a period of thirty (30) days after receipt of the Claim Notice to respond thereto. If the Indemnifying Party does not respond within such thirty (30) days, the Indemnifying Party will be deemed to have accepted responsibility for the Losses set forth in such Claim Notice subject to the limitations on indemnification set forth in this Section 10 and will have no further right to contest the validity of such Claim Notice. If the Indemnifying Party responds within such thirty (30) days after the receipt of the Claim Notice and rejects such claim in whole or in part, the Indemnified Party will be free to pursue such remedies as may be available under this Agreement.
10.8    Exclusive Remedy. From and after the Closing, except with respect to Fraud Claims and claims seeking injunctions or specific performance, indemnification pursuant to this Section 10 shall be the sole and exclusive remedy for the Parties with respect to matters arising in connection with this Agreement of any kind or nature, including for any misrepresentation or breach of any warranty, covenant, or other provision contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement or otherwise relating to the subject matter of this Agreement, including the negotiation and discussion thereof. Notwithstanding the foregoing, nothing in this Section 10 prohibits, limits or restricts claims for damages and fees arising pursuant to Section 9.
Section 11.    MISCELLANEOUS PROVISIONS
11.1    Intentionally Omitted.
11.2    Amendment. This Agreement may be amended with the approval of the respective Boards of Directors of the Company and Innovate at any time (whether before or after approval of the Company Shareholder Proposals by the Company’s shareholders and whether before or after approval of the Innovate Shareholder Proposals by Innovate’s shareholders and whether before or after approval of the Merger, the other Contemplated Transactions and this Agreement by the sole shareholder of Merger Sub); provided, however, that after any such adoption and approval of this Agreement by a Party’s shareholders, no amendment shall be made which by Law requires further approval of the shareholders of such Party without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.
11.3    Waiver.
(a)    No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

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(b)    Any provision hereof may be waived by the waiving Party solely on such Party’s own behalf, without the consent of any other Party. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
11.4    Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement, the Ancillary Agreements and the other agreements, schedules and exhibits referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile or electronic transmission via “.pdf’ shall be sufficient to bind the Parties to the terms and conditions of this Agreement.
11.5    Governing Law; Jurisdiction; Waiver of Trial by Jury.
(a)    This Agreement and any claim, controversy or dispute arising out of or related to this Agreement, any of the transactions contemplated hereby, the relationship of the Parties, and/or the interpretation and enforcement of the rights and duties of the Parties, whether arising in contract, tort, equity or otherwise, shall be governed by, and construed in accordance with, the laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any such claim controversy or dispute), without regard to any applicable principles of conflicts of law that might require the application of the laws of any other jurisdiction, except that (i) the internal affairs of the corporations party hereto that are organized and existing under the ICL and (ii) all other provisions of, or transactions contemplated by, this Agreement that are expressly or otherwise required to be governed by the ICL; shall be construed, performed, governed and enforced in accordance with the Laws of the State of Israel, without giving effect to any choice or conflict of law provision or rule (whether of the State of Israel or of any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Israel.
(b)    Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other Party or its successors or assigns shall be brought and determined by the Court of Chancery of the State of Delaware or if jurisdiction is not proper in such court, in Superior Court seated in New Castle County Delaware, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid court for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the Parties further agrees to accept service of process in any manner permitted by such court. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by Law, that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the

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subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto irrevocably agrees that, subject to any available appeal rights, any decision, order, or judgment issued by such above named courts shall be binding and enforceable, and irrevocably agrees to abide by any such decision, order, or judgment.
(c)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
11.6    Expenses. Except as otherwise expressly provided herein, each of the Parties hereto shall pay all of its own fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of this Agreement, and the consummation of the transactions contemplated hereby.
11.7    Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without the other Party’s prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than: (a) the parties hereto; and (b) the D&O Indemnified Parties referred to in Section 5.6(a) to the extent of their respective rights pursuant to Section 5.6) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
11.8    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one Business Day (four Business Days if sent internationally) after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, or (c) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. New York City time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:
if to Innovate or Merger Sub:
Innovate Biopharmaceuticals, Inc.
8480 Honeycutt Road, Suite 200
Raleigh, North Carolina, 27615
Telephone No.: (919) 275-1933
Email: sl@innovatebiopharma.com
Attention: Sandeep Laumas

with copies (which shall not constitute notice) to:
Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza, 38th Floor
New York, NY 10112
Telephone: 212-634-3067
Attention: Jeffrey Fessler, Esq.
Email: JFessler@sheppardmullin.com

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and
Agmon & Co. Rosenberg Hocohen & Co.
Electra Tower, 98 Yigal Alon St.,
Tel Aviv 6789141, Israel
Telephone: +972-3-6078607
Attention: Daniel Sekel, Adv.
Email: Daniel@agmon-law.co.il
if to the Company or the Shareholder Representative:
RDD Pharma LTD.
31 Habarzel St.
Ramat Hachayal
Tel-Aviv 69710 Israel
Telephone: +972-7-22419061
Attention: John Temperato
Email: jtemperato@rddpharma.com
with copies (which shall not constitute notice) to:
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, NC 27607
Telephone: 919-781-4000
Attention: Donald R. Reynolds, Esq.; David P. Creekman, Esq.
Email: Dreynolds@wyrick.com; Dcreekman@wyrick.com

and

Shibolet Law Firm
4 Berkowitz St. Tel Aviv 6423806
Telephone: 972-3-7772256
Attention: Ofer Ben-Yehuda
Email: O.Ben-Yehuda@shibolet.com

11.9    Cooperation. Each Party agrees to cooperate fully with the other Party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Party to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.
11.10    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable

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term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
11.11    Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being the addition to any other remedy to which they are entitled at Law or in equity, and each of the Parties waives any bond, surety or other security that might be required of any other Party with respect thereto.
11.12    Shareholder Representative.
(a)    Each of the Company Indemnifying Persons hereby appoints OrbiMed Israel Partners, Limited Partnership, as its agent and attorney-in-fact, as the Shareholder Representative for and on behalf of the Company Indemnifying Persons to give and receive notices and communications, to authorize settlements from the Escrow Shares in satisfaction of Losses incurred by the Innovate Indemnified Parties and to resolve disputes with respect thereto, to object to claims for indemnification, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing or (ii) specifically mandated or allowed by the terms of this Agreement. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive any compensation for its services. Notices or communications to or from the Shareholder Representatives’ shall constitute notice to or from the Company Shareholders.
(b)    The Shareholder Representative shall not be liable for any act done or omitted hereunder as Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The Company Indemnifying Persons shall indemnify the Shareholder Representative and hold the Shareholder Representative harmless against any loss, liability or expense incurred without bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of the Shareholder Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Representative.
(c)    A decision, act, consent or instruction of the Shareholder Representative, shall constitute a decision of the Company Indemnifying Persons and shall be final, binding and conclusive upon the Company Indemnifying Persons and Innovate may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of the Indemnifying Persons. Parent is hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.
(d)    If the Shareholder Representative shall die, become disabled, dissolve, resign or otherwise be unable or unwilling to fulfill its responsibilities as representative and agent of Company Shareholders, then the Company Shareholders shall, within ten (10) days after such death, disability, dissolution, resignation or other event, appoint a successor Shareholder Representative (by vote or written consent of the Company Shareholders holding in the aggregate Pro Rata Shares in excess of fifty percent (50%)), and promptly

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thereafter (but in any event within two (2) Business Days after such appointment) notify Innovate in writing of the identity of such successor. Any such successor so appointed shall become the “Shareholder Representative” for purposes of this Agreement.
11.13    Construction.
(a)    For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
(b)    The Parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.
(c)    As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
(d)    All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Except as otherwise specifically indicated, for purposes of measuring the beginning and ending of time periods in this Agreement (including for purposes of “Business Day” and for hours in a day or Business Day), the time at which a thing, occurrence or event shall begin or end shall be deemed to occur in the Eastern time zone of the United States.
(e)    The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided to the Party to which such information or material is to be provided in the virtual data room set up by Innovate and hosted by Donnelley Financial Solutions, or by the Company and hosted by OneHub, as applicable, in connection with this Agreement at least three (3) Business Days prior to the date hereof and/or, with respect to such information or materials of Innovate, was publicly available on the SEC EDGAR databased prior to the date hereof.
(f)    References to “$” and “dollars” are to the currency of the United States.
(g)    Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement, respectively.
(h)    The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
[Remainder of page intentionally left blank]

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FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER
This First Amendment to Agreement And Plan of Merger (this “First Amendment”) is entered effective as of December 17, 2019, by and among Innovate Biopharmaceuticals, Inc., a Delaware corporation (“Innovate”), Innt Merger Sub 1, Ltd., a company organized under the laws of Israel and a direct, wholly owned subsidiary of Innovate (“Merger Sub”), RDD Pharma Ltd., a company organized under the laws of Israel (the “Company”) and OrbiMed Israel Partners, Limited Partnership, in the capacity as the representative from and after the Effective Time for the shareholders of the Company as of immediately prior to the Effective Time in accordance with the terms and conditions of the Merger Agreement (as defined below) (the “Shareholder Representative”). Each of Innovate, Merger Sub, the Company, and the Shareholder Representative is referred to as a “Party” and collectively as the “Parties.”
A.    The Parties are parties to that certain Agreement and Plan of Merger and Reorganization made and entered into as of October 6, 2019 (the “Agreement”).
B.    Pursuant to Section 11.2 of the Agreement, the Agreement may be amended with the approval of the respective Boards of Directors of the Company and Innovate at any time (whether before or after approval of the Company Shareholder Proposals by the Company’s shareholders and whether before or after approval of the Innovate Shareholder Proposals by Innovate’s shareholders and whether before or after approval of the Merger, the other Contemplated Transactions and the Agreement by the sole shareholder of Merger Sub), except that after any such adoption and approval of the Agreement by a Party’s shareholders, no amendment shall be made which by Law requires further approval of the shareholders of such Party without the further approval of such shareholders. The Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties to the Agreement.
C.    The respective Boards of Directors of the Company and Innovate have approved this Amendment, and neither the shareholders of the Company nor the stockholders of Innovate have approved the Company Shareholder Proposals or Innovate Shareholder Proposals, respectively.
D.    The Parties desire to amend the Agreement on the terms and conditions set forth in this First Amendment.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth herein and in the Agreement, the Parties agree as follows:
1.Capitalized Terms. Capitalized terms used but not otherwise defined in this Amendment (including in the preamble and recitals to this Amendment) have the meanings ascribed to them in the Agreement.
2.Amendment of Recital B. Recital B of the Agreement is hereby deleted in its entirety and replaced with the following:

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“B.    The Board of Directors of Innovate (i) has determined that the Merger and the other transactions contemplated by this agreement are advisable, and in the best interests of Innovate and its shareholders, and (ii) has determined to recommend that the shareholders of Innovate vote to approve the Innovate Shareholder Proposals, and such other actions as contemplated by this Agreement.”
3.Amendment of Section 1.5(a). Section 1.5(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(a)    Calculation of Shares. The number of shares of Innovate Preferred Stock calculated based on the definitions in this Section 1.5 are calculated on an as-converted to Innovate Common Stock basis. If the Innovate stockholders duly approve the Preferred Stock Conversion Proposal prior to the Effective Time, then rather than issue any Innovate Preferred Stock pursuant to this Agreement, Innovate instead shall issue Innovate Common Stock (subject in all respects to the terms of this Agreement).”
4.Amendment of Section 1.5(b). Section 1.5(b) of the Agreement is hereby deleted in its entirety and replaced with the following:
(a)    “(b)    Definitions. For purposes of this Agreement, the following terms have the meanings ascribed to them as set forth below:
(1)    “Combined Company Amount” means the number of shares Innovate capital stock equal to the Innovate Fully Diluted Shares divided by the Innovate Fully Diluted Ownership Ratio.
(2)    “Common Stock Derivative Amount” means the portion of the Common Stock Limit, if any, allocable to the Company Options pursuant to Section 5.4.
(3)    “Common Stock Issued Amount” means the number of shares of Innovate Common Stock equal to the Common Stock Limit minus the Common Stock Derivative Amount.
(4)    “Common Stock Limit” means the number of shares of Innovate Common Stock that represent 19.5% of the voting power of Innovate as of immediately prior to the Effective Time.
(5)    “Innovate Fully Diluted Ownership Ratio” means a percentage equal to 100% minus the RDD Fully Diluted Ownership Ratio.
(6)    “Innovate Fully Diluted Shares” means the number of shares of Innovate capital stock, on a fully diluted basis, immediately prior to the Effective Time.
(7)    “Merger Consideration” means the RDD Share Portion, as allocated among and issued to (or subject to and issuable in respect of) the Company Share Capital and Company Options pursuant to this Agreement.

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(8)    “Preferred Stock Derivative Amount” means the portion of the Preferred Stock Merger Amount, if any, allocable to the Company Options pursuant to Section 5.4.
(9)    “Preferred Stock Issued Amount” means the number of shares of Innovate Preferred Stock equal to the Preferred Stock Merger Amount minus the Preferred Stock Derivative Amount.
(10)    “Preferred Stock Merger Amount” means the number of shares of Innovate Preferred Stock equal to (i) the RDD Share Portion minus the Common Stock Limit.
(11)    “RDD Fully Diluted Ownership Ratio” means a percentage equal to 38.0%.
(12)    “RDD Share Portion” means the number of shares of Innovate capital stock equal to the Combined Company Amount multiplied by the RDD Fully Diluted Ownership Ratio.
(13)    “Stock Ratio” means the ratio of the Common Stock Limit to the Preferred Stock Merger Amount.”
5.Amendment of Section 1.5(c)(i). Section 1.5(c)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:
“Subject to the remaining provisions of this Section 1.5, all of the Company Share Capital issued and outstanding immediately prior to the Effective Time (other than shares described in Section1.5(c)(iii)) shall be deemed to have been transferred to Innovate solely in consideration for the right to receive from Innovate, in accordance with the terms of this Agreement and the Allocation Certificate, (i) the number of shares of validly issued, fully paid and nonassessable shares of Innovate Common Stock equal to the Common Stock Issued Amount and (ii) the number of shares of validly issued, fully paid and nonassessable shares of Innovate Preferred Stock equal to the Preferred Stock Issued Amount. The allocation of the Common Stock Issued Amount and Preferred Stock Issued Amount among the Company Share Capital will be determined pursuant to the Allocation Certificate and consistent with the Stock Ratio. The Allocation Certificate calculates the portions of the Common Stock Issued Amount and Preferred Stock Issued Amount issuable in respect of the Company Share Capital consistent with the Company Charter, taking into account the liquidation preferences set forth in the Company Charter. Notwithstanding the foregoing, if the Innovate stockholders duly approve the Preferred Stock Conversion Proposal prior to the Effective Time, then rather than issue any Innovate Preferred Stock pursuant to this Agreement, Innovate instead shall issue Innovate Common Stock (subject in all respects to the terms of this Agreement).”
6.Amendment of Section 1.5(c)(ii). The first sentence in Section 1.5(c)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

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“Each share of Innovate Preferred Stock shall be convertible into shares of Innovate Common Stock, subject to and contingent upon the affirmative vote of a majority of the Innovate Common Stock present or represented and entitled to vote at a meeting of stockholders of Innovate to approve, for purposes of the Nasdaq Stock Market Rules, the issuance of shares of Innovate Common Stock to the stockholders of the Company upon conversion of the shares of Innovate Preferred Stock in accordance with the terms of the Certificate of Designation in substantially the form attached hereto as Exhibit F (the “Preferred Stock Conversion Proposal”).”
7.Amendment of Section 1.12(a). Section 1.12(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
“At or prior to the Closing, Innovate, the Shareholder Representative, and a mutually agreeable escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement, effective as of the Effective Time, in form and substance reasonably satisfactory to the Parties (the “Escrow Agreement”), pursuant to which Innovate shall deposit Innovate Preferred Stock in an amount comprising ten percent (10%) of the Merger Consideration otherwise deliverable to the Company Shareholders (including any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”); to be held and disbursed by the Escrow Agent in a segregated escrow account (the “Escrow Account”) in accordance with the terms hereof and of the Escrow Agreement. The Escrow Shares shall be allocated among the Company Shareholders pro rata based on their respective Pro Rata Shares. The Escrow Shares shall serve as a security for, and a source of payment of, the Innovate Indemnified Parties’ indemnity rights pursuant to Section 10. Unless otherwise required by Law, all distributions made from the Escrow Account shall be treated by the Parties as an adjustment to the number of shares of Merger Consideration received by the Company Shareholders pursuant to Section 1 hereof. Notwithstanding the foregoing, if the Innovate stockholders duly approve the Preferred Stock Conversion Proposal prior to the Effective Time, then Innovate shall deposit Innovate Common Stock (instead of Innovate Preferred Stock) into the Escrow Account in amount comprising ten percent (10%) of the Merger Consideration otherwise deliverable to the Company Shareholders to serve as the Escrow Shares.”
8.Amendment of Section 4.4(a)(vi).    Section 4.4(a)(vi) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(vi)    lend money to any Person; incur or guarantee any Indebtedness for borrowed money in an amount in excess of $2,750,000; issue or sell any debt securities or option, warrants, calls or other rights to acquire any debt securities; guarantee any debt securities of others; or make any capital expenditure, or commitment therefor in excess of $250,000;”
9.Amendment of Section 6.5. Section 6.5 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Innovate Post-Closing Financing. Investors shall have made written commitments to participate in the Innovate Post-Closing Financing in an aggregate amount equal to at least $10,000,000.

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10.Amendment of Section 9.1(d). Section 9.1(d) of the Agreement is hereby deleted in its entirety and replaced with the following:
“by Innovate if the Company Shareholder Approval shall not have been obtained within one hundred twenty (120) days following the execution of this Agreement; provided, however, that once the Company Shareholder Approval has been obtained, Innovate may not terminate this Agreement pursuant to this Section 9.1(d);”
11.Amendment of Section 9.1(g). Section 9.1(g) of the Agreement is hereby deleted in its entirety and replaced with the following:
“by Innovate if written commitments to participate in the Innovate Post-Closing Financing in an amount equal to at least $10,000,000 have not been received prior to the Effective Time;”
12.Amendment of Section 9.3(b)(i). Section 9.3(b)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:
“If (A) this Agreement is terminated by Innovate pursuant to Section 9.1(d) and (B) within twelve (12) months after the date of such termination, the Company enters into a definitive written agreement with respect to a Company Subsequent Transaction and ultimately consummates such Company Subsequent Transaction (which, for the avoidance of doubt, may be consummated any time within, on or after the date of such Agreement), then the Company shall pay, or cause to be paid, to Innovate, upon the consummation of such Company Subsequent Transaction, a nonrefundable fee in an amount equal to $1,000,000.”
13.Amendment of Exhibit A.

a.	The defined term “Equity Term Sheet” and its corresponding definition is hereby deleted from Exhibit A to the Agreement.

b.	The definition of “Innovate Post-Closing Financing” is hereby deleted in its entirety and replaced with the following:
“‘Innovate Post-Closing Financing’ means an acquisition by investors of Innovate Common Stock and warrants convertible into Innovate Common Stock to be consummated immediately following the Closing with the aggregate gross proceeds of such financing to be paid to Innovate.”

c.	The exhibit reference for the defined term “Innovate Preferred Stock” is hereby corrected and replaced with “Exhibit F”.

d.	The defined term “Preferred Stock Consideration” and its corresponding definition is hereby deleted from Exhibit A to the Agreement.

e.	The section reference for the defined term “Preferred Stock Conversion Proposal” is hereby corrected and replaced with “Section 1.5(c)(ii).”

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14.	Amendment of Exhibit G. Exhibit G to the Agreement is hereby deleted in its entirety and replaced with the version of Exhibit G attached hereto as Appendix A.
15.Amendment of Company Schedule of Exceptions. Schedules 4.3(a) and 4.4(b)(iv) of the Company Schedule of Exceptions are hereby modified to include the following:
“The Company is expressly permitted to enter into a non-binding letter of intent with respect to the acquisition of Naia Rare Diseases.”
16.Amendment of Company Schedule of Exceptions. References to the bridge loan in Schedules 4.3(a) and 4.4(b)(iv) of the Company Schedule of Exceptions are hereby deleted in their entirety and replaced with the following:
“The Company is permitted to enter into a bridge loan agreement prior to Closing pursuant to which the Company may borrow a principal amount of up to $750,000 on terms to be determined by the Company.”
17.Amendment of Schedule I-C. Schedule I-C to the Agreement is hereby modified to delete all references to “Sharro Trustees Limited.”
18.Full Force and Effect. Except as modified and amended by this First Amendment, the terms and conditions of the Agreement remain in full force and effect.
19.Conflict. In the event of conflict between the provisions of the Agreement and this First Amendment, the provisions of this First Amendment shall control.
20.Counterparts; Electronic Signatures. This First Amendment may be executed in one or more counterparts (including by transmission-mail), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
21.Governing Law. Sections 11.5 and 11.10 of the Agreement are incorporated by reference into this Amendment, mutatis mutandis.
[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed as of the date first set forth above.

INNOVATE BIOPHARMACEUTICALS, INC.
By:    /s/ Edward J. Sitar
Name: Edward J. Sitar
Title: Chief Financial Officer
INNT MERGER SUB 1 LTD.
By:    /s/ Edward J. Sitar
Name: Edward J. Sitar
Title: Authorized Signatory
RDD PHARMA LTD.
By:    /s/ John Temperato
Name: John Temperato
Title: CEO
SHAREHOLDER REPRESENTATIVE:
ORBIMED ISRAEL PARTNERS, LIMITED PARTNERSHIP

/s/ Nissim Darvish
Name: Nissim Darvish
By: OrbiMed Israel Biofund GP, L.P.
Its General Partner

By: OrbiMed Israel GP Limited
Its General Partner

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ANNEX C
Form of the Reverse Stock Split Amendment

Certificate of Amendment
of
Certificate of Incorporation
of
Innovate Biopharmaceuticals, Inc.

Under Section 242 of the Delaware General Corporation Law

Innovate Biopharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by adding the following to Article Fifth:

The foregoing amendment shall be effective as of      a.m., New York City time on    , 201   (the “Effective Time”), every      (   ) shares of the Corporation’s Common Stock (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one (1) share of Common Stock of the Corporation (the “New Common Stock”) (such formula herein, the “Determined Ratio”). Further, every right, option and warrant to acquire shares of Old Common Stock outstanding immediately prior to the Effective Time shall, as of the Effective Time and without any further action, automatically be reclassified into the right to acquire one (1) share of New Common Stock based on the Determined Ratio of shares of Old Common Stock to shares of New Common Stock, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted).

Notwithstanding the immediately preceding paragraph, the Corporation shall not be required to issue or deliver any fractional shares of New Common Stock. At the Effective Time any such fractional interest in such shares of New Common Stock shall be [converted into the right to receive, an amount in cash, without interest, determined by multiplying (i) the closing sale price of the Common Stock (on a post-reverse-split basis as adjusted for the amendment effected hereby) on the trading day immediately prior to the Effective Time as reported on the Nasdaq Capital Market by (ii) such fractional share interest to which the holder would otherwise be entitled]/[rounded up to the next whole share]. Shares of Common Stock that were outstanding prior to the Effective Time and that are not outstanding after the Effective Time shall resume the status of authorized but unissued shares of Common Stock.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive [cash]/[whole shares] in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any [cash]/[whole share] in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.

SECOND: The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this    day of     , 20__ .

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Special Meeting of Stockholders of Innovate Biopharmaceuticals, Inc.
February 14, 2020

VOTE BY INTERNET – www.vote.corporatestock.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically, via e-mail or the internet.  To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to:

Corporate Stock Transfer, Inc.
3200 Cherry Creek Dr. South, Ste. 430
Denver, CO  80209

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS IDENTIFIED IN ITEM 1. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

		FOR	AGAINST	ABSTAIN
1.	The approval of the Merger Consideration Proposal.	☐	☐	☐
2.	The approval of the Warrants Proposal.	☐	☐	☐
3.	The approval of the Reverse Split Proposal.	☐	☐	☐
The undersigned acknowledges receipt from the Company before the execution of this proxy of the Proxy Statement for the Special Meeting.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporation name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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